                                               Filed Pursuant to Rule 424(b)(5).
                                               Registration No. 333-47311.
PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED JUNE 5, 1998)

                           $422,092,000 (APPROXIMATE)

              AMERICAN RESIDENTIAL EAGLE CERTIFICATE TRUST 1998-1
                               CERTIFICATE ISSUER

              MORTGAGE-BACKED CALLABLE CERTIFICATES, SERIES 1998-1
                          ---------------------------

[Logo]                  AMERICAN RESIDENTIAL EAGLE, INC.                 [LOGO]
                                  DEPOSITOR

                          ---------------------------

                  AMERICAN RESIDENTIAL EAGLE BOND TRUST 1998-1
                                  BOND ISSUER
                          ---------------------------

                  NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION
                                MASTER SERVICER
                          ---------------------------

    The Mortgage-Backed Callable Certificates, Series 1998-1 (the "Certificates") will represent the entire beneficial ownership interest in American Residential Eagle Certificate Trust 1998-1 (the "Trust" or the "Certificate Issuer") to be created pursuant to a Trust Agreement, dated as of June 1, 1998 (the "Trust Agreement"), between American Residential Eagle, Inc. (the "Depositor") and First Union National Bank, as trustee (the "Certificate Trustee"). The assets of the Trust (the "Trust Fund Assets") will consist primarily of a single Collateralized Callable Mortgage Bond (the "Underlying Bond") issued by American Residential Eagle Bond Trust 1998-1 (the "Bond Issuer"). The Underlying Bond is secured by a pool (the "Mortgage Pool") of conventional, adjustable rate mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties. The Mortgage Loans will be acquired by the Bond Issuer from the Depositor. Only the Classes of Certificates identified in the table below (the "Offered Certificates") are offered hereby.

    On the 25th day of each month or, if such 25th day is not a Business Day (as defined herein), on the first Business Day thereafter (each, a "Distribution Date"), commencing on June 25, 1998, from and to the extent of funds available therefor in the Distribution Account referred to herein, a distribution will be made on the Offered Certificates in the amounts and in the priorities set forth herein. As more fully described herein, interest on the Offered Certificates will be calculated on the basis of the Certificate Principal Amounts thereof and the applicable Certificate Interest Rate.

     PROSPECTIVE INVESTORS IN THE OFFERED CERTIFICATES SHOULD REVIEW THE INFORMATION SET FORTH UNDER "RISK FACTORS" ON PAGE S-16 OF THIS PROSPECTUS SUPPLEMENT AND IN THE PROSPECTUS ON PAGE 18. THESE RISKS INCLUDE:

- YIELD, PREPAYMENT AND MATURITY RISKS  - LIMITED LIQUIDITY
- EFFECT OF MORTGAGE RATES              - ADEQUACY OF CREDIT ENHANCEMENT
- LIMITED RECOURSE                      - UNDERWRITING STANDARDS AND POTENTIAL DELINQUENCIES
- MORTGAGE LOAN CONCENTRATION

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                                                    Class Certificate           Certificate
                          Class                                    Principal Amount(1)         Interest Rate         CUSIP Number
                          -----                                    -------------------         -------------         ------------
A-1 ......................................................            $143,970,000               (2)                  02926PAA9
A-2 ......................................................             232,093,000               (3)                  02926PAB7
M-1.......................................................              46,029,000               (4)                  02926PAC5

---------------
(1) Approximate, as described herein.
(2) Interest will accrue on the Class A-1 Certificates with respect to each Distribution Date at a per annum rate equal to the least of (i) LIBOR (as defined herein) plus 0.09% (the "Class A-1 Spread"), (ii) 9.50% and (iii) the Bond Interest Rate (as defined herein). On each Distribution Date after which the Bond Principal Balance (as defined herein) is less than 35% of the initial Bond Principal Balance thereof, the Certificate Interest Rate applicable to the Class A-1 Certificates will be increased as described herein. The initial Certificate Interest Rate of the Class A-1 Certificates will be 5.75% per annum.
(3) Interest will accrue on the Class A-2 Certificates with respect to each Distribution Date at a per annum rate equal to the least of (i) LIBOR plus 0.21% (the "Class A-2 Spread"), (ii) 9.50% and (iii) the Bond Interest Rate. On each Distribution Date after which the Bond Principal Balance is less than 35% of the initial Bond Principal Balance thereof, the Certificate Interest Rate applicable to the Class A-2 Certificates will be increased as described herein. The initial Certificate Interest Rate of the Class A-2 Certificates will be 5.87% per annum.
(4) Interest will accrue on the Class M-1 Certificates with respect to each Distribution Date at a per annum rate equal to the least of (i) LIBOR plus 0.50% (the "Class M-1 Spread"), (ii) 9.50% and (iii) the Net Funds Cap (as defined herein). On each Distribution Date after which the Bond Principal Balance is less than 35% of the initial Bond Principal Balance thereof, the Certificate Interest Rate applicable to the Class M-1 Certificates will be increased as described herein. The initial Certificate Interest Rate of the Class M-1 Certificates will be 6.16% per annum.

                          ---------------------------

    The Offered Certificates will be purchased by Lehman Brothers Inc. (the "Underwriter") from the Depositor and will be offered by the Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Offered Certificates will be approximately 100% of the aggregate initial Certificate Principal Amount thereof, before deducting expenses payable by the Depositor.

    The Offered Certificates are offered by the Underwriter, subject to prior sale, withdrawal, cancellation, modification of the offer without notice, to delivery to and acceptance by the Underwriter and certain further conditions. It is expected that delivery of the Offered Certificates will be made in book-entry form only through the Same-Day Funds Settlement System of The Depository Trust Company, Cedel Bank, societe anonyme and the Euroclear System on or about June 17, 1998.
                          ---------------------------

                                LEHMAN BROTHERS

June 15, 1998

     Each of the Mortgage Loans was purchased by the Depositor from American Residential Investment Trust, Inc. ("AmREIT") which in turn acquired the Mortgage Loans directly from the originator or in the secondary mortgage market. The Bond Issuer will pledge the Mortgage Loans to the Bond Trustee pursuant to the Indenture to secure the Underlying Bond and will assign the Underlying Bond to the Depositor for deposit to the Trust Fund prior to the date of initial issuance of the Certificates.

     The Certificates will consist of the Class A-1 and Class A-2 Certificates (the "Senior Certificates"), the Class M-1 and Class M-2 Certificates (the "Mezzanine Certificates"), the Class B Certificates, the Class X Certificate and the Class O Certificate (the "Ownership Certificate"). The Mezzanine Certificates, the Class B Certificates and the Class X Certificate sometimes are referred to together herein as the "Subordinate Certificates;" and the Class M-1 Certificates are referred to sometimes herein as the "Offered Subordinate Certificates." Only the Class A-1, Class A-2 and Class M-1 Certificates are offered hereby.

     An election will be made to treat the Trust Fund Assets as a financial asset securitization investment trust ("FASIT") for federal income tax purposes. As described more fully herein and in the Prospectus, the Senior Certificates and the Subordinate Certificates will constitute "regular interests" in the FASIT. See "FEDERAL INCOME TAX CONSEQUENCES" herein and in the Prospectus.

     THE CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE CERTIFICATE ISSUER, THE BOND ISSUER, THE CERTIFICATE TRUSTEE, THE BOND TRUSTEE, THE SERVICER, THE MASTER SERVICER, THE SPECIAL SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES, EXCEPT AS SET FORTH HEREIN. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY THE UNITED STATES GOVERNMENT, THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

                            ------------------------

     THE YIELD TO INVESTORS ON EACH CLASS OF OFFERED CERTIFICATES WILL BE SENSITIVE IN VARYING DEGREES TO, AMONG OTHER THINGS, THE RATE AND TIMING OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS) OF THE MORTGAGE LOANS AND WHETHER AN OPTIONAL REDEMPTION OF THE UNDERLYING BOND OR AN OPTIONAL OR SPECIAL TERMINATION OF THE TRUST IS EFFECTED AS HEREIN DESCRIBED. THE YIELD OF A CLASS OF OFFERED CERTIFICATES PURCHASED AT A DISCOUNT OR PREMIUM WILL BE MORE SENSITIVE TO THE RATE AND TIMING OF PAYMENTS THEREON THAN A CLASS PURCHASED AT PAR. PROSPECTIVE PURCHASERS OF CERTIFICATES SHOULD CONSIDER, IN THE CASE OF ANY SUCH CERTIFICATES PURCHASED AT A DISCOUNT, THE RISK THAT A SLOWER THAN ANTICIPATED RATE OF PRINCIPAL PAYMENTS COULD RESULT IN AN ACTUAL YIELD THAT IS LOWER THAN THE ANTICIPATED YIELD AND, IN THE CASE OF ANY OFFERED CERTIFICATES PURCHASED AT A PREMIUM, THE RISK THAT A FASTER THAN ANTICIPATED RATE OF PRINCIPAL PAYMENTS COULD RESULT IN AN ACTUAL YIELD THAT IS LOWER THAN THE ANTICIPATED YIELD. THE YIELD TO INVESTORS IN THE OFFERED CERTIFICATES ALSO WILL BE ADVERSELY AFFECTED BY NET PREPAYMENT INTEREST SHORTFALLS AND BY REALIZED LOSSES (EACH AS DEFINED HEREIN). SEE "PREPAYMENT AND YIELD CONSIDERATIONS."

     The Class M-1 Certificates are subordinate to the Senior Certificates to the extent described herein. As a result of such subordination, the yield on the Class M-1 Certificates will be more sensitive than the yields on the Senior Certificates, to delinquencies and losses on the Mortgage Loans.

     THE SENIOR CERTIFICATES MAY BE TRANSFERRED TO PLANS (AS DEFINED HEREIN) PROVIDED THAT THE REQUIREMENTS OF A PROHIBITED TRANSACTION EXEMPTION GRANTED TO THE UNDERWRITER ARE SATISFIED, AS SET FORTH UNDER "ERISA MATTERS" HEREIN. THE OFFERED SUBORDINATE CERTIFICATES MAY NOT BE TRANSFERRED TO PLANS, EXCEPT AS DESCRIBED UNDER "ERISA MATTERS" HEREIN.

     There is currently no secondary market for the Offered Certificates. The Underwriter intends to make a secondary market in the Offered Certificates, but has no obligation to do so. There can be no assurance that such a market will develop or, if it does develop, that it will continue. See "RISK
FACTORS -- Limited Liquidity" herein and in the Prospectus.

     This Prospectus Supplement relates to the Underlying Bond as well as the Offered Certificates. Additional information regarding the Certificates and the Underlying Bond is contained in the Prospectus dated June 5, 1998 (the "Prospectus") and purchasers are urged to read both this Prospectus Supplement and the Prospectus in full. Sales of the Offered Certificates may not be consummated unless the purchaser has received both this Prospectus Supplement and the Prospectus.

     Until ninety days after the date of this Prospectus Supplement, all dealers effecting transactions in the Offered Certificates, whether or not participating in this distribution, may be required to deliver a Prospectus Supplement and the Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus Supplement and the Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

     The information set forth herein under "SERVICING OF THE MORTGAGE
LOANS -- The Master Servicer" has been provided by Norwest Bank Minnesota, National Association ("Norwest" or the "Master Servicer"); the information set forth herein under "SERVICING OF THE MORTGAGE LOANS -- The Servicer" has been provided by Aurora Loan Services Inc., ("Aurora"); and the information set forth herein under "SERVICING OF THE MORTGAGE LOANS -- The Special Servicer" has been provided by Ocwen Federal Bank FSB ("Ocwen" or the "Special Servicer"). No representation is made by the Depositor, the Certificate Issuer, the Certificate Trustee, the Bond Issuer, the Bond Trustee, the Underwriter or any of their respective affiliates as to the accuracy or completeness of the information provided by the Master Servicer, the Servicer or the Special Servicer.

     After the initial distribution of the Offered Certificates by the Underwriter, the Prospectus and Prospectus Supplement may be used by the Underwriter in connection with market making transactions in the Offered Certificates. The Underwriter may act as principal or agent in such transactions. Such transactions will be at prices related to prevailing market prices at the time of sale.
                    ---------------------------------------

     No person is authorized in connection with this offering to give any information or to make any representation about the Certificate Issuer, the Bond Issuer, the Depositor, the Master Servicer, the Servicer, the Special Servicer, the Certificate Trustee, the Bond Trustee, the Underlying Bond, the Offered Certificates or any other matter referred to herein, other than those contained in this Prospectus Supplement or the Prospectus. If any other information or representation is given or made, such information or representation may not be relied upon as having been authorized by any of above persons. This Prospectus Supplement and the Prospectus do not constitute an offer to sell or a solicitation of an offer to buy securities in any jurisdiction or to any person to whom it is unlawful to make such offer in such jurisdiction. Neither the delivery of this Prospectus Supplement or the Prospectus nor any sale hereunder or thereunder shall, under any circumstances, create any implication that the information contained herein or therein is correct as of any time subsequent to their respective dates.

                               TABLE OF CONTENTS

                                       PAGE
                                       ----
SUMMARY OF TERMS.....................  S-5
RISK FACTORS.........................  S-16
  Underwriting Standards and
     Potential Delinquencies.........  S-16
  Effect of Mortgage Rates on the
     Bond Interest Rate and
     Certificate Interest Rates......  S-16
  Yield, Prepayment and Maturity
     Risks...........................  S-16
  Adequacy of Credit Enhancement;
     Risks of Holding Subordinated
     Certificates....................  S-17
  Limited Source of
     Payments -- Limited Recourse to
     Depositor and No Resource to
     Master Servicer, Special
     Servicer or Trustees............  S-18
  Limited Liquidity..................  S-18
  Lack of Primary Mortgage
     Insurance.......................  S-18
  Geographic Concentration of the
     Mortgage Loans..................  S-19
  Failure to Qualify as a FASIT......  S-19
  Consequences of Owning Book-Entry
     Certificates....................  S-19
USE OF PROCEEDS......................  S-20
TRUST FUND ASSETS....................  S-20
  General............................  S-20
  The Mortgage Pool..................  S-20
  The Index..........................  S-31
  Assignment of the Mortgage Loans...  S-31
  Underwriting Guidelines............  S-32
DESCRIPTION OF THE CERTIFICATES......  S-35
  General............................  S-35
  Book-Entry Registration............  S-37
  Payments on Mortgage Loans;
     Accounts........................  S-40
  Distributions of Interest..........  S-40
  Determination of LIBOR.............  S-43
  Distributions of Principal.........  S-44
  Credit Enhancement.................  S-48
  Termination; Optional Termination;
     Bond Redemption.................  S-50
  Special Termination of the Trust...  S-50
  The Certificate Trustee; Bond
     Trustee.........................  S-51

                                       PAGE
                                       ----
DESCRIPTION OF THE UNDERLYING BOND...  S-51
  General............................  S-51
  Bond Distributions.................  S-51
  Bond Interest......................  S-52
  LIBOR Rate Determination...........  S-52
  Bond Principal.....................  S-52
  Bond Redemption....................  S-53
PREPAYMENT AND YIELD
  CONSIDERATIONS.....................  S-53
  General............................  S-53
  Overcollateralization..............  S-54
  Subordination of the Subordinate
     Certificates....................  S-54
  Weighted Average Life..............  S-55
SERVICING OF THE MORTGAGE LOANS......  S-59
  The Master Servicer................  S-59
  The Servicer.......................  S-59
  The Special Servicer...............  S-60
  Servicing Responsibilities.........  S-62
  Special Servicing of Delinquent
     Mortgage Loans..................  S-62
  Servicing Compensation and Payment
     of Expenses.....................  S-62
  Prepayment Interest Shortfalls.....  S-63
  Advances...........................  S-63
  Collection of Taxes, Assessments
     and Similar Items...............  S-63
  Insurance Coverage.................  S-64
  Evidence as to Compliance..........  S-64
  Certain Rights Related to
     Foreclosure and the Special
     Servicer........................  S-64
FEDERAL INCOME TAX CONSEQUENCES......  S-64
ERISA MATTERS........................  S-65
UNDERWRITING.........................  S-66
LEGAL MATTERS........................  S-67
RATINGS..............................  S-67
INDEX TO DEFINED TERMS...............  S-68

                                SUMMARY OF TERMS

     This Summary of Terms is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the accompanying Prospectus. Certain capitalized terms used in this Summary of Terms are defined elsewhere in this Prospectus Supplement or in the Prospectus. Wherever reference is made herein to a percentage of some or all of the Mortgage Loans, such percentage is determined (unless otherwise specified) on the basis of the aggregate Scheduled Principal Balance of such Mortgage Loans as of the Cut-off Date.

Offered Certificates.......  Mortgage-Backed Callable Certificates, Series
                             1998-1, in the Classes indicated on the cover page hereof. The Offered Certificates will be issued pursuant to a Trust Agreement, to be dated as of June 1, 1998, between the Depositor and the Certificate Trustee ( the "Trust Agreement"). See "DESCRIPTION OF THE CERTIFICATES" herein.

Depositor..................  American Residential Eagle, Inc., a Delaware
                             corporation (the "Depositor" or the "Company"). The Company is a wholly-owned subsidiary of AmREIT.

Bond Issuer................  American Residential Eagle Bond Trust 1998-1, a
                             Delaware statutory business trust (the "Bond
                             Issuer") created pursuant to a Deposit Trust
                             Agreement (the "Deposit Trust Agreement") between the Depositor and Wilmington Trust Company, a Delaware banking corporation, as owner trustee.

Certificate Issuer.........  American Residential Eagle Certificate Trust
                             1998-1, the trust formed by the Depositor pursuant to the Trust Agreement for the purpose of creating and issuing the Certificates (the "Certificate Issuer").

Owner Trustee..............  Wilmington Trust Company, a Delaware banking corporation, not in its individual capacity but solely in its capacity as owner trustee under the Deposit Trust Agreement (the "Owner Trustee").

Bond Trustee...............  First Union National Bank ("First Union"), a
                             national banking association with its main office in Charlotte, North Carolina, in its capacity as trustee under the Indenture (the "Bond Trustee").

Certificate Trustee........  First Union, in its capacity as trustee under the
                             Trust Agreement (the "Certificate Trustee"). See "DESCRIPTION OF THE CERTIFICATES -- The Certificate Trustee".

Cut-off Date...............  May 1, 1998.

Closing Date...............  On or about June 17, 1998 (the "Closing Date").

Distribution Date..........  The 25th day of each month, or, if such day is not a Business Day, the next succeeding Business Day, commencing in June 1998.

Record Date................  The "Record Date" for each Distribution Date will be the close of business on the Business Day immediately preceding such Distribution Date.

Trust Fund Assets..........  The Trust Fund Assets will consist primarily of the
                             Underlying Bond. The Underlying Bond is secured by the Mortgage Pool and represents the right to receive payments received on the Mortgage Pool as described herein.

Underlying Bond............  The Underlying Bond will be issued by the Bond
                             Issuer pursuant to an Indenture, dated as of June 1, 1998 (the "Indenture"), between the Bond Issuer and the Bond Trustee. Payments of principal and interest due on the Underlying Bond each month will be the sole source of distributions on the Certificates. The Underlying Bond is payable solely from amounts received in respect of the Mortgage Loans included in the Mortgage Pool. As more fully described herein, the Underlying Bond will have the benefit of credit enhancement in the form of overcollateralization. The Underlying Bond is expected to be issued in an initial principal amount of approximately $456,822,000 and will be secured by the Mortgage Loans in the Mortgage Pool.

Mortgage Pool..............  The Mortgage Pool will consist of approximately
                             3,704 conventional, adjustable rate, fully amortizing Mortgage Loans, secured by first liens on one- to four-family residential real property (each, a "Mortgaged Property") with original terms to maturity from the first due date of the scheduled monthly payment (a "Scheduled Payment") of not more than 30 years, having an aggregate Schedule Principal Balance (as defined herein) as of the Cut-off Date of approximately $463,075,880. All of the Mortgage Loans will have been deposited with the Bond Issuer by the Depositor which, in turn, will have acquired the Mortgage Loans from AmREIT pursuant to a Mortgage Loan Purchase Agreement, dated as of June 1, 1998 (the "Mortgage Loan Purchase Agreement"), between the Depositor and AmREIT. All of the Mortgage Loans were acquired by AmREIT from various originators in the ordinary course of its business and substantially in accordance with the underwriting criteria specified herein.

                             All of the Mortgage Loans provide for a semi-annual adjustment of the applicable interest rate borne thereby (the "Mortgage Rate"), based on the six-month London interbank offered rates ("Six-Month LIBOR") for United States dollar deposits and for corresponding adjustments to the monthly payment amount due thereon, in each case as specified in the related Mortgage Note and subject to the limitations described under "THE TRUST FUND ASSETS -- The Mortgage Pool" herein, except that with respect to approximately 75.50% of the Mortgage Loans (the "Delayed Adjustment Mortgage Loans"), the first Mortgage Rate adjustment for such Mortgage Loan will occur after the second anniversary date of origination of such Mortgage Loan.

                             Approximately 71.39% of the Mortgage Loans provide for payment by the mortgagor of a prepayment premium in connection with certain full or partial prepayments of principal. Generally, each such Mortgage Loan provides for payment of a prepayment premium in connection with certain partial prepayments and prepayments in full made within the period of time specified in the related Mortgage Note, ranging from six months to approximately five years from the date of origination of such Mortgage Loan, as described herein. The amount of the applicable prepayment premium, to the extent permitted under applicable state law, is as provided in the related Mortgage Note; generally, such amount is equal to six months' interest on any amounts prepaid in excess of 20% of the original principal balance of the related Mortgage Loan during any 12-month period.

Distributions of Interest
and Principal..............  Interest accrued during the applicable Accrual
                             Period on each Class of Offered Certificates at the applicable per annum rate (each, a "Certificate Interest Rate") described on the cover page hereof (but subject to any increase as described below under "DESCRIPTION OF THE CERTIFICATES -- Distributions of Interest") will be distributable on each Distribution Date, to the extent of the Interest Distribution Amount (as defined herein) for such date. With respect to each Distribution Date, the "Accrual Period" applicable to each Class of Offered Certificates will be the period beginning on the immediately preceding Distribution Date (or on the Closing Date, in the case of the first Accrual Period) and ending on the day immediately preceding the related Distribution Date. See "DESCRIPTION OF THE
                             CERTIFICATES -- Distributions of Interest" herein.

                             The approximate initial Class Certificate Principal Amount of each Class of Offered Certificates is set forth on the cover page hereof.

                             On each Distribution Date, an amount equal to the Principal Distribution Amount (as defined herein) for such Distribution Date will be applied, as more fully described herein, to make distributions of principal on the Offered Certificates. See "DESCRIPTION OF THE CERTIFICATES -- Distributions of Principal" herein.

Final Scheduled
Distribution Date..........  The final scheduled Distribution Date of the Class
                             A-1 Certificates is September 25, 2019, which was determined by adding twelve months to the final Distribution Date for the Class A-1 Certificates as determined under the Modeling Assumptions and assuming that the underlying Mortgage Loans prepay at 0% CPR. Scheduled distributions on the Underlying Bond, assuming no defaults or losses on the Mortgage Loans that are not covered by the limited credit support described herein, will be sufficient to make timely distributions of interest and reduce the Certificate Principal Amounts of the Class A-2, Class M-1, Class M-2 and Class B Certificates to zero not later than May 25, 2028 (such date being the scheduled maturity date of the Underlying Bond). The actual final Distribution Date for the Offered Certificates may be earlier or later, and could be substantially earlier, than the final scheduled Distribution Date. See "DESCRIPTION OF THE CERTIFICATES -- Final Scheduled Distribution Date" and "PREPAYMENT AND YIELD CONSIDERATIONS".

Bond Redemption;
  Optional Termination
  and Special
  Termination..............  At its option, the Bond Issuer may redeem the
                             Underlying Bond at par (plus accrued interest) as herein described on any Distribution Date after which the Bond Principal Balance is less than 35% of the initial Bond Principal Balance. Any such optional redemption will result in the early retirement of the Certificates. On any Distribution Date after which the Bond Principal Balance is less than 35% of the initial Bond Principal Balance thereof, the Bond Interest Rate will increase for the remaining term as described in the Summary at "DESCRIPTION OF THE UNDERLYING BOND -- Bond Distributions of Interest".

                             On any Distribution Date on which the Pool
                             Principal Balance is equal to 10% or less of the initial Pool Principal Balance, the Servicer will have the option to direct the Master Servicer to solicit not less than three bids for the Mortgage Loans and to sell the Mortgage Loans at the highest bid (provided such bid is not less than the then aggregate outstanding principal balance of the Mortgage Loans plus accrued interest thereon to the sale date). Any such auction purchase will be subject to the right of first refusal of the Depositor to purchase the Mortgage Loans at the same bid price. Any such auction purchase will result in the early retirement of the Certificates. See "DESCRIPTION OF THE CERTIFICATES -- Termination; Optional Termination" herein.

                             On any Distribution Date for which the aggregate Certificate Principal Amount of the Certificates is less than 35% of their initial aggregate Certificate Principal Amount, the holder of the Class O Certificate, so long as it holds such Certificate, will have the option to purchase all, but not less than all, of the Certificates (other than the Class X Certificate) remaining outstanding on such Distribution Date for a purchase price equal to the outstanding Certificate Principal Amount of each such Certificate plus interest accrued thereon (but unpaid) at the applicable Certificate Interest Rate. See "DESCRIPTION OF THE CERTIFICATES -- Special Termination of the Trust" herein. See "PREPAYMENT AND YIELD CONSIDERATIONS" herein.

Credit Enhancement.........  Credit enhancement for the Offered Certificates consists of the subordination of the Subordinate Certificates, the priority of application of Applied Loss Amounts and overcollateralization, in each case as described herein.

                             Overcollateralization. The Certificates will indirectly have the benefit of "overcollateralization" represented by the excess of (i) the aggregate Scheduled Principal Balance of the Mortgage Loans in the Mortgage Pool pledged to the Bond Trustee to secure payment of the Underlying Bond, over (ii) the Bond Principal Balance (the "Bond Overcollateralization Amount"). The Bond Overcollateralization Amount will initially be an amount specified by the Rating Agency, expected to be approximately $6,253,880. To the extent of funds available therefore, the Excess Mortgage Amount (as defined herein) will be applied as described herein, having the effect of maintaining overcollateralization at the Targeted Overcollateralization Amount (as defined herein). In addition, to the extent that a Bond Overcollateralization Deficiency exists after taking into account distributions on the Underlying Bond required for such Distribution Date, amounts otherwise distributable to the Class X Certificates will be deposited into the Reserve Fund until the amount on deposit therein equals the Required Reserve Fund Amount. The "Required Reserve Fund Amount" will be an amount, as of any Distribution Date, equal to the amount by which the Targeted Overcollateralization Amount exceeds the Bond Overcollateralization Amount (after giving effect to the distributions to be made on such Distribution Date) (a "Bond Overcollateralization Deficiency"). See "DESCRIPTION OF THE
                             CERTIFICATES -- Credit Enhancement --
                             Overcollateralization" herein.

                             Subordination of Subordinate Certificates. The rights of holders of the Subordinate Certificates to receive distributions will be subordinated, to the extent described herein, to such rights of each Class of Offered Certificates having a higher priority of distribution. The initial aggregate Certificate Principal Amount of the Subordinated Certificates will equal approximately 17.68% of the initial aggregate Certificate Principal Amount of all the Certificates. The initial Certificate Principal Amount of the Class M-2 and Class B Certificates (which are not offered hereby) will equal approximately 7.60% of the initial aggregate Certificate Principal Amount of all the Certificates. The initial Certificate Principal Amount of the Class B Certificates (which are not offered hereby) will equal 3.80% of the initial Certificate Principal Amount of all the Certificates. The Class X Certificate is an interest-only certificate and will have a notional principal balance equal at all times to the principal balance of the Underlying Bond. Distributions to the Class X Certificate will be fully subordinated to payments of principal and interest on the Senior Certificates, the Class M-1, Class M-2 and the Class B Certificates. See "DESCRIPTION OF THE CERTIFICATES -- Credit Enhancement -- Subordination" herein.

                             Realized Losses; Application of Applied Loss
                             Amounts. Realized Losses (as defined herein) on the Mortgage Loans will reduce amounts distributable in respect of the Underlying Bond and, to the extent that the Bond Overcollateralization Amount (as defined herein) has been reduced to zero, in respect of the Offered Certificates. In addition, Applied Loss Amounts will be allocated in reduction of the Certificate Principal Amounts, in reverse order of priority of distribution, to the extent described under "DESCRIPTION OF THE CERTIFICATES -- Credit Enhancement -- Realized Losses" herein.

Denominations..............  The Offered Certificates (collectively, the
                             "Book-Entry Certificates") will be issued, maintained and transferred on the book-entry records of The Depository Trust Company ("DTC") and its Participants in minimum denominations of $100,000 and integral multiples of $1 in excess thereof.

Book-Entry Certificates....  Each Class of Book-Entry Certificates will be represented by one or more Certificates registered in the name of Cede & Co., as nominee of DTC. Persons acquiring beneficial ownership interests in Book-Entry Certificates ("Beneficial Owners") will hold their Certificate interests through DTC, in the United States, or Cedel Bank, societe anonyme ("Cedel") or the Euroclear System ("Euroclear"), in Europe. Transfers within DTC, Cedel or Euroclear, as the case may be, will be made in accordance with the usual rules and operating procedures of the relevant system. Cross-market transfers between persons holding directly or indirectly through DTC and counterparts holding directly or indirectly through Cedel or Euroclear will be effected in DTC through Citibank, N.A. ("Citibank") or The Chase Manhattan Bank ("Chase"), the depositaries of Cedel and Euroclear, respectively, and each participating member of DTC.

                             No Beneficial Owner will be entitled to receive a Certificate of such Class in certificated form, except under the limited circumstances described herein. For each Book-Entry Certificate, DTC will effect payments to and transfers of the Book-Entry Certificates among the respective Beneficial Owners by means of its electronic recordkeeping services, acting through organizations that participate in DTC. This arrangement may result in certain delays in receipt of distributions by Beneficial Owners and may restrict a Beneficial Owner's ability to pledge the Book-Entry Certificates beneficially owned by it. All references in this Prospectus Supplement to the Book-Entry Certificates reflect the rights of Beneficial Owners only as such rights may be exercised through

                             DTC and its participating organizations so long as such Certificates are held by DTC.

                             See "DESCRIPTION OF THE CERTIFICATES -- Book-Entry Registration" in the Prospectus and "ANNEX I" hereto.

Prepayment
Considerations.............  The rate of principal payments on the Offered
                             Certificates will depend on, among other things, the rate and timing of principal payments (including prepayments, repurchases, defaults and liquidations) on the Mortgage Loans. As is the case with mortgage-backed securities generally, the Offered Certificates are subject to substantial inherent cash flow uncertainties because the Mortgage Loans may be prepaid at any time. However, the majority of the Mortgage Loans are subject to prepayment premiums to the extent described herein. Generally, when prevailing interest rates increase, prepayment rates on mortgage loans tend to decrease in subsequent periods, resulting in a reduced rate of return of principal to investors at a time when reinvestment at such higher prevailing rates would be desirable. Conversely, when prevailing interest rates decline, prepayment rates on mortgage loans tend to increase in subsequent periods, resulting in an accelerated rate of return of principal to investors at a time when reinvestment at comparable yields may not be possible. See "PREPAYMENT AND YIELD CONSIDERATIONS" herein.

                             Approximately 71.39% of the Mortgage Loans are subject to prepayment premiums during intervals ranging from six months to approximately five years following origination, as described under "TRUST FUND ASSETS -- The Mortgage Pool" herein. Such prepayment premiums may have the effect of reducing the amount or the likelihood of prepayment of such Mortgage Loans during such intervals.

Yield Considerations.......  The yields on the Offered Certificates will depend on, among other things, the rate and timing of principal payments (including prepayments, purchases, defaults and liquidations) on the Mortgage Loans and the allocation thereof to reduce the Certificate Principal Amounts of such Certificates. The yields on the Offered Certificates will also depend on other factors, such as the applicable Certificate Interest Rate and the purchase price for such Certificates. The yields on the Offered Certificates may be adversely affected by Net Prepayment Interest Shortfalls (as defined herein) and Realized Losses (as defined herein) on the Mortgage Loans.

                             In general, in the case of any Offered Certificates purchased at a premium, if principal payments on the related Mortgage Loans occur at a rate faster than anticipated at the time of purchase, the investor's actual yield to maturity may be lower than that originally anticipated. Conversely, in the case of any Offered Certificates purchased at a discount, if principal payments on the related Mortgage Loans occur at a rate slower than that assumed at the time of purchase, the investor's actual yield to maturity may be lower than that originally anticipated.

                             The yields of the Offered Certificates will be affected by the application of the Excess Mortgage Amount to maintain the Bond Overcollateralization Amount.

                             The yields of the Offered Certificates will also be affected by the optional redemption of the Underlying Bond by the Bond Issuer (which will cause an early retirement of the Certificates), the exercise by the holder of the Class O Certificate of its right to purchase the outstanding Certificates (other than the Class X Certificate), or the sale at auction of the Mortgage Loans under the circumstances described at "DESCRIPTION OF THE CERTIFICATES -- Termination; Optional Termination" and "-- Special Termination of the Trust."

                             The Certificate Interest Rates applicable to the Offered Certificates will be affected by the level of LIBOR from time to time, and by the Mortgage Rates of the Mortgage Loans from time to time as described under "RISK FACTORS -- Effect of Mortgage Rates on the Bond Interest Rate and the Certificate Interest Rates."

Description of the
Underlying Bond............  A. Bond Distribution Date. The 25th day of each month or, if such day is not a business day, the first business day thereafter, commencing in June 1998 (each a "Bond Distribution Date"). Payments on each Bond Distribution Date will be made to the Certificate Trustee as the holder of the Underlying Bond for distribution to Certificateholders on the related Distribution Date.

                             B. Bond Distributions of Interest. On each Bond Distribution Date, the holder of the Underlying Bond will be entitled to receive interest in the amount of the "Interest Distribution Amount" for such Bond Distribution Date equal to interest accrued on the then outstanding Bond Principal Balance for such Bond immediately prior to such Bond Distribution Date at the related Bond Interest Rate, together with other amounts in respect of interest as described at "DESCRIPTION OF THE UNDERLYING BOND -- Bond Interest". The interest rate for the Underlying Bond (the "Bond Interest Rate") on each Bond Distribution Date after the first Bond Distribution Date and up to and including any Bond Distribution Date on which the Bond Principal Balance is greater than or equal to 35% of the initial Bond Principal Balance will be equal to the least of (i) a per annum floating rate equal to LIBOR, for the related Accrual Period, plus 0.48%, (the "Bond Margin"), (ii) 9.50% per annum and (iii) the Net Funds Cap. As to any Bond Distribution Date, the "Net Funds Cap" will equal the weighted average (by Scheduled Principal Balance) of the Net Mortgage Rates (as defined herein) of the Mortgage Loans. On each Bond Distribution Date after which the Bond Principal Balance is less than 35% of the initial Bond Principal Balance, the Bond Interest Rate for the remaining term of the Underlying Bond will be equal to the least of (i) a per annum floating rate equal to LIBOR for the related Accrual Period plus 1.90%,
                             (ii) 10.00% per annum and (iii) the Net Funds Cap. The Bond Interest Rate for the first Bond Distribution Date will equal 6.14% per annum. See "DESCRIPTION OF THE UNDERLYING BOND -- Bond Interest" herein and "DESCRIPTION OF THE
                             SECURITIES -- Payments of Interest" in the
                             Prospectus.

                             C. Bond Distributions of Principal. On each Bond Distribution Date, to the extent funds are available therefor, principal payments in reduction of the then outstanding Bond Principal Balance on the Underlying

                             Bond will be made in an amount equal to the Principal Distribution Amount for such Bond Distribution Date. The Principal Distribution Amount is described under "DESCRIPTION OF THE UNDERLYING BOND -- Bond Distributions" herein. The "Bond Principal Balance" of the Underlying Bond on any date of determination is the initial principal balance thereof as of the Closing Date reduced by all payments of principal thereon prior to such date of determination, and any amounts representing Applied Loss Amounts.

                             D. Stated Maturity of the Underlying Bond. May 25, 2028.

                             E. Optional Redemption of Underlying Bond;
                             Termination. The Underlying Bond may be redeemed in whole, but not in part, at the Bond Issuer's option, on the Bond Distribution Date after which the Bond Principal Balance with respect to such Bond Distribution Date is 35% or less of the initial Bond Principal Balance, at a redemption price generally equal to 100% of the unpaid Bond Principal Balance, plus accrued and unpaid interest thereon at the Bond Interest Rate for the Underlying Bond (the "Redemption Price"). Upon redemption and retirement of the Underlying Bond, the collateral securing the Underlying Bond will be released from the lien of the Indenture.

                             F. Bond Credit Enhancement. The credit enhancement provided for the benefit of the holder of the Underlying Bond consists solely of overcollateralization i.e., the pledge to the Bond Trustee on the Closing Date of Mortgage Loans having an aggregate Scheduled Principal Balance as of the Cut-off Date in excess of the Bond Principal Balance on the Closing Date. Such excess is the "Bond Overcollateralization Amount" as of the Closing Date. Thereafter, with respect to any Bond Distribution Date, the "Bond Overcollateralization Amount" will equal the excess, if any, of (x) the Pool Principal Balance as of such Bond Distribution Date, over (y) the Bond Principal Balance as of such Bond Distribution Date (after giving effect to all principal payments made on the Underlying Bond on such Bond Distribution Date). After the Closing Date, principal distributions on the Underlying Bond will be made on each Bond Distribution Date, to the extent of any Excess Mortgage Amount (as defined herein), in amounts up to the amount necessary to maintain the Bond Overcollateralization Amount at a level equal to the Targeted Overcollateralization Amount. See "DESCRIPTION OF THE CERTIFICATES -- Distributions of Interest." The Targeted Overcollateralization Amount may adjust after the Closing Date, as described herein.

                             The "Pool Principal Balance" with respect to any Bond Distribution Date equals the Aggregate Loan Balances (as defined herein) of the Mortgage Loans outstanding on the last day of the Collection Period preceding the month of such Bond Distribution Date. The "Initial Pool Principal Balance" means the Pool Principal Balance as of the Cut-off Date. See "DESCRIPTION OF THE UNDERLYING BOND -- Bond Principal" and "-- Bond Redemption" herein.

Master Servicer and
Servicers..................  The Mortgage Loans will be serviced pursuant to a master servicing agreement to be dated as of June 1, 1998 (the "Master Servicing Agreement") among the Bond Issuer, the Bond Trustee and Norwest Bank Minnesota, National Association, as Master Servicer (the "Master Servicer"). The Master Servicer will not be ultimately responsible for the performance of the servicing activities by the Servicer or the Special Servicer except as described under "SERVICING OF THE MORTGAGE LOANS" -- Prepayment Interest Shortfalls" and "-- Advances" herein. In the event of a termination of the Master Servicer due to a "Master Servicing Default" under the Master Servicing Agreement, the duties of the Master Servicer will be assumed by the Bond Trustee, unless an alternative successor Master Servicer is appointed by the Bond Issuer. The Mortgage Loans will initially be serviced by Aurora Loan Services Inc. (the "Servicer") as described herein. In addition, special servicing of certain delinquent Mortgage Loans, and ongoing servicing of such loans to the extent not liquidated, will initially be performed by Ocwen Federal Bank FSB (the "Special Servicer"). The Servicer and the Special Servicer are referred to together herein, unless the context requires otherwise, as the "Servicers."

                             The Master Servicer and the Servicers will each receive a monthly fee, in addition to other compensation as described herein. The Special Servicer will also receive certain additional compensation.

                             In addition to the fees or other compensation paid to the Master Servicer and Servicers, there will be deducted from amounts received in respect of the Mortgage Loans which are allocable to interest an amount sufficient to provide for the payment of the Owner Trustee's fee, the Bond Trustee's fee, the Certificate Trustee's fee and a management fee paid to AmREIT for management services provided to the Bond Issuer (the "AmREIT Management Fee"). As to each Mortgage Loan, the sum of the Master Servicing Fee Rate, the Servicing Fee Rate, the Basic Fee Rate (paid to the Special Servicer) and the rate at which the Bond Trustee's fee, the Owner Trustee's Fees and the AmREIT Management Fee are determined is referred to as the "Bond Expense Rate." The Bond Expense Rate together with the Certificate Trustee's Fee Rate is referred to as the "Expense Fee Rate." The "Net Mortgage Rate" of a Mortgage Loan is the Mortgage Rate thereof minus the related Expense Fee Rate. See "SERVICING OF THE MORTGAGE LOANS -- The Master Servicer," "-- The Servicer" and "-- The Special Servicer."

Advances...................  The Master Servicer is required to make advances
                             ("Advances") in respect of Scheduled Payments on the Mortgage Loans, net of the Master Servicing Fee and the applicable Servicing Fee (or Basic Fee), if the related Servicer does not do so, subject to the limitations described herein. The Bond Trustee will be obligated to make any such Advance if the Master Servicer fails in its obligation to do so, to the extent provided in the Indenture. See "SERVICING OF THE MORTGAGE LOANS -- Advances" herein.

Federal Income Tax
  Consequences.............  For federal income tax purposes, the Trust Fund will be treated as a "financial asset
                             securitization investment trust" ("FASIT"). The Senior Certificates and the Subordinate Certificates will constitute "regular interests" in the FASIT and will be treated as debt instruments of the

                             Trust Fund for federal income tax purposes with payment terms equivalent to the terms of such Certificates. The Class O Certificate will constitute the sole class of "ownership interest" in the FASIT and will be the Class of FASIT Ownership Securities, as described herein under "FEDERAL INCOME TAX CONSEQUENCES."

                             Holders of the Offered Certificates will be required to include in income interest on such Certificates in accordance with the accrual method of accounting. Certain Classes of Offered Certificates may, depending on their respective issue prices, be treated as having been issued with "original issue discount" for federal income tax purposes. For further information regarding the federal income tax consequences of investing in the Certificates, see "FEDERAL INCOME TAX CONSEQUENCES" herein and in the Prospectus.

Legal Investment...........  The Senior Certificates and the Class M-1
                             Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") for so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating agency and, as such, are legal investments for certain entities to the extent provided in SMMEA. SMMEA, however, provides for State limitations on the authority of such entities to invest in "Mortgage Related Securities" to the extent described herein and in the Prospectus.

                             Certain Classes of Certificates may be deemed "high-risk mortgage securities" as defined in the supervisory policy statement on securities activities approved by the Federal Financial Institutions Examination Council on December 3, 1991 and adopted by the Controller of the Currency, the Federal Deposit Insurance Corporation, the Federal Reserve Board and the Office of Thrift Supervision.

                             The Depositor makes no representations as to the proper characterization of the Offered Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of the Offered Certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute a legal investment or are subject to investment, capital or other restrictions. Institutions whose investment activities are subject to review by federal or state regulatory authorities should consult with their counsel or the applicable authorities in order to determine whether an investment in the Offered Certificates complies with applicable guidelines, policy statements or restrictions. See "LEGAL INVESTMENT CONSIDERATIONS" in the Prospectus.

ERISA Matters..............  The Employee Retirement Income Security Act of
                             1974, as amended ("ERISA"), and Section 4975 of the Code impose certain restrictions on employee benefit plans subject to ERISA or plans or arrangements subject to Section 4975 of the Code ("Plans") and on persons who are parties in interest or disqualified persons ("parties in interest") with respect to such Plans. The Senior Certificates may be purchased or transferred to Plans provided that the conditions of Prohibited Transaction Exemption ("PTE") 91-14 (as amended by PTE 97-34) granted to the Underwriter are satisfied as described herein. However, if the conditions of such exemption are not met, an investment in the Certificates is likely to be treated as equity interests in the Certificate Issuer; accordingly, a fiduciary of a Plan should carefully review with its legal advisors whether the purchase or holding of the Offered Certificates could give rise to a transaction prohibited or not permissible under ERISA or the Code. THE OFFERED SUBORDINATE CERTIFICATES MAY NOT BE PURCHASED BY PLANS (AS DEFINED HEREIN), EXCEPT AS DESCRIBED HEREIN AND IN TRUST AGREEMENT. See "ERISA MATTERS" herein and in the Prospectus.

Certificate Rating.........  It is a condition to the issuance of the Senior
                             Certificates that they be rated "AAA" by Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. ("S&P") and "AAA" by Duff & Phelps Credit Rating Co. ("Duff & Phelps" and together with S&P, the "Rating Agencies"). It is a condition to the issuance of the Class M-1 Certificates that they be rated "AA" by Duff & Phelps. See "RATINGS" herein.

                                  RISK FACTORS

     In addition to the matters described elsewhere in this Prospectus Supplement and the accompanying Prospectus, prospective investors should carefully consider the following factors before deciding to invest in the Offered Certificates.

UNDERWRITING STANDARDS AND POTENTIAL DELINQUENCIES

     The Mortgage Loans in the Mortgage Pool were originated by various banks, savings and loans associations and other mortgage loan originators (the "Originators"). The Originators' underwriting standards are primarily intended to assess the value of a mortgaged property and to evaluate the adequacy of such property as collateral for a mortgage loan. The originators provide loans primarily to borrowers who do not qualify for loans conforming to the Federal National Mortgage Association ("FNMA") and Federal Home Loan Mortgage Corporation ("FHLMC") guidelines but who have equity in their property. Although the Originators' primary consideration in underwriting a mortgage loan is the value of the related mortgaged property, the Originators also consider, among other things, a mortgagor's credit history, repayment ability and debt service-to-income ratio, as well as the type and use of the mortgaged property.

     As a result of application of the Originators' underwriting standards, the Mortgage Loans are likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in accordance with higher standards.

     Furthermore, changes in the values of mortgaged properties may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of the Mortgage Loans than on mortgage loans originated under stricter guidelines. No assurance can be given that the values of the mortgaged properties have remained or will remain at the levels in effect on the dates of origination of the related Mortgage Loans.

EFFECT OF MORTGAGE RATES ON THE BOND INTEREST RATE AND THE CERTIFICATE INTEREST RATES

     The calculation of the Bond Interest Rate is based in substantial part upon the value of LIBOR and the weighted average of the Mortgage Rates (net of certain amounts described herein) of the Mortgage Loans, which are subject to periodic adjustment caps, maximum rates and minimum rates. In general, the Mortgage Rates are adjusted at six-month intervals based upon Six-Month LIBOR whereas the Bond Interest Rate is adjusted monthly based upon one-month LIBOR, as described under "DESCRIPTION OF THE UNDERLYING BOND" herein. Consequently, interest paid on the Underlying Bond during any Collection Period may not equal the amount of interest that would accrue on the Underlying Bond at the applicable Bond Interest Rate (without giving effect to the limitation thereof by the Mortgage Rates) during the related Accrual Period. In particular, the Bond Interest Rate adjusts monthly, while the Mortgage Rates of the Mortgage Loans adjust semi-annually with the result that the Net Funds Cap may limit increases in the Bond Interest Rate. The Certificate Interest Rate for each Class of Offered Certificates is subject to the Bond Interest Rate (which, in turn, is subject to the Net Funds Cap). Consequently, the Bond Interest Rate may limit the Certificate Interest Rate for extended periods in a rising interest rate environment. The Mortgage Rates on approximately 75.50% of the Mortgage Loans will not adjust until the second anniversary of their origination.

YIELD, PREPAYMENT AND MATURITY RISKS

     The rate of principal payments on the Certificates, the amount of principal and interest payments on the Certificates and the yields to maturity of the Certificates will be directly related to the amount of principal and interest payments on the Underlying Bond (which will, in turn, be directly related to the rate of principal and interest payments on the Mortgage Loans). The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans, the rate of principal prepayments (including partial prepayments and those resulting from refinancing) thereon by mortgagors, liquidations of defaulted Mortgage Loans, repurchases by AmREIT or other persons of Deleted Mortgage Loans as a result of defective documentation or breaches of representations or warranties, purchases of defaulted or delinquent

Mortgage Loans by the Special Servicer (or the holder of the investor certificate (as defined herein) under the Deposit Trust Agreement).

     The rate of payments (including prepayments) on mortgage loans is influenced by a variety of economic, geographic, social and other factors. If prevailing rates for similar mortgage loans fall below the Mortgage Rates on the Mortgage Loans, the rate of prepayment would generally be expected to increase. Conversely, if prevailing rates for similar mortgage loans rise above the Mortgage Rates on the Mortgage Loans, the rate of prepayment would generally be expected to decrease. An investor that purchases an Offered Certificate at a discount should consider the risk that a slower than anticipated rate of principal payments on the Mortgage Loans will result in an actual yield that is lower than such investor's expected yield. An investor that purchases an Offered Certificate at a premium should consider the risk that a faster than anticipated rate of principal payments on the Mortgage Loans will result in an actual yield that is lower than such investor's expected yield.

     The yields on the Offered Certificates may be affected by the adjustment of the Mortgage Rates of the Mortgage Loans on the related Adjustment Dates (as defined herein). In addition, because the Mortgage Rate for each Mortgage Loan is based on Six-Month LIBOR plus the related Gross Margin, such rate could be higher than prevailing market interest rates, which may cause the related borrower to prepay such Mortgage Loan. Finally, because the Mortgage Rates on the Mortgage Loans are based on Six-month LIBOR while the Certificate Interest Rates are based in part on one-month LIBOR and a substantial number of the Mortgage Loans are Delayed Adjustment Mortgage Loans, any resulting Basis Risk Shortfalls, to the extent not covered by amounts otherwise distributable on the Offered Certificates as described herein, will adversely affect the yields on the Offered Certificates. See "Prepayment and Yield Considerations."

     NO REPRESENTATION IS MADE AS TO THE RATE OF PRINCIPAL PAYMENTS ON THE MORTGAGE LOANS OR AS TO THE YIELD TO MATURITY OF ANY CLASS OF OFFERED CERTIFICATES. INVESTORS ARE URGED TO MAKE AN INVESTMENT DECISION WITH RESPECT TO THE OFFERED CERTIFICATES BASED ON THE ANTICIPATED YIELD TO MATURITY OF SUCH CERTIFICATES RESULTING FROM THEIR RESPECTIVE PRICES AND EACH INVESTOR'S OWN DETERMINATION AS TO ANTICIPATED MORTGAGE LOAN PREPAYMENT RATES.

     FURTHER, INVESTORS SHOULD TAKE INTO ACCOUNT THE BOND ISSUER'S OPTION TO REDEEM THE UNDERLYING BOND, THE CLASS O CERTIFICATEHOLDER'S RIGHT TO PURCHASE THE CERTIFICATES (OTHER THAN THE CLASS X CERTIFICATE) AND THE SALE OF THE MORTGAGE LOANS AT AUCTION AS DESCRIBED HEREIN UNDER "DESCRIPTION OF THE CERTIFICATES -- TERMINATION; OPTIONAL TERMINATION; BOND REDEMPTION" AND
"-- SPECIAL TERMINATION OF THE TRUST" WOULD HAVE ON THE ANTICIPATED YIELD TO MATURITY OF THE CERTIFICATES. BECAUSE THE BOND ISSUER'S OPTION TO REDEEM THE UNDERLYING BOND (WHICH REDEMPTION WILL RESULT IN THE TERMINATION OF THE CERTIFICATES) AND THE CLASS O CERTIFICATEHOLDER'S RIGHT TO PURCHASE THE CERTIFICATES (OTHER THAN THE CLASS X CERTIFICATE) WILL BECOME EXERCISABLE WHEN A SUBSTANTIAL PORTION OF THE PRINCIPAL AMOUNT OF THE BOND OR THE CERTIFICATES, AS THE CASE MAY BE, WILL BE OUTSTANDING, THE BOND ISSUER'S DECISION WHETHER OR NOT TO REDEEM THE UNDERLYING BOND AND THE CLASS O CERTIFICATEHOLDER'S DECISION WHETHER OR NOT TO EXERCISE ITS PURCHASE OPTION TO PURCHASE THE CERTIFICATES MAY HAVE A SIGNIFICANT IMPACT ON AN INVESTOR'S YIELD. THE BOND ISSUER'S DECISION WHETHER OR NOT TO REDEEM THE UNDERLYING BOND WILL DEPEND UPON A NUMBER OF FACTORS AT THE TIME THE UNDERLYING BOND FIRST BECOMES REDEEMABLE AND THEREAFTER, WHICH FACTORS ARE NOT POSSIBLE TO PREDICT AT THE TIME OF ISSUANCE OF THE CERTIFICATES. SIMILARLY, THE CLASS O CERTIFICATEHOLDER'S DECISION TO PURCHASE THE CERTIFICATES (OTHER THAN THE CLASS X CERTIFICATE) WILL DEPEND ON A NUMBER OF FACTORS AT THE TIME ITS PURCHASE OPTION FIRST BECOMES EXERCISABLE AND THEREAFTER, INCLUDING BUT NOT LIMITED TO WHETHER THE VALUE OF THE CERTIFICATES AT THE TIME THE OPTION MAY BE EXERCISED IS GREATER THAN THEIR PAR VALUE. NO REPRESENTATION IS MADE AS TO WHEN OR IF THE BOND ISSUER OR THE CLASS O CERTIFICATEHOLDER WILL ELECT TO EXERCISE THEIR RESPECTIVE OPTIONS.

ADEQUACY OF CREDIT ENHANCEMENT; RISKS OF HOLDING SUBORDINATED CERTIFICATES

     The primary sources of credit enhancement for the Offered Certificates are overcollateralization, to the extent created and maintained as described herein, and the subordination of Certificates having a lower priority of distribution. There can be no assurance as to whether such overcollateralization will be maintained at the levels described herein.

     The rights of the holders of the Class M-1 Certificates to receive distributions with respect to the Underlying Bond will be subordinated to such rights of the Senior Certificates; the rights of the holders of the Class M-2 Certificates to receive distributions with respect to the Underlying Bond will be subordinated to such rights of the Senior Certificates and the Class M-1 Certificates; the rights of the holder of the Class B Certificates to receive distributions with respect to the Underlying Bond will be subordinated to such rights of the Senior Certificates and the Mezzanine Certificates and the rights of the holder of the Class X Certificate to receive distributions with respect to the Underlying Bond will be subordinated to all other Classes of Certificates. Delinquencies that are not advanced by or on behalf of the Servicer or the Master Servicer (because the amounts, if advanced, would be nonrecoverable), will adversely affect the yields on the Offered Certificates. Because of the priority of distributions, shortfalls resulting from delinquencies not so advanced will be borne first by the Class X Certificates, second by the Class B Certificates, third by the Class M-2 Certificates, fourth by the Class M-1 Certificates and finally, pro rata, by the Senior Certificates.

     The weighted average life of, and the yield to maturity on, the Subordinate Certificates, in decreasing order of their priority of distributions, will be progressively more sensitive to the rate and timing of Mortgagor defaults and the severity of ensuing losses on the Mortgage Loans. If the actual rate and severity of unreimbursed losses on the Mortgage Loans is higher than those assumed by a holder of a Subordinate Certificate, the actual yield to maturity of such Certificate may be lower than the yield expected by such holder based on such assumptions. The timing of unreimbursed losses on the Mortgage Loans will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of the Mortgage Loans are consistent with such investor's expectations. In general, the earlier a loss occurs the greater the effect on an investor's yield to maturity. Realized Losses on the Mortgage Loans will reduce the Class Certificate Balance of the Subordinate Certificates to the extent of any losses allocated thereto without the receipt of cash attributable to such reduction. See "DESCRIPTION OF THE CERTIFICATES -- Allocation of Losses" herein.

LIMITED SOURCE OF PAYMENTS -- LIMITED RECOURSE TO DEPOSITOR AND NO RECOURSE TO SERVICER, MASTER SERVICER, SPECIAL SERVICER OR TRUSTEES

     The Underlying Bond will be the sole source of payments on the Certificates. The Certificates do not represent an interest in or obligation of the Depositor, AmREIT, the Owner Trustee, the Bond Trustee, the Certificate Trustee, the Servicer, the Master Servicer, the Special Servicer or any of their affiliates, except for limited obligations of the Depositor with respect to certain breaches of its representations and warranties. Neither the Certificates, the Underlying Bond nor the Mortgage Loans will be guaranteed by or insured by any governmental agency or instrumentality, the Depositor, AmREIT, the Owner Trustee, the Bond Trustee, the Certificate Trustee, the Servicer, the Special Servicer, the Master Servicer or any of their affiliates. Consequently, in the event that payments on the Underlying Bond are insufficient or otherwise unavailable to make all payments required on the Certificates, there will be no recourse to the Depositor, AmREIT, the Owner Trustee, the Bond Trustee, the Certificate Trustee, the Servicer, the Special Servicer, the Master Servicer or any of their affiliates, except as herein described.

LIMITED LIQUIDITY

     The Underwriter intends to make a secondary market in the Offered Certificates, but has no obligation to do so. There is currently no secondary market in the Offered Certificates and there can be no assurance that such a market will develop or, if it does develop, that it will provide
Certificateholders with liquidity of investment or that it will continue for the life of the Certificates.

LACK OF PRIMARY MORTGAGE INSURANCE

     Approximately 36.68% of the Mortgage Loans have current Loan-to-Value Ratios (as defined herein) in excess of 80%. None of such Mortgage Loans are covered by primary mortgage insurance policies. In the event of default by the related borrowers, liquidation of the related Mortgaged Properties is more likely to result in a Realized Loss than if such insurance coverage had been provided.

GEOGRAPHIC CONCENTRATION OF THE MORTGAGE LOANS

     Approximately 36.11% of the Mortgage Loans are secured by Mortgaged Properties located in the state of California. The economy of California may be adversely affected to a greater degree than the economies of other areas of the country by certain developments affecting industries concentrated in such state. In recent periods, certain regions of the United States have experienced significant downturns in the market value of real estate. In addition, Mortgaged Properties located in California may be more susceptible to certain types of hazards, such as wildfires and mudslides, and certain types of special hazards not covered by insurance, such as earthquakes, than properties located in other parts of the country.

     Federal emergency aid has been made available to property owners in several areas of California, Florida, Georgia and other states as a result of recent flooding, severe storms, and, in California, landslides. It is not known whether additional areas may be affected by such conditions. Neither the Depositor nor the Servicer has inspected the Mortgaged Properties in the affected areas, and there can be no assurance that material damage to any Mortgaged Property in such affected areas has not occurred. Under the Mortgage Loan Purchase Agreement (see "TRUST FUND ASSETS" herein), AmREIT will, among other things, represent and warrant to the Depositor that each Mortgaged Property is free of material damage and in good repair as of the date of issuance of the Certificates. In the event of an uncured breach of such representation and warranty that materially and adversely affects the interest of Certificateholders, AmREIT will be required to repurchase the affected Mortgage Loan or substitute another mortgage loan therefor. If any damage caused by the flooding, ice storms or landslides occurs after the Closing Date, then AmREIT will have no such obligation. In addition, the standard hazard policies covering the Mortgage Properties generally do not cover damage caused by flooding and landslides, and flood or landslide insurance may not have been obtained with respect to such Mortgaged Properties. To the extent that any insurance proceeds received with respect to any damaged Mortgaged Properties are not applied to the restoration thereof, such proceeds will be used to prepay the Mortgage Loans in whole or in part. Any repurchases or prepayments of the Mortgage Loans may reduce the weighted average lives of the Certificates offered hereby and will reduce the yields on any Certificates purchased at a premium.

FAILURE TO QUALIFY AS A FASIT

     Although Jeffers, Wilson, Shaff & Falk LLP, special tax counsel to the Depositor, have rendered an opinion concluding that the Trust Fund will qualify as a FASIT for federal income tax purposes, no regulations or other administrative guidance yet exists interpreting the FASIT provisions of the Code. Regulations could be issued in the future and those regulations could have retroactive effect. Accordingly, there cannot be absolute certainty as to the classification of the Trust Fund as a FASIT. If such regulations were promulgated and if the Trust Fund failed to qualify as a FASIT under those regulations, it might be classified as a taxable mortgage pool that would be taxed as a corporation. Any entity level tax incurred would reduce cash available for distribution to holders of Certificates.

CONSEQUENCES OF OWNING BOOK-ENTRY CERTIFICATES

     Since transactions in Book-Entry Certificates such as the Offered Certificates generally can be effected only through DTC, Participants and Indirect Participants, the ability of a Beneficial Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Book-Entry Certificates, may be limited due to the lack of a physical certificate for such Book-Entry Certificates. In addition, under a book-entry format, Beneficial Owners may experience delays in their receipt of payments, since distributions will be made by the Certificate Trustee, or a paying agent on behalf of the Certificate Trustee, to Cede & Co., as nominee for DTC. Also, issuance of Book-Entry Certificates in book-entry form may reduce the liquidity thereof in any secondary trading market that may develop therefor because investors may be unwilling to purchase securities for which they cannot obtain delivery of physical certificates. See "DESCRIPTION OF THE CERTIFICATES -- BOOK-ENTRY CERTIFICATES" herein.

                                USE OF PROCEEDS

     The Depositor will apply the net proceeds of the sale of the Offered Certificates against the purchase price of the Underlying Bond.

                               TRUST FUND ASSETS

GENERAL

     The Trust Fund Assets will consist primarily of the Underlying Bond. The Underlying Bond will be secured by a pool (the "Mortgage Pool") of adjustable rate, fully amortizing, conventional mortgage loans secured by first liens on one- to four-family residential properties (each, a "Mortgaged Property") with original terms to maturity from the first due date of the scheduled monthly payment (a "Scheduled Payment") of not more than 30 years. None of the Mortgage Loans will be guaranteed by any governmental agency. All of the Mortgage Loans will have been deposited with the Bond Issuer by the Depositor which, in turn, will have acquired them from AmREIT pursuant to the Mortgage Loan Purchase Agreement between the Depositor and AmREIT. All of the Mortgage Loans will have been acquired by AmREIT in the ordinary course of its business and substantially in accordance with the underwriting criteria specified herein. This two-stage process in which the Underlying Bond is first issued and then deposited into the Trust Fund permits the Depositor to obtain the benefits of additional flexibility in structuring the payment terms of the Certificates, as authorized for FASITs, while at the same time being able to retain the Mortgage Loans as consolidated assets of the Bond Issuer for accounting purposes.

THE MORTGAGE POOL

     Under the Mortgage Loan Purchase Agreement, AmREIT will make certain representations, warranties and covenants to the Depositor relating to, among other things, the due execution and enforceability of the Mortgage Loan Purchase Agreement and certain characteristics of the Mortgage Loans and, subject to the limitations described below under "-- ASSIGNMENT OF THE MORTGAGE LOANS," will be obligated to purchase or substitute a similar mortgage loan for any Mortgage Loan as to which there exists deficient documentation or an uncured material breach of any such representation, warranty or covenant. See "MORTGAGE LOAN PROGRAM -- Representations by Sellers; Repurchases" in the Prospectus. The Depositor will in turn assign all of its rights under the Mortgage Loan Purchase Agreement to the Bond Issuer. Under the Indenture, the Bond Issuer will pledge all its right, title and interest in and to such representations, warranties and covenants (including AmREIT's repurchase or substitution obligation) to the Bond Trustee for the benefit of the Bondholders. The Bond Issuer will make no representations or warranties with respect to the Mortgage Loans and will have no obligation to repurchase or substitute Mortgage Loans with deficient documentation or which are otherwise defective. The obligations of AmREIT with respect to the Bonds are limited to AmREIT's obligation to purchase or substitute Mortgage Loans with deficient documentation or which are otherwise defective as a result of a material breach of a representation or warranty under the Mortgage Loan Purchase Agreement.

     Certain information with respect to the Mortgage Pool is set forth below. Prior to the Closing Date, Mortgage Loans may be removed from the collateral and other Mortgage Loans may be substituted therefor. The Depositor believes that the information set forth herein with respect to the Mortgage Loans as presently constituted is representative of the characteristics of the Mortgage Loans as they will be constituted at the Closing Date, although certain characteristics of the Mortgage Loans in the Mortgage Loan Pool may vary. The final Mortgage Pool will be filed as an exhibit to the final form of the Agreements filed on Form 8-K following the Closing Date. Unless otherwise indicated, information presented below expressed as a percentage (other than rates of interest) are approximate percentages based on the Scheduled Principal Balances of the Mortgage Loans as of the Cut-off Date. Wherever reference is made herein to a percentage of some or all of the Mortgage Loans, such percentage is determined (unless otherwise specified) on the basis of the aggregate Scheduled Principal Balance of such Mortgage Loans as of the Cut-off Date.

     The Mortgage Pool will consist of approximately 3,704 conventional, adjustable rate, fully-amortizing Mortgage Loans, having an aggregate Scheduled Principal Balance as of the Cut-off Date (without giving effect to Scheduled Payments due on such date) of approximately $463,075,880 (the "Cut-off Date Balance"). The Mortgage Loans were originated or acquired by the Originators described herein generally in accordance with the Underwriting Guidelines described herein. Because such Underwriting Guidelines do not conform to FNMA or FHLMC guidelines, the Mortgage Loans are likely to experience higher rates of delinquency, foreclosure and bankruptcy than if they had been underwritten to a higher standard. Interest on the majority of the Mortgage Loans accrues on the basis of a 360-day year consisting of twelve 30-day months.

     Each Mortgage Loan provides for semi-annual adjustment of the applicable Mortgage Rate, as specified in the related Mortgage Note, based on the Six-Month LIBOR Index (the "Index," as defined under "-- The Index" below) and for corresponding adjustments to the monthly payment amount due thereon, in each case as specified in the related Mortgage Note and subject to the limitations described herein, except that with respect to approximately 75.50% of such Mortgage Loans (the "Delayed Adjustment Mortgage Loans"), the first Mortgage Rate adjustment for such Mortgage Loan will occur after an initial period of two years following origination as described herein.

     All of the Mortgage Loans are secured by first mortgages or deeds of trust or other similar security instruments creating first liens on one- to four-family residential properties consisting of one- to four-family dwelling units, individual condominium units, manufactured housing or individual units in planned unit developments.

     Pursuant to its terms, each Mortgage Loan, other than a loan secured by a condominium unit, is required to be covered by a standard hazard insurance policy in an amount equal to the lower of the unpaid principal amount thereof or the replacement value of the improvements on the Mortgaged Property. Generally, a condominium association is responsible for maintaining hazard insurance covering the entire building.

     Approximately 36.68% of the Mortgage Loans have current Loan-to-Value Ratios in excess of 80%. None of such Mortgage Loans are covered by primary mortgage insurance policies. The "Loan-to-Value Ratio" of a Mortgage Loan at any time is the principal balance of such Mortgage Loan at the date of determination divided by the appraised value of the Mortgaged Property.

     As of the Cut-off Date, approximately 2.98% of the Mortgage Loans were one Scheduled Payment delinquent, approximately 1.11% of the Mortgage Loans were two Scheduled Payments delinquent and approximately 0.75% were three Scheduled Payments or more delinquent.

     Approximately 71.39% of the Mortgage Loans provide for payment by the mortgagor of a prepayment premium in connection with certain full or partial prepayments of principal. Generally, each such Mortgage Loan provides for payment of a prepayment premium in connection with certain partial prepayments and prepayments in full made within the period of time specified in the related Mortgage Note, ranging from one to approximately five years from the date of origination of such Mortgage Loan, as described herein. The amount of the applicable prepayment premium, to the extent permitted under applicable state law, is as provided in the related Mortgage Note; generally, such amount is equal to six months' interest on any amounts prepaid in excess of 20% of the then original principal balance of the related Mortgage Loan during any 12-month period.

     Each Mortgage Loan provides for semi-annual adjustment of the related Mortgage Rate, as specified in the related Mortgage Note, and for corresponding adjustments to the monthly payment amount due thereon, in each case on each adjustment date applicable thereto (each such date, an "Adjustment Date"); provided that the first such adjustment for the Delayed Adjustment Mortgage Loans will occur after an initial period of two years following origination. On each Adjustment Date for each Mortgage Loan, the Mortgage Rate thereon will be adjusted to equal the sum, rounded generally to the nearest multiple of 0.125%, of the applicable Index (as described below) and a fixed percentage amount (the "Gross Margin"), provided that in the substantial majority of cases the Mortgage Rate on each such Mortgage Loan generally will not increase or decrease by more than a fixed percentage specified in the related Mortgage Note (the "Periodic Cap") on any related Adjustment Date, except in the case of the first such adjustment with respect to a Delayed Adjustment

Mortgage Loan, and will not exceed a specified maximum Mortgage Rate over the life of such Mortgage Loan (the "Maximum Rate") or be less than a specified minimum Mortgage Rate over the life of such Mortgage Loan (the "Minimum Rate"). The Mortgage Rate on the Mortgage Loans generally will not increase or decrease on the first Adjustment Rate by more than a fixed percentage specified in the related Mortgage Note (the "Initial Cap"); the weighted average of the Initial Caps is approximately 1.48% per annum. Effective with the first monthly payment due on each Mortgage Loan after each related Adjustment Date, the monthly payment amount will be adjusted to an amount that will amortize fully the outstanding principal balance of the related Mortgage Loan over its remaining term, and pay interest at the Mortgage Rate as so adjusted. Due to the application of the Initial Caps, Periodic Caps and Maximum Rates, the Mortgage Rate on each such Mortgage Loan, as adjusted on any related Adjustment Date, may be less than the sum of the Index and the related Gross Margin, rounded as described herein. See "-- The Index" herein. The Mortgage Loans generally do not permit the related mortgagor to convert the adjustable Mortgage Rate thereon to a fixed Mortgage Rate.

     The Mortgage Loans are expected to have the following approximate aggregate characteristics as of the Cut-off Date.

Number of Mortgage Loans....................................  3,704
Aggregate Loan Balance......................................  $463,075,879.91
Mortgage Rates:
     Weighted Average.......................................  9.61%
     Range..................................................  6.49% to 13.90%
Weighted Average Remaining Term to Maturity (in months).....  354

     The Scheduled Principal Balances of the Mortgage Loans range from approximately $10,726 to $767,558. The Mortgage Loans had an average Scheduled Principal Balance of approximately $125,020.

     The weighted average Loan-to-Value Ratio at origination of the Mortgage Loans is approximately 77.94%, and no Mortgage Loan has a Loan-to-Value Ratio at origination exceeding 100.00%.

     No more than approximately 0.37% of the Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

     The following tables set forth as of the Cut-off Date the number, aggregate Scheduled Principal Balance and percentage of the Mortgage Loans having the stated characteristics shown in the tables in each range. (The sum of the amounts of the aggregate Scheduled Principal Balances and the percentages in the following tables may not equal the totals due to rounding.)

                         ORIGINAL LOAN-TO-VALUE RATIOS

                                                                                     PERCENTAGE OF
                                                                   AGGREGATE        MORTGAGE LOANS
                                                   NUMBER OF       SCHEDULED         BY AGGREGATE
                                                   MORTGAGE        PRINCIPAL           SCHEDULED
    RANGE OF ORIGINAL LOAN-TO-VALUE RATIOS(%)        LOANS          BALANCE        PRINCIPAL BALANCE
    -----------------------------------------      ---------    ---------------    -----------------
10.001 to  20.000................................        5      $    221,612.01           0.05%
20.001 to  30.000................................       18           731,555.21           0.16
30.001 to  40.000................................       32         1,957,965.35           0.42
40.001 to  50.000................................       77         6,417,835.92           1.39
50.001 to  60.000................................      185        15,031,296.90           3.25
60.001 to  70.000................................      572        63,592,365.61          13.73
70.001 to  80.000................................    1,611       205,255,122.38          44.32
80.001 to  90.000................................    1,161       163,588,584.23          35.33
90.001 to 100.000................................       43         6,279,542.30           1.36
                                                     -----      ---------------         ------
     Total.......................................    3,704      $463,075,879.91         100.00%
                                                     =====      ===============         ======

     The weighted average original Loan-to-Value Ratio of the Mortgage Loans is expected to be approximately 77.94%.

                           ORIGINAL TERMS TO MATURITY

                                                                                     PERCENTAGE OF
                                                                   AGGREGATE        MORTGAGE LOANS
                                                   NUMBER OF       SCHEDULED         BY AGGREGATE
                                                   MORTGAGE        PRINCIPAL           SCHEDULED
          RANGE OF MATURITIES (MONTHS)               LOANS          BALANCE        PRINCIPAL BALANCE
          ----------------------------             ---------    ---------------    -----------------
120..............................................        1      $     10,725.66           0.00%
180..............................................       17           885,984.51           0.19
240..............................................        2           106,692.18           0.02
334..............................................        1           126,111.45           0.03
360..............................................    3,683       461,946,366.11          99.76
                                                     -----      ---------------         ------
     Total.......................................    3,704      $463,075,879.91         100.00%
                                                     =====      ===============         ======

     The weighted average original term to maturity is approximately 360 months.

                   CUT-OFF DATE SCHEDULED PRINCIPAL BALANCES

                                                                                     PERCENTAGE OF
                                                                   AGGREGATE        MORTGAGE LOANS
                                                   NUMBER OF       SCHEDULED         BY AGGREGATE
                                                   MORTGAGE        PRINCIPAL           SCHEDULED
    RANGE OF SCHEDULED PRINCIPAL BALANCES($)         LOANS          BALANCE        PRINCIPAL BALANCE
    ----------------------------------------       ---------    ---------------    -----------------
       1 to  50,000..............................      490      $ 18,080,028.24           3.90%
 50,001 to 100,000...............................    1,370       104,038,023.50          22.47
100,001 to 150,000...............................      873       107,062,102.27          23.12
150,001 to 200,000...............................      455        79,078,487.60          17.08
200,001 to 250,000...............................      221        48,910,568.24          10.56
250,001 to 300,000...............................      110        30,282,477.24           6.54
300,001 to 350,000...............................       64        20,750,106.65           4.48
350,001 to 400,000...............................       39        14,703,872.79           3.18
400,001 to 450,000...............................       35        14,725,824.36           3.18
450,001 to 500,000...............................       21        10,147,758.86           2.19
500,001 to 550,000...............................        7         3,718,489.85           0.80
550,001 to 600,000...............................       14         8,108,114.27           1.75
600,001 to 650,000...............................        1           643,983.48           0.14
650,001 to 700,000...............................        2         1,340,651.69           0.29
700,001 to 750,000...............................        1           717,832.60           0.16
750,001 to 800,000...............................        1           767,558.27           0.17
                                                     -----      ---------------         ------
     Total.......................................    3,704      $463,075,879.91         100.00%
                                                     =====      ===============         ======

     The average Cut-off Date Scheduled Principal Balance is approximately $125,020.

                             CURRENT MORTGAGE RATES

                                                                                     PERCENTAGE OF
                                                                   AGGREGATE        MORTGAGE LOANS
                                                   NUMBER OF       SCHEDULED         BY AGGREGATE
                                                   MORTGAGE        PRINCIPAL           SCHEDULED
       RANGE OF CURRENT MORTGAGE RATES(%)            LOANS          BALANCE        PRINCIPAL BALANCE
       ----------------------------------          ---------    ---------------    -----------------
 6.001 to  6.500.................................        3      $    267,090.20           0.06%
 6.501 to  7.000.................................       17         2,313,551.61           0.50
 7.001 to  7.500.................................       42         7,227,387.88           1.56
 7.501 to  8.000.................................      122        20,265,832.80           4.38
 8.001 to  8.500.................................      290        45,099,172.10           9.74
 8.501 to  9.000.................................      548        84,116,455.04          18.16
 9.001 to  9.500.................................      586        82,102,786.70          17.73
 9.501 to 10.000.................................      794        94,754,061.22          20.46
10.001 to 10.500.................................      469        52,543,042.43          11.35
10.501 to 11.000.................................      390        39,963,186.72           8.63
11.001 to 11.500.................................      182        15,604,159.76           3.37
11.501 to 12.000.................................      123         9,136,392.45           1.97
12.001 to 12.500.................................       65         5,247,955.28           1.13
12.501 to 13.000.................................       40         2,337,418.65           0.50
13.001 to 13.500.................................       22         1,538,431.26           0.33
13.501 to 14.000.................................       11           558,955.81           0.12
                                                     -----      ---------------         ------
     Total.......................................    3,704      $463,075,879.91         100.00%
                                                     =====      ===============         ======

     The weighted average Mortgage Rate is approximately 9.61% per annum.

                            GEOGRAPHIC DISTRIBUTION

                                                                                     PERCENTAGE OF
                                                                   AGGREGATE        MORTGAGE LOANS
                                                   NUMBER OF       SCHEDULED         BY AGGREGATE
                                                   MORTGAGE        PRINCIPAL           SCHEDULED
                      STATE                          LOANS          BALANCE        PRINCIPAL BALANCE
                      -----                        ---------    ---------------    -----------------
California.......................................      950      $167,237,503.88          36.11%
Colorado.........................................      292        36,317,948.23           7.84
Oregon...........................................      228        27,789,600.99           6.00
Michigan.........................................      271        26,547,913.93           5.73
Utah.............................................      167        20,281,667.21           4.38
Texas............................................      221        19,532,641.85           4.22
Florida..........................................      210        18,732,772.08           4.05
Illinois.........................................      113        14,054,281.97           3.03
Washington.......................................      118        13,881,427.11           3.00
Minnesota........................................      122        13,290,255.75           2.87
New York.........................................       93        11,852,232.74           2.56
Nevada...........................................       67         8,826,327.28           1.91
Georgia..........................................       59         7,734,264.33           1.67
Arizona..........................................       52         6,792,299.11           1.47
Ohio.............................................       75         6,026,460.75           1.30
Hawaii...........................................       37         5,756,733.48           1.24
Idaho............................................       67         5,216,092.72           1.13
Maryland.........................................       33         5,148,658.53           1.11
Massachusetts....................................       42         4,972,059.79           1.07
New Jersey.......................................       27         3,883,975.41           0.84
Pennsylvania.....................................       43         3,627,811.67           0.78
New Mexico.......................................       36         3,594,846.78           0.78
Tennessee........................................       29         3,297,613.30           0.71
Missouri.........................................       33         3,151,228.55           0.68
Oklahoma.........................................       39         2,499,730.70           0.54
Iowa.............................................       33         2,485,948.31           0.54
North Carolina...................................       22         2,294,187.16           0.50
Louisiana........................................       29         2,269,809.42           0.49
Montana..........................................       25         2,218,216.31           0.48
South Carolina...................................       29         2,094,230.99           0.45
Wisconsin........................................       16         1,463,323.13           0.32
Indiana..........................................       25         1,380,725.00           0.30
Nebraska.........................................       13         1,263,866.76           0.27
Kansas...........................................       14         1,253,553.29           0.27
Connecticut......................................        6           963,017.49           0.21
Alabama..........................................       12           898,109.16           0.19
Kentucky.........................................       11           871,800.71           0.19
Wyoming..........................................       11           787,810.34           0.17
Maine............................................       11           705,250.62           0.15
Rhode Island.....................................        6           614,495.14           0.13
District of Columbia.............................        5           512,986.84           0.11
Arkansas.........................................        6           334,802.25           0.07
Mississippi......................................        3           245,117.10           0.05
New Hampshire....................................        1           216,380.05           0.05
Virginia.........................................        1            81,122.60           0.02
North Dakota.....................................        1            74,779.10           0.02
                                                     -----      ---------------         ------
     Total.......................................    3,704      $463,075,879.91         100.00%
                                                     =====      ===============         ======

                                  LOAN PURPOSE

                                                                                     PERCENTAGE OF
                                                                   AGGREGATE        MORTGAGE LOANS
                                                   NUMBER OF       SCHEDULED         BY AGGREGATE
                                                   MORTGAGE        PRINCIPAL           SCHEDULED
                  LOAN PURPOSE                       LOANS          BALANCE        PRINCIPAL BALANCE
                  ------------                     ---------    ---------------    -----------------
Purchase.........................................    1,591      $198,671,708.61          42.90%
Cash Out Refinance...............................    1,295       154,003,729.52          33.26
Rate/Term Refinance..............................      818       110,400,441.78          23.84
                                                     -----      ---------------         ------
     Total.......................................    3,704      $463,075,879.91         100.00%
                                                     =====      ===============         ======

                              OCCUPANCY STATUS(1)

                                                                                     PERCENTAGE OF
                                                                   AGGREGATE        MORTGAGE LOANS
                                                   NUMBER OF       SCHEDULED         BY AGGREGATE
                                                   MORTGAGE        PRINCIPAL           SCHEDULED
                OCCUPANCY STATUS                     LOANS          BALANCE        PRINCIPAL BALANCE
                ----------------                   ---------    ---------------    -----------------
Primary Home.....................................    3,384      $434,819,550.48          93.90%
Investment.......................................      264        22,347,445.30           4.83
Second Home......................................       56         5,908,884.13           1.28
                                                     -----      ---------------         ------
     Total.......................................    3,704      $463,075,879.91         100.00%
                                                     =====      ===============         ======

---------------
(1) Based upon representations of the related Mortgagors at the time of origination.

                                 PROPERTY TYPE

                                                                                      PERCENT OF
                                                                   AGGREGATE        MORTGAGE LOANS
                                                   NUMBER OF       SCHEDULED         BY AGGREGATE
                                                   MORTGAGE        PRINCIPAL           SCHEDULED
                  PROPERTY TYPE                      LOANS          BALANCE        PRINCIPAL BALANCE
                  -------------                    ---------    ---------------    -----------------
Single Family....................................    3,058      $380,941,727.86          82.26%
Planned Unit Development.........................      269        42,974,205.83           9.28
Condominium......................................      227        23,410,647.65           5.06
Two- to Four-Family..............................       96        11,083,265.74           2.39
Manufactured Housing.............................       53         4,628,576.49           1.00
Town House.......................................        1            37,456.34           0.01
                                                     -----      ---------------         ------
     Total.......................................    3,704      $463,075,879.91         100.00%
                                                     =====      ===============         ======

                             MAXIMUM MORTGAGE RATES

                                                                                      PERCENT OF
                                                                   AGGREGATE        MORTGAGE LOANS
                                                   NUMBER OF       SCHEDULED         BY AGGREGATE
                                                   MORTGAGE        PRINCIPAL           SCHEDULED
            RANGE OF MAXIMUM RATES(%)                LOANS          BALANCE        PRINCIPAL BALANCE
            -------------------------              ---------    ---------------    -----------------
10.501 to 11.000.................................        1      $    126,679.29           0.03%
11.501 to 12.000.................................        1            94,759.00           0.02
12.001 to 12.500.................................        3           267,090.20           0.06
12.501 to 13.000.................................       18         2,807,138.16           0.61
13.001 to 13.500.................................       47         8,554,799.64           1.85
13.501 to 14.000.................................      130        21,434,671.93           4.63
14.001 to 14.500.................................      276        42,555,079.37           9.19
14.501 to 15.000.................................      522        79,352,240.29          17.14
15.001 to 15.500.................................      568        79,117,907.52          17.09
15.501 to 16.000.................................      789        95,794,717.41          20.69
16.001 to 16.500.................................      453        48,421,759.50          10.46
16.501 to 17.000.................................      402        45,418,241.29           9.81
17.001 to 17.500.................................      208        17,830,239.09           3.85
17.501 to 18.000.................................      135        10,407,618.13           2.25
18.001 to 18.500.................................       69         5,769,167.89           1.25
18.501 to 19.000.................................       45         2,817,541.54           0.61
19.001 to 19.500.................................       22         1,592,993.41           0.34
19.501 to 20.000.................................       11           478,367.34           0.10
20.001 to 20.500.................................        4           234,868.91           0.05
                                                     -----      ---------------         ------
     Total.......................................    3,704      $463,075,879.91         100.00%
                                                     =====      ===============         ======

     The weighted average Maximum Rate of the Mortgage Loans is approximately 15.64% per annum.

                          REMAINING TERMS TO MATURITY

                                                                                      PERCENT OF
                                                                   AGGREGATE        MORTGAGE LOANS
                                                   NUMBER OF       SCHEDULED         BY AGGREGATE
                                                   MORTGAGE        PRINCIPAL           SCHEDULED
           RANGE OF MATURITY (MONTHS)                LOANS          BALANCE        PRINCIPAL BALANCE
           --------------------------              ---------    ---------------    -----------------
 61 to 120.......................................        1      $     10,725.66           0.00%
121 to 180.......................................       17           885,984.51           0.19
181 to 240.......................................        2           106,692.18           0.02
301 to 360.......................................    3,684       462,072,477.56          99.78
                                                     -----      ---------------         ------
     Total.......................................    3,704      $463,075,879.91         100.00%
                                                     =====      ===============         ======

     The weighted average remaining term to maturity of the Mortgage Loans is approximately 354 months.

                             MINIMUM MORTGAGE RATES

                                                                                      PERCENT OF
                                                                   AGGREGATE        MORTGAGE LOANS
                                                   NUMBER OF       SCHEDULED         BY AGGREGATE
                                                   MORTGAGE        PRINCIPAL           SCHEDULED
            RANGE OF MINIMUM RATES(%)                LOANS          BALANCE        PRINCIPAL BALANCE
            -------------------------              ---------    ---------------    -----------------
 5.001 to  5.500.................................        4      $    591,085.67           0.13%
 5.501 to  6.000.................................        4         1,142,795.88           0.25
 6.001 to  6.500.................................       21         1,834,353.28           0.40
 6.501 to  7.000.................................       32         5,671,254.24           1.22
 7.001 to  7.500.................................       55         9,625,730.49           2.08
 7.501 to  8.000.................................      135        22,100,084.87           4.77
 8.001 to  8.500.................................      308        46,450,359.99          10.03
 8.501 to  9.000.................................      570        86,908,174.53          18.77
 9.001 to  9.500.................................      598        82,666,282.10          17.85
 9.501 to 10.000.................................      776        91,564,088.44          19.77
10.001 to 10.500.................................      436        48,027,932.45          10.37
10.501 to 11.000.................................      363        36,789,511.93           7.94
11.001 to 11.500.................................      163        13,241,785.80           2.86
11.501 to 12.000.................................      114         8,186,986.43           1.77
12.001 to 12.500.................................       59         4,846,029.03           1.05
12.501 to 13.000.................................       36         2,021,254.68           0.44
13.001 to 13.500.................................       19           849,214.29           0.18
13.501 to 14.000.................................       11           558,955.81           0.12
                                                     -----      ---------------         ------
     Total.......................................    3,704      $463,075,879.91         100.00%
                                                     =====      ===============         ======

     The weighted average Minimum Rate of the Mortgage Loans is approximately 9.49% per annum.

                      GROSS MARGINS OF THE MORTGAGE LOANS

                                                                                      PERCENT OF
                                                                   AGGREGATE        MORTGAGE LOANS
                                                   NUMBER OF       SCHEDULED         BY AGGREGATE
                                                   MORTGAGE        PRINCIPAL           SCHEDULED
            RANGE OF GROSS MARGINS(%)                LOANS          BALANCE        PRINCIPAL BALANCE
            -------------------------              ---------    ---------------    -----------------
0.001 to 0.250...................................        1      $     97,505.21           0.02%
3.251 to 3.500...................................        1           199,365.73           0.04
3.751 to 4.000...................................        8         1,742,549.61           0.38
4.001 to 4.250...................................        1            63,413.60           0.01
4.251 to 4.500...................................        4           385,015.33           0.08
4.501 to 4.750...................................        5           480,268.76           0.10
4.751 to 5.000...................................       32         3,786,653.21           0.82
5.001 to 5.250...................................       77        10,356,416.86           2.24
5.251 to 5.500...................................      166        21,160,782.78           4.57
5.501 to 5.750...................................       99        12,569,220.79           2.71
5.751 to 6.000...................................      439        55,038,480.81          11.89
6.001 to 6.250...................................      272        37,026,648.00           8.00
6.251 to 6.500...................................      750        85,039,055.06          18.36
6.501 to 6.750...................................      238        27,447,535.27           5.93
6.751 to 7.000...................................    1,210       156,666,297.83          33.83
7.001 to 7.250...................................      256        35,060,898.01           7.57
7.251 to 7.500...................................       61         6,729,990.32           1.45
7.501 to 7.750...................................       29         3,793,884.96           0.82
7.751 to 8.000...................................       34         3,562,999.67           0.77
8.001 to 8.250...................................       13         1,078,887.12           0.23
8.251 to 8.500...................................        5           683,729.12           0.15
8.501 to 8.750...................................        2            53,679.85           0.01
9.501 to 9.750...................................        1            52,602.01           0.01
                                                     -----      ---------------         ------
     Total.......................................    3,704      $463,075,879.91         100.00%
                                                     =====      ===============         ======

     The weighted average Gross Margin of the Mortgage Loans is approximately 6.57% per annum.

                   NEXT ADJUSTMENT DATE OF THE MORTGAGE LOANS

                                                                                      PERCENT OF
                                                                   AGGREGATE        MORTGAGE LOANS
                                                   NUMBER OF       SCHEDULED         BY AGGREGATE
                                                   MORTGAGE        PRINCIPAL           SCHEDULED
              NEXT ADJUSTMENT DATE                   LOANS          BALANCE        PRINCIPAL BALANCE
              --------------------                 ---------    ---------------    -----------------
May 1998.........................................        1      $    273,777.44           0.06%
June 1998........................................      238        31,374,515.13           6.78
July 1998........................................      204        26,357,019.20           5.69
August 1998......................................       12         1,118,859.72           0.24
September 1998...................................       27         3,816,647.40           0.82
October 1998.....................................       98        12,393,030.36           2.68
November 1998....................................      295        38,177,592.64           8.24
December 1998....................................        1           104,557.26           0.02
January 1999.....................................        1            70,979.02           0.02
February 1999....................................        1           109,279.01           0.02
March 1999.......................................        5           376,783.46           0.08
May 1999.........................................        1           208,496.68           0.05
June 1999........................................        7           410,622.62           0.09
July 1999........................................       65         7,274,668.80           1.57
August 1999......................................       67         7,491,958.71           1.62
September 1999...................................      109        12,960,308.31           2.80
October 1999.....................................      285        38,711,951.61           8.36
November 1999....................................      888       111,612,884.24          24.10
December 1999....................................      739        90,237,645.18          19.49
January 2000.....................................      659        79,440,444.39          17.15
February 2000....................................        1           553,858.73           0.12
                                                     -----      ---------------         ------
     Total.......................................    3,704      $463,075,879.91         100.00%
                                                     =====      ===============         ======

    INITIAL FIXED TERM/SUBSEQUENT ADJUSTABLE RATE TERM OF THE MORTGAGE LOANS

                                                                                      PERCENT OF
                                                                   AGGREGATE        MORTGAGE LOANS
                                                   NUMBER OF       SCHEDULED         BY AGGREGATE
          INITIAL FIXED TERM/SUBSEQUENT            MORTGAGE        PRINCIPAL           SCHEDULED
              ADJUSTABLE RATE TERM                   LOANS          BALANCE        PRINCIPAL BALANCE
          -----------------------------            ---------    ---------------    -----------------
No Delayed Adjustment............................      874      $113,475,397.38          24.50%
Two Years/Twenty-Eight Years.....................    2,830       349,600,482.53          75.50
                                                     -----      ---------------         ------
     Total.......................................    3,704      $463,075,879.91         100.00%
                                                     =====      ===============         ======

                      PERIODIC CAPS OF THE MORTGAGE LOANS

                                                                                      PERCENT OF
                                                                   AGGREGATE        MORTGAGE LOANS
                                                   NUMBER OF       SCHEDULED         BY AGGREGATE
                                                   MORTGAGE        PRINCIPAL           SCHEDULED
                 PERIODIC CAP(%)                     LOANS          BALANCE        PRINCIPAL BALANCE
                 ---------------                   ---------    ---------------    -----------------
1.000............................................    3,572      $441,209,070.68          95.28%
1.500............................................      132        21,866,809.23           4.72
                                                     -----      ---------------         ------
     Total.......................................    3,704      $463,075,879.91         100.00%
                                                     =====      ===============         ======

                       INITIAL CAPS OF THE MORTGAGE LOANS

                                                                                      PERCENT OF
                                                                   AGGREGATE        MORTGAGE LOANS
                                                   NUMBER OF       SCHEDULED         BY AGGREGATE
                                                   MORTGAGE        PRINCIPAL           SCHEDULED
                 INITIAL CAP(%)                      LOANS          BALANCE        PRINCIPAL BALANCE
                 --------------                    ---------    ---------------    -----------------
1.000............................................    2,857      $348,051,860.61          75.16%
1.500............................................       42         5,938,375.81           1.28
2.000............................................        7           474,968.30           0.10
3.000............................................      797       108,475,681.55          23.43
6.000............................................        1           134,993.64           0.03
                                                     -----      ---------------         ------
     Total.......................................    3,704      $463,075,879.91         100.00%
                                                     =====      ===============         ======

THE INDEX

     The Six-Month LIBOR Index. The Index applicable to the determination of the Mortgage Rates for Mortgage Loans will be the average of the interbank offered rates for six-month United States dollar deposits in the London market, calculated as provided in the related Mortgage note and as most recently available either (i) as of the first business day of a specified period of time prior to such Adjustment Date, (ii) as of the business day of the month preceding the month of such Adjustment Date or (iii) the last business day of the second month preceding the month of such Adjustment Date occurs, as specified in the related Mortgage Note.

ASSIGNMENT OF THE MORTGAGE LOANS

     Pursuant to the Indenture, the Bond Issuer on the Closing Date will pledge, transfer, assign, set over and otherwise convey without recourse to the Bond Trustee in trust for the benefit of the Underlying Bondholder all right, title and interest of the Bond Issuer in and to each Mortgage Loan and all right, title and interest in and to all other assets included in the Collateral, including all principal and interest received on or with respect to the Mortgage Loans, exclusive of principal and interest due on or prior to the Cut-off Date.

     In connection with such transfer and assignment, the Bond Issuer will deliver or cause to be delivered to the Bond Trustee, or a custodian for the Bond Trustee, among other things, the original promissory note (the "Mortgage Note") (and any modification or amendment thereto) endorsed in blank without recourse, the original instrument creating a first lien on the related Mortgaged Property (the "Mortgage") with evidence of recording indicated thereon, an assignment in recordable form of the Mortgage, the title policy with respect to the related Mortgaged Property and, if applicable, all recorded intervening assignments of the Mortgage and any riders or modifications to such Mortgage Note and Mortgage (except for any such document not returned from the public recording office, which will be delivered to the Bond Trustee as soon as the same is available to the Bond Issuer) (collectively, the "Mortgage File"). Assignments of the Mortgage Loans to the Bond Trustee (or its nominee) will be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel, such recording is not required to protect the Bond Trustee's interest in the Mortgage Loans against the claim of any subsequent transferee or any successor to or creditor of the Bond Issuer.

     The Custodians for the Bond Trustee will review each Mortgage File on or prior to the Closing Date (or promptly after such Custodians' receipt of any document permitted to be delivered after the Closing Date) and if any document in a Mortgage File is found to be missing or defective in a material respect and the Bond Issuer does not cure such defect within 90 days of notice thereof from the Bond Trustee (or within such longer period not to exceed 180 days after the Closing Date as provided in the Mortgage Loan Purchase Agreement in the case of missing documents not returned from the public recording office), AmREIT will be obligated to purchase the related Mortgage Loan. Rather than purchase the Mortgage Loan as provided above, AmREIT may remove such Mortgage Loan (a "Deleted Mortgage Loan") from the Collateral and substitute in its place another mortgage loan (a "Replacement Mortgage Loan"). Any Replacement Mortgage Loan generally will, on the date of substitution, among other characteristics set forth in the Mortgage Loan Purchase

Agreement, (i) have a principal balance, after deduction of all Scheduled Payments due in the month of substitution, not in excess of, and not more than 5% less than, the Scheduled Principal Balance of the Deleted Mortgage Loan (the amount of any shortfall to be deposited in the Bond Account by AmREIT and held for distribution to the Bondholders on the related Distribution Date (a "Substitution Adjustment Amount")), (ii) have a Mortgage Rate not lower than, and not more than 1% per annum higher than, that of the Deleted Mortgage Loan,
(iii) have a Loan-to-Value Ratio not higher than that of the Deleted Mortgage Loan, (iv) have a remaining term to maturity not greater than (and not more than less than) that of the Deleted Mortgage Loan, and (v) comply with all of the representations and warranties set forth in the Mortgage Loan Purchase Agreement as of the date of substitution. This cure, purchase or substitution obligation constitutes the sole remedy available to Certificateholders or the Bond Trustee for omission of, or a material defect in, a Mortgage Loan document.

UNDERWRITING GUIDELINES

     All of the Mortgage Loans have been purchased by AmREIT in the ordinary course of business directly from the Originators or in the secondary mortgage market. AmREIT approves individual institutions as eligible Originators after an evaluation of certain criteria, including the Originator's mortgage origination and servicing experience and financial stability. Each Originator and/or the entity from which AmREIT purchased the Mortgage Loans has represented and warranted that all Mortgage Loans originated and/or sold by it will have been underwritten in accordance with standards consistent with those utilized by mortgage lenders generally during the period of origination and have been originated by entities that satisfy the criteria for originators of loans that are eligible for inclusion in "mortgage-related securities."

     The following is a general summary of the Underwriting Guidelines believed by the Depositor to be generally applied, with some variation, by each Originator. It does not purport to be a complete description of the underwriting standards of any of the Originators.

     The Underwriting Guidelines are primarily intended to evaluate the value and adequacy of the mortgaged property as collateral; such guidelines are also intended, to a lesser extent, to consider the mortgagor's credit standing and repayment ability. On a case-by-case basis, the Originators may determine that, based upon compensating factors, a prospective mortgagor not strictly qualifying under the applicable underwriting guidelines warrants an underwriting exception. Compensating factors may include, but are not limited to, low loan-to-value ratio, low debt-to-income ratio, good credit history, stable employment, financial reserves, and time in residence at the applicant's current address. A significant number of the Mortgage Loans may represent such underwriting exceptions.

     Under the Underwriting Guidelines, the Originators review and verify the loan applicant's sources of income (except under the stated income programs), calculate the amount of income from all such sources indicated on the loan application, review the credit history of the applicant and calculate the debt-to-income ratio to determine the applicant's ability to repay the loan, and review the mortgaged property for compliance with the Underwriting Guidelines. The Underwriting Guidelines are applied in accordance with a procedure that generally requires (i) an appraisal of the mortgaged property that conforms to FNMA and FHLMC standards and (ii) a review of such appraisal, which review may be conducted by the Originator's staff appraiser or representative and, depending upon the original principal balance and loan-to-value ratio of the mortgaged property, may include a review of the original appraisal or a drive-by review appraisal of the mortgaged property. The Underwriting Guidelines generally permit single-family loans with loan-to-value ratios at origination of up to 90% (or, with respect to certain Mortgage Loans, up to 95%) for the highest credit grading category (80% under the stated income programs), depending on the creditworthiness of the mortgagor and, in some cases, the type and use of the property and the debt-to-income ratio. Under the Underwriting Guidelines, the maximum combined loan-to-value ratio for purchase money mortgage loans may differ from those applicable to refinancings.

     The Mortgage Loans were originated on the basis of loan application packages submitted through mortgage brokerage companies or at the related Originator's retail branches or were purchased from originators approved by the Originators. Loan application packages submitted through mortgage brokerage companies, containing in each case relevant credit, property and underwriting information on the loan request, are compiled by the applicable mortgage brokerage company and submitted to the Originator for approval and funding. The mortgage brokerage companies receive all or a portion of the loan origination fee charged to the mortgagor at the time the loan is made.

     Each prospective borrower completes an application that includes information with respect to the applicant's liabilities, income (except with respect to certain "No Documentation" mortgage loans described below) and employment history, as well as certain other personal information. Each Originator requires a credit report on each applicant from a credit reporting company. The report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, repossession, suits or judgments.

     Mortgaged properties that are to secure mortgage loans are generally appraised by qualified independent appraisers. Each appraisal includes a market data analysis based on recent sales of comparable homes in the area and, where deemed appropriate, replacement cost analysis based on the current cost of constructing a similar home. Except with respect to purchase money mortgage loans, independent appraisals are generally reviewed by the related Originators before the loan is funded, and a drive-by review or appraisal is generally performed in connection with loan amounts over a certain predetermined dollar amount established for each state. With respect to purchase money mortgage loans, an independent appraisal may or may not be reviewed by the Originator.

     The Underwriting Guidelines are less stringent than the standards generally acceptable to FNMA and FHLMC. Mortgagors who qualify under the Underwriting Guidelines generally have payment histories and debt ratios that would not satisfy FNMA and FHLMC underwriting guidelines and may have a record of major derogatory credit items such as outstanding judgments or prior bankruptcies. The Underwriting Guidelines establish the maximum permitted loan-to-value ratio for each loan type based upon these and other risk factors. Because such Underwriting Guidelines do not conform to FNMA or FHLMC guidelines, the Mortgage Loans are likely to experience higher rates of delinquency, foreclosure and bankruptcy than if they had been underwritten to a higher standard. See "RISK FACTORS -- Underwriting Standards and Potential Delinquencies" herein.

     In general, a substantial majority of the Mortgage Loans were originated consistent with and generally conform to "Full Documentation," "Limited Documentation," or "Stated Income Documentation" residential loan programs. Under each of such programs, the related Originator generally reviews the applicant's source of income, calculates the amount of income from sources indicated on the loan application or similar documentation, reviews the credit history of the applicant, calculates the debt service-to-income ratio to determine the applicant's ability to repay the loan, and reviews the type and use of the property being financed. The Underwriting Guidelines require that mortgage loans be underwritten according to a standardized procedure that complies with applicable federal and state laws and regulations and requires the Originator's underwriters to be satisfied that the value of the property being financed, as indicated by an appraisal and a review of the appraisal, supports the outstanding loan balance. The Underwriting Guidelines permit one- to four-family loans to have loan-to-value ratios at origination of generally up to 90% (or, in certain cases, 95%), depending on, among other things, the loan documentation program, the purpose of the mortgage loan, the mortgagor's credit history, and repayment ability, as well as the type and use of the property. With respect to mortgage loans secured by mortgaged properties acquired by a mortgagor under a "lease option purchase," the loan-to-value ratio of the related mortgage loan is generally based on the appraised value at the time of origination of such mortgage loan.

     Certain of the Mortgage Loans were originated under "No Documentation" programs, pursuant to which no information was obtained regarding the borrowers' income or employment and there was no verification of the borrowers' assets.

     Under the Full Documentation programs, applicants generally are required to submit two written forms of verification of stable income for 24 months (or, if certain loan-to-value ratio guidelines are met, for 12 months). Under the Limited Documentation programs, generally one such form of verification is required for six or 12 months, depending upon the practices of the applicable Originator. Under the Stated Income

Documentation programs, generally an applicant may be qualified based upon monthly income as stated on the mortgage loan application if the applicant meets certain criteria. All the foregoing programs typically require that with respect to each applicant, there be a telephone verification of the applicant's employment. Verification of the source of funds (if any) required to be deposited by the applicant into escrow in the case of a purchase money loan is generally required under the Full Documentation program guidelines, except, with respect to certain Originators, in the case of mortgage loans with loan-to-value ratios below a specified level. Generally, no such verification is required under the other programs.

     Under the Underwriting Guidelines, various risk categories are used to grade the likelihood that the mortgagor will satisfy the repayment conditions of the mortgage loan. These categories establish the maximum permitted loan-to-value ratio and loan amount, given the occupancy status of the mortgage property and the mortgagor's credit history and debt ratio. In general, higher credit risk mortgage loans are graded in categories that permit higher debt ratios and more (or more recent) major derogatory credit items such as outstanding judgments or prior bankruptcies; however, the Underwriting Guidelines establish lower maximum loan-to-value ratios and maximum loan amounts for loans graded in such categories.

     A substantial portion of the Mortgage Loans were classified by the related Originators in relatively low -- that is, relatively higher risk -- credit categories. The incidence of delinquency, default and bankruptcy with respect to such Mortgage Loans is expected to be greater than if such Mortgage Loans had been classified in relatively higher categories.

     Substantially all of the Mortgage Loans are residential Mortgage Loans made to borrowers with credit ratings below the conforming Mortgage Loan underwriting guidelines ("Sub-prime Mortgage Loans"). The following matrix generally describes the underwriting criteria employed by AmREIT in evaluating the credit quality of Sub-prime Mortgage Loans. Such underwriting criteria may differ from the criteria employed by the Originators of the Mortgage Loans.

                               CREDIT GRADE TABLE

                                                                               MAXIMUM
                                                                        LOAN-TO-VALUE* RATIOS
        MAXIMUM MORTGAGE                                           -------------------------------        MAXIMUM
CREDIT    DELINQUENCIES                                            PROPERTY    OWNER     NON-OWNER    DEBT-TO-INCOME
LEVEL   DURING LAST YEAR               CONSUMER CREDIT               TYPE     OCCUPIED   OCCUPIED         RATIOS
------  ----------------               ---------------             --------   --------   ---------   -----------------
  A      Up to one 30-day   Generally excellent credit for the     SFR/PUD     85-90%     75-80%            45%
                            last two years, with only minor
                            derogatory accounts permitted. No      Condo's/    75-80%     70-75%
                            bankruptcy, discharge, or notice of        2-4
                            default filings during preceding         units
                            three years.
  A-     Up to two 30-day   Generally good credit for the last     SFR/PUD     85-90%     75-80%            45%
                            two years, with minor derogatory
                            accounts permitted. Overall credit     Condo's/    75-80%     70-75%
                            paid as agreed. No bankruptcy,             2-4
                            discharge, or notice of default          units
                            filings during preceding two years.
  B      Up to four         Satisfactory credit with recurring     SFR/PUD     80-85%     70-75%            50%
         30-day             30-day accounts & minor 60-day
                            accounts. Isolated judgements and      Condo's/    70-75%     65-70%
                            charge-offs permitted on a                 2-4
                            case-by-case basis. No bankruptcy,       units
                            discharge, or notice of default
                            filings during preceding two years.
  B-     One-60-day         Satisfactory credit with recurring     SFR/PUD     80-85%     70-76%            50%
                            30-day accounts & minor 60-day
                            accounts. Isolated judgements and      Condo's/    70-75%     65-70%
                            charge-offs permitted on a                 2-4
                            case-by-case basis. No bankruptcy,       units
                            discharge, or notice of default
                            filings during preceding two years.
  C      Up to One-90-day   Generally poor credit, as the          SFR/PUD     70-75%     65-70%            55%
                            applicant may have experienced
                            significant credit problems in the     Condo's/    65-70%     60-65%
                            past, including judgements, charge-        2-4
                            offs and collection accounts. On a       units
                            case-by-case basis, a notice of
                            default/ foreclosure filing may have
                            occurred in the last twelve months
                            with a good explanation. Not
                            currently in bankruptcy, but may have
                            recently occurred with proof of
                            dismissal/ discharge.
 C-/D    Up to One 120-     High-risk credit, as the applicant     SFR/PUD     70-75%     65-70%            60%
         day                may be currently experiencing
                            significant credit problems,           Condo's/    65-70%     60-65%
                            including being subject to notice of       2-4
                            default/ foreclosure filings or          units
                            currently in bankruptcy.

---------------

* The maximum Loan-To-Value ("LTV") set forth in the Table is for borrowers providing Full Documentation. The LTV is reduced 5% for Limited Documentation and 10% for Stated Income Documentation applications, if applicable.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Certificates will be issued pursuant to a Trust Agreement, dated as of June 1, 1998 (the "Trust Agreement"), between the Depositor and the Certificate Trustee. The form of Trust Agreement has been filed as an exhibit to the Registration Statement of which the Prospectus Supplement and the Prospectus is a part. The following is a summary of the material terms of the Offered Certificates. Reference is made to the Prospectus for important additional information regarding the terms and conditions of the Trust Agreement and the Certificates. When particular provisions or terms used in the Trust Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference.

     The Mortgage-Backed Callable Certificates, Series 1998-1 (the "Certificates") will consist of the Class A-1 Certificates and the Class A-2 Certificates (the "Class A-1 Certificates" and the "Class A-2 Certificates," respectively, and collectively, the "Senior Certificates"), the Class M-1 Certificates and the Class M-2 Certificates (collectively, the "Mezzanine Certificates"), the Class B Certificates, the Class X Certificate and the Class O Certificate (the "Ownership Certificate"). The Mezzanine Certificates, the Class B Certificates and the Class X Certificate are collectively referred to sometimes herein as the "Subordinate Certificates" and the Class M-1 Certificates are referred to herein as the "Offered Subordinate Certificates." Only the Senior Certificates and the Class M-1 Certificates (the "Offered Certificates") are offered hereby.

     Each Class of Offered Certificates will have the respective approximate initial aggregate Certificate Principal Amount (a "Class Certificate Principal Amount") set forth or described on the cover page hereof. The Class X Certificate (which does not have a stated Class Certificate Principal Amount) will be entitled to certain amounts released from the Reserve Fund in excess of the Required Reserve Fund Amount (as more fully described herein). The Ownership Certificate will not have a Class Certificate Principal Amount and will not bear interest. The aggregate Certificate Principal Amount of the Certificates, and the initial Class Certificate Principal Amount of each Class of Offered Certificates, may be increased or decreased by up to five percent to the extent that the Cut-off Date Balance of the Mortgage Loans is increased or decreased as described under "Trust Fund Assets -- The Mortgage Pool."

     The Senior Certificates in the aggregate will evidence an initial beneficial ownership interest of approximately 82.32% in the initial Bond Principal Balance; the Mezzanine Certificates in the aggregate will evidence approximately 13.88% of the undivided interest in the initial Bond Principal Balance; and the Class B Certificates evidence in the aggregate the remaining 3.80% undivided interest in the initial Bond Principal Balance.

     Distributions on the Offered Certificates will be made on each Distribution Date, commencing in June 1998, to Certificateholders of record on the applicable Record Date. The "Record Date" for each Distribution Date will be the close of business on the Business Day immediately preceding such Distribution Date. A "Business Day" is generally any day other than a Saturday or Sunday or a day on which banks in New York, North Carolina, Minnesota or Maryland (or, as to each Servicer, such other states as are specified in the related Servicing Agreement) are closed.

     Distributions on the Offered Certificates will be made to each registered holder entitled thereto, either (i) by check mailed to the address of such Certificateholder as it appears on the books of the Certificate Trustee, or (ii) at the request, submitted to the Certificate Trustee in writing at least five Business Days prior to the related Record Date, of any holder of an Offered Certificate having an initial Certificate Principal Amount of not less than $2,500,000, by wire transfer (at the expense of such holder) in immediately available funds; provided, that the final distribution in respect of any Offered Certificate will be made only upon presentation and surrender of such Certificate at the Corporate Trust Office of the Trustee. See "-- The Trustee" herein.

     The Offered Certificates (the "Book-Entry Certificates") will be issued, maintained and transferred on the book-entry records of The Depository Trust Company ("DTC") and its Participants (as defined herein). The Book-Entry Certificates will be issued in minimum denominations of $100,000 and integral multiples of $1 in excess thereof.

     Each Class of Book-Entry Certificates will be represented by one or more certificates registered in the name of the nominee of DTC. The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. No person acquiring an interest in a Book-Entry Certificate (each, a "Beneficial Owner") will be entitled to receive a certificate representing such person's interest (a "Definitive Certificate"), except as set forth below under "-- Book-Entry Registration -- Definitive Certificates." Unless and until Definitive Certificates are issued for the Book-Entry Certificates under the limited circumstances described herein, all references to actions by Certificateholders with respect to the Book-Entry Certificates shall refer to actions taken by DTC upon instructions from its Participants, and all references herein to distributions, notices, reports and statements to Certificateholders with respect to the Book-Entry Certificates shall refer to distributions, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Book-Entry Certificates, for distribution to Beneficial Owners by DTC in accordance with DTC procedures.

BOOK-ENTRY REGISTRATION

     General. Beneficial Owners will hold their Certificates through DTC in the United States, or Cedel or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems. Each Class of Book-Entry Certificates will be issued in one or more certificates that equal the initial Class Certificate Principal Amount of the related Class of Offered Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Cedel and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries names on the books of DTC. Citibank will act as depositary for Cedel and Chase will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively, the "European Depositaries"). Beneficial Owners will not be entitled to receive a physical certificate representing such Certificate (a "Definitive Certificate"). Unless and until Definitive Certificates are issued, it is anticipated that the only "Certificateholder" of the Offered Certificates will be Cede & Co., as nominee of DTC. Beneficial Owners will not be Certificateholders as that term is used in the Agreement. Beneficial Owners are only permitted to exercise their rights indirectly through Participants and DTC.

     The beneficial owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm (a "Participant") that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC participant and on the records of Cedel or Euroclear, as appropriate).

     Beneficial Owners will receive all distributions of principal of, and interest on, the Offered Certificates from the Certificate Trustee through DTC and DTC participants. While the Offered Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Offered Certificates and is required to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Participants and indirect participants with whom Beneficial Owners have accounts with respect to Offered Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not possess certificates, the Rules provide a mechanism by which Beneficial Owners will receive distributions and will be able to transfer their interest.

     Beneficial Owners will not receive or be entitled to receive certificates representing their respective interests in the Offered Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Beneficial Owners who are not Participants may transfer ownership of Offered Certificates only through Participants and indirect participants by instructing such Participants and indirect participants to transfer Offered Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Offered Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfer of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Beneficial Owners.

     Because of time zone differences, credits of securities received in Cedel or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Cedel Participants on such business day.

Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel Participant (as defined below) or Euroclear Participant (as defined below) to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Certificates, see "FEDERAL INCOME TAX CONSEQUENCES -- Treatment of Foreign Investors" and "GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES -- Certain U.S. Federal Income Tax Documentation Requirements" in Annex I hereto.

     Transfers between Participants will occur in accordance with DTC rules. Transfers between Cedel Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedel Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with the DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

     DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

     Cedel is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for its participating organizations ("Cedel Participants") and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedel in any of 28 currencies, including United States dollars. Cedel provides to its Cedel Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally-traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulation by the Luxembourg Monetary Institute. Cedel participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for its participants ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions on the Book-Entry Certificates will be made on each Distribution Date by the Certificate Trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payment to the beneficial owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Certificates that it represents.

     Under a book-entry format, beneficial owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Certificate Trustee to Cede. Distributions with respect to Certificates held through Cedel or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "FEDERAL INCOME TAX CONSEQUENCES -- Treatment of Foreign Investors" herein. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Certificates to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

     Monthly and annual reports to the Certificate Trust will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such beneficial owners are credited.

     DTC has advised the Certificate Trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the Trust Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Cedel or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the Trust Agreement on behalf of a Cedel Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Offered Certificates.

     Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Book-Entry Certificates among participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     Neither the Depositor, AmREIT, the Master Servicer or the Certificate Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     Definitive Certificates. Definitive Certificates will be issued to Beneficial Owners or their nominees, respectively, rather than to DTC or its nominee, only if the (a) DTC or the Depositor advises the Certificate Trustee in writing that the DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Certificates and the Depositor or the Certificate Trustee is unable to locate a qualified successor; (b) the Depositor, at its sole option, elects to terminate a book-entry system through the DTC; or (c) after the occurrence of a Certificate Event of Default, beneficial owners having Percentage Interests aggregating not less than 51% of all Percentage Interests evidenced by each Class of the Book-Entry Certificates advise the Certificate Trustee and DTC through Financial Intermediaries in writing that continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners. Upon the occurrence of any such event, the Certificate Trustee is required to direct DTC to notify Participants who have ownership of Book-Entry Certificates as indicated on the records of DTC of the availability of Definitive Certificates for their Book-Entry Certificates. Upon surrender by DTC of the Definitive Certificates representing the Book-Entry Certificates and upon receipt of instructions from DTC for re-registration, the Certificate Trustee will re-issue the Book-Entry Certificates as Definitive Certificates in the respective principal amounts owned by individual Beneficial Owners, and thereafter the Certificate Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Trust Agreement.

PAYMENTS ON MORTGAGE LOANS; ACCOUNTS

     On or prior to the Closing Date, the Master Servicer will establish an account (the "Bond Account") with the Bond Trustee, which shall be maintained (as a separate trust account) by the Master Servicer in trust for the benefit of the Trust as holder of the Underlying Bond. Funds credited to the Bond Account may be invested for the benefit and at the risk of the Master Servicer in Eligible Investments, as defined in the Master Servicing Agreement, that are scheduled to mature on or prior to the Business Day preceding the next Distribution Date. On each Distribution Date, the Master Servicer shall withdraw from the Bond Account the Interest Remittance Amount and the Principal Remittance Amount and shall deposit such amounts in an account established and maintained with the Certificate Trustee on behalf of Certificateholders (the "Distribution Account").

DISTRIBUTIONS OF INTEREST

     The amount of interest distributable on each Distribution Date in respect of each Class of Certificates will equal the sum of Current Interest, any applicable Basis Risk Shortfall or Unpaid Basis Risk Shortfall and any Carryforward Interest (each as defined herein) for such date, to the extent of the Interest Distribution Amount on such Distribution Date. Interest will accrue on the Offered Certificates on the basis of a 360-day year and the actual number of days elapsed in each Accrual Period.

     The "Certificate Interest Rate" for each Class of Offered Certificates will be the applicable per annum rate described on the cover page hereof (and the Certificate Interest Rates of the Class M-2 Certificates and the Class B Certificates will be the same formulation as the Certificate Interest Rate for the Class M-1 Certificates except that the applicable spread over LIBOR for the Class M-2 Certificates will be 0.70% (the "Class M-2 Spread") and the applicable spread over LIBOR for the Class B Certificates will be 1.40% (the "Class B Spread"); provided, that on any Distribution Date after which the Bond Principal Balance is less than 35% at the initial Bond Principal Balance, then with respect to each succeeding Distribution Date the

Class A-1 Spread will be increased to 0.18%, the Class A-2 Spread will be increased to 0.42%, the Class M-1 Spread will be increased to 1.00%, the Class M-2 Spread will be increased to 1.20% and the Class B Spread will be increased to 1.90%. Each of the Class A-1 Spread, the Class A-2 Spread, the Class M-1 Spread, the Class M-2 Spread and the Class B Spread is referred to herein as the "Spread" applicable to such Class. The "Net Mortgage Rate" for any Mortgage Loan at any time equals the Mortgage Rate thereof minus the Expense Fee Rate as described in the Summary under "Master Servicer and Servicers". The "Certificate Principal Amount" of any Offered Certificate will equal such Certificate Principal Amount as of the Closing Date as reduced by all amounts previously distributed on such Certificate in respect of principal and any Applied Loss Amount previously allocated thereto.

     The Class X Certificate is an interest-only certificate and will have a notional principal balance equal at all times to the principal balance of the Underlying Bond. Distributions to the Class X Certificate will be fully subordinate to payments of principal and interest on the Senior and other Subordinate Certificates. For each Accrual Period, interest will accrue on the Class X Certificate notional principal balance at a rate (the "Class X Certificate Rate") equal to the excess, if any, of (i) the Bond Interest Rate over (ii) a rate generally equal to LIBOR plus a spread that equals the weighted average (based upon the outstanding principal balance of such Class) of the Class A-1 Spread, the Class A-2 Spread, the Class M-1 Spread, the Class M-2 Spread, and the Class B Spread (as those terms are defined herein).

     With respect to any Distribution Date and each Class of Certificates, to the extent that (a) the amount that would be payable if clause (i) or (ii) of the definition of Certificate Interest Rate on the cover page hereof applicable to any Class of Offered Certificates is used to calculate interest exceeds (b) the amount that would be payable if the Bond Interest Rate applies (such excess, a "Basis Risk Shortfall"), the holders of Certificates of such Class will be entitled to the amount of such Basis Risk Shortfall or Unpaid Basis Risk Shortfall with interest thereon at the applicable Certificate Interest Rate from available funds on subsequent Distribution Dates. The "Unpaid Basis Risk Shortfall" for any Class of Offered Certificates on any Distribution Date will equal the aggregate of all Basis Risk Shortfalls for such Class for all previous Distribution Dates, together with interest thereon at the applicable Certificate Interest Rate, less all payments made to the holders of such Class of Certificates in respect of such Basis Risk Shortfalls on or prior to such Distribution Date. Similarly, with respect to any Bond Distribution Date, to the extent that (a) the amount that would be payable if clause (i) or (ii) of the definition of Bond Interest Rate is used to calculate interest on the Underlying Bond exceeds (b) the amount that would be payable if the Net Funds Cap applies (such excess, a "Bond Basis Risk Shortfall"), the holder of the Underlying Bond will be entitled to the amount of such Bond Basis Risk Shortfall or Bond Unpaid Basis Risk Shortfall with interest thereon at the Bond Interest Rate from available funds on subsequent Bond Distribution Dates. The "Bond Unpaid Basis Risk Shortfall" on any Bond Distribution Date will equal the aggregate of all Bond Basis Risk Shortfalls for all previous Distribution Dates, together with interest thereon at the Bond Interest Rate, less all payments made to the holder of the Underlying Bond in respect of Bond Basis Risk Shortfalls on or prior to such Bond Distribution Date.

     "Current Interest" with respect to each Class of Offered Certificates will equal, with respect to any Distribution Date, the aggregate amount of interest accrued at the applicable Certificate Interest Rate during the related Accrual Period on the Class Certificate Principal Amount of such Class (or notional balance in the case of the Class X Certificate). "Carryforward Interest" with respect to each Class of Offered Certificates will equal, with respect to any Distribution Date, the sum of (i) the amount, if any, by which (x) the sum of
(A) Current Interest for such Class for the immediately preceding Distribution Date and (B) any unpaid Carryforward Interest from previous Distribution Dates exceeds (y) the amount distributed in respect of interest on such Class on such immediately preceding Distribution Date, and (ii) interest on such amount for the related Accrual Period at the applicable Certificate Interest Rate.

     The "Interest Distribution Amount" with respect to any Distribution Date will be equal the amount of interest received for such Distribution Date from the Underlying Bond, which will be equal to one month's interest (calculated on the basis of the actual number of days elapsed and a year of 360 days) on the outstanding Bond Principal Balance at the then applicable Bond Interest Rate plus other amounts received with respect to interest as described at "DESCRIPTION OF THE UNDERLYING BOND -- Bond

Interest". Such amount will be payable from amounts allocable to interest on the Mortgage Loans (the "Interest Remittance Amount") equal to (i) all interest collected (other than Payaheads) or advanced in respect of Scheduled Payments on the Mortgage Loans, including any prepayment premiums or penalties, during the related Collection Period (less (x) expenses calculated at the Expense Fee Rate and (y) unreimbursed Advances and other amounts due to the Master Servicer, the Servicers or the Bond Trustee, to the extent allocable to interest), (ii) all Compensating Interest (as defined herein) paid by the Master Servicer or any Servicer with respect to the related Prepayment Period, (iii) the portion of any Substitution Amount (as defined herein) paid during the related Prepayment Period (as defined herein) allocable to interest, and (iv) all Net Liquidation Proceeds and any other recoveries collected during the related Prepayment Period, to the extent allocable to interest, as reduced in each case by unreimbursed Advances and other amounts due to the Master Servicer, the Servicers or the Bond Trustee, to the extent allocable to interest.

     A "Payahead" is generally any Scheduled Payment intended by the related borrower to be applied in a Collection Period subsequent to the Collection Period in which such payment was received.

     The "Substitution Amount" will be generally equal to the amount, if any, by which the Scheduled Principal Balance of a Mortgage Loan required to be removed from the Mortgage Pool due to a breach of representation or warranty or defective documentation exceeds the principal balance of the related substitute Mortgage Loan, plus unpaid interest accrued thereon at the applicable Remittance Rate through the end of the Collection Period during which such substitution occurs. The "Remittance Rate" for any Mortgage Loan at any time equals the Mortgage Rate thereof minus the Master Servicing Fee Rate and the Servicing Fee Rate (or Basic Fee Rate, as applicable).

     On each Distribution Date, the Interest Distribution Amount for such date will be distributed in the following order of priority:

            (i) pro rata, to the Class A-1 and Class A-2 Certificates, Current Interest for each such Class and such Distribution Date and any Carryforward Interest for each such Class and such Distribution Date;

           (ii) to the Class M-1 Certificates, Current Interest for such Class and such Distribution Date;

           (iii) to the Class M-2 Certificates, Current Interest for such Class and such Distribution Date;

           (iv) to the Class B Certificates, Current Interest for such Class and such Distribution Date;

            (v) pro rata, to the Class A-1 and Class A-2 Certificates, any Basis Risk Shortfall and Unpaid Basis Risk Shortfall for each such Class and such Distribution Date;

           (vi) to the Class M-1 Certificates, any Basis Risk Shortfall and Unpaid Basis Risk Shortfall for such Class and such Distribution Date;

           (vii) to the Class M-2 Certificates, any Basis Risk Shortfall and Unpaid Basis Risk Shortfall for such Class and such Distribution Date;

           (viii) to the Class B Certificates, any Basis Risk Shortfall and Unpaid Basis Risk Shortfall for such Class and such Distribution Date;

           (ix) to the Class M-1 Certificates, any Carryforward Interest for such Class and such Distribution Date;

            (x) to the Class M-2 Certificates, any Carryforward Interest for such Class and such Distribution Date;

           (xi) to the Class B Certificates, any Carryforward Interest for such Class and such Distribution Date; and

           (xii) to the Class X Certificate, Current Interest for such Class and such Distribution Date.

     As to any Distribution Date, to the extent a Bond Overcollaterization Deficiency exists after distributions on the Underlying Bond required for such Distribution Date, amounts otherwise distributable to the holder of the Class X Certificate will be deposited in the Reserve Fund (as defined herein) until the amount in the Reserve Fund equals the Required Reserve Fund Amount (as defined herein).

     When a principal prepayment in full is made on a Mortgage Loan, the borrower is charged interest only to the date of such prepayment, instead of for a full month, with a resulting reduction in interest payable for the month during which the prepayment is made. Prepayments in part may be applied, depending upon the practices of the applicable Servicer, as of the date of receipt or as of the first day of the related Prepayment Period. Full or partial prepayments (or proceeds of other liquidations) received in any calendar month will be distributed to Offered Certificateholders on the Distribution Date following the applicable Prepayment Period. To the extent that, as a result of a full or partial prepayment, a mortgagor is not required to pay a full month's interest on the amount prepaid, a shortfall in the amount available to make distributions of interest on the related Certificates could result. The difference between one month's interest at the Mortgage Rate, as reduced by the Servicing Fee Rate (or Basic Fee Rate) and the Master Servicing Fee Rate, on a Mortgage Loan as to which a voluntary prepayment has been made and the amount of interest actually received in connection with such prepayment is a "Prepayment Interest Shortfall." With respect to prepayments in full, but not in part, the applicable Servicer is generally obligated to fund any resulting Prepayment Interest Shortfalls (such payment obligation being limited to the applicable Servicer's Servicing Fee or Basic Fee, as applicable). The Master Servicer is obligated to reduce its Aggregate Master Servicing Compensation (as defined herein) for the related Distribution Date to the extent necessary to fund any Prepayment Interest Shortfalls required to be paid and not paid by the applicable Servicer. See "SERVICING OF THE MORTGAGE LOANS -- Prepayment Interest Shortfalls" herein. Any such payment by a Servicer or the Master Servicer is referred to herein as "Compensating Interest." Any Prepayment Interest Shortfalls not funded by the Servicers or the Master Servicer or from excess interest to the extent provided in the Trust Agreement ("Net Prepayment Interest Shortfalls") will (i) in the case of the Underlying Bond, be allocated in reduction of the Interest Distribution Amount and (ii) in the case of each Class of Certificates, be allocated pro rata, in reduction thereof.

DETERMINATION OF LIBOR

     LIBOR will be determined by the Master Servicer in accordance with the following provisions:

     On the second London Banking Day (as defined below) immediately preceding the first day of each Accrual Period (each, a "LIBOR Determination Date"), (except with respect to the first Accrual Period) the Certificate Trustee will determine the arithmetic mean of the LIBOR quotations for one-month Eurodollar deposits ("LIBOR") for the succeeding Accrual Period on the basis of the offered LIBOR quotations provided to the Certificate Trustee as of 11:00 a.m. (London time) on such LIBOR Determination Date. As used herein with respect to a LIBOR Determination Date, "London Banking Day" means any day on which commercial banks and foreign exchange markets settle payments in London and New York City; "Reference Banks" means four leading banks engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) whose quotations appear on the Bloomberg Screen LIUS01M Index Page on the LIBOR Determination Date in question and (iii) which have been designated as such by the Certificate Trustee and are able and willing to provide such quotations to the Certificate Trustee on each LIBOR Determination Date; and "Bloomberg Screen LIUS01M Index Page" means the display designated as page "LIUS01M" on the Bloomberg Financial Markets Commodities News (or such other pages as may replace such page on that service for the purpose of displaying LIBOR quotations of major banks). If any Reference Bank is removed from the Bloomberg Screen LIUS01M Index Page or in any other way fails to meet the qualifications of a Reference Bank, the Certificate Trustee may, in its sole discretion, designate an alternative Reference Bank.

     On each LIBOR Determination Date, LIBOR for the next succeeding Accrual Period will be established by the Master Servicer as follows:

          (i) If on any LIBOR Determination Date two or more of the Reference Banks provide offered LIBOR quotations on the Bloomberg Screen LIUS01M Index Page, LIBOR for the next applicable Accrual Period will be the arithmetic mean of such offered quotations (rounding such arithmetic mean if necessary to the nearest five decimal places).

          (ii) If on any LIBOR Determination Date only one or none of the Reference Banks provides such offered quotations, LIBOR for the next applicable Accrual Period will be the higher of (x) LIBOR as determined on the previous LIBOR Determination Date and (y) the Reserve Interest Rate. The "Reserve Interest Rate" will be the rate per annum that the Certificate Trustee determines to be either (A) the arithmetic mean (rounding such arithmetic mean if necessary to the nearest five decimal places) of the one-month Eurodollar lending rate that New York City banks selected by the Certificate Trustee are quoting, on the relevant LIBOR Determination Date, to the principal London offices of at least two leading banks in the London interbank market or (B) in the event that the Certificate Trustee can determine no such arithmetic mean, the lowest one-month Eurodollar lending rate that the New York City banks selected by the Certificate Trustee are quoting on such LIBOR Determination Date to leading European banks.

          (iii) If on any LIBOR Determination Date the Certificate Trustee is required but is unable to determine the Reserve Interest Rate in the manner provided in paragraph (ii) above, LIBOR for the next applicable Accrual Period will be LIBOR as determined on the previous LIBOR Determination Date.

     Notwithstanding the foregoing, LIBOR for the next succeeding Accrual Period shall not be based on LIBOR for the previous Accrual Period for two consecutive LIBOR Determination Dates. If, under the priorities described above, LIBOR for the next succeeding Accrual Period would be based on LIBOR for the previous LIBOR Determination Date for the second consecutive LIBOR Determination Date, the Certificate Trustee shall select an alternative index (over which the Certificate Trustee has no control) used for determining Eurodollar lending rates that is calculated and published (or otherwise made available) by an independent third party.

     The establishment of LIBOR by the Master Servicer and the Master Servicer's subsequent calculation of the rate of interest applicable to the applicable Classes of Offered Certificates for the relevant Accrual Period, in the absence of manifest error, will be final and binding.

DISTRIBUTIONS OF PRINCIPAL

     Distributions of principal on the Offered Certificates will be made on each Distribution Date in an aggregate amount equal to the Principal Distribution Amount for such Distribution Date.

     The "Principal Distribution Amount" for any Distribution Date will be equal to all amounts distributable as principal on the Underlying Bond which generally will be equal to the sum of (i) the excess, if any, of the Principal Remittance Amount for such date over, with respect to each Distribution Date, the Bond Overcollateralization Excess Amount, if any, for such date and (ii) the Extra Principal Distribution Amount, if any, for such date. The "Principal Remittance Amount" for any Distribution Date will equal the sum of (i) all principal collected (other than Payaheads) or advanced in respect of Scheduled Payments on the Mortgage Loans during the related Collection Period (less unreimbursed Advances and other amounts due to the Master Servicer, the Servicers or the Owner Trustee, the Certificate Trustee or Bond Trustee, to the extent allocable to principal), (ii) the outstanding principal balance of each Mortgage Loan that was repurchased from the Bond Issuer during the related Prepayment Period, (iii) the portion of any Substitution Amount paid during the related Prepayment Period allocable to principal, and (iv) all Net Liquidation Proceeds and any other recoveries collected during the related Prepayment Period, to the extent allocable to principal, as reduced in each case by unreimbursed Advances and other amounts due to the Master Servicer, the Servicers or the Owner Trustee, the Certificate Trustee or Bond Trustee, to the extent allocable to principal.

     The "Collection Period" with respect to any Distribution Date is the one-month period beginning on the second day of the calendar month immediately preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

     The "Due Period" is the period beginning on the second day of the preceding calendar month and ending on the due date in the current calendar month.

     The "Prepayment Period" with respect to each Distribution Date is the one-month period beginning on the Cut-off Date, in the case of the first Distribution Date, and on the second day of the calendar month immediately preceding the month in which the related Distribution Date occurs, in the case of each subsequent Distribution Date, and ending on the first day of the month in which such Distribution Date occurs.

     The Principal Distribution Amount will be distributed on each Distribution Date as follows:

          On each Distribution Date (a) prior to the Stepdown Date or (b) with respect to which a Trigger Event has occurred, the Principal Distribution Amount for such date will be distributed in the following order of priority:

             (i) to the Class A-1 Certificates, until the Class Certificate Principal Amount of such Class has been reduced to zero;

             (ii) to the Class A-2 Certificates, until the Class Certificate Principal Amount of such Class has been reduced to zero;

             (iii) to the Class M-1 Certificates, until the Class Certificate Principal Amount of such Class has been reduced to zero;

             (iv) to the Class M-2 Certificates, until the Class Certificate Principal Amount of such Class has been reduced to zero; and

             (v) to the Class B Certificates, until the Class Certificate Principal Amount of such Class has been reduced to zero.

          On each Distribution Date (a) on or after the Stepdown Date and (b) with respect to which a Trigger Event has not occurred, the Principal Distribution Amount for such date will be distributed in the following order of priority:

             (i) to the Class A-1 and Class A-2 Certificates, an amount equal to the lesser of (x) the Principal Distribution Amount for such Distribution Date and (y) the Senior Principal Distribution Amount for such date, in the following order of priority:

                first, to the Class A-1 Certificates, until the Class Certificate Principal Amount of such Class has been reduced to zero, and second, to the Class A-2 Certificates, until the Class Certificate Principal Amount of such Class has been reduced to zero;

             (ii) to the Class M-1 Certificates, an amount equal to the lesser of (x) the excess of (1) the Principal Distribution Amount for such Distribution Date over (2) the amount distributed to the Class A-1 and Class A-2 Certificates on such date pursuant to clause (i) above and (y) the Class M-1 Principal Distribution Amount for such date, until the Class Certificate Principal Amount of such Class has been reduced to zero;

             (iii) to the Class M-2 Certificates, an amount equal to the lesser of (x) the excess of (1) the Principal Distribution Amount for such Distribution Date over (2) the amount distributed to the Class A-1, Class A-2 and Class M-1 Certificates on such date pursuant to clauses
        (i) and (ii) above and (y) the Class M-2 Principal Distribution Amount for such date, until the Class Certificate Principal Amount of such Class has been reduced to zero; and

             (iv) to the Class B Certificates, an amount equal to the lesser of
        (x) the excess of (1) the Principal Distribution Amount for such Distribution Date over (2) the amount distributed to the Class A-1, Class A-2, Class M-1 and Class M-2 Certificates on such date pursuant to clauses (i), (ii) and (iii) above and (y) the Class B Principal Distribution Amount for such date, until the Class Certificate Principal Amount of such Class has been reduced to zero.

     Notwithstanding the foregoing, on any Distribution Date on which the Class Certificate Principal Amount of each Class of Certificates having a higher priority of distribution has been reduced to zero, any remaining Principal Distribution Amount will be distributed to the remaining Classes of Offered Certificates, in the order of priority set forth above, until the Class Certificate Principal Amount of each such Class has been reduced to zero.

     A "Trigger Event" has occurred with respect to any Distribution Date if the Rolling Three Month Delinquency Rate as of the last day of the immediately preceding Collection Period equals or exceeds 50% of the Senior Enhancement Percentage for such Distribution Date.

     The "Rolling Three Month Delinquency Rate" with respect to any Distribution Date will be the fraction, expressed as a percentage, equal to the average of the Pool Delinquency Rates for each of the three (or one and two, in the case of the first and second Distribution Dates) immediately preceding Collection Periods. The "Pool Delinquency Rate" for any Collection Period will be the fraction, expressed as a percentage, the numerator of which is the aggregate outstanding principal balance of all Mortgage Loans 60 or more days delinquent (including all foreclosures and REO Properties) as of the close of business on the last day of such Collection Period, and the denominator of which is the Aggregate Loan Balance as of the close of business on the last day of such Collection Period.

     The "Stepdown Date" is generally the later to occur of (x) the Distribution Date in June 2001 and (y) the first Distribution Date on which the Senior Enhancement Percentage is greater than or equal to 37.58%.

     The "Senior Principal Distribution Amount" for any Distribution Date will be equal to (a) prior to the Stepdown Date or if a Trigger Event has occurred with respect to such Distribution Date, 100% of the Principal Distribution Amount and (b) on or after the Stepdown Date and as long as a Trigger Event has not occurred with respect to such Distribution Date, the amount, if any, by which (x) the aggregate Certificate Principal Amount of the Senior Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) 62.42% and (ii) the Bond Principal Balance after all distributions in reduction thereof have been made on such Distribution Date plus the Bond Overcollateralization Amount as of such Distribution Date (such sum, the "Stepped-up Bond Balance") and (B) the amount, if any, by which (i) the Stepped-up Bond Balance exceeds (ii) $2,315,379.

     The "Class M-1 Principal Distribution Amount" for any Distribution Date will be equal, on or after the Stepdown Date and as long as a Trigger Event has not occurred with respect to such Distribution Date, to the amount, if any, by which (x) the sum of (i) the Class Certificate Principal Amounts of the Class A-1 and Class A-2 Certificates after giving effect to distributions on such Distribution Date and (ii) the Class Certificate Principal Amount of the Class M-1 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) 82.30% and (ii) the Stepped-up Bond Balance and
(B) the amount, if any, by which (i) the Stepped-up Bond Balance exceeds (ii) $2,315,379.

     The "Class M-2 Principal Distribution Amount" for any Distribution Date will be equal, on or after the Stepdown Date and as long as a Trigger Event has not occurred with respect to such Distribution Date, to the amount, if any, by which (x) the sum of (i) the Class Certificate Principal Amounts of the Class A-1, Class A-2 and Class M-1 Certificates after giving effect to distributions on such Distribution Date and (ii) the Class Certificate Principal Amount of the Class M-2 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) 89.80% and (ii) the Stepped-up Bond Balance and (B) the amount, if any, by which (i) the Stepped-up Bond Balance exceeds
(ii) $2,315,379.

     The "Class B Principal Distribution Amount" for any Distribution Date will be equal, on or after the Stepdown Date and as long as a Trigger Event has not occurred with respect to such Distribution Date, to the amount, if any, by which (x) the sum of (i) the Class Certificate Principal Amounts of the Class A-1, Class A-2, Class M-1 and Class M-2 Certificates after giving effect to distributions on such Distribution Date and (ii) the Class Certificate Principal Amount of the Class B Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) 97.30% and (ii) the Stepped-up Bond Balance and (B) the amount, if any, by which (i) the Stepped-up Bond Balance exceeds (ii) $2,315,379.

     The "Senior Enhancement Percentage" with respect to any Distribution Date will be the fraction, expressed as a percentage, the numerator of which is the sum of the aggregate Certificate Principal Amount of the Subordinate Certificates and the Bond Overcollateralization Amount, in each case after giving effect to distributions on such Distribution Date, and the denominator of which is the Stepped-up Bond Balance as of the last day of the related Collection Period.

     The "Extra Principal Distribution Amount" with respect to any Bond Distribution Date will be equal to the lesser of (i) the Excess Mortgage Amount for such Distribution Date as reduced by amounts in respect thereof applied on such date to distributions of interest on the Underlying Bond and Bond Deferred Amounts as described under "DESCRIPTION OF THE UNDERLYING BOND -- Bond Distributions" and (ii) the Bond Overcollateralization Deficiency for such date.

     The "Bond Overcollateralization Amount" with respect to any Distribution Date will be equal to the amount, if any, by which (x) the Aggregate Loan Balance as of the last day of the related Collection Period exceeds (y) the Bond Principal Balance after giving effect to distributions on such Distribution Date. On the Closing Date the Overcollateralization Amount will be an amount specified by the Rating Agencies, expected to be approximately $6,253,880.

     The "Bond Overcollateralization Deficiency" with respect to any Distribution Date will be equal to the amount, if any, by which (x) the Targeted Overcollateralization Amount for such Distribution Date exceeds (y) the Bond Overcollateralization Amount for such Distribution Date .

     The "Certificate Deferred Amount," with respect to each Distribution Date and for each Class of Certificates, will be equal to the amount by which the aggregate of Applied Loss Amounts previously applied in reduction of the Class Certificate Principal Amount thereof exceeds the aggregate of amounts previously distributed in reimbursement thereof.

     The "Bond Deferred Amount," for each Distribution Date, will be equal to the amount by which the aggregate of Applied Loss Amounts previously allocated to the Bond Principal Balance exceeds the aggregate of amounts previously distributed in respect thereof.

     The "Bond Overcollateralization Excess Amount" for each Distribution Date will be equal to the excess of (i) the Bond Overcollateralization Amount for such date, over (ii) the Targeted Overcollateralization Amount for such date.

     The "Targeted Overcollateralization Amount" with respect to any Distribution Date will be equal to (x) prior to the Stepdown Date, the product of 1.35% and the Cut-off Date Balance (as defined herein) and (y) on and after the Stepdown Date, the greater of (i) the product of 2.70% and the Aggregate Loan Balance as of the last day of the related Collection Period and (ii) $2,315,379.

     The "Scheduled Principal Balance" of any Mortgage Loan as of any date of determination will be generally equal to its outstanding principal balance as of the Cut-off Date, after giving effect to Scheduled Payments due on or before such date, whether or not received, reduced by (i) the principal portion of all Scheduled Payments due on or before the due date in the Prepayment Period immediately preceding such date of determination, whether or not received, and
(ii) all amounts allocable to unscheduled principal payments received on or before the last day of the Collection Period immediately preceding such date of determination. The "Aggregate Loan Balance" as of any date of determination will be equal to the aggregate of the Scheduled Principal Balances of the Mortgage Loans as of such date.

     "Net Liquidation Proceeds" means all amounts, net of unreimbursed expenses incurred in connection with liquidation or foreclosure and unreimbursed Advances, if any, received and retained in connection with the liquidation of defaulted Mortgage Loans, by foreclosure or otherwise, together with any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the Certificateholders by foreclosure or deed in lieu of foreclosure.

CREDIT ENHANCEMENT

     Credit enhancement for the Offered Certificates consists of (i) the subordination of the Subordinate Certificates, (ii) the priority of application of Realized Losses and (iii) overcollateralization, in each case as described herein.

     Subordination. The rights of holders of the Subordinate Certificates to receive distributions with respect to the Underlying Bond will be subordinated, to the extent described herein, to such rights of holders of each Class of Offered Certificates having a higher priority of distribution, as described under "DESCRIPTION OF THE CERTIFICATES -- Distributions of Interest" and
"-- Distributions of Principal." This subordination is intended to enhance the likelihood of regular receipt by holders of Offered Certificates having a higher priority of distribution of the full amount of interest and principal distributable thereon, and to afford such Certificateholders limited protection against Realized Losses incurred with respect to the Mortgage Loans and applied as a Bond Deferred Amount.

     The limited protection afforded to holders of Class A-1, Class A-2, Class M-1, Class M-2 and Class B Certificates by means of the subordination of Subordinate Certificates having a lower priority of distribution will be accomplished by the preferential right of holders of Offered Certificates to receive, prior to any distribution in respect of interest or principal, respectively, being made on any Distribution Date in respect of Certificates having a lower priority of distribution, the amounts of interest due them and principal available for distribution, respectively, on such Distribution Date, and, if necessary, by the right of such Certificateholders to receive future distributions of amounts that would otherwise be distributable to holders of lower ranking Certificates.

     Realized Losses; Application of Applied Loss Amounts. If a Mortgage Loan becomes a Liquidated Mortgage Loan during any Collection Period, the related Net Liquidation Proceeds, to the extent allocable to principal, may be less than the outstanding principal balance of such Mortgage Loan. The amount of such insufficiency is a "Realized Loss." To the extent that the Mortgage Pool experiences Realized Losses, such Realized Losses will reduce the aggregate of amounts distributable on the Underlying Bond (and, in turn, on the Certificates) and will reduce the aggregate Scheduled Principal Balance of the Mortgage Loans, and thus may reduce the Bond Overcollateralization Amount. A "Liquidated Mortgage Loan" is, in general, a defaulted Mortgage Loan as to which the Servicer has determined that all amounts that it expects to recover in respect of such Mortgage Loan have been recovered (exclusive of any possibility of a deficiency judgment).

     If on any Distribution Date after giving effect to all Realized Losses incurred during the related Collection Period and distributions of principal on such Distribution Date, the aggregate Bond Principal Balance exceeds the Stepped-up Bond Balance as of the end of such Collection Period (such excess, an "Applied Loss Amount"), the amount of such Applied Loss Amount will be allocated to (but will not reduce) the Bond Principal Balance. Correspondingly, any such Applied Loss Amount allocated to the Underlying Bond will be allocated in reduction of the Class Certificate Principal Amounts of the Subordinate Certificates in reverse order of priority of distribution. As a result, Applied Loss Amounts will be allocated in reduction of the Class Certificate Principal Amount of first, the Class B Certificates, until the Class Certificate Principal Amount thereof has been reduced to zero; second, the Class M-2 Certificates, until the Class Certificate Principal Amount thereof has been reduced to zero; third, the Class M-1 Certificates, until the Class Certificate Principal Amount thereof has been reduced to zero; and fourth, pro rata, to the Senior Certificates.

     To the extent Applied Loss Amounts have been allocated to the Underlying Bond on previous Distribution Dates, the Underlying Bond will be entitled to distributions of Bond Deferred Amounts to the extent the Excess Mortgage Amount is available therefor as described under "DESCRIPTION OF THE UNDERLYING
BOND -- Bond Distributions" herein. Any Bond Deferred Amounts received in respect of the Underlying Bond will be distributed to the Certificates in respect of any Applied Loss Amounts previously allocated thereto, in the order of priority of such Classes of Certificates. Any distributions of such amounts will not reduce the Certificate Principal Amount of such Classes (or the Bond Principal Balance of the Underlying Bond).

     Overcollateralization. As of the Closing Date the Bond Overcollateralization Amount is expected to be approximately $6,253,880. To the extent described herein, the Excess Mortgage Amount (principally, the excess of interest generated on the Mortgage Loans over amounts required to pay interest on the Underlying Bond) will be applied as an additional payment of principal on the Underlying Bond on any Bond Distribution Date to maintain the Bond Overcollateralization Amount at the Targeted Overcollateralization Amount (i.e., the level of overcollateralization required by the Rating Agencies). The level of Excess Mortgage Amounts from time to time will be principally influenced by
(i) the extent to which the weighted average Net Mortgage Rate exceeds the Bond Interest Rate, and (ii) the Bond Overcollateralization Amount (i.e., the extent that interest on the Mortgage Loans accrues on an aggregate Scheduled Principal Balance in excess of the Bond Principal Balance). ANY EXCESS MORTGAGE AMOUNTS NOT REQUIRED TO BE APPLIED IN PAYMENT OF THE UNDERLYING BOND AS DESCRIBED HEREIN WILL BE RELEASED FROM THE LIEN OF THE INDENTURE AND WILL BE DISTRIBUTED TO THE DEPOSITOR OR ITS DESIGNEE. SUCH RELEASED AMOUNTS WILL, THEREFORE, NOT BE AVAILABLE FOR DISTRIBUTIONS ON THE CERTIFICATES.

     Reserve Fund. To the extent a Bond Overcollateralization Deficiency exists on any Distribution Date (after giving effect to all payments on the Underlying
Bond), amounts otherwise distributable to the holder of the Class X Certificate (along with any Excess Deferred Amount Deposit) will be deposited in the Reserve Fund until the amount on deposit therein equals the Required Reserve Fund Amount for such date. The Reserve Fund will be held by the Certificate Trustee as an asset of the Trust Fund. The Reserve Fund will not, however, be an asset of the FASIT established under the Trust Agreement but will instead be owned solely by the Holder of the Class X Certificate for Federal income tax purposes. As of any Distribution Date, the "Excess Deferred Amount Deposit" is generally the excess of (i) distributions in respect of the Bond Deferred Amount for such date over
(ii) distributions in respect of Certificate Deferred Amounts for such date.

     On each Distribution Date, amounts on deposit in the Reserve Fund in excess of the Required Reserve Fund Amount will be released to the holder of the Class X Certificate. The "Required Reserve Fund Amount" on any Distribution Date will be equal to the amount, if any, by which the Targeted Overcollateralization Amount exceeds the Bond Overcollateralization Amount (after giving effect to any payments to be made on such Distribution Date). Amounts on deposit in the Reserve Fund will be invested by the Trustee in accordance with the Trust Agreement.

     On each Distribution Date, amounts on deposit in the Reserve Fund will be applied, to the extent that any amount set forth below remains unpaid after distributions on such Distribution Date of the Interest Distribution Amount and Principal Distribution Amount, in the following order of priority:

          (i) pro rata, to the Class A-1 and Class A-2 Certificates, any Current Interest for each such Class and such Distribution Date and any Carryforward Interest for each such Class and such Distribution Date;

          (ii) to the Class M-1 Certificates, Current Interest for such Class and such Distribution Date;

          (iii) to the Class M-2 Certificates, Current Interest for such Class and such Distribution Date;

          (iv) to the Class B Certificates, Current Interest for such Class and such Distribution Date;

          (v) pro rata, to the Class A-1 and Class A-2 Certificates, any Basis Risk Shortfall and Unpaid Basis Risk Shortfall for each such Class and such Distribution Date;

          (vi) to the Class M-1 Certificates, any Basis Risk Shortfall and Unpaid Basis Risk Shortfall for such Class and such Distribution Date;

          (vii) to the Class M-2 Certificates, any Basis Risk Shortfall and Unpaid Basis Risk Shortfall for such Class and such Distribution Date;

          (viii) to the Class B Certificates, any Basis Risk Shortfall and Unpaid Basis Risk Shortfall for such Class and such Distribution Date;

          (ix) to the Class M-1 Certificates, any Carryforward Interest for such Class and such Distribution Date;

          (x) to the Class M-1 Certificates, any Certificate Deferred Amounts previously allocated to such Class;

          (xi) to the Class M-2 Certificates, any Carryforward Interest for such Class and such Distribution Date;

          (xii) to the Class M-2 Certificates, any Certificate Deferred Amounts previously allocated to such Class;

          (xiii) to the Class B Certificates, any Carryforward Interest for such Class and such Distribution Date;

          (xiv) to the Class B Certificates, any Certificate Deferred Amounts previously allocated to such Class; and

          (xv) to the Class X Certificates, any remaining amount in excess of the Required Reserve Fund Amount for such date.

TERMINATION; OPTIONAL TERMINATION; BOND REDEMPTION

     The Bond Issuer has the option to redeem the Underlying Bond at par on any Bond Distribution Date on which the then outstanding Bond Principal Balance is less than 35% of the initial Bond Principal Balance. If the Bond Issuer elects to redeem the Underlying Bond it shall, no later than 30 days prior to the Distribution Date selected for such redemption, deliver notice of such election to the Bond Trustee together with the redemption price therefor to be deposited in the Distribution Account. An optional redemption of the Underlying Bond will result in a corresponding mandatory redemption of the Certificates.

     On any Distribution Date on which the Pool Principal Balance is equal to 10% or less of the initial Pool Principal Balance, the Servicer (subject to the terms of the Master Servicing Agreement) will have the option to direct the Master Servicer to solicit not less than three bids for the Mortgage Loans and to sell the Mortgage Loans for a price equal to the highest bid received (provided that such bid price is at least equal to the then aggregate outstanding principal balance of the Mortgage Loans (plus accrued interest thereon to the date of sale)) (the "Minimum Purchase Price"). Any such purchase will be subject to the right of first refusal of the Depositor to purchase the Mortgage Loans at such bid price. Any such auction purchase will result in an early retirement of the Certificates. If the purchase price would be less than the Minimum Purchase Price, the Servicer may direct the Master Servicer to continue to solicit bids as described above (at intervals specified in the Master Servicing Agreement) until a bid at least equal to the Minimum Purchase Price is received.

     Distributions in respect of any such optional termination will be paid to Certificateholders in order of their priority of distribution as described under "-- Distributions of Principal."

     In no event will the Trust created by the Trust Agreement continue beyond the later of (a) the repurchase described above, (b) the expiration of 21 years from the death of the survivor of the person named in the Trust Agreement and
(c) May 25, 2028. The termination of the Trust will be effected in a manner consistent with applicable federal income tax regulations and the status of the Trust Fund Assets as a FASIT.

SPECIAL TERMINATION OF THE TRUST

     On any Distribution Date on which the aggregate Certificate Principal Amount of the Certificates is less than 35% of their initial aggregate Certificate Principal Amount, the holder of the Class O Certificate, so long as it holds such Certificate, will have the option to purchase all, but not less than all, of the Certificates (other than the Class X Certificate) remaining outstanding on such Distribution Date for a price equal to the aggregate outstanding Certificate Principal Amount of each such Certificate plus accrued but unpaid interest thereon. A number of factors would influence the Class O Certificateholder to elect to exercise its purchase option, including whether the value of the Certificates at the time such option could be exercised exceeds the aggregate par value of such Certificates.

THE CERTIFICATE TRUSTEE; BOND TRUSTEE

     First Union National Bank will be the Certificate Trustee under the Trust Agreement and the Bond Trustee under the Indenture. The Certificate Trustee will be paid a monthly fee (the "Trustee Fee") calculated as a fixed percentage equal to 0.0010% per annum (the "Trustee Fee Rate") on the Aggregate Loan Balance, and will also be entitled to retain, as additional compensation, any interest or other income earned on funds on deposit in the Certificate Account pending distribution to Certificateholders. The Bond Trustee will be paid a fee (the "Bond Trustee Fee") calculated as a fixed percentage equal to 0.00075% per annum (the "Bond Trustee Fee Rate") on the Aggregate Loan Balance. The Certificate Trustee will be entitled to reimbursement for certain expenses prior to distribution of any amounts to Certificateholders. The Certificate Trustee's and the Bond Trustee's "Corporate Trust Office" for purposes of presentment and surrender of the Offered Certificates for the final distribution thereon and for all other purposes is located at 230 South Tryon Street NC1179, Charlotte, North Carolina 28288, Attention: Structured Finance, or such address as First Union may designate from time to time by notice to the Certificateholders, the Depositor, the Master Servicer, the Servicer and the Special Servicer.

                       DESCRIPTION OF THE UNDERLYING BOND

GENERAL

     The Underlying Bond will be issued by the Bond Issuer pursuant to an Indenture dated as of June 1, 1998 between the Bond Issuer and First Union National Bank as Bond Trustee. The payments of principal and interest on the Underlying Bond will be the primary source for distributions on the Certificates. The Underlying Bond is payable solely from the limited assets of the Bond Issuer.

BOND DISTRIBUTIONS

     Distributions on the Underlying Bond will be made by the Bond Trustee on the 25th day of each month, or if such day is not a business day, on the first business day thereafter, commencing on June 25, 1998 (each a "Bond Distribution Date").

     Distributions on each Bond Distribution Date will be made by wire transfer in immediately available funds to the Distribution Account; provided, however, that the final payment in retirement of the Underlying Bond will be made only upon presentment and surrender of such Underlying Bond at the Corporate Trust Office of the Bond Trustee.

     "Available Funds" for each Bond Distribution Date will generally be equal to the sum of the Interest Remittance Amount and the Principal Remittance Amount.

     On each Bond Distribution Date all amounts collected on the Mortgage Loans in respect of interest will be distributed by the Bond Trustee at the direction of the Master Servicer in the following order of priority, to the payment of the following amounts for such Bond Distribution Date: first, the fee payable to the Bond Trustee under the Indenture, AmREIT under the Management Agreement, the Owner Trustee under the Deposit Trust Agreement and the Certificate Trustee under the Trust Agreement, second, to pay certain costs and expenses incurred by the Master Servicer and Bond Trustee in administration of the Mortgage Pool and the Bond Trust (but not to exceed up to $150,000 per annum (the "Capped Amount")) and third, the Interest Payment Amount and any Basis Risk Interest. Any remaining amount (the "Excess Mortgage Interest") will be distributed as described below.

     On each Bond Distribution Date, all amounts collected on the Mortgage Loans in respect of principal will be distributed by the Bond Trustee at the direction of the Master Servicer to repay the Bond Principal Amount in an amount equal to the lesser of (i) the sum of such principal collections and (ii) the amount necessary to cause the Bond Overcollateralization Amount to equal the Targeted Overcollateralization Amount. Any remaining amount (the "Excess Mortgage Principal") will be distributed as described below.

     On each Bond Distribution Date, following distribution of the amounts described above, any Excess Mortgage Interest and Excess Mortgage Principal (together, the "Excess Mortgage Amount") will be distributed by the Bond Trustee in the following order of priority, to the payment of the following amounts for such Bond Distribution Date to the extent that any such amount remains unpaid: first, the Interest Payment Amounts and any Basis Risk Shortfalls and any Unpaid Basis Risk Shortfalls for such Bond Distribution Date, second, any Bond Deferred Amounts for such Bond Distribution Date, third, any amount necessary to cause the Bond Overcollateralization Amount to equal the Targeted Overcollateralization Amount on such Bond Distribution Date, fourth, compensation payable to the Special Servicer on such Bond Distribution Date any costs and expenses of the Master Servicer or the Bond Trustee related to administration of the Mortgage Loans or the Bond Trust in excess of the Capped Amount and fifth, any remaining amount to the holder of the Investor Certificate under the Deposit Trust Agreement.

BOND INTEREST

     The Bond Interest Rate on the Underlying Bond for each Bond Distribution Date is described herein under "SUMMARY OF TERMS -- BOND INTEREST RATE."

     On each Bond Distribution Date, the Underlying Bond will be entitled to receive an amount allocable to interest (the "Interest Payment Amount") equal to the sum of (i) interest at the Bond Interest Rate for the related Accrual Period for the Underlying Bond on the then outstanding Principal Balance for such Bond immediately prior to such Bond Distribution Date, and (ii) the sum of the amounts, if any, by which the amount described in clause (i) above on each prior Bond Distribution Date exceeded the amount actually distributed as interest on the Underlying Bond on such prior Bond Distribution Date and not subsequently distributed, together with, to the extent permitted by applicable law, interest on the amount described in clause (ii) at the related Bond Interest Rate. In addition, the Underlying Bond will be entitled to any Bond Basis Risk Shortfalls and any Bond Unpaid Basis Risk Shortfalls (such amounts, together with the Interest Payment Amount, are referred to herein as the "Interest Distribution Amount"). With respect to each Bond Distribution Date, the "Accrual Period" will be the period commencing on the immediately preceding Bond Distribution Date (or, in the case of the first Accrual Period, commencing on the Closing Date) and ending on the date immediately preceding such Bond Distribution Date.

     Accrued interest to be paid on any Bond Distribution Date will be calculated on the basis of the then outstanding Principal Balance for the Underlying Bond immediately prior to such Bond Distribution Date. Interest will be calculated and payable on the basis of a 360-day year and the actual number of days elapsed.

LIBOR RATE DETERMINATION

     On the second business day prior to the commencement of each Interest Accrual Period after the initial Interest Accrual Period for the Underlying Bond (each a "LIBOR Rate Determination Date"), the Master Servicer will determine the arithmetic mean of LIBOR quotations for one-month Eurodollar deposits ("LIBOR") in the same manner applicable to determining LIBOR on the Certificates as described at "DESCRIPTION OF THE CERTIFICATES -- Determination of LIBOR".

BOND PRINCIPAL

     On each Bond Distribution Date, the Principal Remittance Amount will (along with the Excess Mortgage Amount) be distributable on the Underlying Bond until the Targeted Overcollateralization Amount has been achieved. The Principal Remittance Amount will generally include all principal collected or advanced in respect of Scheduled Payments of the Mortgage Loans during the related Collection Period and certain unscheduled payments thereon including: principal prepayments of Mortgage Loans, certain repurchases of Mortgage Loans and the principal portion of any liquidation proceeds, insurance proceeds and other recoveries on the Mortgage Loans.

BOND REDEMPTION

     The Underlying Bond may be redeemed in whole, but not in part, at the Bond Issuer's option, on any Bond Distribution Date on or after the Bond Distribution Date after which the Bond Principal Balance with respect to such Bond Distribution Date is 35% or less of the initial Bond Principal Balance, at a redemption price equal to 100% of the unpaid Bond Principal Balance, plus accrued and unpaid interest thereon at the Bond Interest Rate (the "Redemption Price"). In addition, the Redemption Price would include any accrued but unpaid interest. On any Bond Distribution Date after which the Bond Principal Balance is less than 35% of the initial Bond Principal Balance, the Bond Interest Rate will be increased for the remainder of the life of the Underlying Bond to the least of (i) a per annum floating rate equal to LIBOR for the related Interest Accrual Period plus 1.90%, (ii) 10.00% per annum and (iii) the Net Funds Cap.

                      PREPAYMENT AND YIELD CONSIDERATIONS

GENERAL

     Because principal payments on the Mortgage Loans will be distributed to Certificateholders, the rate of principal payments on the Offered Certificates, the aggregate amount of each interest payment on the interest bearing Offered Certificates and the yield to maturity of Offered Certificates purchased at a price other than par are directly related to the rate of payments of principal on the Mortgage Loans. The principal payments on the Mortgage Loans may be in the form of scheduled principal payments or principal prepayments (for this purpose, the term "principal prepayment" includes prepayments and any other recovery of principal in advance of its scheduled Due Date, including liquidations due to default, casualty, condemnation and the like). Any such prepayments will result in distributions to holders of the Offered Certificates of amounts which would otherwise be distributed over the remaining term of the Mortgage Loans. The yield to maturity on the Offered Certificates will also be affected to the extent Mortgage Loans bearing higher Mortgage Rates prepay at a more rapid rate than Mortgage Loans with lower Mortgage Rates, the amount and timing of mortgagor delinquencies and defaults resulting in Realized Losses, the application of Excess Mortgage Interest, the purchase price for the Certificates and other factors.

     The rate at which mortgage loans in general prepay may be influenced by a number of factors, including general economic conditions, mortgage market interest rates, availability of mortgage funds and homeowner mobility. In general, if prevailing interest rates fall significantly below the interest rates on the Mortgage Loans, the Mortgage Loans are likely to prepay at higher rates than if prevailing rates remain at or above the interest rates on the Mortgage Loans. Conversely, if interest rates rise above the interest rates on the Mortgage Loans, the rate of prepayment would be expected to decrease. Other factors affecting prepayment of the Mortgage Loans include such factors as changes in the borrowers' housing needs, job transfers, unemployment, mortgagers' net equity in the mortgaged properties, changes in the value of the mortgaged properties, mortgage market interest rates and servicing decisions. The Mortgage Loans generally have due-on-sale clauses.

     Approximately 71.39% of the Mortgage Loans are subject to prepayment premiums during intervals ranging from six months to approximately five years following origination, as described under "THE MORTGAGE POOL" herein. Such prepayment premiums may have the effect of reducing the amount or the likelihood of prepayment of such Mortgage Loans during such intervals.

     The rate of principal payments on the Mortgage Loans will be affected by the amortization schedules of the Mortgage Loans, the rate and timing of prepayments thereon by the mortgagors, liquidations of defaulted Mortgage Loans, repurchases of Mortgage Loans due to certain breaches of representations and warranties or defective documentation and purchases of defaulted Mortgage Loans by the Special Servicer as described under "SERVICING OF THE MORTGAGE
LOANS -- Certain Rights Related to Foreclosure and the Special Servicer" herein. The timing of changes in the rate of prepayments, liquidations and purchases of the related Mortgage Loans may, and the timing of Realized Losses will, significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. Because the rate and timing of principal payments on the Mortgage Loans will depend on future events and on a variety of factors, no assurance can be given as to such rate or the timing of principal payments on the Offered Certificates. In general, the earlier a prepayment of principal of the related Mortgage Loans, the greater the effect on an investor's yield to maturity. The effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

     Prepayments, liquidations and purchases of the Mortgage Loans will result in distributions to holders of the related Certificates of principal amounts that would otherwise be distributed over the remaining terms of such Mortgage Loans. The rate of defaults on the Mortgage Loans will also affect the rate and timing of principal payments on the Mortgage Loans. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years.

     The yields on the Offered Certificates may be adversely affected by Net Prepayment Interest Shortfalls on the Mortgage Loans.

     The Bond Issuer has the option to redeem the Underlying Bond and the Servicer has the option to cause the auction of the Mortgage Loans under the circumstances described at "DESCRIPTION OF THE CERTIFICATES -- Termination; Optional Termination; Optional Redemption". The Class O Holder has the option to purchase the Offered Certificates under the circumstances described at "DESCRIPTION OF THE CERTIFICATES -- Special Termination of the Trust." In addition, AmREIT may be required to repurchase Mortgage Loans because of defective documentation or material breaches in its representations and warranties with respect to such Mortgage Loans. Any such repurchases or sales of the Mortgage Loans will shorten the weighted average lives of the Classes of Offered Certificates.

     If the purchaser of a Certificate offered at a discount from its initial principal amount calculates its anticipated yield to maturity based on an assumed rate of payment of principal that is faster than that actually experienced on the related Mortgage Loans, the actual yield to maturity may be lower than that so calculated. Conversely, if the purchaser of a Certificate offered at a premium calculates its anticipated yield to maturity based on an assumed rate of payment of principal that is slower than that actually experienced on the related Mortgage Loans, the actual yield to maturity may be lower than that so calculated.

     The Certificate Interest Rates applicable to the Offered Certificates will be affected by the level of LIBOR from time to time, and by the Mortgage Rates of the Mortgage Loans from time to time as described under "RISK
FACTORS -- Effect of Mortgage Rates on the Bond Interest Rate and the Certificate Interest Rates."

OVERCOLLATERALIZATION

     The yields of the Offered Certificates will also be affected by the application of the Excess Mortgage Amount to pay principal on the Underlying Bond in order to maintain overcollateralization at the Targeted
Overcollateralization Amount. No assurance can be given as to the rate at which overcollateralization will be created, or whether such overcollateralization will be maintained at the levels described herein.

SUBORDINATION OF THE SUBORDINATE CERTIFICATES

     As described herein, holders of Certificates having a relatively higher priority of distribution will have a preferential right to receive amounts in respect of interest to the extent of the Interest Remittance Amount and amounts in respect of principal to the extent of the Principal Distribution Amount. In addition, Applied Loss Amounts will be allocated in reduction of the Bond Principal Balance which, in turn will be allocated in reduction of the Certificate Principal Amounts of the Class B, Class M-2, Class M-1 Certificates and the Senior Certificates in reverse order of priority of distribution. As a result, the yields to maturity of the Class M-1 Certificates will be more sensitive to delinquencies and losses on the Mortgage Loans than the yields of the Senior Certificates.

WEIGHTED AVERAGE LIFE

     Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor of each dollar distributed in net reduction of principal of such security (assuming no losses). The weighted average lives of the Offered Certificates will be influenced by, among other things, the rate at which principal of the related Mortgage Loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations.

     Prepayments on mortgage loans are commonly measured relative to a constant prepayment standard or model. The model used in this Prospectus Supplement for the Mortgage Loans ("CPR") represents an assumed constant rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. CPR does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the Mortgage Loans to be included in the Trust Fund.

     The table on page S-58 was prepared based on the following assumptions (collectively, the "Modeling Assumptions"): (i) the initial Class Certificate Principal Amounts and the Certificate Interest Rates are as set forth or described on the cover of this Prospectus Supplement; (ii) each Scheduled Payment of principal and interest is timely received on the first day of each month commencing in June 1998; (iii) principal prepayments are received in full on the first day of each month commencing in June 1998 and there are no Net Prepayment Interest Shortfalls; (iv) there are no defaults or delinquencies on the Mortgage Loans; (v) all Mortgage Loans amortize on the basis of a monthly, level payment schedule; (vi) Distribution Dates occur on the 25th day of each month, commencing June 25, 1998; (vii) there are no purchases or substitutions of the Mortgage Loans; (viii) the Mortgage Rate of each Adjustable Rate Mortgage Loan is adjusted on the next applicable Adjustment Date to equal the value of the applicable Index set forth below plus the related Gross Margin, subject to any applicable Initial Cap, Periodic Cap, Minimum Rate and Maximum Rate; (ix) the value of one-month LIBOR is 5.66%; (x) the value of the Six-Month LIBOR Index is 5.75%; (xi) there is no optional termination of the Trust Fund; (xii) there is no special termination of the Trust Fund, except in the case of the weighted average life with special termination; (xiii) the Certificates are issued on June 17, 1998; (xiv) no prepayment penalties have been collected on the Mortgage Loans; and (xvi) the Mortgage Pool consists of the following Mortgage Loans having the following characteristics:

             ASSUMED ADJUSTABLE RATE MORTGAGE LOAN CHARACTERISTICS

                                                                                    REMAINING
                          CURRENT       NEXT                                         TERM TO
        PRINCIPAL         MORTGAGE   ADJUSTMENT     GROSS      INITIAL   PERIODIC   MATURITY
       BALANCE ($)        RATE (%)      DATE      MARGIN (%)   CAP (%)   CAP (%)    (MONTHS)
  ---------------------   --------   ----------   ----------   -------   --------   ---------
      55,767,813.81        10.056     12/1/99       6.578       1.000     1.000        354
         208,496.68         8.770      5/1/99       6.250       1.500     1.500        348
         189,193.74        10.187      9/1/99       6.692       2.000     1.000        352
      12,008,934.31         9.963     10/1/99       6.529       3.000     1.014        351
      61,878,453.30         9.192      9/1/98       6.547       1.000     1.000        354
       2,408,521.96        10.096      9/1/98       6.001       1.500     1.500        352
          43,046.37        10.340     10/1/98       6.500       3.000     1.000        353
      30,769,064.68         9.561     11/1/99       6.627       1.000     1.000        354
      17,505,459.96         9.181     12/1/99       6.343       3.000     1.212        355
         134,993.64        10.750      1/1/00       7.000       6.000     1.000        356
      18,999,233.60         8.666      8/1/98       6.657       1.000     1.000        353
       1,700,429.33         9.967      9/1/98       5.964       1.500     1.500        353
     111,646,490.07         9.526     12/1/99       6.687       1.000     1.000        355
      50,518,456.34         9.612     11/1/99       6.505       3.000     1.064        353
       5,735,383.85         8.981      9/1/98       6.495       1.000     1.000        355
         510,235.82         9.945     10/1/98       5.833       1.500     1.500        353
          43,371.00         9.600     11/1/98       6.720       3.000     1.000        354
      29,926,512.24        10.171     12/1/99       6.570       1.000     1.000        355
         142,531.38        10.525      9/1/99       7.143       2.000     1.000        352
      24,217,503.54         9.893     10/1/99       6.370       3.000     1.022        351
      13,210,492.16         9.708      8/1/98       6.822       1.000     1.000        355
         298,826.86         9.968      8/1/98       5.811       1.500     1.500        351
         143,243.18        10.802      8/1/98       5.095       2.000     1.000        349
         104,141.02         9.625      9/1/99       6.750       3.000     1.000        352
         179,572.31         9.740      6/1/98       7.750       1.000     1.000        355
          46,032.27        11.027     10/1/99       8.027       3.000     1.000        353
      12,426,122.11        10.206     12/1/99       6.499       1.000     1.000        354
       3,988,736.74         9.394     11/1/99       6.354       3.000     1.076        354
       7,512,722.48         9.667      8/1/98       6.600       1.000     1.000        353
         811,865.16         9.960      8/1/98       5.643       1.500     1.500        351

     The actual characteristics and performance of the Mortgage Loans will differ from the assumptions used in constructing the tables set forth below, which are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is not expected that the Mortgage Loans will prepay at a constant rate until maturity, that all of the Mortgage Loans will prepay at the same rate or that there will be no defaults or delinquencies on the Mortgage Loans. Moreover, the diverse remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the tables at the various percentages of CPR specified, even if the weighted average remaining term to maturity of the Mortgage Loans is as assumed. Any difference between such assumptions and the actual characteristics and performance of the Mortgage Loans, or actual prepayment or loss experience, will cause the percentages of initial Class Certificate Principal Amounts outstanding over time and the weighted average lives of the Offered Certificates to differ (which difference could be material) from the corresponding information in the tables for each indicated percentage of CPR.

     Subject to the foregoing discussion and assumptions, the following tables indicate the weighted average lives of the Offered Certificates with and without special termination of the Trust Fund as described under "DESCRIPTION OF THE CERTIFICATES -- Special Termination of the Trust" herein and set forth the percentages of the initial Class Certificate Principal Amounts of the Offered Certificates that would be outstanding after each of the Distribution Dates shown at various percentages of CPR.

     The weighted average life of an Offered Certificate is determined by (i) multiplying the net reduction, if any, of the applicable Class Certificate Principal Amount by the number of years from the date of issuance of the Offered Certificate to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate of the net reductions of Class Certificate Principal Amount described in (i) above.

        PERCENTAGE OF INITIAL CLASS CERTIFICATE PRINCIPAL AMOUNT OF THE OFFERED CERTIFICATES OUTSTANDING AT THE FOLLOWING PERCENTAGES OF CPR

                             CLASS A-1 CERTIFICATES                    CLASS A-2 CERTIFICATES
                     ---------------------------------------   ---------------------------------------
DISTRIBUTION DATE     0%     9%    15%    21%    27%    35%     0%     9%    15%    21%    27%    35%
-----------------    ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----
Initial
  Percentage......    100%   100%   100%   100%   100%   100%   100%   100%   100%   100%   100%   100%
May 1999..........     98     69     50     31     12      0    100    100    100    100    100     91
May 2000..........     96     42      8      0      0      0    100    100    100     86     68     46
May 2001..........     95     17      0      0      0      0    100    100     83     59     39     16
May 2002..........     93      0      0      0      0      0    100     96     64     47     35     16
May 2003..........     91      0      0      0      0      0    100     84     54     37     25     14
May 2004..........     89      0      0      0      0      0    100     72     45     29     18      9
May 2005..........     87      0      0      0      0      0    100     62     38     23     13      6
May 2006..........     84      0      0      0      0      0    100     56     32     18     10      4
May 2007..........     81      0      0      0      0      0    100     50     27     14      7      2
May 2008..........     77      0      0      0      0      0    100     45     23     11      5      1
May 2009..........     73      0      0      0      0      0    100     40     19      9      4      1
May 2010..........     69      0      0      0      0      0    100     36     16      7      3      *
May 2011..........     64      0      0      0      0      0    100     32     13      5      2      0
May 2012..........     58      0      0      0      0      0    100     29     11      4      1      0
May 2013..........     52      0      0      0      0      0    100     26      9      3      1      0
May 2014..........     45      0      0      0      0      0    100     23      8      2      *      0
May 2015..........     36      0      0      0      0      0    100     20      6      2      0      0
May 2016..........     27      0      0      0      0      0    100     18      5      1      0      0
May 2017..........     17      0      0      0      0      0    100     15      4      1      0      0
May 2018..........      5      0      0      0      0      0    100     13      3      *      0      0
May 2019..........      0      0      0      0      0      0     95     11      3      0      0      0
May 2020..........      0      0      0      0      0      0     85     10      2      0      0      0
May 2021..........      0      0      0      0      0      0     75      8      2      0      0      0
May 2022..........      0      0      0      0      0      0     63      6      1      0      0      0
May 2023..........      0      0      0      0      0      0     54      5      *      0      0      0
May 2024..........      0      0      0      0      0      0     44      4      *      0      0      0
May 2025..........      0      0      0      0      0      0     34      3      0      0      0      0
May 2026..........      0      0      0      0      0      0     21      1      0      0      0      0
May 2027..........      0      0      0      0      0      0      8      0      0      0      0      0
May 2028..........      0      0      0      0      0      0      0      0      0      0      0      0
                     ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----
WEIGHTED AVERAGE
  LIFE IN YEARS:
(a) Without
  Special
  Termination.....   13.8    1.7    1.0    0.7    0.5    0.4   25.3   11.1    7.2    5.1    3.8    2.6
                     ====   ====   ====   ====   ====   ====   ====   ====   ====   ====   ====   ====
(b) With Special
  Termination.....   13.8    1.7    1.0    0.7    0.5    0.4   24.5    8.0    4.8    3.4    2.5    1.8
                     ====   ====   ====   ====   ====   ====   ====   ====   ====   ====   ====   ====

                            CLASS M-1 CERTIFICATES
                    ---------------------------------------
DISTRIBUTION DATE    0%     9%    15%    21%    27%    35%
-----------------   ----   ----   ----   ----   ----   ----
Initial
  Percentage......   100%   100%   100%   100%   100%   100%
May 1999..........   100    100    100    100    100    100
May 2000..........   100    100    100    100    100    100
May 2001..........   100    100    100    100    100    100
May 2002..........   100    100    100     76     56     62
May 2003..........   100    100     86     60     40     23
May 2004..........   100    100     73     47     29     15
May 2005..........   100     99     61     37     21      9
May 2006..........   100     89     52     29     15      6
May 2007..........   100     80     44     23     11      2
May 2008..........   100     72     37     18      8      0
May 2009..........   100     65     31     14      6      0
May 2010..........   100     58     26     11      3      0
May 2011..........   100     52     21      8      1      0
May 2012..........   100     46     18      6      0      0
May 2013..........   100     41     15      4      0      0
May 2014..........   100     37     12      2      0      0
May 2015..........   100     32     10      *      0      0
May 2016..........   100     28      8      0      0      0
May 2017..........   100     25      7      0      0      0
May 2018..........   100     21      5      0      0      0
May 2019..........   100     18      3      0      0      0
May 2020..........   100     15      1      0      0      0
May 2021..........   100     13      *      0      0      0
May 2022..........   100     10      0      0      0      0
May 2023..........    87      8      0      0      0      0
May 2024..........    71      6      0      0      0      0
May 2025..........    54      3      0      0      0      0
May 2026..........    34      0      0      0      0      0
May 2027..........    12      0      0      0      0      0
May 2028..........     0      0      0      0      0      0
                    ----   ----   ----   ----   ----   ----
WEIGHTED AVERAGE
  LIFE IN YEARS:
(a) Without
  Special
  Termination.....  27.0   14.7    9.6    6.8    5.4    4.7
                    ====   ====   ====   ====   ====   ====
(b) With Special
  Termination.....  25.8    9.7    5.9    4.1    3.3    2.4
                    ====   ====   ====   ====   ====   ====

---------------

* Indicates a value between 0.0% and 0.5%.

                        SERVICING OF THE MORTGAGE LOANS

THE MASTER SERVICER

     The information set forth in this section has been provided by Norwest Bank Minnesota, National Association ("Norwest" or the "Master Servicer"), and neither the Depositor nor the Underwriter makes any representations or warranties as to the accuracy or completeness of such information.

     Norwest is a national banking association, with executive offices located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479 and its master servicing offices located at 11000 Broken Land Parkway, Columbia, Maryland 21044.

     The Servicers, including the Special Servicer, will directly service the Mortgage Loans under the supervision of the Master Servicer. The Master Servicer will not be ultimately responsible for the servicing of the Mortgage Loans except to the extent described under "SERVICING OF THE MORTGAGE LOANS" herein.

     The Master Servicer is engaged in the business of master servicing single family residential mortgage loans secured by properties located in all 50 states and the District of Columbia. As of December 31, 1997, the Master Servicer master serviced more than 250,000 mortgage loans with an aggregate outstanding principal balance of approximately $30 billion.

THE SERVICER

     The information set forth in this section has been provided by the Servicer, and neither the Depositor nor the Underwriter makes any representations or warranties as to the accuracy or completeness of such information.

     The Mortgage Loans will initially be serviced by Aurora. Aurora, an affiliate of Lehman Brothers Holdings Inc., began operation as a servicer of residential mortgage loans in August 1997 following the acquisition of substantially all of the assets and a majority of the management and employees of Harbourton Financial Services L.P. ("Harbourton"). Prior to such acquisition, Harbourton liquidated a substantial portion of its servicing portfolio, generally retaining loans with higher rates of delinquency.

     Aurora's executive offices are located at 2530 South Parker Road, Suite 601, Aurora, Colorado 80014 and its centralized real estate loan servicing facility is located at 601 Fifth Avenue, Scottsbluff, Nebraska 69361. Aurora has been approved to service mortgage loans for GNMA, FNMA, and FHLMC.

     As of March 31, 1998, Aurora's total loan servicing and subservicing portfolio included loans with an aggregate outstanding principal balance of approximately $4.30 billion, of which the substantial majority are subserviced for Lehman Brothers Holdings Inc. The following table sets forth certain information regarding the delinquency and foreclosure experience of Aurora and Harbourton with respect to conventional mortgage loans. The indicated periods of delinquency are based on the number of days past due on a contractual basis.

                         DELINQUENCIES AND FORECLOSURES
                             (DOLLARS IN MILLIONS)

                                                         AS OF DECEMBER 31,
                                             -------------------------------------------    MARCH 31,
                                               1994        1995        1996      1997(3)     1998(3)
                                             --------    --------    --------    -------    ---------
Total mortgage loans.......................    $1,061      $1,625      $1,765    $1,203        $1,195

Percentage of mortgage loans delinquent by
  period of delinquency(1)(2)
  30 to 59 days............................      1.93%       2.26%       1.92%     3.21%       3.04%
  60 to 89 days............................      0.40        0.46        0.45      0.73        0.66
  90 days or more..........................      0.35        0.24        0.25      0.28        0.24
                                             --------    --------    --------      ----        ----
Total percentage of mortgage loans
  delinquent(1)(2).........................      2.68%       2.96%       2.62%     4.22%       3.94%

  In foreclosure (excluding
     bankruptcies).........................      0.50        0.99        1.16      1.99        1.93
  In bankruptcy............................      0.57        0.36        0.47      0.78        0.87
                                             --------    --------    --------      ----        ----
Total(2)...................................      3.75%       4.31%       4.25%     6.99%       6.74%
                                             ========    ========    ========      ====        ====

---------------
(1) Delinquency information is for conventional loans only, excluding bankruptcies.

(2) Percentages are based on the number of mortgage loans.

(3) Excludes information related to the servicing of certain sub-prime loans acquired in 1997 and 1998.

     The above delinquency and foreclosure data represent the recent experience of Aurora. The loans in Aurora's servicing portfolio may differ significantly from the Mortgage Loans. The actual loss and delinquency experience on the Mortgage Loans will depend, among other things, on the value of the Mortgaged Properties securing such Mortgage Loans and the ability of mortgagors to make required payments. There can be no assurance, and no representation is made, that the delinquency experience with respect to the Mortgage Loans will be similar to that reflected in the tables above, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted Mortgage Loans.

     The likelihood that mortgagors will become delinquent in the payment of their mortgage loans and the rate of any subsequent foreclosures may be affected by a number of factors related to borrowers' personal circumstances, including, for example, unemployment or change in employment (or in the case of self-employed mortgagors or mortgagors relying on commission income, fluctuations in income), marital separation and a mortgagor's equity in the related mortgaged property. In addition, delinquency and foreclosure experience may be sensitive to adverse economic conditions, either nationally or regionally, may exhibit seasonal variations and may be influenced by the level of interest rates and servicing decisions on the applicable mortgage loans. Regional economic conditions (including declining real estate values) may particularly affect delinquency and foreclosure experience on mortgage loans to the extent that mortgaged properties are concentrated in certain geographic areas.

THE SPECIAL SERVICER

     The information set forth in this section has been provided by the Special Servicer, and neither the Depositor nor the Underwriter makes any representations or warranties as to the accuracy or completeness of such information.

     Ocwen Federal Bank FSB ("Ocwen" or the "Special Servicer"), a federally chartered savings bank with its home office in Fort Lee, New Jersey and its servicing operations and corporate offices in West Palm Beach, Florida. Ocwen is a wholly-owned subsidiary of Ocwen Financial Corporation, a public financial services holding company. At March 31, 1998, Ocwen had approximately $2.488 billion in assets, approximately $2.234 billion in liabilities and approximately $254 million in equity. At March 31, 1998, Ocwen's tangible and leverage capital ratio was approximately 10.24% and its risk-based capital ratio was approximately 12.82%. For the three months ended March 31, 1998, Ocwen's income from continuing operations was approximately $19 million.

     The primary business of the Special Servicer has been the resolution of nonperforming single-family, multifamily and commercial mortgage loan portfolios acquired from the Resolution Trust Corporation, from private investors, and most recently, from the United States Department of Housing and Urban Development ("HUD") through HUD's auction of defaulted FHA Loans.

     The following tables set forth, for the non-conforming credit mortgage loan ("BCD Mortgage Loan") servicing portfolio serviced by the Special Servicer, certain information relating to the delinquency, foreclosure, REO and loss experience with respect to such mortgage loans (including loans in foreclosure included in the Special Servicer's servicing portfolio (which portfolio does not include mortgage loans that are subserviced by others)) at the end of the indicated periods. The indicated periods of delinquency are based on the number of days past due on a contractual basis. No mortgage loan is considered delinquent for these purposes until it is one month past due on a contractual basis. The information contained in the monthly remittance reports that will be sent to investors will be compiled, to the extent relating to Mortgage Loans serviced by the Special Servicer, using the same methodology as that used to compile the information contained in the table below.

                         DELINQUENCIES AND FORECLOSURES
                             (DOLLARS IN THOUSANDS)

                                        AS OF                                       AS OF
                                  DECEMBER 31, 1996                           DECEMBER 31, 1997
                       ----------------------------------------   ------------------------------------------
                                                        PERCENT                                      PERCENT
                                     BY      PERCENT      BY                     BY       PERCENT      BY
                        BY NO.     DOLLAR     BY NO.    DOLLAR     BY NO.      DOLLAR      BY NO.    DOLLAR
                       OF LOANS    AMOUNT    OF LOANS   AMOUNT    OF LOANS     AMOUNT     OF LOANS   AMOUNT
                       --------    ------    --------   -------   --------     ------     --------   -------
Total Portfolio......   2,834     $305,085    100.00%   100.00%    21,827    $2,318,261    100.00%   100.00%
Period of
  Delinquency:
  30-59 Days.........     107       10,554      3.78%     3.46%       437        41,429      2.00%     1.79%
  60-89 Days.........      38        4,321      1.34%     1.42%       171        17,803      0.73%     0.77%
  90 Days or more....     138       17,969      4.87%     5.89%       302        36,878      1.38%     1.59%
Total Delinquent
  Loans..............     283       32,844      9.99%    10.77%       910        96,110      4.17%     4.15%
Loans in
  Foreclosure(1).....     136       17,805      4.80%     5.84%       281        34,663      1.29%     1.50%

                                         AS OF
                                     MARCH 31, 1998
                       ------------------------------------------
                                                          PERCENT
                                      BY       PERCENT      BY
                        BY NO.      DOLLAR      BY NO.    DOLLAR
                       OF LOANS     AMOUNT     OF LOANS   AMOUNT
                       --------     ------     --------   -------
Total Portfolio......   34,425    $3,494,243    100.00%   100.00%
Period of
  Delinquency:
  30-59 Days.........      527        49,571      1.53%     1.42%
  60-89 Days.........      416        40,327      1.21%     1.15%
  90 Days or more....      643        65,543      1.87%     1.88%
Total Delinquent
  Loans..............    1,586       155,441      4.61%     4.45%
Loans in
  Foreclosure(1).....      498        58,884      1.45%     1.63%

---------------
(1) Loans in foreclosure are also included under the heading "Total Delinquent Loans."

                               REAL ESTATE OWNED
                             (DOLLARS IN THOUSANDS)

                                                 AS OF                AS OF                  AS OF
                                           DECEMBER 31, 1996    DECEMBER 31, 1997       MARCH 31, 1998
                                           -----------------   -------------------    -------------------
                                           BY NO.      BY      BY NO.       BY        BY NO.       BY
                                             OF      DOLLAR      OF       DOLLAR        OF       DOLLAR
                                           LOANS     AMOUNT    LOANS      AMOUNT      LOANS      AMOUNT
                                           ------    ------    ------     ------      ------     ------
Total Portfolio..........................  2,834    $305,085   21,827   $2,318,261    34,425   $3,494,243
Foreclosed Loans(1)......................     34       3,329       66        7,387        92       11,185
Foreclosure Ratio(2).....................   1.20%       1.09%    0.30%        0.32%     0.27%        0.32%

---------------
(1) For the purposes of these tables, "Foreclosed Loans" means the principal balance of mortgage loans secured by mortgaged properties the title to which has been acquired by the Special Servicer.

(2) The "Foreclosure Ratio" is equal to the aggregate principal balance or number of Foreclosed Loans divided by the aggregate principal balance, or number, as applicable, of mortgage loans in the total Portfolio at the end of the indicated period.

                          LOAN GAIN/(LOSS) EXPERIENCE
                             (DOLLARS IN THOUSANDS)

                                                            AS OF               AS OF              AS OF
                                                      DECEMBER 31, 1996   DECEMBER 31, 1997    MARCH 31, 1998
                                                      -----------------   ------------------   --------------
Total Portfolio(1)..................................      $305,085            $2,318,261         $3,494,243
Net Gains/(Losses)(2)...............................            24                (1,209)              (387)
Net Gains/(Losses) as a Percentage of Total
  Portfolio.........................................          0.01%                (0.05)%            (0.01)%

---------------
(1) "Total Portfolio" on the date stated above is the principal balance of the mortgage loans outstanding on the last day of the period.

(2) "Net Gains/(Losses)" are actual gains or losses incurred on liquidated properties and shortfall payoffs for each respective period. Gains or losses on liquidated properties are calculated as net sales proceeds less book value (exclusive of loan purchase premium or discount). Shortfall payoffs are calculated as the difference between principal payoff amount and unpaid principal at the time of payoff.

     The above delinquency, foreclosure, real estate owned and loss statistics represent the recent experience of Ocwen. The loans in Ocwen's servicing portfolio may differ significantly from the Mortgage Loans. The actual loss and delinquency experience on the Mortgage Loans will depend, among other things, on the value of the Mortgaged Properties securing such Mortgage Loans and the ability of mortgagors to make required payments. There can be no assurance, and no representation is made, that the delinquency experience with respect to the Mortgage Loans will be similar to that reflected in the tables above, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted Mortgage Loans.

SERVICING RESPONSIBILITIES

     The Mortgage Loans will be serviced by the Servicer and, to the extent applicable as described below, the Special Servicer, under the supervision of the Master Servicer in accordance with the provisions of the servicing agreement or, if applicable, the Special Servicing Agreement (each, a "Servicing Agreement"). The Servicer and the Special Servicer are referred to together herein, unless the context requires otherwise, as the "Servicers."

     Notwithstanding anything to the contrary in the Prospectus, the Master Servicer will not be ultimately responsible for the performance of the servicing activities by the Servicers, except as described under "-- Prepayment Interest Shortfalls" and "-- Advances" below. If a Servicer fails to fulfill its obligations under the applicable Servicing Agreement resulting in a material breach, the Master Servicer will terminate such Servicer and appoint a successor servicer as provided in the Trust Agreement.

SPECIAL SERVICING OF DELINQUENT MORTGAGE LOANS

     If a Mortgage Loan becomes more than 60 days delinquent, the responsibility for servicing such Mortgage Loan (a "Transferred Mortgage Loan") will be transferred to the Special Servicer. The Special Servicer will be required under the Special Servicing Agreement to diligently attempt to collect all amounts due under each Transferred Mortgage Loan. The Special Servicer will be authorized under such agreement to foreclose on any Transferred Mortgage Loan or to pursue such alternatives to foreclosure as modification of the terms of such loan, negotiation of a repayment plan and forbearance of foreclosure, or acceptance of a discounted payoff. If the borrower resumes payment on a Transferred Mortgage Loan, such loan will continue to be serviced by the Special Servicer pursuant to the provisions of the Special Servicing Agreement.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The Master Servicer will be paid a monthly fee (the "Master Servicing Fee") with respect to each Mortgage Loan equal to 0.0075% per annum (the "Master Servicing Fee Rate") on the outstanding principal balance of each Mortgage Loan. The Servicer will be paid a monthly fee (a "Servicing Fee") with respect to each Mortgage Loan serviced by it calculated as 0.50% per annum (the "Servicing Fee Rate") on the outstanding principal balance of each such Mortgage Loan.

     The Servicer will also be entitled to receive, to the extent provided in the applicable Servicing Agreement, additional compensation, in the form of any interest or other income earned on funds it has deposited in a custodial account pending remittance to the Master Servicer, as well as certain customary fees and charges paid by borrowers. The Master Servicer will be entitled to receive, as additional compensation, any interest or other income earned on funds in the Bond Account prior to deposit into the Certificate Account. The aggregate of the Master Servicing Fees and such additional compensation is referred to herein as the Master Servicer's "Aggregate Master Servicing Compensation."

     The Special Servicer will be paid a monthly fee (the "Basic Fee") with respect to each Transferred Mortgage Loan calculated as 0.50% per annum (the "Basic Fee Rate") on the outstanding principal balance of each such Mortgage Loan. The Special Servicer will also be entitled to additional compensation.

     The aggregate compensation of the Master Servicer, the Servicing Fee of the Servicer, and the Basic Fee of the Special Servicer are subject to reduction as described below under "-- Prepayment Interest Shortfalls." The Master Servicer and the Servicer (including the Special Servicer) will be entitled to reimbursement for certain expenses prior to distribution of any amounts to Certificateholders.

PREPAYMENT INTEREST SHORTFALLS

     When a borrower prepays a Mortgage Loan in full or in part between Scheduled Payment dates, the borrower pays interest on the amount prepaid only from the last Scheduled Payment date to the date of prepayment (or to the first day of the applicable month, in the case of certain prepayments in part), with a resulting reduction in interest payable for the month during which the prepayment is made. Any Prepayment Interest Shortfall resulting from a prepayment in full, but not in part, is generally required to be paid by the Servicer, but only to the extent that the aggregate of Prepayment Interest Shortfalls in such month does not exceed the Servicing Fee or, in the case of the Special Servicer, the Basic Fee, on the Mortgage Loans serviced by it for the applicable Distribution Date.

     Any Prepayment Interest Shortfalls required to be funded but not funded by the Servicer is required to be paid by the Master Servicer, to the extent that such amount does not exceed the Aggregate Master Servicing Compensation for the applicable Distribution Date, through a reduction in the amount of such compensation.

ADVANCES

     The Servicers will generally be obligated to make Advances with respect to delinquent payments of principal of and interest on the Mortgage Loans, adjusted to the related Mortgage Rate less the Servicing Fee Rate (or Basic Fee Rate), to the extent that such Advances, in its judgment, are reasonably recoverable from future payments and collections, insurance payments or proceeds of liquidation of a Mortgage Loan. The Master Servicer will be obligated to make any such Advances if the applicable Servicer fails to do so, and the Bond Trustee will be obligated to make any required Advance if the Master Servicer fails in its obligation to do so, to the extent provided in the Indenture. The Master Servicer, the Servicer or the Certificate Trustee, as applicable, will be entitled to recover any Advances made by it with respect to a Mortgage Loan out of late payments thereon or out of related liquidation proceeds and insurance proceeds or, if such amounts are insufficient, from collections on other Mortgage Loans. Such reimbursements may result in Realized Losses.

     The purpose of making such Advances is to maintain a regular cash flow to the Certificateholders, rather than to guarantee or insure against losses. No party will be required to make any Advances with respect to reductions in the amount of the monthly payments on Mortgage Loans due to reductions made by a bankruptcy court in the amount of a Scheduled Payment owed by a mortgagor or a reduction of the applicable Mortgage Rate by application of the Soldiers' and Sailors' Relief Act of 1940, as amended.

COLLECTION OF TAXES, ASSESSMENTS AND SIMILAR ITEMS

     The Servicer will, to the extent required by the related loan documents, maintain escrow accounts for the collection of hazard insurance premiums and real estate taxes with respect to the Mortgage Loans, and will make advances with respect to delinquencies in required escrow payments by the related mortgagors.

INSURANCE COVERAGE

     The Master Servicer and the Servicer are required to obtain and thereafter maintain in effect a bond, corporate guaranty or similar form of insurance coverage (which may provide blanket coverage), or any combination thereof, insuring against loss occasioned by the errors and omissions of their respective officers and employees.

EVIDENCE AS TO COMPLIANCE

     The Master Servicing Agreement will provide that each year during which the Master Servicer directly services any of the Mortgage Loans a firm of independent accountants will furnish a statement to the Certificate Trustee to the effect that such firm has examined certain documents and records relating to the servicing of mortgage loans similar to the Mortgage Loans by the Master Servicer and that, on the basis of such examination, such firm is of the opinion that the master servicing has been conducted in accordance with the terms of the Master Servicing Agreement, except for (i) such exceptions as the firm believes to be immaterial and (ii) such other exceptions set forth in such statement.

CERTAIN RIGHTS RELATED TO FORECLOSURE AND THE SPECIAL SERVICER

     Certain rights in connection with foreclosure of defaulted Mortgage Loans will be granted to the initial holder of the investor certificate under the Deposit Trust Agreement (the "Investor Certificateholder"). Such rights will include the right to recommend foreclosure or alternatives to foreclosure, and, if such recommendation is not accepted by the Special Servicer, to purchase such Mortgage Loan from the Trust Fund. The Special Servicer also shall have certain rights to purchase defaulted Mortgage Loans from the Trust Fund if the Investor Certificateholder declines to purchase such Mortgage Loans. Any such purchase may affect the yields to maturity of the Offered Certificates. The Investor Certificateholder will also have the right to terminate the rights and obligations of the Special Servicer under the conditions specified in the Special Servicing Agreement. The rights of the Investor Certificateholder described above may not be transferred.

                        FEDERAL INCOME TAX CONSEQUENCES

     Jeffers, Wilson, Shaff & Falk, LLP, has advised the Company and the Depositor that in its opinion (a) based on the Indenture and other relevant documents, the Underlying Bond will be treated as debt for federal income tax purposes and not as an ownership interest in the Mortgage Pool, the Bond Issuer or a separate association taxable as a corporation and (b) based on the Trust Agreement and other relevant documents, the Trust Fund Assets will qualify as a FASIT within the meaning of Section 860L(a) of the Code.

     The Offered Certificates will be regular interests in the FASIT and generally will be treated as debt instruments issued by the FASIT for federal income tax purposes. Income on the Offered Certificates must be reported under an accrual method of accounting. See "FEDERAL INCOME TAX CONSEQUENCES" in the Prospectus for a discussion of the material federal income tax consequences of the purchase, ownership and disposition of FASIT regular interests.

     The Offered Certificates may, depending on their respective issue prices, be treated for federal income tax purposes as having been issued with an amount of original issue discount equal to the difference between its principal balance and its issue price. See "FEDERAL INCOME TAX CONSEQUENCES" in the Prospectus. For purposes of determining the amount and the rate of accrual of original issue discount and market discount, the Depositor intends to assume that there will be prepayments on the Mortgage Loans at a rate equal to 21% CPR.

     Notwithstanding the use of the above prepayment assumption in pricing of the Offered Certificates, no representation is made that the Mortgage Loans will actually prepay at the assumed rate or at any other rate. The amount of original issue discount and certain other information with respect to each Offered Certificate will be set forth on the face of such Certificate as required by applicable regulations and as described in the Prospectus. See "PREPAYMENT AND YIELD CONSIDERATIONS -- WEIGHTED AVERAGE

LIFE OF THE OFFERED CERTIFICATES" herein and "FEDERAL INCOME TAX CONSEQUENCES" in the Prospectus.

     The Offered Certificates will be treated as regular interests in a FASIT under section 860L of the Code. Accordingly, the Offered Certificates (i) will be treated as assets described in section 7701(a)(19)(C)(xi) (but not as assets described in section 7701(a)(19)(C)(v) of the Code, and (ii) under most circumstances, will not be "real estate assets" within the meaning of section 856(c)(5) of the Code. See "FEDERAL INCOME TAX CONSEQUENCES" in the Prospectus.

     Holders of high yield regular FASIT interests are required to apply the accrual method of accounting for income from the FASIT interest and may not offset such income by the holder's net operating loss carryover. High yield FASIT regular interests are subject to certain transfer restrictions. None of the Offered Certificates will be high yield regular FASIT interests as that term is defined in the Code.

     DUE TO THE COMPLEXITY OF THE FEDERAL INCOME TAX RULES APPLICABLE TO OFFERED CERTIFICATES AND THE CONSIDERABLE UNCERTAINTY THAT EXISTS WITH RESPECT TO MANY ASPECTS OF THOSE RULES, POTENTIAL INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF THE OFFERED CERTIFICATES.

                                 ERISA MATTERS

     A fiduciary of a pension, profit-sharing, stock bonus plan or individual retirement account, including a plan for self employed individuals and their employees or any other employee benefit plan subject to the prohibited transaction provisions of the Code or the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974 ("ERISA") (collectively, a "Plan"), should consider (i) whether the ownership of Certificates is in accordance with the documents and instruments governing the Plan, (ii) whether the ownership of the Certificates is inconsistent with the fiduciary's responsibilities and satisfies the requirements of Part 4 of Subtitle A of Title I of ERISA (if applicable) and, in particular, the diversification, prudence and liquidity requirements of Section 404 of ERISA, (iii) the prohibitions under ERISA on improper delegation of control over, or responsibility for "plan assets" and ERISA's imposition of co-fiduciary liability on a fiduciary who participates in, or permits (by action or inaction) the occurrence of, or fails to remedy a known breach of duty by another fiduciary with respect to plan assets, and (iv) the need to value the assets of the Plan annually.

     The U.S. Department of Labor granted to Lehman Brothers Inc. ("Lehman Brothers") Prohibited Transaction Exemption 91-14 as amended by Prohibited Transaction Exemption 97-34 (the "Exemption") which exempts from the application of the prohibited transaction rules transactions relating to (1) the acquisition, sale and holding by Plans of certain certificates representing an undivided interest in certain asset-backed pass-through trusts, with respect to which Lehman Brothers or any of its affiliates is the sole underwriter or the manager or co-manager of the underwriting syndicate; and (2) the servicing, operation and management of such asset-backed pass-through trusts, provided that the general conditions and certain other conditions set forth in the Exemption are satisfied. The Exemption will apply to the acquisition, holding and resale of Senior Certificates by a Plan provided that certain conditions (certain of which are described below) are met.

     Among the conditions which must be satisfied for the Exemption to apply are the following:

          (1) The acquisition of Senior Certificates by a Plan is on terms (including the price for such Certificates) that are at least as favorable to the investing Plan as they would be in an arm's-length transaction with an unrelated party;

          (2) The rights and interests evidenced by the Senior Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust;

          (3) The Senior Certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from Standard & Poor's, Moody's, Duff & Phelps or Fitch Investors Service;

          (4) The sum of all payments made to and retained by the Underwriter in connection with the distribution of the Senior Certificates represents not more than reasonable compensation for underwriting such Certificates; the sum of all payments made to and retained by the Bond Issuer pursuant to the sale of the Underlying Bond to the Trust represents not more than the fair market value of such Underlying Bond; the sum of all payments made to and retained by the Servicers represents not more than reasonable compensation for each such Servicer's services under the agreement with such Servicer and reimbursement of such Servicer's reasonable expenses in connection therewith;

          (5) The Trustee is not an affiliate of the Underwriter, any sponsor, any Servicer, any certificate insurer, any borrower whose obligations under the Underlying Bond constitute more than 5% of the aggregate unamortized principal balance of the assets in the Trust, or any of their respective affiliates (the "Restricted Group"); and

          (6) The Plan investing in the Senior Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     The Underwriter believes that the Exemption will apply to the acquisition and holding of Senior Certificates by Plans and that all conditions of the Exemption other than those within the control of the investors will be met.

     EMPLOYEE BENEFIT PLANS ("PLANS") THAT ARE SUBJECT TO ERISA, AND ANY PERSON UTILIZING THE ASSETS OF SUCH A PLAN, MAY NOT PURCHASE THE OFFERED SUBORDINATE CERTIFICATES, except that any insurance company may purchase such Certificates with assets of its general account if the exemptive relief granted by the Department of Labor for transactions involving insurance company general accounts in Prohibited Transactions Exemption 95-60, 60 Fed. Reg. 35925 (June 12, 1995) is available with respect to such investment. The Trust Agreement will include certain restrictions on the transfer of the Offered Subordinate Certificates.

     Holders of the Senior Certificates may obtain the name of the registered holder of the Class O Certificate by contacting the Certificate Trustee at its corporate office.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in the underwriting agreement and in a terms agreement (collectively, the "Underwriting Agreement") between the Depositor and Lehman Brothers Inc., (the "Underwriter"), the Depositor has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from the Depositor, the Offered Certificates.

     The distribution of the Offered Certificates by the Underwriter will be effected in each case from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined, in each case, at the time of sale. The Underwriter may effect such transactions by selling the Certificates to or through dealers, and such dealers may receive from the Underwriter, for whom they act as agent, compensation in the form of underwriting discounts, concessions or commissions. The Underwriter and any dealers that participate with the Underwriting discounts, concessions or commissions. The Underwriter and any dealers that participate with the Underwriter in the distribution of the Certificates may be deemed to be an underwriter, and any discounts, commissions or concessions received by them, and any profit on the resale of the Certificates purchased by them, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "Act"). The Underwriting Agreement provides that the Depositor will indemnify the Underwriter, or make contributions to the Underwriter with respect to, certain civil liabilities, including liabilities under the Act.

     The Underwriter is an affiliate of Aurora.

     After the initial distribution of the Offered Certificates by the Underwriter, the Prospectus and Prospectus Supplement may be used by the Underwriter in connection with market making transactions in the Offered Certificates. The Underwriter may act as principal or agent in such transactions. Such transactions will be at prices related to revailing market prices at the time of sale.

                                 LEGAL MATTERS

     The validity of the Certificates and the Underlying Bond will be passed upon for the Depositor by Tobin & Tobin, a professional corporation, San Francisco, California. Certain federal income tax consequences with respect to the Certificates and the Underlying Bond will be passed upon for the Depositor by Jeffers, Wilson, Shaff & Falk, LLP, Irvine, California. Brown & Wood LLP, Washington, D.C., will act as counsel for the Underwriter.

                                    RATINGS

     It is a condition to the issuance of the Senior Certificates that they be rated "AAA" by S&P and "AAA" by Duff & Phelps. It is a condition to the issuance of the Class M-1 Certificates that they be rated "AA" by Duff & Phelps. The rating of "AAA" is the highest ratings that S&P and Duff & Phelps assign to securities. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.

     A securities rating addresses the likelihood of the receipt by Offered Certificateholders of distributions in the amount of scheduled payments on the Mortgage Loans. Neither the rating of S&P nor Duff & Phelps addresses the effect of Basis Risk Shortfalls. See "DESCRIPTION OF THE CERTIFICATES -- Distribution of Interest". The rating takes into consideration the characteristics of the Mortgage Loans and the structural, legal and tax aspects associated with the Offered Certificates. The ratings on the Offered Certificates do not represent any assessment of the likelihood or rate of principal prepayments. The ratings do not address the possibility that Offered Certificateholders might suffer a lower than anticipated yield due to prepayments.

     The security ratings assigned to the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the Rating Agencies.

     The Depositor has not requested a rating of the Offered Certificates by any rating agency other than the Rating Agencies; there can be no assurance, however, as to whether any other rating agency will rate the Offered Certificates or, if it does, what rating would be assigned by such other rating agency. The rating assigned by such other rating agency to the Offered Certificates could be lower than the respective ratings assigned by the Rating Agencies.

                             INDEX TO DEFINED TERMS

                                                                 PAGE
                                                                 ----
accredited investor.........................................        S-66
Accrual Period..............................................         S-7
Act.........................................................        S-66
Adjustment Date.............................................        S-21
Advances....................................................        S-13
Aggregate Loan Balance......................................        S-47
Aggregate Master Servicing Compensation.....................        S-63
AmREIT......................................................         S-2
AmREIT Management Fee.......................................        S-13
Applied Loss Amount.........................................        S-48
Aurora......................................................         S-3
Available Funds.............................................        S-51
Basic Fee...................................................        S-63
Basic Fee Rate..............................................        S-63
Basis Risk Shortfall........................................        S-41
BCD Mortgage Loan...........................................        S-61
Beneficial Owner............................................        S-36
Beneficial Owners...........................................         S-9
Bloomberg Screen LIUS01M Index Page.........................        S-43
Bond Account................................................        S-40
Bond Basis Risk Shortfall...................................        S-41
Bond Deferred Amount........................................        S-47
Bond Distribution Date......................................        S-11
Bond Expense Rate...........................................        S-13
Bond Interest Rate..........................................        S-11
Bond Issuer.................................................       Cover
Bond Margin.................................................        S-11
Bond Overcollateralization Amount...........................         S-8
Bond Overcollateralization Deficiency.......................         S-8
Bond Overcollateralization Excess Amount....................        S-47
Bond Principal Balance......................................        S-12
Bond Trustee................................................         S-5
Bond Trustee Fee............................................        S-51
Bond Trustee Fee Rate.......................................        S-51
Bond Unpaid Basis Risk Shortfall............................        S-41
Book-Entry Certificates.....................................         S-9
Business Day................................................        S-36
Capped Amount...............................................        S-51
Carryforward Interest.......................................        S-41
Cede & Co...................................................         S-9
Cedel.......................................................         S-9
Cedel Participants..........................................        S-38
Certificate Deferred Amount.................................        S-47
Certificate Interest Rate...................................         S-6
Certificate Issuer..........................................       Cover
Certificate Principal Amount................................        S-41
Certificate Trustee.........................................       Cover
Certificateholder...........................................        S-37
Certificates................................................       Cover
Chase.......................................................         S-9

                                                                 PAGE
                                                                 ----
Citibank....................................................         S-9
Class A-1 Certificates......................................        S-36
Class A-2 Certificates......................................        S-36
Class A-1 Spread............................................       Cover
Class A-2 Spread............................................       Cover
Class B Principal Distribution Amount.......................        S-46
Class B Spread..............................................        S-40
Class Certificate Principal Amount..........................        S-36
Class M-1 Principal Distribution Amount.....................        S-46
Class M-1 Spread............................................       Cover
Class M-2 Principal Distribution Amount.....................        S-46
Class M-2 Spread............................................        S-40
Class X Certificate Rate....................................        S-41
Closing Date................................................         S-5
Code........................................................        S-64
Collection Period...........................................        S-45
Company.....................................................         S-5
Compensating Interest.......................................        S-43
Cooperative.................................................        S-38
Corporate Trust Office......................................        S-51
CPR.........................................................        S-55
Current Interest............................................        S-41
Cut-off Date................................................         S-5
Cut-off Date Balance........................................        S-21
Definitive Certificate......................................        S-36
Delayed Adjustment Mortgage Loans...........................         S-6
Deleted Mortgage Loan.......................................        S-31
Deposit Trust Agreement.....................................         S-5
Depositor...................................................       Cover
Distribution Account........................................        S-40
Distribution Date...........................................       Cover
DTC.........................................................         S-9
Due Period..................................................        S-45
Duff & Phelps...............................................        S-15
ERISA.......................................................        S-14
Euroclear...................................................         S-9
Euroclear Operator..........................................        S-38
Euroclear Participants......................................        S-38
European Depositaries.......................................        S-37
Excess Mortgage Amount......................................        S-52
Excess Mortgage Interest....................................        S-51
Excess Mortgage Principal...................................        S-52
Exemption...................................................        S-65
Expense Fee Rate............................................        S-13
Extra Principal Distribution Amount.........................        S-47
FASIT.......................................................         S-2
FHA.........................................................  Prospectus
FHLMC.......................................................        S-16
Final Scheduled Distribution Date...........................         S-7
Financial Intermediary......................................        S-37
First Union.................................................         S-5
FNMA........................................................        S-16

                                                                 PAGE
                                                                 ----
Full Documentation..........................................        S-33
Global Securities...........................................         I-1
GNMA........................................................  Prospectus
Gross Margin................................................        S-21
Harbourton..................................................        S-59
high-risk mortgage securities...............................        S-14
HUD.........................................................        S-61
Indenture...................................................         S-5
Index.......................................................        S-21
Initial Cap.................................................        S-22
Initial Pool Principal Balance..............................        S-12
Interest Distribution Amount................................        S-11
Interest Payment Amount.....................................        S-52
Interest Remittance Amount..................................        S-42
Investor Certificateholder..................................        S-64
Lehman Brothers.............................................       Cover
LIBOR.......................................................        S-43
LIBOR Determination Date....................................        S-43
LIBOR Rate Determination Date...............................        S-52
Limited Documentation.......................................        S-33
Liquidated Mortgage Loan....................................        S-48
Loan-to-Value Ratio.........................................        S-21
London Banking Day..........................................        S-43
Master Servicer.............................................         S-3
Master Servicing Agreement..................................        S-13
Master Servicing Default....................................        S-13
Master Servicing Fee........................................        S-62
Master Servicing Fee Rate...................................        S-62
Maximum Rate................................................        S-22
Mezzanine Certificates......................................         S-2
Minimum Purchase Price......................................        S-50
Minimum Rate................................................        S-22
Modeling Assumptions........................................        S-55
Mortgage....................................................        S-31
Mortgage File...............................................        S-31
Mortgage Loan Purchase Agreement............................         S-6
Mortgage Loans..............................................       Cover
Mortgage Note...............................................        S-31
Mortgage Pool...............................................       Cover
Mortgage Rate...............................................         S-6
Mortgaged Property..........................................         S-6
Mortgaged Related Securities................................        S-14
Net Funds Cap...............................................        S-11
Net Liquidation Proceeds....................................        S-47
Net Mortgage Rate...........................................        S-13
Net Prepayment Interest Shortfall...........................        S-43
No Documentation............................................        S-33
Nonresident.................................................  Prospectus
Norwest.....................................................         S-3
Ocwen.......................................................         S-3
Offered Certificates........................................       Cover
Offered Subordinate Certificates............................         S-2

                                                                 PAGE
                                                                 ----
original issue discount.....................................        S-14
Originator..................................................        S-32
Originators.................................................        S-16
Overcollateralization.......................................         S-8
Owner Trustee...............................................         S-5
Ownership Certificates......................................         S-2
Participant.................................................        S-37
parties in interest.........................................        S-14
Payahead....................................................        S-42
Periodic Cap................................................        S-21
Plan........................................................        S-65
Plans.......................................................        S-14
Pool Delinquency Rate.......................................        S-46
Pool Principal Balance......................................        S-12
Prepayment Interest Shortfall...............................        S-43
Prepayment Period...........................................        S-45
Principal Distribution Amount...............................        S-44
principal prepayment........................................        S-53
Principal Remittance Amount.................................        S-44
Prospectus..................................................         S-3
PTE.........................................................        S-15
Rating Agencies.............................................        S-15
Realized Loss...............................................        S-48
Record Date.................................................         S-5
Redemption Price............................................        S-12
Reference Banks.............................................        S-43
regular interests...........................................        S-13
Relevant Depositary.........................................        S-37
Remittance Rate.............................................        S-42
Replacement Mortgage Loan...................................        S-31
Required Reserve Fund Amount................................         S-8
Reserve Fund................................................        S-49
Reserve Interest Rate.......................................        S-44
Restricted Group............................................        S-66
Rolling Three Month Delinquency Rate........................        S-46
Rules.......................................................        S-37
S&P.........................................................        S-15
Scheduled Payment...........................................         S-6
Scheduled Principal Balance.................................        S-47
Senior Certificates.........................................         S-2
Senior Enhancement Percentage...............................        S-47
Senior Principal Distribution Amount........................        S-46
Servicer....................................................        S-13
Servicers...................................................        S-13
Servicing Agreement.........................................        S-62
Servicing Fee...............................................        S-62
Servicing Fee Rate..........................................        S-62
Six-Month LIBOR.............................................         S-6
Six-Month LIBOR Index.......................................        S-31
SMMEA.......................................................        S-14
Special Servicer............................................         S-3
Spread......................................................        S-41

                                                                 PAGE
                                                                 ----
Stated Income Documentation.................................        S-33
Stepdown Date...............................................        S-46
Stepped-up Bond Balance.....................................        S-46
Subordinate Certificates....................................         S-2
Sub-prime Mortgage Loans....................................        S-35
Substitution Adjustment Amount..............................        S-32
Substitution Amount.........................................        S-42
Targeted Overcollateralization Amount.......................        S-47
Terms & Conditions..........................................        S-39
Transferred Mortgage Loan...................................        S-62
Trigger Event...............................................        S-46
Trust.......................................................       Cover
Trust Agreement.............................................       Cover
Trust Fund Assets...........................................       Cover
Trustee Fee.................................................        S-51
Trustee Fee Rate............................................        S-51
Underlying Bond.............................................       Cover
Underwriter.................................................       Cover
Underwriting Agreement......................................        S-66
Underwriting Guidelines.....................................        S-32
Unpaid Basis Risk Shortfall.................................        S-41
U.S. Person.................................................         I-4

                                    ANNEX I

         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, the globally offered American Residential Eagle Certificate Trust 1998-1 Mortgage-Backed Callable Certificates, Series 1998-1 (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Cedel or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Global Securities through Cedel and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior mortgage loan asset backed certificates issues.

     Secondary cross-market trading between Cedel or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Cedel and Euroclear (in such capacity) and as DTC Participants.

     Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

     All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Cedel and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

     Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior mortgage loan asset backed certificates issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through Cedel or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset backed certificates issues in same-day funds.

     Trading between Cedel and/or Euroclear Participants. Secondary market trading between Cedel Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC seller and Cedel or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Cedel Participant or a Euroclear

Participant, the purchaser will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. Cedel or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedel Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedel or Euroclear cash debt will be valued instead as of the actual settlement date.

     Cedel Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedel or Euroclear. Under this approach, they may take on credit exposure to Cedel or Euroclear until the Global Securities are credited to their accounts one day later.

     As an alternative, if Cedel or Euroclear has extended a line of credit to them, Cedel Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Cedel Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Cedel Participant's or Euroclear Participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Cedel Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

     Trading between Cedel or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Cedel Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. In these cases Cedel or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Cedel Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Cedel Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use Cedel or Euroclear and that purchase Global Securities from DTC Participants for delivery to Cedel Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

          (a) borrowing through Cedel or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedel or Euroclear accounts) in accordance with the clearing system's customary procedures;

          (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to the settlement, which would give the Global Securities sufficient time to be reflected in their Cedel or Euroclear account in order to settle the sale side of the trade; or

          (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Cedel or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of Global Securities holding securities through Cedel or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     Exemption for non-U.S. Persons (Form W-8). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

     Exemption for non-U.S. Persons with effectively connected income (Form
4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Certificate Owners or his agent.

     Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

     The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any state or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in regulations, certain trusts in existence on August 20, 1996 and treated as United States persons prior to such date that elect to continue to be so treated also shall be considered U.S. Persons. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

PROSPECTUS

                        AMERICAN RESIDENTIAL EAGLE, INC.
                                   DEPOSITOR
                                 $1,000,000,000
                               (AGGREGATE AMOUNT)

                           MORTGAGE-BACKED SECURITIES
                              (ISSUABLE IN SERIES)
                            ------------------------

    American Residential Eagle, Inc., a Delaware corporation (the "Company" or the "Depositor"), proposes to establish one or more trusts to issue and sell from time to time one or more Series of Collateralized Mortgage Bonds (the "Bonds") and/or Mortgage-Backed Certificates (the "Certificates" and, together with the Bonds, the "Securities"). This Prospectus covers up to $500,000,000 in aggregate offering price of Bonds and $500,000,000 in aggregate offering price of Certificates. Each Series of Bonds will be secured by the assets of a trust ("Trust Fund Assets") and each Series of Certificates will evidence beneficial ownership of the Trust Fund Assets in the related trust. The Trust Fund Assets for each Series of Bonds will consist primarily of mortgage collateral (the "Mortgage Collateral") comprised of one or more of the following types: (i) fixed-rate or floating-rate, first or junior lien mortgage loans secured by one- to four-family residential properties or other types of residential or mixed use properties described herein under "TRUST FUND ASSETS -- THE MORTGAGE
LOANS -- FREEDOM PROGRAM" (the "Mortgage Loans"), (ii) mortgage pass-through securities (the "Agency Securities") issued or guaranteed by the Government National Mortgage Association ("GNMA"), the Federal National Mortgage Association ("FNMA") or the Federal Home Loan Mortgage Corporation ("FHLMC") or
(iii) a combination of Agency Securities and Mortgage Loans. The Trust Fund Assets for each Series of Certificates will consist primarily of one or more Bonds representing the right to receive all or substantially all of the payments on the Mortgage Collateral and other items securing such Bonds. Each Series of Certificates will accordingly be supported by the Mortgage Collateral and other items included in the Trust Fund Assets for the related Series of Bonds. The Trust Fund Assets for a Series of Securities may also include certain cash accounts, insurance policies, surety bonds, guaranteed investment contracts, cross-collateralization rights, reinvestment income, guaranties, letters of credit or derivative arrangements to the extent described herein and in the related Prospectus Supplement. Certain capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto elsewhere in this Prospectus. See "INDEX OF CERTAIN DEFINITIONS" on page 96 of this Prospectus for the location of the definitions of certain capitalized terms.

    Each Series of Securities will consist of one or more Classes. Interest on the Securities will accrue at a fixed rate, a variable rate or a combination thereof, as determined in the manner specified in the related Prospectus Supplement. Principal payments on each Class of Bonds of a Series will be made in the manner specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, one or more Classes of a Series may be entitled to receive payments of principal, interest or any combination thereof prior to one or more other Classes of such Series either for the life of such Securities or during certain periods. A Series of Securities may include one or more Classes entitled to (i) principal distributions, with disproportionate, nominal or no interest distributions or (ii) interest distributions, with disproportionate, nominal or no principal distributions. In addition, a Series of Securities may include one or more Classes of Securities that are senior in right of payment to one or more other Classes of such Series. Credit enhancement for the Securities of a Series will be as specified in the related Prospectus Supplement.

    The rate of payment of the principal of each Class of Securities will generally depend, among other things, on the rate of payment (including prepayments) of the Mortgage Collateral underlying such Class of Securities. Consequently, the actual maturity of any Class of Securities could occur substantially sooner than its Stated Maturity. Each Series of Securities may be subject to redemption or early termination under the circumstances described herein and in the related Prospectus Supplement. In certain cases, a Series of Securities may be titled "Mortgaged-Backed Callable Securities" depending upon the terms of the redemption or early termination provisions thereof.

     FOR A DISCUSSION OF ALL MATERIAL RISK FACTORS RELATING TO INVESTMENTS IN THE SECURITIES, SEE "RISK FACTORS" COMMENCING ON PAGE 18 OF THIS PROSPECTUS.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

    Each Series of Securities will be issued by a separate trust (each, an "Issuer") established by the Company, will represent obligations of or interests in such Issuer and will not be insured or guaranteed by GNMA, FNMA or FHLMC or any other governmental agency or instrumentality or by the Company, any affiliate of the Company, or, unless otherwise specified in the related Prospectus Supplement, any other person or entity. No Issuer of any Series of Securities is expected to have significant assets other than those comprising the Trust Fund Assets for such Series of Securities. Prior to issuance, there will have been no market for the Securities of any Series, and there can be no assurance that a secondary market for any Securities will develop or, if it does develop that it will continue or provide Securityholders with a sufficient level of liquidity of investment. This Prospectus may not be used to consummate sales of a Series of Securities unless accompanied by a Prospectus Supplement.

    Bonds of each Series will be characterized for federal income tax purposes as debt instruments. If specified in the related Prospectus Supplement, one or more elections will be made to treat the Trust Fund Assets (or specified portions thereof) evidenced by a Series of Certificates as a "financial asset securitization investment trust ("FASIT"), for federal income tax purposes. See "FEDERAL INCOME TAX CONSEQUENCES" herein.

    Offers of the Securities of any Series may be made through one or more different methods, including offerings through underwriters, as more fully described under "PLAN OF DISTRIBUTION" herein and in the related Prospectus Supplement.

June 5, 1998.

     UNTIL 90 DAYS AFTER THE DATE OF EACH PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE SECURITIES COVERED BY SUCH PROSPECTUS SUPPLEMENT, WHETHER OR NOT PARTICIPATING IN THE DISTRIBUTION THEREOF, MAY BE REQUIRED TO DELIVER SUCH PROSPECTUS SUPPLEMENT AND THIS PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS AND PROSPECTUS SUPPLEMENT WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                             PROSPECTUS SUPPLEMENT

     The Prospectus Supplement relating to a Series of Securities to be offered hereunder will, among other things, set forth with respect to such Series of Securities, which Classes of such Series are being offered by the Prospectus Supplement (the "Offered Securities") and, to the extent applicable: (i) information concerning the Issuer of such Series of Securities; (ii) the principal amount and the interest rate, or the method to be used to determine the interest rate, of each Class of such Series of Securities; (iii) certain characteristics of the Mortgage Collateral included in the Trust Fund Assets for such Series of Securities and, if applicable, information as to any insurance policies, surety bonds, guaranties, derivative arrangements, cross-collateralization, reinvestment income, guaranteed investment contracts or letters of credit, and the amount and source of any Reserve Fund or other cash account for the Securities of such Series; (iv) the circumstances, if any, under which the Securities of such Series are subject to special redemption or optional redemption or early termination; (v) the Stated Maturity of each Class of Securities of such Series; (vi) the method used to calculate the aggregate amount of principal required to be applied to the Securities of such Series on each Distribution Date and the priority in which such payments will be applied among the Classes of Securities of such Series; (vii) the principal amount of each Class of Securities of such Series that would be outstanding on specified Distribution Dates if the Mortgage Collateral relating to such Class prepaid at various assumed rates; (viii) the Distribution Dates for such Series of Securities; (ix) information as to the nature and extent of subordination with respect to any Class of Securities of such Series that is subordinate in right of payment to any other Class; (x) any minimum principal payment requirements and the terms of any related minimum principal payment agreement with respect to such Series of Securities; (xi) additional information with respect to the plan of distribution of the Securities of such Series; and (xii) information as to the Master Servicer and the Bond Trustee and the Certificate Trustee for such Series.

                             AVAILABLE INFORMATION

     The Depositor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Securities. This Prospectus, which forms a part of the Registration Statement, and the Prospectus Supplement relating to each Series of Securities contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement pursuant to the Rules and Regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Midwest Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and Northeast Regional Office, Seven World Trade Center, New York, New York 10048. The Commission also maintains a Web site at http://www.sec.gov from which such Registration Statement and exhibits may be obtained.

     No person has been authorized to give any information or to make any representation other than those contained in this Prospectus and any Prospectus Supplement with respect hereto and, if given or made, such information or representations must not be relied upon. This Prospectus and any Prospectus Supplement with respect hereto do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Securities offered hereby and thereby nor an offer of the Securities to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     All documents subsequently filed by or on behalf of the Bond Issuer referred to in the accompanying Prospectus Supplement with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Prospectus and prior to the termination of any offering of the Securities issued by such Bond Issuer shall be deemed to be incorporated by reference in this Prospectus and to be a part of this Prospectus from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for all purposes of this Prospectus to the extent that a statement contained herein (or in the accompanying Prospectus Supplement) or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. None of the Company, the Master Servicer, the Bond Trustee or the Certificate Trustee for any Series intends to file with the Commission periodic reports with respect to the related Issuer following completion of the reporting period required by Rule 15d-1 or Regulation 15D under the Exchange Act, but the related Issuer may elect to continue reporting in its sole discretion.

     The Bond Trustee or the Certificate Trustee, as the case may be (the "applicable Trustee"), or such other entity specified in the related Prospectus Supplement on behalf of any Issuer will provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Such requests should be directed to the Corporate Trust Office of the Bond Trustee or the Certificate Trustee or the address of such other entity specified in the accompanying Prospectus Supplement. Included in the accompanying Prospectus Supplement is the name, address, telephone number and, if available, facsimile number of the office or contact person at the Corporate Trust Office of the Bond Trustee or the Certificate Trustee or such other entity.

                                    SUMMARY

     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and in the related Prospectus Supplement with respect to the Series of Securities offered thereby and to the related Agreements (as defined herein). Certain capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto elsewhere in this Prospectus. See "INDEX OF CERTAIN DEFINITIONS" on page 97 of this Prospectus for the location of the definitions of certain capitalized terms.

Securities Offered.........  The Securities offered hereby are Collateralized
                             Mortgage Bonds (the "Bonds") and Mortgage-Backed Certificates (the "Certificates"). The Trust Fund Assets for each Series of Bonds will consist primarily of mortgage collateral (the "Mortgage Collateral") comprised of one or more of the following: (i) fixed-rate, first or junior lien Mortgage Loans (the "Fixed Rate Mortgage Loans"),
                             (ii) floating-rate, first or junior lien Mortgage Loans (the "Floating Rate Mortgage Loans" and, together with the Fixed Rate Mortgage Loans, the "Mortgage Loans"), (iii) mortgage pass-through securities (the "Agency Securities") issued or guaranteed by the Government National Mortgage Corporation ("GNMA"), the Federal National Mortgage Corporation ("FNMA") or the Federal Home Loan Mortgage Corporation ("FHLMC") or (iv) a combination of Agency Securities and Mortgage Loans. The Mortgage Loans will be secured by one- to four-family residential properties or other types of residential or mixed use properties as described under "TRUST FUND ASSETS -- THE MORTGAGE LOANS -- FREEDOM PROGRAM." The Trust Fund Assets for each Series of Certificates will consist primarily of one or more Bonds. The Trust Fund Assets for a Series of Securities may also include certain cash accounts, insurance policies, surety bonds, guaranteed investment contracts, cross-collateralization rights, reinvestment income, guaranties or letters of credit to the extent described herein and in the related Prospectus Supplement. See "TRUST FUND ASSETS" herein.

                             The Bonds will be issued from time to time in one or more Series pursuant to Indentures (as defined herein) between each Issuer and a bank or trust company acting as trustee (the "Bond Trustee") for the holders of the Bonds of each Series (the "Bondholders") under the relevant Indenture. The Certificates may be issued from time to time in one or more Series pursuant to Trust Agreements (as defined herein) (Indentures and Trust Agreements are collectively referred to herein as "Agreements") between the Depositor and a bank or trust company acting as trustee (the "Certificate Trustee") for the holders of the Certificates of each Series (the "Certificateholders"). Each Series of Securities will consist of one or more Classes which may include one or more Classes of Deferred Interest Securities (as defined herein). A Series of Securities may include one or more Classes of Senior Securities (collectively, the "Senior Securities") and one or more Classes of Subordinated Securities (collectively, the "Subordinated Securities"). Unless otherwise specified in the related Prospectus Supplement, the Securities represent obligations of or interests in the Issuer and are not insured or guaranteed by any other person or entity. See "DESCRIPTION OF THE SECURITIES" herein. Securities of a Class may differ from Securities of other Classes of the same Series in the amounts allocated to and the priority of principal payments and interest rate and in such other manner as specified in the related Prospectus Supplement. A Series of Securities may include one or more Classes entitled to (i) principal distributions, with disproportionate, nominal or no interest distributions or (ii) interest distributions, with disproportionate, nominal or no principal distributions. A Series of Securities may be insured or guaranteed as to payment of principal and interest by a third-party insurer or guarantor, or secured by certain cash accounts, insurance policies, surety bonds, guaranteed investment contracts, cross-collateralization, reinvestment income, guaranties, letters of credit or derivative arrangements, in each case to the extent provided herein and in the related Prospectus Supplement.

Issuer.....................  The Issuer with respect to each Series of
                             Securities will be a trust established by American Residential Eagle, Inc., a Delaware corporation (the "Company"), for the sole purpose of issuing such Series of Securities and engaging in transactions relating thereto. The Company is a wholly owned limited purpose finance subsidiary of American Residential Investment Trust, Inc. ("AmREIT"). AmREIT, a Maryland corporation, has elected to be taxed as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code"). Each trust that is formed to act as an Issuer will be created pursuant to a trust agreement between the Company, acting as depositor (in such capacity, the "Depositor"), and a bank or trust company acting as trustee. Each trust will be established by the Company solely for the purpose of issuing one Series of Securities and engaging in transactions relating thereto. Neither AmREIT, the Company nor any of their respective affiliates will guarantee or otherwise be obligated to make payments on the Securities. The Securities will be obligations solely of or represent interests solely in their respective Issuers. The assets of each such Issuer, other than those comprising the Trust Fund Assets for the Securities it issues, are not expected to be significant. See "INTRODUCTION -- THE ISSUERS" herein.

Master Servicer............  The entity or entities named as Master Servicer
                             (each, a "Master Servicer") in the related
                             Prospectus Supplement will act as master servicer with respect to all of the Mortgage Loans included in the Trust Fund Assets for the applicable Series of Securities pursuant to an agreement (each, a "Master Servicing Agreement") among the Master Servicer, the related Issuer and the related Bond Trustee. The Master Servicer will directly service the Mortgage Loans or will administer and supervise the performance of the entities primarily responsible for servicing the Mortgage Loans (each, a "Servicer"), who may in turn be administering and supervising the performance of one or more subservicers of such Mortgage Loans, and will be obligated to perform the obligations of a terminated Servicer or appoint a successor Servicer. See "SERVICING OF THE MORTGAGE LOANS" herein.

Special Servicer...........  If specified in the related Prospectus Supplement, the Company may appoint a special servicer (each, a "Special Servicer") to service, make certain decisions and take various actions with respect to delinquent or defaulted Mortgage Loans included in the Trust Fund Assets for the applicable Series of Securities. See "SERVICING OF THE MORTGAGE
                             LOANS -- SPECIAL SERVICING AGREEMENT" herein.

Description of
Securities.................  Each Security will be secured by or represent a beneficial ownership interest in the Trust Fund Assets of the related Issuer. The Securities of any Series may be issued in one or more classes as specified in the related Prospectus Supplement. A Series of Securities may include one or more Classes of senior Securities (collectively, the "Senior Securities") and one or more Classes of subordinate Securities (collectively, the "Subordinated Securities"). Certain Series or Classes of Securities may be covered by insurance policies or other forms of credit enhancement, in each case as described under "Credit Enhancement" herein and in the related Prospectus Supplement.

                             One or more Classes of Securities of each Series
                             (i) may be entitled to receive distributions allocable only to principal, only to interest or to any combination thereof; (ii) may be entitled to receive distributions only of prepayments of principal throughout the lives of the Securities or during specified periods; (iii) may be subordinated in the right to receive distributions of scheduled payments of principal, prepayments of principal, interest or any combination thereof to one or more other Classes of Securities of such Series throughout the lives of the Securities or during specified periods; (iv) may be entitled to receive such distributions only after the occurrence of events specified in the related Prospectus Supplement; (v) may be entitled to receive distributions in accordance with a schedule or formula or on the basis of collections from designated portions of the related Trust Fund Assets; (vi) as to Securities entitled to distributions allocable to interest, may be entitled to receive interest at a fixed rate or a rate that is subject to change from time to time; and (vii) as to Securities entitled to distributions allocable to interest, may be entitled to distributions allocable to interest only after the occurrence of events specified in the related Prospectus Supplement and may accrue interest until such events occur, in each case as specified in the related Prospectus Supplement. The timing and amounts of such distributions may vary among classes or over time, as specified in the related Prospectus Supplement.

Distributions on the
Securities.................  Distributions on the Securities entitled thereto will be made monthly, quarterly, semi-annually or at such other intervals and on the dates specified in the related Prospectus Supplement (each, a "Distribution Date") out of the payments received in respect of the related Trust Fund Assets or other assets pledged for the benefit of the Securities as described under "Credit Enhancement" herein to the extent specified in the related Prospectus Supplement. The amount allocable to payments of principal and interest on any Distribution Date will be determined as specified in the related Prospectus Supplement. The Prospectus Supplement for a Series of Securities will describe the method for allocating distributions among Securities of different classes as well as the method for allocating distributions among Securities for any particular Class.

                             The aggregate original principal balance of the Securities will not exceed the aggregate distributions allocable to principal that such Securities will be entitled to receive. The Securities will have an aggregate original principal balance equal to the aggregate unpaid principal balance of the Trust Fund Assets as of the related Cut-Off Date and will bear interest in the aggregate at a rate equal to the interest rate borne by the underlying Loans (the "Mortgage Rate") net of the aggregate servicing fees and any other amounts specified in the related Prospectus Supplement or at such other interest rate as may be specified in such Prospectus Supplement.

                             The rate at which interest will be passed through or paid to holders of each Class of Securities entitled thereto may be a fixed rate or a rate that is subject to change from time to time from the time and for the periods, in each case, as specified in the related Prospectus Supplement. Any such rate may be calculated on a loan-by-loan or weighted average basis or calculated based on a notional amount, in each case, as described in the related Prospectus Supplement.

Redemption of Bonds; Early
  Termination..............  The Securities of each Series will be redeemable and subject to early termination under the circumstances described below. If the Series of Securities is redeemable or subject to early termination when the outstanding principal amount of the Securities is greater than 25% of the Cut-off Date Principal Balance, such Series will be titled Mortgage-Backed Callable Securities.

  A. Special Redemption....  The Bonds of a Series or a Class may be subject to special redemption, in whole or in part, as specified in the related Prospectus Supplement. Pursuant to a special redemption, the Issuer will be required to redeem, on the dates specified in such Prospectus Supplement, at 100% of their unpaid principal amount, plus accrued interest, outstanding Bonds of a Series or Class if, as a result of substantial payments of principal on the Mortgage Collateral pledged as security for such Series or Class of Bonds or low reinvestment yields, or both, the Bond Trustee determines, based on the assumptions specified in the Indenture, that in the absence of such special redemption the amount of cash expected to be on deposit in the Bond Account on the next Payment Date for such Series of Bonds would be insufficient to make required payments on the Bonds of such Series on such Distribution Date. Any such redemption will not exceed the principal amount of Bonds that would otherwise be required to be paid on the next Distribution Date out of the principal payments and prepayments so received. See "DESCRIPTION OF THE SECURITIES -- REDEMPTION OF BONDS -- SPECIAL REDEMPTION" herein. Principal payments on a special redemption will be applied to Bonds of a Series in accordance with the priorities specified in the related Prospectus Supplement.

  B. Optional Redemption...  If so provided in the related Prospectus
                             Supplement, the Bonds of each Series may be subject to redemption at the option of the Issuer. The Prospectus Supplement for each Series will specify the circumstances, if any, under which the Bonds of such Series may be so redeemed, the manner of effecting such redemption, the conditions to which such redemption are subject and the redemption prices for each Class of Bonds to be redeemed (which will be no lower than 100% of the principal amount of outstanding Bonds, plus accured interest). See "DESCRIPTION OF THE
                             SECURITIES -- REDEMPTION OF BONDS -- OPTIONAL REDEMPTION" herein.

                             The Master Servicer or other party specified in the related Prospectus Supplement may have the option to purchase the remaining Trust Fund Assets supporting a Series of Bonds, subject to the principal balance of such Trust Fund Assets being less than the percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Trust Fund Assets at the Cut-off Date for the Series. Any such purchase of Trust Fund Assets and property acquired other person will be at a price specified in the related Prospectus Supplement (which will be no lower than 100% of the principal amount of outstanding Bonds, plus accrued interest). The exercise of such right may cause the Issuer to call for redemption of all or a portion of the related Series of Bonds secured by such Trust Fund Assets.

  C. Early Termination.....  If the Series of Bonds included in the Trust Fund
                             Assets for a Series of Certificates are redeemed in full pursuant to a special redemption or optional redemption, the related Series of Certificates will be retired earlier than would otherwise be the case. In addition, the Depositor may have the option to purchase the remaining outstanding Securities or the Trust Fund Assets supporting a Series of Certificates, subject to the principal balance of such Trust Fund Assets being less than the percentage specified in the related Prospectus Supplement of the Trust Fund Assets at the Cut-off Date for the Series. The purchase price for such remaining outstanding Securities or the Trust Fund Assets will be at least equal to 100% of the aggregate principal balance of the outstanding Certificates, together with accrued interest thereon. In any such event, the related Issuer of such Series of Certificates may be terminated and Certificateholders will receive final distributions as described in the related Prospectus Supplement.

Trust Fund Assets..........  Each Series of Securities will be separately supported by one or more of the types of Trust Fund Assets set forth below. Unless otherwise provided in the related Prospectus Supplement, the Issuer may substitute other Mortgage Collateral for the Mortgage Collateral originally included in the Trust Fund Assets for the Securities of a Series so long as the substitute Mortgage Collateral meets certain criteria. See "TRUST FUND
                             ASSETS -- SUBSTITUTION OF MORTGAGE COLLATERAL" herein.

  A. Mortgage Loans........  In connection with the issuance of a Series of
                             Securities supported in whole or in part by Mortgage Loans, the Issuer will pledge and assign to the Bond Trustee a pool of conventional (i.e., not insured or guaranteed by any governmental agency) loans secured by first or junior mortgages or deeds of trust on one- to four-family residential properties ("Single-Family Mortgage Loans") or other types of residential or mixed use loans described under "TRUST FUND ASSETS -- THE MORTGAGE LOANS -- FREEDOM PROGRAM." Such additional types of Mortgage Loans include loans secured by small multifamily residential properties (5 to 20 units) ("Multifamily Mortgage Loans") and small mixed use residential properties (up to 12 dwelling units) ("Mixed Use Mortgage Loans"). If so specified in the related Prospectus Supplement, the Mortgage Loans may include cooperative apartment loans ("Cooperative Loans") secured by security interests in shares issued by private, nonprofit, cooperative housing corporations ("Cooperatives") and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in such Cooperatives' buildings.

                             It is expected that all or a substantial portion of the Mortgage Loans for each Series of Securities will have been acquired by the Company from AmREIT for transfer to the Issuer of such Series and that such Mortgage Loans will in most cases be "nonconforming" mortgage loans in that they will fail to satisfy the criteria to be eligible for purchase by FNMA or FHLMC for one or more reasons. AmREIT acquires mortgage loans in the normal course of its business from entities who have originated or otherwise acquired such loans. AmREIT works with such originating entities to develop underwriting guidelines for loan products that will meet AmREIT's investment criteria; however, neither AmREIT nor any of its affiliates originates or services mortgage loans. None of the Mortgage Loans will represent obligations of AmREIT.

                             As described above, a Series of Certificates supported in whole or in part by Mortgage Loans will evidence an interest in one or more Bonds secured by such loans rather than the actual Mortgage Loans. For a Series of Certificates supported by Mortgage Loans, following the pledge and assignment of such loans to the Bond Trustee, the Bonds secured by the Mortgage Loans will be deposited into the Issuer of such Series of Certificates by the Depositor. See "TRUST FUND ASSETS -- THE MORTGAGE LOANS" herein.

                             The payment terms of the Mortgage Loans supporting a Series of Securities, if any, will be described in the related Prospectus Supplement and may include any of the following features or combinations thereof or other features described in the related Prospectus Supplement:

                             (a) Interest may be payable at a fixed rate, a rate
                                 adjustable from time to time in relation to an index (which will be specified in the related Prospectus Supplement), a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of such limitations. Accrued interest may be deferred and added to the principal of a loan for such periods and under such circumstances as may be specified in the related Prospectus Supplement. The loan agreement or promissory note (the "Mortgage Note") in respect of a Mortgage Loan may provide for the payment of interest at a rate lower than the interest rate (the "Mortgage Rate") specified in such Mortgage Note for a period of time or for the life of the loan, and the amount of any difference may be contributed from funds supplied by a third party.

                             (b) Principal may be payable on a level debt
                                 service basis to fully amortize the loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the interest rate on the Mortgage Loan or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity ("balloon payments"). Principal may include interest that has been deferred and added to the principal balance of the Mortgage Loan.

                             (c) Monthly payments of principal and interest may
                                 be fixed for the life of the loan, may increase over a specified period of time or may change from period to period. Mortgage Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

                             (d) The Mortgage Loans generally may be prepaid at
                                 any time without payment of any prepayment fee, unless otherwise specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of any such Mortgage Loan or may decline over time, and may be prohibited for the life of any such Mortgage Loan or for certain periods ("lockout periods"). Certain Mortgage Loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any such subsequent prepayment. All or a portion of any prepayment fee may be payable as additional interest on the Securities, if so specified in the related Prospectus Supplement. Other Mortgage Loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The Mortgage Loans may include "due-on-sale" clauses which permit the mortgagee to demand payment of the entire Mortgage Loan in connection with the sale or certain transfers of the related Mortgaged Property (as defined below). Other Mortgage Loans may be assumable by persons meeting then applicable underwriting standards. See "MORTGAGE LOAN PROGRAM -- UNDERWRITING STANDARDS" herein.

                             (e) The real property constituting security for
                                 repayment of a Mortgage Loan (each, a
                                 "Mortgaged Property") may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico, or any other territory of the United States as specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, all of the Mortgage Loans will be covered by standard hazard insurance policies insuring against losses due to fire and various other causes. The Mortgage Loans may be covered by Primary Mortgage Insurance Policies (as defined herein) to the extent provided in the related Prospectus Supplement. See "TRUST FUND
                                 ASSETS -- THE MORTGAGE LOANS" herein.

  B. Agency Securities.....  The Agency Securities supporting a Series of
                             Securities will consist of (i) fully modified pass-through mortgage-backed certificates guaranteed as to timely payment of principal and interest by the Government National Mortgage Association ("GNMA Certificates"), (ii) certi-ficates ("Guaranteed Mortgage Pass-Through Certificates") issued and guaranteed as to timely payment of principal and interest by the Federal National Mortgage Association ("FNMA Certificates"), (iii) mortgage participation certificates issued and guaranteed as to timely payment of interest and, unless otherwise specified in the related Prospectus Supplement, ultimate payment of principal by the Federal Home Loan Mortgage Corporation ("FHLMC Certificates"), (iv) stripped mortgage-backed securities representing an undivided interest in all or a part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions) or in some specified portion of the principal and interest distributions (but not all of such distributions) on certain GNMA, FNMA or FHLMC Certificates and, unless otherwise specified in the related Prospectus Supplement, guaranteed to the same extent as the underlying securities, (v) another type of pass-through certificate issued or guaranteed by GNMA, FNMA or FHLMC and described in the related Prospectus Supplement or (vi) a combination of such Agency Securities. All GNMA Certificates will be backed by the full faith and credit of the United States. No FHLMC or FNMA Certificates will be backed, directly or indirectly, by the full faith and credit of the United States. See "TRUST FUND ASSETS -- AGENCY SECURITIES" herein.

  C. Bond and Distribution
     Accounts..............  All scheduled monthly principal and interest payments and all prepayments received with respect to the Mortgage Collateral for a Series of Securities, other than amounts not required to be remitted to the Bond Trustee, such as amounts retained by the Master Servicer, any Servicer or any subservicer of Mortgage Loans as servicing compensation, to pay certain insurance premiums or to reimburse the Master Servicer or any Servicer for certain advances it has made, will be remitted to an account (the "Bond Account") to be established as an Eligible Account (as defined herein) on the closing date for the sale of such Series of Securities (the "Closing Date"). All principal and interest distributions received from the Mortgage Collateral and remitted to the Bond Account, other than amounts, if any, subsequently withdrawn to reimburse the Master Servicer or any Servicer for certain non-recoverable advances it has made, together with (i) the amount of cash, if any, initially deposited in the Bond Account by the Issuer, (ii) if applicable, all amounts withdrawn from any related Reserve Funds, (iii) any Insurance Proceeds and Liquidation Proceeds (as such terms are defined herein) and (iv) if so specified in the related Prospectus Supplement, all reinvestment income earned thereon, will be available for transfer to the Distribution Account (as defined herein) for application to the payment of the principal of, and interest on, such Series of Securities as described in the related Prospectus Supplement.

                             On or prior to the Closing Date, the Bond Trustee will establish an account (the "Distribution Account") which shall be an Eligible Account (as defined herein) maintained with the Bond Trustee or the Certificate Trustee, as the case may be, for the benefit of the Securityholders of the related Series. On or prior to a date specified in the related Prospectus Supplement and preceding each related Distribution Date (each, a "Distribution Account Deposit Date"), the Master Servicer shall withdraw from the Bond Account the amount required to be distributed to Securityholders on such Distribution Date (the "Security Distribution Amount"), to the extent of funds available for such purpose on deposit therein, and will deposit such amount in the Distribution Account.

                             Any funds remaining in the Bond Account on a Distribution Date, other than amounts not constituting Available Funds, if so specified in the related Prospectus Supplement, after (i) the reimbursement of the Master Servicer or any Servicer for non-recoverable advances made by it, (ii) each required payment of interest and principal to Securityholders of the related Series has been paid in full, (iii) if applicable, any Reserve Fund has been funded in the manner described in the related Prospectus Supplement and
                             (iv) the payment of certain expenses relating to such Series of Bonds, will be subject to withdrawal upon the order of the Issuer. SEE "TRUST FUND ASSETS -- BOND AND DISTRIBUTION ACCOUNTS" and "SERVICING OF THE MORTGAGE LOANS" herein.

D. Pre-Funding
   Accounts................  If so specified in the related Prospectus
                             Supplement, the assets of the Issuer will include the funds on deposit in an account (a "Pre-Funding Account") which will be used to purchase additional Mortgage Collateral during a period specified in such Prospectus Supplement (such period, the "Funding Period"). See "TRUST FUND ASSETS -- PRE-FUNDING ACCOUNTS" herein.

Credit Enhancement.........  The Mortgage Collateral supporting a Series of
                             Securities or the Securities of one or more Classes in the related Series may have the benefit of one or more types of credit enhancement as described herein and more fully in the related Prospectus Supplement. The protection against losses afforded by any such credit enhancement may be limited. The type, characteristics and amount of credit enhancement will be determined based on the characteristics of the Mortgage Loans underlying or comprising the Mortgage Collateral and will be established on the basis of requirements of each Rating Agency. In addition, one or more Classes of Securities of a Series may be guaranteed as to payment of principal and interest by a third party insurer or guarantor, to the extent provided in the related Prospectus Supplement. See "CREDIT ENHANCEMENT" herein.

A. Subordination...........  A Series of Securities may consist of one or more
                             Classes of Senior Securities and one or more
                             Classes of Subordinated Securities. The rights of the holders of the Subordinated Securities of a Series (the "Subordinated Securityholders") to receive payments of principal and/ or interest (or any combination thereof) will be subordinated to such rights of the holders of the Senior Securities of the same Series (the "Senior Securityholders") to the extent described in the related Prospectus Supplement. This subordination is intended to enhance the likelihood of regular receipt by the Senior Securityholders of the full amount of their scheduled payments of principal and/or interest. The protection afforded to the Senior Securityholders of a Series by means of the subordination feature will be accomplished by (i) the preferential right of such holders to receive, prior to any payment being made on the related Subordinated Securities, the amounts of principal and/or interest due them on each Distribution Date out of the funds available for payment on such date in the related Distribution Account and, to the extent described in the related Prospectus Supplement, by the right of such holders to receive future payments that would otherwise have been payable to the Subordinated Securityholders; or
                             (ii) as otherwise described in the related
                             Prospectus Supplement. If so specified in the related Prospectus Supplement, subordination may apply only in the event of certain types of losses not covered by other forms of credit support, such as hazard losses not covered by standard hazard insurance policies or losses due to the bankruptcy or fraud of the borrower. The related Prospectus Supplement will set forth information concerning, among other things, the amount of subordination of a Class or Classes of Subordinated Securities in a Series, the circumstances in which such subordination will be applicable and the manner, if any, in which the amount of subordination will decrease over time. See "CREDIT
                             ENHANCEMENT -- SUBORDINATION" herein.

  B. Reserve Funds.........  If so specified in the related Prospectus
                             Supplement, the Issuer will deposit in one or more Reserve Funds to be established with the Bond Trustee or the Certificate Trustee, as the case may be, cash, certificates of deposit, letters of credit, surety bonds, guaranteed investment contracts, reinvestment income or any combination thereof, which may be used by the Bond Trustee or the Certificate Trustee to make payments on such Series of Securities to the extent funds are not otherwise available. The related Prospectus Supplement will specify the manner of funding the related Reserve Fund and the conditions under which the amounts in any such Reserve Fund will be used to make payments to holders of Securities of a particular Class or released to the related Issuer. See "CREDIT ENHANCEMENT -- RESERVE FUNDS" herein.

  C. Mortgage Pool
     Insurance Policy......  If so specified in the related Prospectus
                             Supplement, a mortgage pool insurance policy or policies (the "Mortgage Pool Insurance Policy") may be obtained and maintained for a Series of Securities supported by Mortgage Loans, which shall be limited in scope, covering defaults on such Mortgage Loans in an initial amount equal to a specified percentage of the aggregate principal balance of all Mortgage Loans included in the related mortgage pool as of the first day of the month of issuance of the related Series of Securities or such other date as is specified in the related Prospectus Supplement (the "Cut-off Date"). See "CREDIT ENHANCEMENT -- MORTGAGE POOL INSURANCE POLICIES" herein.

  D. Special Hazard
     Insurance Policy......  If so specified in the related Prospectus
                             Supplement, a special hazard insurance policy or policies (the "Special Hazard Insurance Policy") may be obtained and maintained for a Series of Securities supported by Mortgage Loans, covering certain physical risks that are not otherwise insured against by standard hazard insurance policies. Each Special Hazard Insurance Policy will be limited in scope and will cover losses pursuant to the provisions of each such Special Hazard Insurance Policy as described in the related Prospectus Supplement. See "CREDIT
                             ENHANCEMENT -- SPECIAL HAZARD INSURANCE POLICIES" herein.

  E. Bankruptcy Bond.......  If so specified in the related Prospectus
                             Supplement, a bankruptcy bond or bonds (the
                             "Bankruptcy Bond") may be obtained for a Series of Securities supported by Mortgage Loans to cover certain losses resulting from action that may be taken by a bankruptcy court in connection with a Mortgage Loan. The level of coverage and the limitations in scope of each Bankruptcy Bond will be specified in the related Prospectus Supplement. See "CREDIT ENHANCEMENT -- BANKRUPTCY BONDS" herein.

  F. Bond Insurance
     Policies, Surety Bonds
     and Guarantees........  If so specified in the related Prospectus
                             Supplement, credit enhancement for one or more Classes of Securities of a Series may be provided by insurance policies or surety bonds (each, a "Security Insurance Policy") issued by one or more insurance companies or sureties. Such guarantee insurance or surety bond will guarantee timely payments of interest and/ or full payment of principal on the basis of a schedule of principal payments set forth in or determined in the manner specified in the related Prospectus Supplement. If specified in the related Prospectus Supplement, one or more surety bonds, insurance policies or third-party guarantees may be used to provide coverage for the risks of default or types of loses set forth in such Prospectus Supplement. See "CREDIT ENHANCEMENT -- SECURITY INSURANCE POLICIES, SURETY BONDS AND GUARANTEES" herein.

  G. Letter of Credit......  If so specified in the related Prospectus
                             Supplement, credit enhancement may be provided for a Series of Securities supported by Mortgage Loans by one or more letters of credit. A letter of credit may provide limited protection against certain losses in addition to or in lieu of other credit enhancement, such as losses resulting from delinquent payments on the Mortgage Loans supporting the related Series of Securities, losses from risks not covered by standard hazard insurance policies, losses due to bankruptcy of a borrower and application of certain provisions of the federal Bankruptcy Code, and losses due to denial of insurance coverage due to misrepresentations made in connection with the origination or sale of a Mortgage Loan. The issuer of the letter of credit (the "L/C Bank") will be obligated to honor demands with respect to such letter or credit, to the extent of the amount available thereunder to provide funds under the circumstances and subject to such conditions as are specified in the related Prospectus Supplement. The liability of the L/C Bank under its letter of credit will be reduced by the amount of unreimbursed payments thereunder.

  H. Over-
     Collateralization.....  If so specified in the related Prospectus
                             Supplement, credit enhancement may consist of over-collateralization whereby the aggregate principal balance of the related Mortgage Collateral exceeds the aggregate principal balance of the Securities of the related Series. Such over-collateralization may exist on the related Closing Date or develop thereafter as a result of the application of a portion of the interest payment on each Mortgage Loan or Agency Security, as the case may be, as an additional payment in respect of principal to reduce the principal balance of a certain Class or Classes of Securities of such Series and, thus, accelerate the rate of payment of principal on such Class or Classes of Securities. See "CREDIT
                             ENHANCEMENT -- OVER-COLLATERALIZATION" herein.

  I. Cross-
     Collateralization.....  If so specified in the related Prospectus
                             Supplement, separate Classes of a Series may be supported by separate groups of Mortgage Collateral. In such case, credit support may be provided by a cross-collateralization feature which requires that payments be made with respect to Securities supported by one or more groups of Mortgage Collateral prior to payments to Subordinated Securities supported by other groups of

                             Mortgage Collateral within the same Series. See "CREDIT ENHANCEMENT -- CROSS-COLLATERALIZATION" herein.

                             If so specified in the related Prospectus
                             Supplement, the coverage provided by one or more of the forms of credit enhancement described in this Prospectus may apply concurrently to two or more separate Series of Securities. If applicable, the related Prospectus Supplement will identify the Series of Securities to which such credit enhancement relates and the manner of determining the amount of coverage provided to such Series of Securities thereby and of the application of such coverage to the identified Series of Securities. See "CREDIT ENHANCEMENT -- CROSS-COLLATERALIZATION" herein.

  J. Minimum Principal
     Payment Agreement.....  If so specified in the related Prospectus
                             Supplement, an Issuer may enter into an agreement with an institution pursuant to which such institution will provide such funds as may be necessary to enable such Issuer to make principal payments on the Securities of the related Series at a minimum rate set forth in such Prospectus Supplement. See "CREDIT ENHANCEMENT -- MINIMUM PRINCIPAL PAYMENT AGREEMENT" herein.

  K. Derivative
     Arrangements..........  If so specified and to the extent described in the related Prospectus Supplement, one or more derivative arrangements may be used to support payments on the Securities. A derivative arrangement is a contract or agreement, the price of which is directly dependent upon (i.e., "derived from") the value of one or more underlying assets. Derivatives involve rights or obligations based on the underlying asset, but do not necessarily result in a transfer of the underlying asset. Derivative arrangements include swap agreements, interest rate swaps, interest rate caps, interest rate floors, interest rate collars and currency swap agreements. See "CREDIT ENHANCEMENT -- DERIVATIVE ARRANGEMENTS" herein.

Advances...................  The Master Servicer and each Servicer may be obligated to advance amounts (each, an "Advance") corresponding to delinquent interest and/or principal payments on the Mortgage Loans supporting a Series of Securities (including, in the case of Cooperative Loans, unpaid maintenance fees or other charges under the related proprietary lease) until the date, as specified in the related Prospectus Supplement, following the date on which the related Mortgaged Property is sold at a foreclosure sale or the related Mortgage Loans are otherwise liquidated. Any obligation to make Advances may be subject to limitations as specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, Advances may be drawn from a cash account available for such purpose as described in such Prospectus Supplement. Advances will be reimbursable to the extent described under "SERVICING OF THE MORTGAGE
                             LOANS -- ADVANCES AND OTHER AMOUNTS PAYABLE BY MASTER SERVICER" herein and "-- ADVANCES" in the related Prospectus Supplement.

                             In the event the Master Servicer or Servicer fails to make a required Advance, the Bond Trustee may be obligated to advance such amounts otherwise required to be advanced by the Master Servicer or Servicer.

                             See "SERVICING OF MORTGAGE LOANS -- ADVANCES AND OTHER AMOUNTS PAYABLE BY MASTER SERVICER" herein.

Tax Status of the
Securities.................  The tax counsel to the Company and the Issuer is
                             Jeffers, Wilson, Shaff & Falk, LLP.

                             The Bonds, when beneficially owned by someone other than AmREIT or one of its qualified real estate investment trust ("REIT") subsidiaries (as defined in section 856(i) of the Code), will constitute indebtedness for federal income tax purposes and not an ownership interest in the Issuer or the Collateral. See "FEDERAL INCOME TAX CONSEQUENCES" herein and in the related Prospectus Supplement for information concerning the material federal tax consequences of an investment in the Bonds.

                             If a FASIT election is made, Certificates representing regular interests in a FASIT will generally be taxable to holders in the same manner as evidences of indebtedness issued by the FASIT. Stated interest on such regular interests will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the holder's normal accounting method.

                             Certain Classes of Securities may be issued with original issue discount ("OID"). A Securityholder should be aware that the Code and the Treasury regulations promulgated thereunder do not adequately address certain issues relevant to prepayable securities, such as the Securities.

                             Securityholders that will be required to report income with respect to the related Securities under the accrual method of accounting will do so without giving effect to delays and reductions in distributions attributable to a default or delinquency on the Mortgage Loans, except possibly to the extent that it can be established that such amounts are uncollectable. As a result, the amount of income (including OID) reported by a Securityholder in any period could significantly exceed the amount of cash distributed to such Securityholder in that period.

Use of Proceeds............  The net proceeds to be received from the sale of the Securities of each Series will be applied by the Company to the purchase or acquisition of the related Mortgage Collateral or will be used by the Company for general corporate purposes. The Mortgage Collateral included in the Trust Fund Assets for a Series of Securities will either be contributed to the Company's capital by AmREIT (or an affiliate) or acquired by the Company from AmREIT (or an affiliate) and deposited with the Issuer of such Series by the Company. See "USE OF PROCEEDS" herein.

Ratings....................  It is a condition to the issuance of each Series of
                             Securities that the Securities of such Series to be offered hereunder be rated in one of the four highest (two highest if the Securities are Certificates) rating categories by at least one nationally recognized statistical rating organization. A rating is not a recommendation to purchase, hold or sell Securities inasmuch as such rating does not comment as to market price or suitability for a particular investor. Ratings of Securities will address the likelihood of the payment of principal and interest thereon pursuant to their terms. There can be no assurance that a rating will remain for a given period of time or that a rating will not be lowered or withdrawn entirely by a rating agency if in its judgment circumstances in the future so warrant. See "RATINGS" herein. For more detailed information regarding the ratings assigned to any Class of a particular Series of Securities, see "SUMMARY -- RATINGS" and "RATINGS" in the related Prospectus Supplement.

Legal Investment...........  The Prospectus Supplement for each Series of
                             Securities will specify which, if any, of the Classes of Securities offered thereby will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). Classes of Securities that qualify as "mortgage-related securities" will be legal investments for certain types of institutional investors to the extent provided in SMMEA, subject, in any case, to any other regulations that may govern investments by such institutional investors. See "LEGAL INVESTMENT" herein.

ERISA Matters..............  The Employee Retirement Income Security Act of
                             1974, as amended ("ERISA"), and Section 4975 of the Code impose certain restrictions on employee benefit plans subject to ERISA or plans or arrangements subject to Section 4975 of the Code ("Plans") and on persons who are parties in interest or disqualified persons ("parties in interest") with respect to such Plans. The Prospectus Supplement for each Series of Securities will discuss the potential applicability of ERISA and Section 4975 of the Code, the availability of exemptions therefrom and any limitations on investment in any Class of such Securities by Plans. Investments by Plans are also subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan.

Absence of Active
  Public Trading Market....  Unless otherwise specified in the related
                             Prospectus Supplement, the Securities are not expected to be listed on an exchange or quoted in an automated quotation system of a registered securities association. As a result, it is not expected that there will be an active public trading market for the Securities. This may limit the liquidity of an investment in the Securities and result in any sale by a Securityholder to be at a discount from the purchase price.

Risk Factors...............  For a discussion of all material risks associated with an investment in the Securities, see "RISK FACTORS" commencing on page 18 herein and in the related Prospectus Supplement.

                                  RISK FACTORS

     Investors should consider, among other things, the following factors in connection with an investment in the Securities.

RISKS ASSOCIATED WITH SINGLE-FAMILY MORTGAGE LOANS

     FACTORS WHICH MAY ADVERSELY AFFECT PROPERTY VALUES. There are several factors that could adversely affect the value of Mortgaged Properties such that the outstanding balance of the related Mortgage Loans would equal or exceed the value of the Mortgaged Properties. Among the factors that could adversely affect the value of the Mortgaged Properties are an overall decline in the residential real estate market in the areas in which the Mortgaged Properties are located or a decline in the general condition of the Mortgaged Properties as a result of failure of borrowers to maintain adequately the Mortgaged Properties or of natural disasters that are not necessarily covered by insurance, such as earthquakes and floods. If such a decline occurs, the actual rates of delinquencies, foreclosures and losses on the Mortgage Loans could be higher than those currently experienced in the mortgage lending industry in general. Losses on such Mortgage Loans that are not otherwise covered by the credit enhancement described in the applicable Prospectus Supplement will be borne by the holder of one or more Classes of Securities of the related Series.

     DELAYS DUE TO LIQUIDATION. Even assuming that the Mortgaged Properties provide adequate security for the Mortgage Loans, substantial delays could be encountered in connection with the liquidation of defaulted Mortgage Loans and corresponding delays in the receipt of related proceeds by Securityholders could occur. An action to foreclose on a Mortgaged Property securing a Mortgage Loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a Mortgaged Property. In the event of a default by a borrower, these restrictions, among other things, may impede the ability of the Master Servicer to foreclose on or sell the Mortgaged Property or to obtain liquidation proceeds sufficient to repay all amounts due on the related Mortgage Loan. In addition, the Master Servicer will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted Mortgage Loans and not yet repaid, including legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses.

     DISPROPORTIONATE EFFECT OF LIQUIDATION EXPENSES. Liquidation expenses with respect to defaulted loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted loan having a small remaining principal balance as it would in the case of a defaulted loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the small loan than would be the case with the defaulted loan having a large remaining principal balance.

     NATURE OF SECURITY PROVIDED BY JUNIOR LIENS. Certain Mortgage Loans may be secured by second liens on the related Mortgaged Properties. As to Mortgage Loans secured by second mortgages, the proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding balance of such Mortgage Loans only to the extent that the claims of such senior mortgages have been satisfied in full, including any related foreclosure costs. In addition, the holder of a Mortgage Loan secured by a junior mortgage may not foreclose on the Mortgaged Property unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages to the senior mortgagees at or prior to the foreclosure sale or undertake the obligation to make payments on the senior mortgages in the event the mortgagor is in default thereunder. The Issuer will not have any source of funds to satisfy the senior mortgages or make payments due to the senior mortgagees, although the Master Servicer or Servicer may, at its option, advance such amounts to the extent deemed recoverable and prudent. In the event that such proceeds from a foreclosure or similar sale of the related Mortgaged Property are insufficient to satisfy all senior liens and the Mortgage Loan in the aggregate, the Issuer, as the holder of the junior lien, and, accordingly, Holders of one or more Classes of the Securities, to the extent not covered by credit enhancement, are likely to (i) incur losses in jurisdictions in which a deficiency judgment against the borrower is not available, and (ii) incur losses if any deficiency judgment obtained is not realized upon. In addition, the rate of default of second mortgage loans may be greater than that of mortgage loans secured by first liens on comparable properties.

RISKS ASSOCIATED WITH MULTIFAMILY AND MIXED USE MORTGAGE LOANS

     Investing in Multifamily and Mixed Use Mortgage Loans involves each of the risks described above for Single-Family Mortgage Loans and certain additional risks unique to multifamily and commercial lending. Owners of multifamily residential properties rely on monthly lease payments from tenants to pay for maintenance and other operating expenses of such properties, to fund capital improvements and to service any mortgage loan and any other debt that may be secured by such properties. Various factors, many of which are beyond the control of the owner or operator of such a property, may affect the economic viability of that property.

     Changes in payment patterns by tenants may result from a variety of social, legal and economic factors. Economic factors including the rate of inflation, unemployment levels and relative rates offered for various types of housing may be reflected in changes in payment patterns including increased risks of defaults by tenants and higher vacancy rates. Adverse economic conditions, either local or national, may limit the amount of rent that can be charged and may result in a reduction in timely lease payments or a reduction in occupancy levels. Occupancy and rent levels may also be affected by construction of additional housing units, competition and local politics, including rent stabilization or rent control laws and policies. In addition, the level of mortgage interest rates may encourage tenants to purchase singlefamily housing. The Depositor is unable to determine and has no basis to predict whether, or to what extent, economic, legal or social factors will affect future rental or payment patterns.

     The location and construction quality of a particular building may affect the occupancy level as well as the rents that may be charged for individual units. The characteristics of a neighborhood may change over time or in relation to new developments. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even good construction will deteriorate over time if adequate maintenance is not performed in a timely fashion.

     For Mixed Use Mortgage Loans, income from the market value of the portion of the underlying properties which are retail or office properties would be adversely affected if space in such properties could not be leased, if tenants are unable to meet their lease obligations, if a significant tenant were not able to make its lease payments or were to become a debtor in a bankruptcy case under the United States Bankruptcy Code and the lease of the related property was rejected, or if for any other reason rental payments could not be collected. If tenant sales in the properties that contain retail space were to decline, percentage rents may decline or tenants may be unable to pay their base rent or delays in enforcing the lessor's rights could be experienced. Repayment of the related Mixed Use Mortgage Loans will be affected by the expiration of space leases and the ability of the respective borrowers to renew their leases or relet the space on comparable terms. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions (to the extent not reserved), could be substantial and could reduce cash flow from the properties.

     The profitable operation of multifamily properties and multi-tenant retail and office properties is also dependent on the performance and viability of the property manager of such project. The property manager is responsible for responding to changes in the local market, planning and implementing the rental structure, including establishing appropriate rental rates, and advising the borrower so that maintenance and capital improvements can be carried out in a timely fashion all of which may impact the borrower's ability to make payments under the related mortgage loan.

RISKS ASSOCIATED WITH NON-CONFORMING MORTGAGE LOANS

     A substantial portion of the Mortgage Loans supporting each Series of Securities is expected to be comprised of non-conforming Mortgage Loans in that they will fail to satisfy the criteria to be eligible for purchase by FNMA or FHLMC for one or more reasons. Such Mortgage Loans may be illiquid and present greater credit and other risks than conforming Mortgage Loans. In addition, to the extent Mortgage Loans are acquired from AmREIT and have been purchased under AmREIT's Freedom Program, such Mortgage Loans may lack standardized terms and may be secured by properties which are unique and more difficult to value than typical residential properties. Such Mortgage Loans may have been underwritten primarily on the basis of loan-to-value ratios or favorable credit factors rather than on the borrower's credit standing or income ratios. Accordingly, the potential loss experience on the non-conforming Mortgage Loans supporting a Series of Securities may be more difficult to evaluate compared to the experience for conforming or other more standardized types of residential and mixed-use properties. Actual losses incurred on such non-conforming Mortgage Loans may exceed levels of credit enhancement thought to be sufficient to protect Securityholders from risk of loss.

PREPAYMENT AND YIELD CONSIDERATIONS; REINVESTMENT RISK

     The rate of payments of principal, including prepayments (including for this purpose prepayments resulting from refinancing or liquidations of the Mortgage Loans or the mortgage loans underlying the Agency Securities, as the case may be, due to defaults, casualties, condemnations and repurchases by the Issuer or AmREIT or other Seller or purchases by the Master Servicer or the Company), on the Mortgage Collateral supporting a Series of Securities will directly affect the weighted average life of such Series of Securities. The "weighted average life" of a security refers to the average length of time, weighted by principal, that will elapse from the date of issuance to the date each dollar of principal is repaid to the investor. The yields to maturity and weighted average lives of the Securities will be affected primarily by the amount and timing of principal payments received on or in respect of the Mortgage Collateral supporting the related Series of Securities. In addition, the yields to maturity and weighted average lives of the Securities will be affected by the extent to which the Issuer thereof elects to exercise any right to call or redeem such Securities. The "yield to maturity" of a security refers to the investment rate of return on such security if held to maturity.

     The rate of prepayments with respect to conventional mortgage loans has fluctuated significantly in recent years. The rate of payment of principal, including prepayments, on the Mortgage Loans or the mortgage loans underlying the Agency Securities, as the case may be, may be influenced by a variety of economic, geographic, social, tax, legal and other factors. In general, if prevailing interest rates fall significantly below the Mortgage Rates borne by the mortgage loans underlying the Agency Securities or the Mortgage Loans, such mortgage loans or Mortgage Loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above such Mortgage Rates. Conversely, if prevailing interest rates rise appreciably above the Mortgage Rates borne by the mortgage loans underlying the Agency Securities or the Mortgage Loans, such mortgage loans or the Mortgage Loans are likely to experience a lower prepayment rate than if prevailing interest rates remain at or below such Mortgage Rates. However, there can be no assurance that such will be the case. In addition, the yields to maturity and weighted average lives of the Securities of a Series will be affected by the extent to which the Issuer thereof elects to exercise any option to call or redeem the Securities and by any distribution of amounts remaining in any Pre-Funding Account following the end of the related Funding Period. In each case, Securityholders may be unable to reinvest such payments in securities of comparable quality having interest rates similar to those borne by such Securities. It is possible that yields on any such reinvestments will be lower, and may be significantly lower, than the yields on such Securities.

RISKS ASSOCIATED WITH PAYMENT CHARACTERISTICS OF CLASSES OF SECURITIES

     The extent to which the yields to maturity of the various Classes of Securities of a Series may vary from the anticipated yields will depend upon the degree to which such Classes are purchased at a discount or premium, the degree to which the timing of payments thereon is sensitive to the rate of payments of principal, including prepayments, on the related Mortgage Collateral and the degree to which the level of payments thereon is sensitive to rapid shifts in interest rates. The timing of changes in the rate of prepayments on such Mortgage Collateral may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments is consistent with an investor's expectation. In addition, the timing of increases and decreases in interest rates may significantly affect an investor's actual yield to maturity, even if the average level of interest rates over the term of the Security is as expected. Categories of Classes of Securities that are generally more sensitive to such factors include the Support Classes, the Inverse Floating Rate Classes, the Interest Only Classes and the Principal Only Classes. The Prospectus Supplement relating to a Series of Securities will discuss in greater detail the effect of the rate and timing of principal payments (including prepayments), delinquencies and losses and interest rate changes on the yield, weighted average lives and maturities of such Classes of Securities.

ENVIRONMENTAL RISKS

     Real property pledged as security to a lender may be subject to certain environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over the lien of an existing mortgage against such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response Compensation and Liability Act of 1980 ("CERCLA"), a lender may be liable, as an "owner" or "operator", for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether the environmental damage or threat was caused by a prior owner. Such costs could result in a loss to the holders of one or more Classes of a Series of Securities. A lender also risks such liability on foreclosure of the related property. See "CERTAIN LEGAL ASPECTS OF MORTGAGE
LOANS -- ENVIRONMENTAL RISKS" herein.

LIMITED LIQUIDITY OF INVESTMENT

     Prior to issuance, there has been no market for the Securities of any Series, and there can be no assurance that a secondary market for any Securities will develop or, if it does develop, that it will provide Securityholders with a sufficient level of liquidity of investment or will continue while Securities of such Series remain outstanding. In addition, the market value of Securities of any Series may fluctuate with changes in prevailing rates of interest and prepayments, spreads and other factors. Consequently, the sale of Securities by a Securityholder in any secondary market that may develop may be at a discount from the purchase price. Issuance of the Securities of a Series in bookentry form may also reduce the liquidity of such Securities since investors may be unwilling to purchase Securities for which they cannot obtain physical certificates. See "-- EFFECTS OF BOOK-ENTRY REGISTRATION" herein. No Issuer is expected to apply to have the Securities issued by it listed on any exchange or quoted in an automated quotation system of a registered securities association.

BANKRUPTCY AND INSOLVENCY RISKS

     EFFECTS OF BANKRUPTCY OF AMREIT OR THE DEPOSITOR. AmREIT and the Depositor will treat the transfer of the Trust Fund Assets by AmREIT to the Depositor as a sale for accounting purposes. The Depositor and each Issuer will treat the transfer of the Trust Fund Assets from the Depositor to such Issuer as a sale for accounting purposes. As a sale of the Trust Fund Assets by AmREIT to the Depositor, the Trust Fund Assets would not be part of AmREIT's bankruptcy estate and would not be available to AmREIT's creditors. However, in the event of the insolvency of AmREIT, it is possible that the bankruptcy trustee or a creditor of AmREIT may attempt to recharacterize the sale of the Trust Fund Assets as a borrowing by AmREIT, secured by a pledge of the Trust Fund Assets. Similarly, as a sale of the Trust Fund Assets by the Depositor to an Issuer, the Trust Fund Assets would not be part of the Depositor's bankruptcy estate and would not be available to the Depositor's creditors. However, in the event of the insolvency of the Depositor, it is possible that the bankruptcy trustee or a creditor of the Depositor may attempt to recharacterize the sale of the Trust Fund Assets as a borrowing by the Depositor, secured by a pledge of the Trust Fund Assets. In either case, in the event the transfer is recharacterized as a pledge, the Depositor or the Issuer, as the case may be, will have a perfected security interest in the related Trust Fund Assets. Nonetheless, a court could prevent timely payments of amounts due on the Securities and result in a reduction of payments due on the Securities.

     EFFECTS OF BANKRUPTCY OF THE MASTER SERVICER. In the event of a bankruptcy or insolvency of the Master Servicer, the bankruptcy trustee or receiver may have the power to prevent the Bond Trustee or the

Bondholders from appointing a successor Master Servicer. The time period during which cash collections may be commingled with the Master Servicer's own funds prior to each Distribution Date will be specified in the related Prospectus Supplement. In the event of the insolvency of the Master Servicer and if such cash collections are commingled with the Master Servicer's own funds for at least ten days, the Bond Trustee will likely not have a perfected interest in such collections since such collections would not have been deposited in a segregated account within ten days after the collection thereof, and the inclusion thereof in the bankruptcy estate of the Master Servicer may result in delays in payment and failure to pay amounts due on the Securities of the related Series.

     EFFECTS OF BANKRUPTCY OF OBLIGORS ON THE MORTGAGE COLLATERAL. In addition, federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. The rehabilitation plan proposed by the debtor may reduce the secured indebtedness to the value of the mortgaged property as of the date of the commencement of the bankruptcy, rendering the lender a general unsecured creditor for the difference, and also may reduce the monthly payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. The effect of any such proceedings under the federal Bankruptcy Code, including but not limited to any automatic stay, could result in delays in receiving payments on the Mortgage Collateral supporting a Series of Securities and possible reductions in the aggregate amount of such payments.

EFFECTS OF BOOK-ENTRY REGISTRATION

     LIMITED LIQUIDITY. If the Securities of a Series are issued in bookentry form, such registration may reduce the liquidity of such Securities in the secondary trading market since investors may be unwilling to purchase Securities for which they cannot obtain physical certificates. Since transactions in book-entry Securities can be effected only through the Depository Trust Company ("DTC") in the United States, CEDEL or Euroclear in Europe, participating organizations and Financial Intermediaries (as defined herein), the ability of a Securityholder to pledge a book-entry Security to persons or entities that do not participate in the DTC, CEDEL or Euroclear systems may be limited due to lack of a physical certificate representing such Securities. Security Owners will not be recognized as Securityholders as such term is used in the related Agreement, and Security Owners will be permitted to exercise the rights of Securityholders only indirectly through DTC and its Participants.

     POTENTIAL DELAYS IN PAYMENTS. In addition, Securityholders may experience some delay in their receipt of distributions of interest and principal on book-entry Securities since distributions are required to be forwarded by the Bond Trustee or the Certificate Trustee to DTC and DTC will then be required to credit such distributions to the accounts of depository participants which thereafter will be required to credit them to the account of Securityholders either directly or indirectly through Financial Intermediaries. See "DESCRIPTION OF THE SECURITIES -- BOOK-ENTRY SECURITIES" herein.

RATINGS OF THE SECURITIES

     RATINGS NOT A RECOMMENDATION. It will be a condition to the issuance of a Class of Securities offered hereby that they be rated in one of the four highest rating categories by each Rating Agency identified as rating such Class in the related Prospectus Supplement. Any such rating would be based on, among other things, the adequacy of the value of the related Mortgage Collateral and any credit enhancement with respect to such Class and will represent such Rating Agency's assessment solely of the likelihood that holders of such Class of Securities will receive payments to which such Securityholders are entitled under the applicable Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments on mortgages underlying the related Mortgage Collateral will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the Series of Securities. Such rating shall not be deemed a recommendation to purchase, hold or sell Securities, inasmuch as it does not address market price or suitability for a particular investor. Such rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a Security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

     RATINGS MAY BE LOWERED OR WITHDRAWN. There is also no assurance that any such rating will remain in effect for any given period of time or may not be lowered or withdrawn entirely by the applicable Rating Agency in the future if in its judgment circumstances so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the assets of the Issuer or any credit enhancement with respect to a Series of Securities, such rating might also be lowered or withdrawn because of, among other reasons, an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of such credit enhancement provider's long term debt.

     LIMITATIONS OF ANALYSIS PERFORMED BY RATING AGENCIES. The amount, type and nature of credit enhancement, if any, established with respect to a Class of Securities of a Series will be determined on the basis of criteria established by each Rating Agency. Such criteria are sometimes based upon an actuarial analysis of the behavior of similar loans in a larger group. Such analysis is often the basis upon which each Rating Agency determines the amount of credit enhancement required with respect to each such Class. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of similar loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of mortgages underlying the Mortgage Collateral. No assurance can be given that the values of any Mortgaged Properties have remained or will remain at their levels on the respective dates of origination of the related mortgages. If the residential real estate markets should experience an overall decline in values such that the outstanding principal balances of the mortgages underlying the Mortgage Collateral supporting a particular Series of Securities and any secondary financing on the related Mortgaged Properties become equal to or greater than the value of the Mortgaged Properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Mortgage Collateral and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any Mortgage Collateral supporting a Series of Securities. To the extent that such losses are not covered by credit enhancement, such losses will be borne, at least in part by the holders of one or more Classes of Securities of the related Series.

CREDIT CONSIDERATIONS AND RISKS

     LIMITED SOURCE OF PAYMENTS. The Company does not have, nor is it expected to have, any significant assets. Although the Securities will be obligations of or interests in their respective Issuers, no Issuer is expected to have significant assets other than those included in the Trust Fund Assets for the Series of Securities issued by it. Unless otherwise provided in the related Prospectus Supplement, the Securities of a Series will be payable solely from the assets included in the Trust Fund Assets for such Series and will not have any claim against or security interest in the assets supporting any other Series. There will be no recourse to the Company or AmREIT, or any other person for any failure to make payments on the Securities. In addition, at the times set forth in the related Prospectus Supplement, certain Mortgage Collateral and/or any balance remaining in the Bond Account for a Series of Securities immediately after making all payments due on such Securities, after making any other payments specified in the related Prospectus Supplement, may be promptly released or remitted to the Company, AmREIT, any credit enhancement provider or any other person entitled thereto and will no longer be available for making payments on such Securities. Consequently, investors in the Securities of a Series must rely solely upon payments of principal and interest on the Mortgage Collateral and any other assets included in the Trust Fund Assets for such Series, and the sources of credit enhancement identified in the related Prospectus Supplement to provide for payments on such Securities.

     NO RECOURSE TO COMPANY OR AMREIT. The Securities will not represent an interest in or obligation of the Company or AmREIT or any affiliate thereof. The only obligations, if any, of the Company with respect to the Mortgage Collateral or the Securities of any Series will be pursuant to certain representations and warranties. The Company does not have, and is not expected in the future to have, any significant assets with which to meet any obligation to repurchase Mortgage Collateral with respect to which there has been a breach of any representation or warranty. If, for example, the Company were required to repurchase a Mortgage Loan, its only sources of funds to make such repurchase would be from funds obtained (i) from the enforcement of a corresponding obligation, if any, on the part of AmREIT or other Seller, or (ii) to the extent provided in the related Prospectus Supplement, from a Reserve Fund or similar credit enhancement established to provide funds for such repurchases.

     The only obligations of AmREIT or other Seller with respect to the Mortgage Collateral or the Securities of any Series will be pursuant to certain representations and warranties. AmREIT or such other Seller may be required to repurchase or substitute for any Mortgage Loan with respect to which such representations and warranties are breached. There is no assurance, however, that AmREIT or such other Seller will have the financial ability to effect any such repurchase or substitution.

     LIMITATIONS OF DIRECT OR INDIRECT BACKING FOR SECURITIES. Agency Securities are issued or guaranteed by government-sponsored entities but only the guarantee by GNMA of GNMA Certificates is entitled to the full faith and credit of the United States. The guarantees by FNMA and FHLMC of FNMA Certificates and FHLMC Certificates, respectively, are backed only by the credit of FNMA, a federally chartered, privately owned corporation or by the credit of FHLMC, a federally chartered corporation controlled by the Federal Home Loan Banks. Neither the United States nor any agency thereof will be obligated to finance the operations of FNMA or FHLMC or to assist either FNMA or FHLMC in any other way. See "TRUST FUND ASSETS -- AGENCY SECURITIES" herein. Although payment of principal of, and interest on, any Agency Security securing all or part of a Series of Securities will be guaranteed by either GNMA, FNMA or FHLMC, such guarantee will run only to such Agency Security and will not guarantee the payment of principal or interest on the Securities of such Series.

     DEFICIENCY ON SALE OF MORTGAGE COLLATERAL. In the event of an acceleration of the payment of the Bonds of a Series, upon an Event of Default (as defined herein) under the Indenture with respect to such Series, there is no assurance that the proceeds from any sale of the Mortgage Collateral would be sufficient to pay in full the outstanding principal amount of such Series of Bonds (or related Series of Certificates) together with interest accrued thereon. The market value of such Mortgage Collateral generally will fluctuate with changes in prevailing rates of interest. Consequently, such Mortgage Collateral may be liquidated at a discount, in which case the proceeds of liquidation might be less than the aggregate outstanding principal amount and interest payable on the Securities of such Series. Although the Securities will be obligations of or represent interests in their respective Issuers, no Issuer is expected to have significant assets other than those included in the Trust Fund Assets for the Series of Securities issued by it. It is therefore unlikely that the Issuer will have sufficient other assets available for payment of any such deficiency. If, following an Event of Default, a Series of Bonds has been declared to be due and payable, the Bond Trustee may, in its discretion, but subject to the direction of the Securityholders, refrain from selling the collateral for such Series of Bonds and continue to apply amounts received on the collateral to payments due on the Securities of such Series in accordance with their terms, notwithstanding the acceleration of the maturity of such Bonds. See "THE AGREEMENTS -- RIGHTS UPON EVENTS OF DEFAULT" herein.

     EFFECT OF SUBORDINATION. If so specified in the related Prospectus Supplement, the rights of the holders of one or more Classes of Subordinated Securities will be subordinate to the rights of one or more Classes of Senior Securities of such Series to payments of principal and/or interest (or any combination thereof) to the extent specified in the related Prospectus Supplement. Although subordination is intended to reduce the risk to holders of Senior Securities of delinquent payments or ultimate losses, the amount of subordination will be limited. In addition, if principal payments on one or more Classes of Securities of a Series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related credit enhancement may be exhausted before the principal of the lower priority Classes of Securities of such Series has been repaid. As a result, the impact of significant losses on the Mortgage Collateral may be borne first by any Class of Subordinated Securities of a Series and thereafter by the Classes of Senior Securities of such Series, in each case to the extent described in the related Prospectus Supplement.

     LIMITATIONS, REDUCTION AND SUBSTITUTION OF CREDIT ENHANCEMENT. The Prospectus Supplement for a Series of Securities will describe any credit enhancement for such Series, which may include cash accounts, insurance policies, surety bonds, guaranteed investment contracts, cross-collateralization, reinvestment income, guarantees, letters of credit or derivative arrangements to the extent described herein and therein. Although credit enhancement is intended to reduce the risk of delinquent payments or losses to holders of Securities entitled to the benefit thereof, the amount of such credit enhancement will be limited, as set forth in the related Prospectus Supplement, and may be subject to periodic reduction in accordance with a schedule or formula or otherwise decline, and could be depleted under certain circumstances prior to the payment in full of the related Series of Securities, and as a result Securityholders of the related Series may suffer losses. Moreover, such credit enhancement may not cover all potential losses or risks. For example, credit enhancement may or may not cover fraud or negligence by a loan originator or other parties. In addition, the Bond Trustee or the Certificate Trustee will generally be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any Series of Securities, provided each applicable Rating Agency indicates that the then-current rating of the Securities of such Series will not be adversely affected. See "CREDIT ENHANCEMENT" herein.

     The amount of applicable credit enhancement supporting one or more Classes of Securities of a Series, including the subordination of one or more Classes of Securities, will be determined on the basis of criteria established by each Rating Agency rating such Classes of Securities based on, among other things, assumptions regarding levels of defaults, delinquencies and losses. There can be no assurance that the default, delinquency and loss experience on the related Mortgage Collateral will not exceed such assumed levels. See "-- RATINGS OF THE SECURITIES" herein.

     DELINQUENT LOANS MAY ADVERSELY AFFECT INVESTMENT. Certain of the Mortgage Loans or mortgage loans underlying the Agency Securities supporting a Series of Securities may be past due or non-performing as of the related Cut-off Date. Investors should consider the risk that the inclusion of such loans in the Mortgage Collateral for a Series of Securities may affect the rate of defaults and prepayments on such Mortgage Collateral and the yield on the Securities of such Series.

PRE-FUNDING ACCOUNTS MAY RESULT IN REINVESTMENT RISK

     If so specified in the related Prospectus Supplement, on the related Closing Date the Depositor will deposit cash in an amount (the "Pre-Funded Amount") specified in such Prospectus Supplement into an account (the "Pre-Funding Account"). The Pre-Funded Amount will be used to purchase additional Mortgage Loans and/or Agency Securities ("Subsequent Mortgage Collateral") during a period from the related Closing Date to a date not more than one year after such Closing Date (such period, the "Funding Period") from the Depositor (which, in turn, will acquire such Subsequent Mortgage Collateral from AmREIT). The Pre-Funding Account will be maintained with the Bond Trustee for the related Series of Securities and is designed solely to hold funds to be applied by such Bond Trustee during the Funding Period to pay to the Depositor the purchase price for Subsequent Mortgage Collateral. Monies on deposit in the Pre-Funding Account will not be available to cover losses on or in respect of the related Mortgage Collateral. To the extent that the entire Pre-Funded Amount has not been applied to the purchase of Subsequent Mortgage Collateral by the end of the related Funding Period, any amounts remaining in the Pre-Funding Account will be distributed as a prepayment of principal to Securityholders on the Distribution Date immediately following the end of the Funding Period in the amounts and pursuant to the priorities set forth in the related Prospectus Supplement. Any reinvestment risk resulting from such prepayment will be borne entirely by the holders of one or more Classes of the related Series of Securities. See "TRUST FUND ASSETS -- PRE-FUNDING ACCOUNT" herein.

PRE-FUNDING ACCOUNTS MAY ADVERSELY AFFECT INVESTMENT

     The ability of the Issuer to acquire Subsequent Mortgage Collateral during the Funding Period will be dependent upon the ability of the Depositor to acquire Subsequent Mortgage Collateral that satisfies the requirements described in the related Prospectus Supplement. Although such Subsequent Mortgage Collateral must satisfy the characteristics described in the related Prospectus Supplement, such Subsequent Mortgage Collateral may have certain different characteristics, including, without limitation, a more recent origination date than the initial Mortgage Collateral. As a result, the addition of such Subsequent Mortgage

Collateral pursuant to the Pre-Funding Account may adversely affect the performance of the related Securities. See "TRUST FUND ASSETS -- PRE-FUNDING ACCOUNT" herein.

CONSEQUENCES OF OWNING ORIGINAL ISSUE DISCOUNT SECURITIES

     All of the Deferred Interest Securities will be, and certain of the other Securities may be, issued with original issue discount for federal income tax purposes. A holder of a Security issued with original issue discount will be required to include original issue discount in ordinary gross income for federal income tax purposes as it accrues, in advance of receipt of the cash attributable to such income. Accrued but unpaid interest on the Deferred Interest Securities generally will be treated as original issue discount for this purpose. See "FEDERAL INCOME TAX CONSEQUENCES -- INTEREST AND ORIGINAL ISSUE DISCOUNT" and "-- MARKET DISCOUNT" herein.

                                  INTRODUCTION

     American Residential Eagle, Inc., a Delaware corporation (the "Company"), proposes to establish one or more trusts to issue and sell Securities from time to time under this Prospectus and related Prospectus Supplements. The Company is a limited purpose finance corporation whose capital stock is wholly owned by American Residential Investment Trust, Inc. ("AmREIT"). AmREIT, a Maryland corporation, has elected to be treated as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code"). The Company was formed for the sole purpose of acting as the depositor of one or more trusts to be formed for the purpose of issuing the Securities offered hereby and by the related Prospectus Supplements. Each trust that is formed to act as an Issuer will be created pursuant to an agreement between the Company acting as depositor (in such capacity, the "Depositor"), and a bank or trust company, acting as trustee. Each trust will be established solely for the purpose of issuing one Series of Securities and engaging in transactions relating thereto. Each Series of Securities will be separately supported by the Trust Fund Assets described in the Prospectus Supplement relating to such Series, which assets will constitute the only significant assets available to make payments on the Securities of such Series. Accordingly, the investment characteristics of a Series of Securities will be determined by the Trust Fund Assets for such Series and will not be affected by the identity of the obligor with respect to such Series of Securities. The term "Issuer," as used herein, with respect to a Series of Securities refers to the trust established by the Company for the sole purpose of issuing such Series of Securities.

     Each Series of Bonds will be issued pursuant to a separate Indenture (the "Indenture") between the Issuer of such Series and a bank or trust company acting as trustee for the holders of such Bonds (the "Bond Trustee"). Each Series of Certificates will be issued pursuant to a separate Trust Agreement (the "Trust Agreement") between the Depositor and a bank or trust company acting as trustee (the "Certificate Trustee"). The Indentures and Trust Agreements for Series of Securities offered hereby are referred to herein collectively as "Agreements" and individually as an "Agreement." A form of the each Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Each final Agreement relating to each Series of Securities will be filed with the Securities and Exchange Commission as soon as practicable following the issuance of such Series of Securities.

THE ISSUERS

     Any trust established to act as Issuer of a Series of Securities will be created pursuant to a trust agreement between the Company and a bank or trust company acting as trustee. Under the terms of each trust agreement creating a trust relating to a Series of Bonds (a "Bond Issuer"), the Company initially will retain the entire beneficial interest in the trust created thereunder unless otherwise specified in the related Prospectus Supplement. The Company may thereafter sell or assign all or a portion of such beneficial ownership to another entity or entities unless prohibited from doing so by the related trust agreement. The beneficial owners of each Bond Issuer will have no liability for the obligations of the Issuer under the Bonds issued by it and holders of Bonds of each Series will be deemed to have released the holders of beneficial interest from any claim, liability or obligation on or with respect to the Bonds. Each Bond Issuer will be managed by AmREIT. Under the terms of each trust agreement creating a trust relating to a Series of Certificates (a "Certificate Issuer"), the Company may retain or sell all or a portion of any Class of such Series of Certificates.

     The Mortgage Collateral for each Series of Securities will have been deposited with the Issuer of such Series by the Company which, in turn, will have either (i) received such collateral from AmREIT (or an affiliate) as a contribution to the Company's capital or (ii) purchased such collateral from AmREIT (or an affiliate) or another entity or entities (in such capacity, each a "Seller") as provided in the related Prospectus Supplement. (References herein to AmREIT in its capacity as Seller shall be deemed to include any affiliate of AmREIT acting in such capacity.) AmREIT acquires mortgage loans in the normal course of its business from entities who have originated or otherwise acquired such loans. AmREIT works with such originating entities to develop underwriting guidelines for loan products that will meet AmREIT's investment criteria; however, neither AmREIT nor any of its affiliates originates or services mortgage loans. None of the Mortgage Loans will represent obligations of AmREIT.

     In connection with the issuance of each Series of Bonds, the related Mortgage Collateral will be deposited by the Company with the Issuer of such Series and pledged by such Issuer to the Bond Trustee under the related Indenture to secure such Series of Bonds. The Indenture with respect to each Series of Bonds will prohibit the incurrence of further indebtedness by the Issuer of such Series of Bonds. The Bond Trustee will hold the Mortgage Collateral for a Series of Bonds as security pledged only for that Series, and holders of the Bonds of that Series will be entitled to the benefits of such security pursuant to the terms of the Indenture. In connection with the issuance of each Series of Certificates, the Company will deposit one or more Series of Bonds created for such purpose into the Issuer of such Series of Certificates by assigning the Bonds to the Certificate Trustee under the related Trust Agreement for such Series of Certificates. The Trust Agreement with respect to such Series will prohibit the issuance of additional Series of Certificates by that Issuer. The Certificate Trustee will hold the Bonds so designated as part of the Trust Fund Assets for such Series of Certificates and the holders of such Series of Certificates will have beneficial ownership of such Trust Fund Assets pursuant to the terms of the Trust Agreement.

     Each trust agreement will provide that the related trust may not conduct any activities other than those related to the issuance and sale of the Securities of the particular Series issued by it and such other limited activities as may be required in connection with reports and distributions to holders of beneficial interests in the trust. No trust agreement will be subject to amendment without the prior written consent of the Bond Trustee or the Certificate Trustee for the related Series, which consent may not be unreasonably withheld if such amendment would not adversely affect the interests of the Securityholders of such Series.

THE COMPANY

     The Company was incorporated in the State of Delaware on January 27, 1998 and is a limited purpose finance subsidiary of AmREIT. The Company is a qualified real estate investment trust subsidiary. AmREIT is a publicly owned real estate investment trust. The Company's principal executive offices are located at 445 Marine View Avenue, Suite 100, Del Mar, California 92014. The Company's telephone number is 619-259-6082.

     AmREIT has agreed with the Company that AmREIT will not file or cause to be filed any voluntary petition in bankruptcy against the Company or any trust created by it until at least one year after the date on which the related Securities have been paid in full, if at all.

                                USE OF PROCEEDS

     The net proceeds to be received from the sale of the Securities of each Series will be applied by the Company to the purchase or acquisition of the related Trust Fund Assets or the payment of expenses incurred in connection with the issuance of Securities and otherwise incurred in connection with the conduct of the Company's operations.

                               TRUST FUND ASSETS

GENERAL

     The Trust Fund Assets securing each Series of Bonds will consist of collateral (the "Collateral") comprised of (i) the Mortgage Collateral pledged as security for such Series of Bonds, (ii) funds on deposit in the Bond Account and the Distribution Account under the Indenture for such Series of Bonds representing payments and prepayments on Mortgage Collateral, including, to the extent applicable, all payments which may become due under any applicable hazard, mortgage guaranty, mortgagor bankruptcy, title insurance and bond insurance policies (collectively, the "Insurance Proceeds") and the proceeds (the "Liquidation Proceeds") of foreclosure or settlement of defaulted Mortgage Loans each as required to be remitted to the Bond Trustee, (iii) cash, certificates of deposit, letters of credit, surety bonds, reinvestment income, guaranteed investment contracts or any combination thereof in the aggregate amount, if any, specified in the related Prospectus Supplement to be deposited by the Issuer in a related Reserve Fund, (iv) the amount of cash, if any, specified in the related Prospectus Supplement, to be initially deposited by the Issuer in the related Bond Account, (v) certain cash accounts, insurance policies, surety bonds, reinvestment income, guarantees, letters of credit, cross-collateralization or derivative arrangements, as specified herein and in the related Prospectus Supplement, (vi) to the extent applicable, the reinvestment income on all of the foregoing, (vii) the Issuer's rights under the Master Servicing Agreement with respect to the Series of Bonds, (viii) the Issuer's rights under the Mortgage Loan Purchase Agreement with respect to the Series of Bonds, (ix) amounts (excluding any reinvestment income thereon) deposited in the related early remittance account, if any, under the Indenture for such Series of Bonds and (x) the Issuer's rights under certain of the Mortgage Pool Insurance Policies and/or Bond Insurance Policies obtained for such Series of Bonds. Scheduled payments on the Mortgage Collateral securing a Series of Bonds and amounts, if any, initially deposited in the related Bond Account, together with, to the extent applicable, amounts available to be withdrawn from any related Reserve Fund, will be sufficient to make timely payments of interest on the Bonds of such Series and to retire each Class of Bonds comprising such Series not later than the Stated Maturity of such Class of Bonds specified in the related Prospectus Supplement.

     The Trust Fund Assets for each Series of Certificates will consist primarily of one or more Bonds representing the right to receive all or substantially all of the payments on the Collateral securing such Series of Bonds. Each Series of Certificates will accordingly be supported by the Mortgage Collateral and other items included in the Trust Fund Assets for the related Series of Bonds.

     Each Prospectus Supplement relating to a Series of Securities will include information as to (i) the approximate aggregate principal amount of the Mortgage Collateral supporting such Series and whether the Mortgage Collateral consists of Mortgage Loans, GNMA Certificates, FNMA Certificates, FHLMC Certificates or some combination of Mortgage Loans and Agency Securities and (ii) the approximate weighted average terms to maturity of such Mortgage Collateral.

     The Collateral supporting each Series of Securities will serve as Trust Fund Assets only for that Series of Securities, except to the extent that any Mortgage Pool Insurance Policies, Special Hazard Insurance Policies, Bankruptcy Bonds or other form of credit enhancement specified herein may, if specified in the related Prospectus Supplement, be pledged to support more than one Series of Securities. See "CREDIT ENHANCEMENT" herein.

     The following is a brief description of the Mortgage Collateral expected to be included in the Trust Fund Assets for a Series of Securities. If specific information respecting the Mortgage Collateral is not known at the time the related Series of Securities initially is offered, more general information of the nature described below will be provided in the related Prospectus Supplement, and specific information will be set forth in a report on Form 8-K to be filed with the Securities and Exchange Commission within fifteen days after the initial issuance of such Securities (the "Detailed Description"). A schedule of the Mortgage Collateral relating to such Series of Securities will be attached to the applicable Agreement upon issuance of the Securities.

THE MORTGAGE LOANS

     GENERAL. All of the Mortgage Loans will be contributed to the Company's capital by AmREIT (or an affiliate) or purchased by the Company from AmREIT (or an affiliate) or another Seller and will be master serviced by the Master Servicer specified in the related Prospectus Supplement. See "SERVICING OF THE MORTGAGE LOANS" herein. Mortgage Loans contributed to or acquired by the Company will have been originated in accordance with the underwriting criteria specified under "MORTGAGE LOAN PROGRAM -- UNDERWRITING STANDARDS" herein and in the related Prospectus Supplement. The Mortgage Loans supporting a Series of Securities will consist solely of conventional loans secured by first or junior liens on one- to four-family residential properties or other types of residential or mixed use properties described below under "FREEDOM PROGRAM." All Mortgage Loans supporting a Series of Certificates will be secured by first liens on single parcels of real estate. See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS -- GENERAL" herein. The real property constituting security for repayment of a Mortgage Loan (each, a "Mortgaged Property") may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico, or any other territory of the United States as specified in the related Prospectus Supplement.

Mortgage Loans with certain Loan-to-Value Ratios and/or certain principal balances may be covered wholly or partially by primary mortgage insurance policies (each, a "Primary Mortgage Insurance Policy"). The existence, extent and duration of any such coverage will be described in the applicable Prospectus Supplement.

     Unless otherwise specified in the related Prospectus Supplement, all of the Mortgage Loans supporting a Series of Securities will have monthly payments due on the first day of each month. Such monthly installments on each such Mortgage Loan, net of (i) applicable servicing compensation or master servicing compensation, (ii) amounts retained by the Master Servicer or Servicer (as defined herein) to be applied to the payment of premiums for certain Mortgage Pool Insurance Policies and, if applicable, bond insurance policies and (iii) amounts retained to reimburse the Master Servicer or Servicer for certain advances it has made, will be payable to the Bond Trustee by the Master Servicer on or before the monthly remittance date specified in the Prospectus Supplement relating to the Series of Securities supported by such Mortgage Loans (each, a "Remittance Date"). See "SERVICING OF THE MORTGAGE LOANS -- PAYMENTS ON MORTGAGE LOANS" and "-- ADVANCES AND OTHER AMOUNTS PAYABLE BY MASTER SERVICER" herein. The payment terms of the Mortgage Loans supporting a Series of Securities will be described in the related Prospectus Supplement and may include any of the following features or combination thereof or other features described in the related Prospectus Supplement:

          (a) Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index (which will be specified in the related Prospectus Supplement), a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of such limitations as set forth in the related Mortgage Note. Accrued interest may be deferred and added to the principal of a loan for such periods and under such circumstances as may be specified in the related Prospectus Supplement. A Mortgage Note may provide for the payment of interest at a rate lower than the Mortgage Rate specified in such Mortgage Note for a period of time or for the life of the loan and the amount of any difference may be contributed from funds supplied by the seller of the Mortgaged Property or another source.

          (b) Principal may be payable on a level debt service basis to fully amortize the Mortgage Loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the Mortgage Rate or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity ("balloon payments"). Principal may include interest that has been deferred and added to the principal balance of the Mortgage Loan.

          (c) Monthly payments of principal and interest may be fixed for the life of the Mortgage Loan, may increase over a specified period of time or may change from period to period. The terms of a Mortgage Loan may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

          (d) The Mortgage Loans may be prepaid (i) at any time without the payment of any prepayment fee or (ii) subject to a prepayment fee, which may be fixed for the life of any such Mortgage Loan or may decline over time, and may be prohibited for the life of such Mortgage Loan or for certain periods ("lockout periods"). Certain Mortgage Loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any such subsequent prepayment. Other Mortgage Loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The loans may include "due-on-sale" clauses that permit the mortgagee to demand payment of the entire Mortgage Loan in connection with the sale or certain transfers of the related Mortgaged Property. Other Mortgage Loans may be assumable by persons meeting the then applicable underwriting standards. See "MORTGAGE LOAN PROGRAM -- UNDERWRITING STANDARDS" herein.

     The Mortgage Collateral supporting a Series of Securities may include certain Mortgage Loans ("Buydown Loans") that include provisions whereby a third party partially subsidizes the monthly payments of the Mortgagors during the early years of such Mortgage Loans, the difference to be made up from a fund (a "Buydown Fund") contributed by such third party at the time of origination of the Mortgage Loan. A Buydown Fund will be in an amount equal either to the discounted value or full aggregate amount of future payment subsidies. The underlying assumption of buydown plans is that the income of the Mortgagor will increase during the buydown period as a result of normal increases in compensation and inflation, so that the Mortgagor will be able to meet the full mortgage payments at the end of the buydown period. To the extent that this assumption as to increased income is not fulfilled, the possibility of defaults on Buydown Loans is increased. The related Prospectus Supplement will contain information with respect to any Buydown Loan concerning limitations on the interest rate paid by the Mortgagor initially, on annual increases in the interest rate and on the length of the buydown period.

     Mortgage Loans will consist of mortgage loans or deeds of trust secured by first or junior liens on one-to four-family residential properties or other types of residential or mixed use properties described below under "FREEDOM PROGRAM." If provided in the related Prospectus Supplement, certain of the Mortgage Loans may be secured by junior liens where the related senior liens ("Senior Liens") are not to be included as part of the Mortgage Collateral. Holders of such Mortgage Loans secured by junior liens are subject to the risk that adequate funds will not be received in connection with a foreclosure of the related Senior Liens to satisfy fully both the Senior Liens and the Mortgage Loans. In the event that a holder of a Senior Lien forecloses on a Mortgaged Property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the Senior Liens. The claims of the holders of the Senior Liens will be satisfied in full out of proceeds of the liquidation of the related Mortgaged Property, if such proceeds are sufficient, before the Issuer as holder of the junior lien receives any payments in respect of the Mortgage Loan. If the Master Servicer or a Servicer were to foreclose on any such Mortgage Loan, it would do so subject to any related Senior Liens. In order for the debt related to the Mortgage Loan to be paid in full at such sale, a bidder at the foreclosure sale of such Mortgage Loan would have to bid an amount sufficient to pay off all sums due under the Mortgage Loan and the Senior Liens or purchase the Mortgaged Property subject to the Senior Liens. In the event that such proceeds from a foreclosure or similar sale of the related Mortgaged Property are insufficient to satisfy all Senior Liens and the Mortgage Loan in the aggregate, the Issuer, as the holder of the junior liens, and, accordingly, holders of one or more classes of the Securities of the related Series, bear (i) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and (ii) the risk of loss if the deficiency judgment is not realized upon. Moreover, deficiency judgments may not be available in certain jurisdictions or the Mortgage Loan may be nonrecourse. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages.

     Each Prospectus Supplement will contain information, as of the date of such Prospectus Supplement and to the extent then specifically known to the Company, with respect to the Mortgage Loans supporting the related Series of Securities, including (i) the aggregate outstanding principal balance and the average outstanding principal balance of the Mortgage Loans as of the date of issuance of the related Series of Securities, (ii) the types of property securing the Mortgage Loans, (iii) the original terms to maturity of the Mortgage Loans, (iv) the earliest origination date and latest maturity date of any of the Mortgage Loans, (v) the maximum and minimum per annum Mortgage Rates and (vi) the geographical distribution of the Mortgage Loans.

     If so specified in the related Prospectus Supplement, the Mortgage Loans may include cooperative apartment loans ("Cooperative Loans") secured by security interests in shares issued by private, non-profit, cooperative housing corporations ("Cooperatives") and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in such Cooperatives' buildings.

     The Mortgaged Properties relating to Mortgage Loans will consist of detached or semi-detached one-family dwelling units, two- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments, small multi-family and mixed use properties and certain other dwelling units described under "FREEDOM PROGRAM." Such Mortgaged Properties may include vacation and second homes, investment properties and leasehold interests. In the case of leasehold interests, the term of the leasehold will exceed the scheduled maturity of the Mortgage Loans by at least five years.

     FREEDOM PROGRAM. Under AmREIT's Freedom Program, it will (i) identify segments of the residential Mortgage Loan market that meet its general criteria for potential originations, (ii) develop tailored underwriting guidelines for Mortgage Loans to be generated in each market segment, (iii) arrange for the acquisition by it of Mortgage Loans directly from the originators ("Correspondents"), hence avoiding certain loan broker or other intermediary fees, and (iv) arrange for the servicing of the Mortgage Loans by entities experienced in servicing the particular types of Mortgage Loans involved. Although AmREIT works with its Correspondents to develop the desired underwriting guidelines, neither AmREIT nor any of its affiliates originates or services mortgage loans.

     Under the Freedom Program, AmREIT will identify market segments of the residential Mortgage Loan market that it believes have the potential for generating Mortgage Loans with higher yields than other Mortgage Loans with generally comparable risks. These segments generally are present where there is less competition among Mortgage Loan originators and, hence, fewer resources available to borrowers. AmREIT has identified a number of such segments and expects that new opportunities to other market segments will become available as the Mortgage Loan market continues to change. These emerging market segments typically will include Mortgage Loans that are not readily available from large, nationally-based Mortgage Loan originators due to factors related to the Mortgage Loan underwriting process itself (such as the need to value a complex, mixed use property) or a limited secondary market for resale of such types of Mortgage Loans.

     AmREIT has identified the following market segments of the residential Mortgage Loan market for its initial tailored Mortgage Loan products:

     - Small Multifamily Home Mortgage Loans. A small multifamily home Mortgage Loan will be secured by a first lien on a 5-unit to 20-unit residential property. The underwriting guidelines for small multifamily home Mortgage Loans will place emphasis on the appraised value, the existence and terms of underlying leases, a cash flow analysis, the condition of the mortgaged property and favorable credit reports.

     - Manufactured Housing Mortgage Loans. A manufactured housing Mortgage Loan will be secured by a first lien on an owner occupied manufactured housing unit (excluding mobile homes) permanently affixed to a foundation and the underlying lot. The underwriting guidelines for manufactured housing Mortgage Loans will place emphasis on appraised value (relying on comparable sales), condition of the property, the quality of the borrower's income and favorable credit reports.

     - Mixed Use Mortgage Loans. A mixed use Mortgage Loan will be secured by a first lien on a combined commercial and upto-twelve-unit residential property. The qualifying commercial uses of the properties will be generally limited to retail, professional, light industrial or office use. The underwriting guidelines for mixed use Mortgage Loans will place emphasis on appraised value (relying on comparable sales), condition of the property (and environmental compliance),cash flow analysis and credit reports (including credit reports on commercial tenants).

     - Rural Home Mortgage Loans. A rural home Mortgage Loan will be secured by a first lien on a residential property in a rural area where agricultural use is present but limited to noncommercial use. The underwriting guidelines for rural home Mortgage Loans will place emphasis on appraised value (relying on comparable sales), condition of the property, quality of the borrower's income and favorable credit reports. Rural home Mortgage Loan amounts will generally be higher with respect to the appraised value of the residence, and the first five acres and lower with respect to any additional acreage.

     - Mini-Ranch Home Mortgage Loans. A mini-ranch home Mortgage Loan will be secured by a first lien on a residential ranch property. The underwriting guidelines for mini-ranch home Mortgage Loans will place emphasis on appraised value (relying on comparable sales), condition of the property, the quality of the borrower's income (primarily non-ranch income) and favorable credit reports. Mini-ranch home Mortgage Loan amounts will generally be higher with respect to the appraised value of the residence and the first five acres, and lower with respect to any additional acreage.

     - Condominium/Resort Mortgage Loans. A condominium/resort Mortgage Loan will be secured by a first lien on a vacation property, including those located in ski, golf and other recreational resort areas. The underwriting guidelines for condominium/resort Mortgage Loans will place emphasis on appraised value (relying on comparable sales with same complex comparables preferred), same complex rental history, the quality of the borrower's income and favorable credit reports.

     AmREIT has created tailored underwriting guidelines for Mortgage Loans in the initial target market segments. Such Mortgage Loan underwriting guidelines will set forth the various characteristics (such as combinations of loan-to-value levels and credit ranking of borrowers) for Mortgage Loans that AmREIT is prepared to purchase from Correspondents. These Mortgage Loans generally will be nonconforming, primarily as a result of the property type, and, to a lesser extent, the borrower's credit characteristics.

     AmREIT intends to draw upon the experience of its executive officers in the residential mortgage industry to build a network of Correspondents with expertise in market segments targeted by AmREIT. AmREIT will make arrangements to acquire Mortgage Loans through its relationships with these Correspondents. AmREIT will identify and work with a number of Correspondents to generate Mortgage Loan products for the Freedom Program.

     The Mortgage Loans acquired pursuant to the Freedom Plan will have certain distinct risk characteristics and generally lack standardized terms, which may complicate their structure. The underlying properties themselves may be unique and more difficult to value than typical residential real estate properties. Although AmREIT intends to seek geographic diversification of the properties which are collateral for its Mortgage Loans, it does not intend to set specific diversification requirements (whether by state, zip code or other geographic measure). Concentration of the Mortgage Collateral securing a series of Bonds in any one area will increase exposure to the economic and natural hazard risks associated with that area.

     OTHER PRODUCTS. In addition to the tailored Mortgage Loan products described above, AmREIT may also acquire conforming Mortgage Loans and nonconforming jumbo Mortgage Loans from Correspondents, and purchase Mortgage Loans on a bulk basis. Conforming Mortgage Loans meet underwriting guidelines with respect to principal balance, loan repayment schedule and borrower credit history, as defined by certain government sponsored agencies. These Mortgage Loans will consist of conventional Mortgage Loans that comply with requirements for inclusion in certain programs sponsored by the FHLMC or FNMA, and FHA Loans and VA Loans. The nonconforming Mortgage Loans will be conventional Mortgage Loans that vary in one or more respects from the requirements for participation in FHLMC or FNMA programs.

     AmREIT may invest in sub-prime Mortgage Loans. Sub-prime Mortgage Loans are residential Mortgage Loans made to borrowers with credit ratings below the conforming Mortgage Loan guidelines. Additionally, sub-prime Mortgage Loans generally are subject to greater frequency of loss and delinquency than conforming Mortgage Loans. Accordingly, lower credit grade Mortgage Loans normally bear a higher rate of interest than conforming Mortgage Loans. The Prospectus Supplement relating to any Series of Bonds secured by sub-prime Mortgage Loans will set forth the matrix of underwriting criteria under which such Mortgage Loans were originated separately for each credit-quality category (e.g., "A-," "B," "C" or "D") applicable to such Mortgage Loans.

     No assurance can be given that values of the Mortgaged Properties will remain at their levels on the dates of origination of the related Mortgage Loans. If the residential real estate market should experience an overall decline in property values such that the outstanding principal balances of the Mortgage Loans, and any secondary financing on the Mortgaged Properties, securing a Series of Bonds become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions and other factors (which may or may not affect real property values) may affect the timely payment by Mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any Mortgage Collateral. To the extent that such losses are not covered by subordination provisions, any other credit enhancement or alternative arrangements described herein and in the related Prospectus Supplement, such losses will be borne, at least in part, by the holders of the Securities of the related Series.

     ASSIGNMENT OF MORTGAGE LOANS TO BOND TRUSTEE. Assignments of the mortgages or deeds of trust in recordable form, naming the Bond Trustee as assignee, will be executed and, subject to release for recording purposes, delivered to the Bond Trustee or its Custodian along with certain other original documents evidencing the Mortgage Loans, including the related Mortgage Notes. The original mortgage documents will be held by the Bond Trustee or one or more of its custodians, except to the extent released to the Master Servicer or any Servicer from time to time in connection with its respective servicing activities. The Issuer will promptly cause the assignments of the related Mortgage Loans to be recorded in the appropriate public office for real property records, except in states in which, in the opinion of counsel acceptable to the Bond Trustee, such recording is not required to protect the Bond Trustee's interest in such Mortgage Loans against the claim of any subsequent transferee or any successor to or creditor of the Issuer or the originator of such Mortgage Loan. In the event an assignment of a Mortgage Loan to the Bond Trustee is not recorded or the opinion referred to above is not delivered to the Bond Trustee within the period specified in the related Prospectus Supplement, the Seller may, if required by the Bond Trustee in accordance with the terms of the Indenture, be obligated to (i) purchase such Mortgage Loan at a price equal to the outstanding principal balance thereof on the date of such purchase plus accrued and unpaid interest thereon to the first day of the month following the month in which such Mortgage Loan is purchased and deposit such amount in the Bond Account for the related Series of Securities or (ii) if permitted by the applicable provisions of the Indenture and the Mortgage Loan Purchase Agreement with respect to such Series of Securities, replace such Mortgage Loan with an eligible replacement mortgage loan (a "Replacement Mortgage Loan"). See
"-- SUBSTITUTION OF MORTGAGE COLLATERAL" herein.

     The Master Servicer will service the Mortgage Loans, either directly or through other mortgage servicing institutions ("Servicers"), pursuant to a Master Servicing Agreement (as defined herein), and will receive a fee for such services. See "MORTGAGE LOAN PROGRAM" and "SERVICING OF THE MORTGAGE LOANS" herein. With respect to Mortgage Loans serviced by the Master Servicer through a Servicer, the Master Servicer will remain liable for its servicing obligations under the related Master Servicing Agreement as if the Master Servicer alone were servicing such Mortgage Loans.

     The obligations of the Master Servicer with respect to the Mortgage Loans will consist principally of its contractual master servicing obligations under the related Master Servicing Agreement (including its obligation to enforce the obligations of the Servicers) as more fully described herein under "MORTGAGE LOAN PROGRAM -- REPRESENTATIONS BY SELLERS; REPURCHASES" and its obligation to make certain cash advances in the event of delinquencies in payments on or with respect to the Mortgage Loans in the amounts described herein under "SERVICING OF THE MORTGAGE LOANS -- ADVANCES AND OTHER AMOUNTS PAYABLE BY MASTER SERVICER" herein. The obligations of the Master Servicer to make advances may be subject to limitations, to the extent provided herein and in the related Prospectus Supplement.

AGENCY SECURITIES

     GENERAL. The Agency Securities supporting a Series of Securities will consist of (i) fully modified pass-through mortgage-backed certificates guaranteed as to timely payment of principal and interest by the Government National Mortgage Association ("GNMA Certificates"), (ii) certificates ("Guaranteed Mortgage Pass-Through Certificates") issued and guaranteed as to timely payment of principal and interest by the Federal National Mortgage Association ("FNMA Certificates"), (iii) mortgage participation certificates issued and guaranteed as to timely payment of interest and, unless otherwise specified in the related Prospectus Supplement, ultimate payment of principal by the Federal Home Loan Mortgage Corporation ("FHLMC Certificates"), (iv) stripped mortgage-backed securities representing an undivided interest in all or a part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions) or in some specified portion of the principal and interest distributions (but not all of such distributions) on certain GNMA, FNMA or FHLMC Certificates and, unless otherwise specified in the related Prospectus Supplement, guaranteed to the same extent as the underlying securities, (v) another type of passthrough certificate issued or guaranteed by GNMA, FNMA or FHLMC and described in the related Prospectus Supplement or (vi) a combination of such Agency Securities.

     GNMA CERTIFICATES. GNMA is a wholly-owned corporate instrumentality of the United States with the Department of Housing and Urban Development. Section 306(g) of Title III of the National Housing Act of 1934, as amended (the "Housing Act"), authorizes GNMA to guarantee the timely payment of the principal of, and interest on, GNMA Certificates that represent an interest in a pool of mortgage loans insured by the FHA under the Housing Act or Title V of the Housing Act of 1949 ("FHA Loans"), or partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code ("VA Loans").

     Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guaranty under this subsection." In order to meet its obligations under such guaranty, GNMA may, under Section 306(d) of the Housing Act, borrow from the United States Treasury in an unlimited amount which is at any time sufficient to enable GNMA to perform its obligations under its guaranty.

     Each GNMA Certificate included in the Trust Fund Assets a Series of Securities (which may be issued under either the GNMA I program (each such certificate, a "GNMA I Certificate") or the GNMA II program (each such certificate, a "GNMA II Certificate")) will be a "fully modified pass-through" mortgage-backed certificate issued and serviced by a mortgage banking company or other financial concern ("GNMA Issuer") approved by GNMA or by FNMA as a seller-servicer of FHA Loans and/or VA Loans. The mortgage loans underlying the GNMA Certificates will consist of FHA Loans and/or VA Loans. Each such mortgage loan is secured by a one- to four-family or multifamily residential property. GNMA will approve the issuance of each such GNMA Certificate in accordance with a guaranty agreement (a "Guaranty Agreement") between GNMA and the GNMA Issuer. Pursuant to its Guaranty Agreement, a GNMA Issuer will be required to advance its own funds in order to make timely payments of all amounts due on each such GNMA Certificate if the payments received by the GNMA Issuer on the FHA Loans or VA Loans underlying each such GNMA Certificate are less than the amounts due on each such GNMA Certificate.

     The full and timely payment of principal of and interest on each GNMA Certificate will be guaranteed by GNMA, which obligation is backed by the full faith and credit of the United States. Each such GNMA Certificate will have an original maturity of not more than 30 years (but may have original maturities of substantially less than 30 years). Each such GNMA Certificate will be based on and backed by a pool of FHA Loans or VA Loans secured by one- to four-family residential properties and will provide for the payment by or on behalf of the GNMA Issuer to the registered holder of such GNMA Certificate of scheduled monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA Loan or VA Loan underlying such GNMA Certificate, less the applicable servicing and guaranty fee, which together equal the difference between the interest on the FHA Loan or VA Loan and the passthrough rate on the GNMA Certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA Loans or VA Loans underlying such GNMA Certificate and liquidation proceeds in the event of a foreclosure or other disposition of any such FHA Loans or VA Loans.

     If a GNMA Issuer is unable to make the payments on a GNMA Certificate as it becomes due, it must promptly notify GNMA and request GNMA to make such payment. Upon notification and request, GNMA will make such payments directly to the registered holder of such GNMA Certificate. In the event no payment is made by a GNMA Issuer and the GNMA Issuer fails to notify and request GNMA to make such payment, the holder of such GNMA Certificate will have recourse only against GNMA to obtain such payment. The Bond Trustee or its nominee, as registered holder of the GNMA Certificates securing a Series of Bonds will have the right to proceed directly against GNMA under the terms of the Guaranty Agreements relating to such GNMA Certificates for any amounts that are not paid when due.

     All mortgage loans underlying a particular GNMA I Certificate must have the same interest rate (except for pools of mortgage loans secured by manufactured homes) over the term of the loan. The interest rate on such GNMA I Certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying such GNMA I Certificate, less one-half percentage point per annum of the unpaid principal balance of the mortgage loans.

     Mortgage loans underlying a particular GNMA II Certificate may have per annum interest rates that vary from each other by up to one percentage point. The interest rate on each GNMA II Certificate will be between one-half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying such GNMA II Certificate (except for pools of mortgage loans secured by manufactured homes).

     Regular monthly installment payments on each GNMA Certificate supporting a Series of Securities will be comprised of interest due as specified on such GNMA Certificate plus the scheduled principal payments on the FHA Loans or VA Loans underlying such GNMA Certificate due on the first day of the month in which the scheduled monthly installments on such GNMA Certificate are due. Such regular monthly installments on each such GNMA Certificate are required to be paid to the registered holder by the 15th day of each month in the case of a GNMA I Certificate and are required to be mailed to the registered holder by the 20th day of each month in the case of a GNMA II Certificate. Any principal prepayments on any FHA Loans or VA Loans underlying a GNMA Certificate securing a Series of Bonds or any other early recovery of principal on such loans will be passed through to the registered holder of such GNMA Certificate.

     GNMA Certificates may be backed by graduated payment mortgage loans or by Buydown Loans for which funds will have been provided (and deposited into escrow accounts) for application to the payment of a portion of the borrowers' monthly payments during the early years of such mortgage loan. Payments due the registered holders of GNMA Certificates backed by pools containing Buydown Loans will be computed in the same manner as payments derived from other GNMA Certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of such mortgage loans, will be less than the amount of stated interest on such mortgage loans. The interest not so paid will be added to the principal of such graduated payment mortgage loans and, together with interest thereon, will be paid in subsequent years. The obligations of GNMA and of a GNMA Issuer will be the same irrespective of whether the GNMA Certificates are backed by graduated payment mortgage loans or Buydown Loans. No statistics comparable to the FHA's prepayment experience on level payment, non-"buydown" mortgage loans are available in respect of graduated payment or Buydown Loans. GNMA Certificates related to a Series of Bonds may he held in book-entry form.

     The GNMA Certificates supporting a Series of Securities, and the related underlying mortgage loans, may have characteristics and terms different from those described above. Any such different characteristics and terms will be described in the related Prospectus Supplement.

     FNMA CERTIFICATES. FNMA is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, as amended. FNMA originally was established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately-managed corporation by legislation enacted in 1968.

     FNMA provides funds to the mortgage market primarily by purchasing mortgage loans from lenders, thereby replenishing their funds for additional lending. FNMA acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages, thereby expanding the total amount of funds available for housing. Operating nationwide, FNMA helps to redistribute mortgage funds from capital-surplus to capital-short areas.

     FNMA Certificates are Guaranteed Mortgage Pass-Through Certificates representing fractional undivided interests in a pool of mortgage loans formed by FNMA. Each mortgage loan generally must meet the applicable standards of the FNMA purchase program. Mortgage loans comprising a pool are either provided by FNMA from its own portfolio or purchased pursuant to the criteria of the FNMA purchase program.

     Mortgage loans underlying FNMA Certificates supporting a Series of Securities will consist of conventional loans, FHA Loans or VA Loans. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a FNMA Certificate are expected to be between either 8 to 15 years or 20 to 40 years. The original maturities of substantially all of the fixed rate, level payment FHA Loans or VA Loans are expected to be 30 years.

     Mortgage loans underlying a FNMA Certificate may have annual interest rates that vary by as much as two percentage points from each other. The rate of interest payable on a FNMA Certificate is equal to the lowest interest rate of any mortgage loan in the related pools, less a specified minimum annual percentage representing servicing compensation and FNMA's guaranty fee. Under a regular servicing option (pursuant to which the mortgagee or each other servicer assumes the entire risk of foreclosure losses), the annual interest rates on the mortgage loans underlying a FNMA Certificate will be between 50 basis points and 250 basis points greater than is its annual pass-through rate and under a special servicing option (pursuant to which FNMA assumes the entire risk for foreclosure losses), the annual interest rates on the mortgage loans underlying a FNMA Certificate will generally be between 55 basis points and 255 basis points greater than the annual FNMA Certificate pass-through rate. One "basis point" is equal to one-hundredth of a percentage point (0.01%). If specified in the related Prospectus Supplement, FNMA Certificates may be backed by adjustable rate mortgages.

     FNMA guarantees to each registered holder of a FNMA Certificate that it will distribute amounts representing such holder's proportionate share of scheduled principal and interest payments at the applicable pass-through rate provided for by such FNMA Certificate on the underlying mortgage loans, whether or not received, and such holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not such principal amount is actually recovered. The obligations of FNMA under its guaranties are obligations solely of FNMA and are not backed by, or entitled to, the full faith and credit of the United States. Although the Secretary of the Treasury of the United States has discretionary authority to lend FNMA up to $2.25 billion outstanding at any time, neither the United States nor any agency thereof is obligated to finance FNMA's operations or to assist FNMA in any other manner. If FNMA were unable to satisfy its obligations, distributions to holders of FNMA Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and accordingly, monthly distributions to holders of FNMA Certificates would be affected by delinquent payments and defaults on such mortgage loans.

     FNMA Certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985 (other than FNMA Certificates backed by pools containing graduated payment mortgage loans or mortgage loans secured by multifamily projects) are available in book-entry form only. Distributions of principal and interest on each FNMA Certificate will be made by FNMA on the 25th day of each month to the persons in whose name the FNMA Certificate is entered in the books of the Federal Reserve Banks (or registered on the FNMA Certificate register in the case of fully registered FNMA Certificates) as of the close of business on the last day of the preceding month. With respect to FNMA Certificates issued in book-entry form, distributions thereon will be made by wire, and with respect to fully registered FNMA Certificates, distributions thereon will be made by check.

     The FNMA Certificates supporting a Series of Securities, and the related underlying mortgage loans, may have characteristics and terms different from those described above. Any such different characteristics and terms will be described in the related Prospectus Supplement.

     FHLMC CERTIFICATES. FHLMC is a corporate instrumentality of the United States created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended (the "FHLMC Act"). The common stock of FHLMC is owned by the Federal Home Loan Banks and its preferred stock is owned by stockholders of the Federal Home Loan Banks. FHLMC was established primarily for the purpose of increasing the availability of mortgage credit for the financing of urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of FHLMC currently consists of the purchase of first lien, conventional mortgage loans or participation interests in such mortgage loans and the sale of the mortgage loans or participations so purchased in the form of guaranteed mortgage securities, primarily FHLMC Certificates. FHLMC is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

     Each FHLMC Certificate represents an undivided interest in a pool of mortgage loans that may consist of first lien Conventional Loans, FHA Loans or VA Loans. FHLMC Certificates are sold under the terms of a Mortgage Participation Certificate Agreement. A FHLMC Certificate may be issued under either FHLMC's Cash Program or Guarantor Program.

     Mortgage loans underlying the FHLMC Certificates supporting a Series of Securities will generally consist of mortgage loans with original terms to maturity of between 10 and 40 years. Each such mortgage loan must meet the applicable standards set forth in the FHLMC Act. A FHLMC Certificate group may include whole loans, participation interests in whole loans and undivided interests in whole loans and/or participations comprising another FHLMC Certificate group. Under the Guarantor Program, any such FHLMC Certificate group may include only whole loans or participation interests in whole loans.

     FHLMC guarantees to each registered holder of a FHLMC Certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable certificate interest rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the FHLMC Certificate group represented by such FHLMC Certificate, whether or not received. FHLMC also guarantees to each registered holder of a FHLMC Certificate collection by such holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of such holder's pro rata share thereof, but does not, except if and to the extent specified in the related Prospectus Supplement for a Series of Bonds, guarantee the timely payment of scheduled principal. Under FHLMC's Gold PC Program, FHLMC guarantees the timely payment of principal based on the difference between the pool factor published in the month preceding the month of distribution and the pool factor published in such month of distribution. Pursuant to its guaranties, FHLMC indemnifies holders of FHLMC Certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. FHLMC may remit the amount due on account of its guaranty of collection of principal at any time after default on an underlying mortgage loan, but not later than (i) 30 days following foreclosure sale, (ii) 30 days following payment of the claim by any mortgage insurer or (iii) 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying FHLMC Certificates, including the timing of any demand for acceleration, FHLMC reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans that it has purchased but not sold. The length of time necessary for FHLMC to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor and FHLMC has not adopted standards which require that the demand be made within any specified period.

     FHLMC Certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of FHLMC under its guaranty are obligations solely of FHLMC and are not backed by, or entitled to, the full faith and credit of the United States. If FHLMC were unable to satisfy such obligations, distributions to holders of FHLMC Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of FHLMC Certificates would be affected by delinquent payments and defaults on such mortgage loans.

     Registered holders of FHLMC Certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by FHLMC, including any scheduled principal payments, full and partial prepayments of principal and principal received by FHLMC by virtue of condemnation, insurance, liquidation or foreclosure and repurchases of the mortgage loans by FHLMC or the seller thereof. FHLMC is required to remit each registered FHLMC certificateholder's pro rata share of principal payments on the underlying mortgage loans, interest at the FHLMC pass-through rate and any other sums such as prepayment fees, within 60 days of the date on which such payments are deemed to have been received by FHLMC.

     Under FHLMC's Cash Program, there is no limitation on the amount by which interest rates on the mortgage loans underlying a FHLMC Certificate may exceed the pass-through rate on the FHLMC Certificate. Under such program, FHLMC purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased results in the yield (expressed as a percentage) required by FHLMC. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a FHLMC Certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a FHLMC Certificate group based upon their yield to FHLMC rather than on the interest rate on the underlying mortgage loans. Under FHLMC's Guarantor Program, the pass-through rate on a FHLMC Certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of FHLMC's management and guaranty income as agreed upon between the seller and FHLMC.

     FHLMC Certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a FHLMC Certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser became a registered holder of such FHLMC Certificate. Thereafter, such remittance will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts with respect to FHLMC Certificates sold by FHLMC on or after January 2, 1985, and makes payments of principal and interest each month to the registered holders thereof in accordance with such holders' instructions.

SUBSTITUTION OF MORTGAGE COLLATERAL

     Substitution of Mortgage Collateral (the "Substitute Collateral") will be permitted in the event of breaches of representations and warranties with respect to any original Mortgage Collateral or in the event the documentation with respect to any Mortgage Collateral is determined by the Bond Trustee to be incomplete. The period during which such substitution will be permitted generally will be indicated in the Prospectus Supplement for a Series of Securities. The Prospectus Supplement for a Series of Securities will describe the conditions upon which Mortgage Collateral may be substituted for Mortgage Collateral initially supporting such Series.

OPTIONAL PURCHASE OF DEFAULTED MORTGAGE LOANS

     If so provided in the related Prospectus Supplement, the Master Servicer, the Seller and/or the Company may, at its option, purchase from the Issuer any Mortgage Loan which is delinquent in payment by more than the number of days specified in such Prospectus Supplement, at a price specified in such Prospectus Supplement.

BOND AND DISTRIBUTION ACCOUNTS

     A separate Bond Account will be established with the Bond Trustee for each Series of Securities for receipt of (i) all interest and principal payments (including, to the extent applicable, any required advances by the Master Servicer and any Servicers) and all prepayments on the Mortgage Collateral supporting such Series required to be remitted to the Bond Trustee (including, to the extent applicable, Insurance Proceeds required to be remitted to the Bond Trustee and Liquidation Proceeds); (ii) the amount of cash, if any, withdrawn from any related Reserve Fund; and (iii) if so specified in the related Prospectus Supplement, the reinvestment income on all of the foregoing. On or prior to the date specified in the related Prospectus Supplement (each, a "Distribution Account Deposit Date"), the Master Servicer shall withdraw from the

Bond Account the Security Distribution Amount for such Distribution Date, to the extent of funds available for such purpose on deposit therein, and will deposit such amount in the Distribution Account.

     The Bond Trustee will invest the funds in the Bond Account and the Distribution Account in Permitted Investments maturing no later than the next Distribution Date for the related Series of Securities. "Permitted Investments" may include (i) obligations of the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United States;
(ii) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each applicable Rating Agency, or such lower rating which will not result in a change in the rating then assigned to each related Series of Securities by each applicable Rating Agency, (iii) commercial paper or finance company paper which is then receiving the highest commercial or finance company paper rating of each applicable Rating Agency, or such lower rating as will not result in a change in the rating then assigned to each related Series of Securities by each applicable Rating Agency; (iv) certificates of deposit, demand or time deposits, or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or long term unsecured debt obligations of such depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or long-term unsecured debt obligations of such holding company, but only if Moody's Investors Service, Inc. ("Moody's") is not an applicable Rating Agency) are then rated one of the two highest long-term and the highest short-term ratings of each such Rating Agency for such securities, or such lower ratings as will not result in a change in the rating then assigned to each related Series of Securities by each Rating Agency; (v) demand or time deposits or certificates of deposit issued by any bank or trust company or savings institution to the extent such deposits are fully insured by the FDIC; (vi) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of such agreements, such terms and conditions as will not result in a change in the rating then assigned to each related Series of Securities by each applicable Rating Agency;
(vii) repurchase obligations with respect to any security described in clauses
(i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (iv) above; (viii) securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of such investment, have one of the two highest ratings of each applicable Rating Agency (except if the Rating Agency is Moody's, such rating shall be the highest commercial paper rating of Moody's for any such securities), or such lower rating as will not result in a change in the rating then assigned to each related Series of Securities by each applicable Rating Agency, as evidenced by a signed writing delivered by each such Rating Agency; (ix) interests in any money market fund which at the date of acquisition of the interests in such fund and throughout the time such interests are held in such fund has the highest applicable rating by each applicable Rating Agency or such lower rating as will not result in a change in the rating then assigned to each related Series of Securities by each such Rating Agency; and (x) short term investment funds sponsored by any trust company or national banking association incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by each applicable Rating Agency in their respective highest applicable rating category or such lower rating as will not result in a change in the rating then assigned to each related Series of Securities by each such Rating Agency; provided that no such instrument shall be a Permitted Investment if such instrument evidences the right to receive interest only payments with respect to the obligations underlying such instrument; and provided, further, that no investment specified in clause (ix) or clause (x) above shall be a Permitted Investment for any Pre-Funding Account or any related Capitalized Interest Account (as defined herein). If a letter of credit is deposited with the Bond Trustee, such letter of credit will be irrevocable, will name the Bond Trustee, in its capacity as trustee for the Securityholders, as the sole beneficiary and will be issued by a bank acceptable to each applicable Rating Agency. (Indenture, Section 1.01)

     Unless an Event of Default or an event which if not timely cured will constitute an Event of Default with respect to a Series of Securities has occurred and is continuing, funds remaining in the related Bond Account following a Distribution Date for such Bonds (other than certain amounts not constituting Available Funds if so specified in the related Prospectus Supplement or any funds required to be deposited in a related Reserve Fund) will be subject to withdrawal upon the order of the Issuer free from the lien of the Indenture.

PRE-FUNDING ACCOUNT

     If so specified in the related Prospectus Supplement, the Master Servicer will establish and maintain a Pre-Funding Account, in the name of the related Bond Trustee on behalf of the related Securityholders, into which the Depositor will deposit cash in an amount equal to the Pre-Funded Amount on the related Closing Date. The Pre-Funding Account will be maintained with the Bond Trustee for the related Series of Securities and is designed solely to hold funds to be applied by such Bond Trustee during the Funding Period to pay to the Depositor the purchase price for Subsequent Mortgage Collateral. Prior to inclusion in the Collateral supporting a Series of Securities, in accordance with the provisions of the related Indenture, the Subsequent Mortgage Collateral will be subject to review by the same parties as reviewed the initial Mortgage Collateral. Specifically, the Bond Trustee will be required to perform a document review and an independent firm will certify the fair value of the Subsequent Mortgage Collateral. In addition, the Issuer will be required to deliver to the Bond Trustee a legal opinion to the effect that all Indenture requirements have been met for including the Subsequent Mortgage Collateral in the Collateral.

     Monies on deposit in the Pre-Funding Account will not be available to cover losses on or in respect of the related Mortgage Collateral. The Pre-Funded Amount will not exceed 50% of the initial aggregate principal amount of the Securities of the related Series. The Pre-Funded Amount will be used by the related Bond Trustee to purchase Subsequent Mortgage Collateral from the Depositor from time to time during the Funding Period. The Funding Period, if any, for a Series of Securities will begin on the related Closing Date and will end on the date specified in the related Prospectus Supplement, which in no event will be later than the date that is one year after the related Closing Date. Monies on deposit in the Pre-Funding Account may be invested in Permitted Investments (as such term is defined above under "-- BOND AND DISTRIBUTION ACCOUNTS") under the circumstances and in the manner described in the related Agreement. Earnings on investment of funds in the Pre-Funding Account will be deposited into the related Bond Account or such other trust account as is specified in the related Prospectus Supplement and losses will be charged against the funds on deposit in the Pre-Funding Account. Any amounts remaining in the Pre-Funding Account at the end of the Funding Period will be paid to the related Securityholders in the manner and priority specified in the related Prospectus Supplement, as a prepayment of principal of the related Securities. Certain information with respect to the Subsequent Mortgage Collateral will be filed with the Commission on Form 8-K within fifteen days after the date such Subsequent Mortgage Collateral is conveyed to the related Trust.

     In addition, if so specified in the related Prospectus Supplement, on the related Closing Date the Depositor will deposit in an account (the "Capitalized Interest Account") cash in such amount as is necessary to cover shortfalls in interest on the related Series of Securities that may arise as a result of utilization of the Pre-Funding Account as described above. The Capitalized Interest Account shall be maintained with the applicable Trustee for the related Series of Securities and is designed solely to cover the above-mentioned interest shortfalls. Monies on deposit in the Capitalized Interest Account will not be available to cover losses on or in respect of the related Mortgage Collateral. To the extent that the entire amount on deposit in the Capitalized Interest Account has not been applied to cover shortfalls in interest on the related Series of Securities by the end of the Funding Period, any amounts remaining in the Capitalized Interest Account will be paid to the Depositor.

                         DESCRIPTION OF THE SECURITIES

     Each Series of Bonds will be issued pursuant to an indenture ("Indenture") between the related Bond Issuer and the entity named in the related Prospectus Supplement as Bond Trustee with respect to such Series, and the related Mortgage Loans will be serviced by the Master Servicer pursuant to a Master Servicing Agreement. A form of Indenture and Master Servicing Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Each Series of Certificates will be issued pursuant to a separate agreement (a "Trust Agreement") between the Depositor and the Certificate Trustee.

A form of Trust Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part.

     The Indentures and Trust Agreements for Series of Securities offered hereby are referred to collectively as "Agreements" and individually as an "Agreement." The provisions of each Agreement will vary depending upon the nature of the Securities to be issued thereunder and the nature of the related Trust Fund Assets. The following are descriptions of the material provisions which may appear in each Agreement. The descriptions are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each Series of Securities. The Depositor will provide a copy of the Agreement (without exhibits) relating to any Series without charge upon written request of a holder of record of a Security of such Series addressed to American Residential Eagle, Inc., 445 Marine View Avenue, Suite 100, Del Mar, California 92014.

GENERAL

     Unless otherwise described in the related Prospectus Supplement, the Securities of each Series will be issued in book-entry or fully registered form, in the authorized denominations specified in the related Prospectus Supplement, will, in the case of Certificates, evidence specified beneficial ownership interests in, and in the case of Bonds, be secured by, the related Trust Fund Assets pursuant to the terms of each Agreement and will not be entitled to payments in respect of the assets included in any other Issuer established by the Depositor. Unless otherwise specified in the Prospectus Supplement, the Securities will not represent obligations of the Depositor or any affiliate of the Depositor. The assets of each Issuer will consist of, to the extent provided in the related Agreement, (i) the Trust Fund Assets as are subject to the related Agreement (exclusive of any amounts specified in the related Prospectus Supplement ("Retained Interest")), including all payments of interest and principal received with respect to the Mortgage Loans after the Cut-off Date (to the extent not applied in computing the principal balance of such Mortgage Loans as of the Cut-off Date (the "Cut-off Date Principal Balance")); (ii) such assets as from time to time are required to be deposited in the related Account, as described below under "TRUST FUND ASSETS -- BOND AND DISTRIBUTION ACCOUNTS";
(iii) property which secured a Mortgage Loan and which is acquired on behalf of the Securityholders by foreclosure or deed in lieu of foreclosure and (iv) any insurance policies or other forms of credit enhancement required to be maintained pursuant to the related Agreement. If so specified in the related Prospectus Supplement, Trust Fund Assets may also include one or more of the following: reinvestment income on payments received on the Trust Fund Assets, a Reserve Account, a mortgage pool insurance policy, a special hazard insurance policy, a bankruptcy bond, one or more letters of credit, a surety bond, guaranties or similar instruments.

     Each Series of Securities will be issued in one or more Classes. Each Class of Bonds of a Series will be secured by, and each Class of Certificates of a Series will evidence beneficial ownership of, a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future principal payments on, the related Trust Fund Assets. A Series of Securities may include one or more Classes that are senior in right to payment to one or more other Classes of Securities of such Series. Certain Series or Classes of Securities may be covered by insurance policies, surety bonds or other forms of credit enhancement, in each case as described under "Credit Enhancement" herein and in the related Prospectus Supplement. One or more Classes of Securities of a Series may be entitled to receive distributions of principal, interest or any combination thereof. Distributions on one or more Classes of a Series of Securities may be made prior to one or more other Classes, after the occurrence of specified events, in accordance with a schedule or formula or on the basis of collections from designated portions of the related Trust Fund Assets, in each case as specified in the related Prospectus Supplement. The timing and amounts of such distributions may vary among Classes or over time as specified in the related Prospectus Supplement.

     Distributions of principal and interest (or, where applicable, of principal only or interest only) on the related Securities will be made by the applicable Trustee on each Distribution Date (i.e., monthly, quarterly, semi-annually or at such other intervals and on the dates as are specified in the related Prospectus Supplement) in proportion to the percentages specified in the related Prospectus Supplement. Distributions will be made to the persons in whose names the Securities are registered at the close of business on the dates specified in the related Prospectus Supplement (each, a "Record Date"). Distributions will be made in the manner specified in the related Prospectus Supplement to the persons entitled thereto at the address appearing in the register maintained for Securityholders (the "Security Register"); provided, however, that the final distribution in retirement of the Securities will be made only upon presentation and surrender of the Securities at the office or agency of the applicable Trustee or other person specified in the notice to Securityholders of such final distribution.

     The Securities will be transferable and exchangeable at the Corporate Trust Office of the applicable Trustee as set forth in the related Prospectus Supplement. No service charge will be made for any registration of exchange or transfer of Securities of any Series, but the Trustee may require payment of a sum sufficient to cover any related tax or other governmental charge.

     Under current law the purchase and holding of a Class of Securities entitled only to a specified percentage of payments of either interest or principal or a notional amount of other interest or principal on the related Mortgage Loans or a Class of Securities entitled to receive payments of interest and principal on the Mortgage Loans only after payments to other Classes or after the occurrence of certain specified events by or on behalf of any employee benefit plan or other retirement arrangement (including individual retirement accounts and annuities, Keogh plans and collective investment funds in which such plans, accounts or arrangements are invested) subject to provisions of ERISA or the Code may result in prohibited transactions within the meaning of ERISA and the Code. See "ERISA MATTERS." Unless otherwise specified in the related Prospectus Supplement, the transfer of Securities of such a Class will not be registered unless the transferee (i) represents that it is not, and is not purchasing on behalf of, any such plan, account or arrangement or (ii) provides an opinion of counsel satisfactory to the applicable Trustee and the Depositor that the purchase of Securities of such a class by or on behalf of such plan, account or arrangement is permissible under applicable law and will not subject the Bond Trustee, the Certificate Trustee, the Master Servicer or the Depositor to any obligation or liability in addition to those undertaken in the Agreements.

DISTRIBUTIONS ON SECURITIES

     General. In general, the method of determining the amount of distributions on a particular Series of Securities will depend on the type of credit support, if any, that is used with respect to such Series. See "CREDIT ENHANCEMENT." Set forth below are descriptions of various methods that may be used to determine the amount of distributions on the Securities of a particular Series. The Prospectus Supplement for each Series of Securities will describe the method to be used in determining the amount of distributions on the Securities of such Series.

     Distributions allocable to principal and interest on the Securities will be made by the applicable Trustee out of, and only to the extent of, funds in the related Distribution Account, including any funds transferred from the Bond Account and any Reserve Account (a "Reserve Account"). As between Securities of different classes and as between distributions of principal (and, if applicable, between distributions of Principal Prepayments, as defined below, and scheduled payments of principal) and interest, distributions made on any Distribution Date will be applied as specified in the related Prospectus Supplement. The Prospectus Supplement will also describe the method for allocating distributions among Securities of a particular class.

     Available Funds. All distributions on the Securities of each Series on each Distribution Date will be made from the Available Funds described below, in accordance with the terms described in the related Prospectus Supplement and specified in the applicable Agreement. "Available Funds" for each Distribution Date will generally equal the amount on deposit in the related Bond Account on such Distribution Date (net of related fees and expenses payable by the related Issuer) other than amounts to be held therein for distribution on future Distribution Dates.

     Distributions of Interest. Interest will accrue on the aggregate principal balance of the Securities (or, in the case of Securities entitled only to distributions allocable to interest, the aggregate notional amount) of each Class of Securities (the "Class Security Balance") entitled to interest from the date, at the applicable interest rate (which may be a fixed rate or rate adjustable as specified in such Prospectus Supplement), and for the periods specified in such Prospectus Supplement. To the extent funds are available therefor, interest accrued during each such specified period on each class of Securities entitled to interest (other than a class of

Securities that provides for interest that accrues, but is not currently payable, referred to hereafter as "Deferred Interest Securities") will be distributable on the Distribution Dates specified in the related Prospectus Supplement until the aggregate Class Security Balance of the Securities of such class has been distributed in full or, in the case of Securities entitled only to distributions allocable to interest, until the aggregate notional amount of such Securities is reduced to zero or for the period of time designated in the related Prospectus Supplement. Except in the case of the Deferred Interest Securities, the original Class Security Balance of each Security will equal the aggregate distributions allocable to principal to which such Security is entitled. Distributions allocable to interest on each Security that is not entitled to distributions allocable to principal will be calculated based on the notional amount of such Security. The notional amount of a Security will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

     Interest payable on the Securities of a Series on a Distribution Date will include all interest accrued during the period specified in the related Prospectus Supplement. In the event interest accrues over a period ending two or more days prior to a Distribution Date, the effective yield to Securityholders will be reduced from the yield that would otherwise be obtainable if interest payable on the Security were to accrue through the day immediately preceding such Distribution Date, and the effective yield (at par) to Securityholders will be less than the indicated coupon rate.

     With respect to any Class of Deferred Interest Securities, if specified in the related Prospectus Supplement, any interest that has accrued but is not paid on a given Distribution Date will be added to the aggregate Class Security Balance of such Class of Securities on that Distribution Date. Distributions of interest on any Class of Deferred Interest Securities will commence only after the occurrence of the events specified in such Prospectus Supplement. Prior to such time, the beneficial ownership interest in the Trust Fund Assets or the principal balance, as applicable, of such Class of Deferred Interest Securities, as reflected in the aggregate Class Security Balance of such Class of Deferred Interest Securities, will increase on each Distribution Date by the amount of interest that accrued on such Class of Deferred Interest Securities during the preceding interest accrual period but that was not required to be distributed to such Class on such Distribution Date. Any such Class of Deferred Interest Securities will thereafter accrue interest on its outstanding Class Security Balance as so adjusted.

     Distributions of Principal. The related Prospectus Supplement will specify the method by which the amount of principal to be distributed on the Securities on each Distribution Date will be calculated and the manner in which such amount will be allocated among the Classes of Securities entitled to distributions of principal. The aggregate Class Security Balance of any Class of Securities entitled to distributions of principal generally will be in the aggregate original Class Security Balance of such Class of Securities specified in such Prospectus Supplement, reduced by all distributions reported to the holders of such Securities as allocable to principal and, (i) in the case of Deferred Interest Securities, as specified in the related Prospectus Supplement, increased by all interest accrued but not then distributable on such Deferred Interest Securities and (ii) in the case of adjustable rate Securities, subject to the effect of negative amortization, if applicable.

     If so provided in the related Prospectus Supplement, one or more classes of Securities will be entitled to receive all or a disproportionate percentage of the payments of principal which are received from borrowers in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month of such payments ("Principal Prepayments") in the percentages and under the circumstances or for the periods specified in such Prospectus Supplement. Any such allocation of Principal Prepayments to such Class or Classes of Securities will have the effect of accelerating the amortization of such Securities while increasing the interests of one or more other classes of Securities in the related Trust Fund Assets. Increasing the interests of the other Classes of Securities relative to that of certain Securities is intended to preserve the availability of the subordination provided by such other Securities. See "CREDIT ENHANCEMENT -- SUBORDINATION."

REDEMPTION OF BONDS

     Special Redemption. If so specified in the related Prospectus Supplement, the Bonds of each Series or Class may be subject to special redemption, in whole or in part, under the circumstances and in the manner described below or in the related Prospectus Supplement. If applicable, the Issuer will be required to redeem, on the day of any month specified in the related Prospectus Supplement, outstanding Bonds of a Series in the amount described below if, as a result of substantial payments of principal on the Mortgage Loans or the mortgage loans underlying the Agency Securities pledged as security for such Series of Bonds or low reinvestment yields, or both, the Bond Trustee determines, based on the procedures and assumptions specified in the Indenture, that, in the absence of such special redemption, the amount of cash to be on deposit in the related Bond Account on the next Distribution Date for such Series of Bonds would be insufficient to make required payments on the Bonds of such Series on such Distribution Date. The amount of Bonds required to be so redeemed will not exceed the distributions on the Mortgage Collateral securing such Series of Bonds received during the Due Period that would otherwise be required to be applied to the payment of principal of such Series of Bonds on the following Distribution Date.

     All payments of principal pursuant to any special redemption will be made in the priority and manner specified in the related Prospectus Supplement. Bonds of the same Class will be redeemed in the manner specified in the related Prospectus Supplement. Notice of any such redemption must be mailed by the Issuer or the Bond Trustee at least five days prior to the special redemption date. The redemption price required to be paid for any Bond to be so redeemed will be equal to 100% of the principal amount thereof together with accrued interest.

     Optional Redemption. If so provided in the related Prospectus Supplement, the Bonds of any Class of a Series may be subject to redemption at the option of the Issuer. Unless otherwise provided in the related Prospectus Supplement, notice of any such redemption must be given by the Issuer to the Bond Trustee not less than 30 days prior to the redemption date and must be mailed by the Issuer or the Bond Trustee to affected Bondholders at least five days prior to the redemption date. The Prospectus Supplement for each Series will specify the circumstances, if any, under which the Bonds of such Series may be so redeemed, the manner of effecting such redemption, the conditions to which such redemption are subject and the redemption prices for each Class of Bonds to be redeemed (which will be no lower than 100% of the principal amount of outstanding Bonds, plus accrued interest).

     The Master Servicer or other party specified in the related Prospectus Supplement, may have the option to purchase the remaining Trust Fund Assets supporting a Series of Bonds, subject to the principal balance of the related Trust Fund Assets being less than the percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Trust Fund Assets at the Cut-off Date for the Series. Any such purchase of Trust Fund Assets and property acquired in respect of Trust Fund Assets evidenced by a Series of Securities by the Master Servicer or such other person will be at a price specified in the related Prospectus Supplement (which will be no lower than 100% of the principal amount of outstanding Bonds, plus accrued interest). The exercise of such right may cause the Issuer to call for redemption of all or a portion of the related Series of Bonds secured by such Trust Fund Assets.

EARLY TERMINATION

     If the Series of Bonds included in the Trust Fund Assets for a Series of Certificates are redeemed in full pursuant to a special redemption or optional redemption, the related Series of Certificates will be retired earlier than would otherwise be the case. In addition, the Depositor may have the option to purchase the remaining outstanding Securities or the Trust Fund Assets supporting a Series of Certificates, subject to the principal balance of such Trust Fund Assets being less than the percentage specified in the related Prospectus Supplement of the Trust Fund Assets at the Cut-off Date for the Series. The purchase price for such remaining outstanding Securities or the Trust Fund Assets will be at least equal to 100% of the aggregate principal balance of the outstanding Certificates, together with accrued interest thereon. In any such event, the related Issuer of such Series of Certificates may be terminated and Certificateholders will receive final distributions as described in the related Prospectus Supplement. There will be no continuing direct or indirect liability of the Issuer or the Certificateholders as sellers of the Trust Fund Assets.

CALL PROTECTION AND GUARANTEES

     The Issuer may, at its option, obtain for any Series of Securities one or more guarantees from a company or companies acceptable to each applicable Rating Agency, which guarantees may provide for (i) call protection (which may include yield maintenance) for any Class of Securities of such Series or (ii) a guarantee of a certain prepayment rate with respect to some or all of the Mortgage Loans or mortgage loans underlying the Agency Securities included in the Trust Fund Assets for such Series. Any call protection or guarantees may affect the weighted average life of the Securities of such Series.

WEIGHTED AVERAGE LIFE OF THE SECURITIES

     All of the Mortgage Loans supporting a Series of Securities will consist of mortgage loans which are neither insured nor guaranteed by any governmental agency ("Conventional Loans"). See "TRUST FUND ASSETS -- THE MORTGAGE LOANS" herein. The mortgage loans underlying FHLMC Certificates and FNMA Certificates supporting a Series of Securities will consist of either Conventional Loans, FHA Loans (as defined herein) or VA Loans (as defined herein), or any combination thereof. The mortgage loans underlying the GNMA Certificates supporting a Series of Securities will consist of FHA Loans or VA Loans. Each Mortgage Loan and each Agency Security will provide by its terms for monthly payments of principal and interest in the amounts described in "TRUST FUND ASSETS -- THE MORTGAGE LOANS," and "-- AGENCY SECURITIES."

     Since the aggregate amount of the principal payment required to be made on a Series of Securities on a Distribution Date will depend on the amount of the principal payments (including for this purpose prepayments resulting from refinancing or liquidations due to defaults, casualties, condemnations and repurchases by the Issuer or AmREIT or other Seller or purchases by the Master Servicer or the Company) received on the related Mortgage Loans or Agency Securities, as the case may be, in the related Due Period, the prepayment experience on the underlying mortgage loans (with respect to a Series of Securities supported by Agency Securities) or on the Mortgage Loans (with respect to a Series of Securities supported by Mortgage Loans) will affect (i) the weighted average life of each Class of Securities and (ii) the extent to which such Class is paid prior to its Stated Maturity. The prepayment experience on the Mortgage Loans which support a Series of Securities may be affected by recoveries on foreclosures or other liquidations of Mortgage Loans and by losses from defaults and delinquencies on Mortgage Loans. See "SERVICING OF THE MORTGAGE LOANS" herein. The weighted average life of each outstanding Class of Securities also may be affected by the actual reinvestment income earned on the payments on the Mortgage Collateral, if applicable, if a portion of the Spread is paid as a principal payment on such Securities and by the exercise by the Issuer of its right to substitute other Mortgage Collateral for the Mortgage Collateral originally supporting such Securities. Although any substitute Mortgage Collateral will have payment terms anticipated to result in a cash flow substantially similar to, but in no event less than, the anticipated cash flow of the Mortgage Collateral it replaces, such substitutions may, individually or in the aggregate, affect the weighted average life of such Bonds. See "TRUST FUND ASSETS -- SUBSTITUTION OF MORTGAGE COLLATERAL" herein. Further, the weighted average life of each Class of a Series of Securities supported by FNMA Certificates may be affected by the exercise by FNMA of its right to repurchase the mortgage loans backing such FNMA Certificates, as described under "TRUST FUND ASSETS -- AGENCY SECURITIES" herein. The Stated Maturity for each Class of Securities is the date determined by the Company to fall a specified period after the date on which the principal thereof will be fully paid, assuming (i) timely receipt of scheduled payments (with no prepayments) on the Mortgage Collateral, (ii) if applicable, such scheduled payments are reinvested at the Assumed Reinvestment Rate for such Series, (iii) no Mortgage Collateral is substituted by the Issuer or the Seller in place of the Mortgage Collateral initially included in the Trust Fund Assets for such Securities and (iv) if applicable, no portion of the Spread is applied to the payment of the Securities, unless the related Prospectus Supplement provides otherwise, in which event such Stated Maturities will be based on the assumptions specified in such Prospectus Supplement. If so provided in the related Prospectus Supplement, holders of one or more Classes of Securities of a Series may have the right, at their option, to receive full payment in respect of such Securities prior to Stated Maturity, in each case to the extent and subject to the conditions specified in such Prospectus Supplement.

     The rate of principal prepayments on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors including, without limitation, homeowner mobility, economic conditions, the presence and enforceability of "due-on-sale" clauses, mortgage market interest rates and the availability of mortgage funds, and no assurance can be given as to the actual prepayment experience of the Mortgage Collateral. In general, however, if interest rates vary significantly from those prevailing when the Mortgage Loans or the mortgage loans underlying the Agency Securities included in the Trust Fund Assets for a Series of Securities were originated, such Mortgage Loans and mortgage loans are likely to be subject to higher or lower principal prepayments than if interest rates remain at or near those prevailing when such Mortgage Loans and mortgage loans were originated. It should be noted that certain Agency Securities supporting a Series of Securities may be backed by mortgage loans with different interest rates, and, similarly, that not all of the Mortgage Loans supporting a Series of Securities are likely to bear the same interest rate. Accordingly, the prepayment experience of these Agency Securities and Mortgage Loans will to some extent be a function of the mix of interest rates of the underlying mortgage loans and of the Mortgage Loans. Furthermore, the stated certificate rate on certain Certificates may be less than the weighted average interest rate of the underlying mortgage loans. See "TRUST FUND ASSETS" herein.

CATEGORIES OF CLASSES OF SECURITIES

     The Securities of any Series may be comprised of one or more Classes. Such Classes, in general, fall into different categories. The following chart identifies and generally defines certain of the more typical categories. The Prospectus Supplement for a Series of Securities may identify the Classes which comprise such Series by reference to the following categories.

          CATEGORIES OF CLASSES                                    DEFINITION
          ---------------------                                    ----------
                                                                PRINCIPAL TYPES

Accretion Directed........................  A Class that receives principal payments from the accreted interest from specified Classes of Deferred
                                            Interest Securities. For example, if the aggregate
                                            amount of interest that accrues on a Class of Deferred
                                            Interest Securities in a given period is $100, the cash
                                            saved by not paying such interest in the current period
                                            is used to pay principal of $100 on an Accretion
                                            Directed Class. The amount of accrued and unpaid
                                            interest on the Class of Deferred Interest Securities is
                                            added to the principal balance of such Class. An
                                            Accretion Directed Class also may receive principal
                                            payments from principal paid on the underlying Trust
                                            Fund Assets for the related Series.

Component Securities......................  A Class consisting of "Components." The Components of a
                                            Class of Component Securities may have different
                                            principal and/or interest payment characteristics but
                                            together constitute a single Class. Each Component of a
                                            Class of Component Securities may be identified as
                                            falling into one or more of the categories of this
                                            chart.
Notional Amount Securities................  A Class having little or no principal balance and bearing interest on the related notional amount. The
                                            notional amount is used for purposes of the
                                            determination of interest distributions.

          CATEGORIES OF CLASSES                                    DEFINITION
          ---------------------                                    ----------
Planned Principal Class (also sometimes
  referred to as "PACs")..................  A Class that is designated to receive principal payments using a predetermined principal balance schedule derived
                                            by assuming two constant prepayment rates for the
                                            underlying Trust Fund Assets. These two rates are the
                                            endpoints for the "structuring range" for the Planned
                                            Principal Class. For example, if a structuring range for
                                            the PAC is set at constant prepayment rates generally
                                            between 15% and 25%, that Class generally will receive a
                                            predetermined principal amount (as set forth on the
                                            schedule included in the related Prospectus Supplement)
                                            on each distribution date with respect to which the
                                            constant prepayment rate on the underlying Trust Fund
                                            Assets falls between 15% and 25%. To the extent the
                                            prepayment experience of the Trust Fund Assets is less
                                            than 15%, an amount of principal less than the scheduled
                                            amount may be paid, and to the extent the prepayment
                                            experience is higher than 25%, additional amounts of
                                            principal may be distributed to the PAC holders. The
                                            Planned Principal Classes in any Series of Securities
                                            may be subdivided into different categories (e.g.,
                                            Primary Planned Principal Classes, Secondary Planned
                                            Principal Classes and so forth) having different
                                            effective structuring ranges and different principal
                                            payment priorities. The structuring range for the
                                            Secondary Planned Principal Class of a Series of
                                            Securities will be narrower than that for the Primary
                                            Planned Principal Class of such Series.

Sequential Pay............................  Classes that receive principal payments in a prescribed sequence, that do not have predetermined principal
                                            balance schedules and that under all circumstances
                                            receive payments of principal continuously from the
                                            first Distribution Date on which they receive principal
                                            until they are retired. A single Class that receives
                                            principal payments before or after all other Classes in
                                            the same Series of Securities may be identified as a
                                            Sequential Pay Class.

Support Class (also sometimes referred to
  as "Companion Classes").................  A Class that receives principal payments on any
                                            Distribution Date only if scheduled payments have been
                                            made on specified Planned Principal Classes and/or
                                            Targeted Principal Classes. For example, if a Series of
                                            Securities has a PAC with a structuring range generally
                                            between 15% and 25% constant prepayment rate, for any
                                            given period if the underlying Trust Fund Assets
                                            generally prepay at a 15% constant prepayment rate there
                                            will be just enough principal collected to satisfy the
                                            scheduled principal payable to the PAC holders. In that
                                            case, the Support Class for such Series would receive
                                            little or no principal for that period. On the other
                                            hand, if the underlying Trust Fund Assets generally
                                            experience a 25% constant prepayment rate for a given
                                            period, more principal will be collected than is needed
                                            to satisfy the PAC scheduled payment and such principal
                                            will be paid to the Support Class holders.

          CATEGORIES OF CLASSES                                    DEFINITION
          ---------------------                                    ----------
Targeted Principal Class (also sometimes
  referred to as "TACs")..................  A Class that is designated to receive principal payments using a predetermined principal balance schedule derived
                                            by assuming a single constant prepayment rate for the
                                            underlying Trust Fund Assets. For example, a principal
                                            schedule could be created based on the underlying Trust
                                            Fund Assets generally prepaying at a 20% constant
                                            prepayment rate for the life of the assets. The TAC
                                            holders would then generally receive the scheduled
                                            principal amount if the actual prepayment rate for a
                                            given period was 20%. To the extent the actual
                                            prepayment rate is less than 20%, the TAC holders may
                                            receive less than the scheduled amount, and to the
                                            extent the actual prepayment rate is greater, they may
                                            receive more than the scheduled amount.

                                                                 INTEREST TYPES

Deferred Interest.........................  A Class that accretes the amount of accrued interest otherwise distributable on such Class, which amount will
                                            be added as principal to the principal balance of such
                                            Class on each applicable Distribution Date. Such
                                            accretion may continue until some specified event has
                                            occurred or until such Deferred Interest Class is
                                            retired.

Fixed Rate................................  A Class with an interest rate that is fixed throughout the life of the Class.

Floating Rate.............................  A Class with an interest rate that resets periodically based upon a designated index and that varies directly
                                            with changes in such index.

Inverse Floating Rate.....................  A Class with an interest rate that resets periodically based upon a designated index and that varies inversely
                                            with changes in such index.

Interest Only.............................  A Class that receives some or all of the interest payments made on the underlying Trust Fund Assets and
                                            little or no principal. Interest Only Classes have a
                                            nominal principal balance and/or a notional amount. A
                                            nominal principal balance represents actual principal
                                            that will be paid on the Class. It is referred to as
                                            nominal since it is extremely small compared to other
                                            Classes. A notional amount is the amount used as a
                                            reference to calculate the amount of interest due on an
                                            Interest Only Class.

Variable Rate.............................  A Class with an interest rate that resets periodically and is calculated by reference to the rate or rates of
                                            interest applicable to specified assets or instruments
                                            (e.g., the Mortgage Rates borne by the underlying
                                            Mortgage Loans).

Principal Only............................  A Class that does not bear interest and is entitled to receive only distributions in respect of principal.

Partial Deferred Interest.................  A Class that accretes a portion of the amount of accrued interest thereon, which amount will be added to the
                                            principal balance of such Class on each applicable
                                            Distribution Date, with the remainder of such accrued
                                            interest to be distributed currently as interest on such
                                            Class. Such accretion may continue until a specified
                                            event has occurred or until such Partial Deferred
                                            Interest Class is retired.

REPORTS TO SECURITYHOLDERS

     Prior to or concurrently with each distribution on a Distribution Date the Master Servicer or the applicable Trustee will furnish to each Securityholder of record of the related Series a statement setting forth, to the extent applicable to such Series of Securities, among other things:

          (i) the amount of such distribution allocable to principal, separately identifying the aggregate amount of any Principal Prepayments and if so specified in the related Prospectus Supplement, any applicable prepayment penalties included therein;

          (ii) the amount of such distribution allocable to interest;

          (iii) the amount of any Advance;

          (iv) the aggregate amount (a) otherwise allocable to the Subordinated Securityholders on such Distribution Date, and (b) withdrawn from the Reserve Account, if any, that is included in the amounts distributed to the Senior Securityholders;

          (v) the outstanding principal balance or notional amount of each Class of the related Series after giving effect to the distribution of principal on such Distribution Date;

          (vi) the percentage of principal payments on the Mortgage Loans (excluding prepayment), if any, which each such Class will be entitled to receive on the following Distribution Date;

          (vii) the percentage of Principal Prepayments on the Mortgage Loans, if any, which each such Class will be entitled to receive on the following Distribution Date;

          (viii) the related amount of the servicing compensation retained or withdrawn from the Bond Account by the Master Servicer, and the amount of additional servicing compensation received by the Master Servicer attributable to penalties, fees, excess Liquidation Proceeds and other similar charges and items;

          (ix) the number and aggregate principal balances of Mortgage Loans (A) delinquent (exclusive of Mortgage Loans in foreclosure) (1) 1 to 30 days,
     (2) 31 to 60 days, (3) 61 to 90 days and (4) 91 or more days and (B) in foreclosure and delinquent (1) 1 to 30 days, (2) 31 to 60 days, (3) 61 to 90 days and (4) 91 or more days, as of the close of business on the last day of the calendar month preceding such Distribution Date;

          (x) the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

          (xi) the applicable interest rate, if adjusted from the date of the last statement, of any such Class expected to be applicable to the next distribution to such Class;

          (xii) if applicable, the amount remaining in any Reserve Account at the close of business on the Distribution Date;

          (xiii) the applicable interest rate as of the day prior to the immediately preceding Distribution Date; and

          (xiv) any amounts remaining under letters of credit, Pool policies or other forms of credit enhancement.

     Where applicable, any amount set forth above may be expressed as a dollar amount per single Security of the relevant Class specified in the related Prospectus Supplement. The report to Securityholders for any Series of Securities may include additional or other information of a similar nature to that specified above.

     In addition, within a reasonable period of time after the end of each calendar year, the Master Servicer or the applicable Trustee will mail to each Securityholder of record at any time during such calendar year a report (a) as to the aggregate amounts reported pursuant to (i) and (ii) above for such calendar year or, in the event such person was a Securityholder of record during a portion of such calendar year, for the applicable portion of such year and (b) such other customary information as may be deemed necessary or desirable for Securityholders to prepare their tax returns.

BOOK-ENTRY SECURITIES

     As described in the related Prospectus Supplement, if not issued in fully registered form, one or more Classes of Securities of any Series (each, a Class of "Book-Entry Securities") will be registered as book-entry certificates. Persons acquiring beneficial ownership interests in the Securities ("Security Owners") will hold their Securities through the Depository Trust Company ("DTC") in the United States, or CEDEL or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems. The Book-Entry Securities will be issued in one or more certificates which equal the aggregate principal balance of the Securities and will initially be registered in the name of Cede & Co., the nominee of DTC. CEDEL and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A., will act as depositary for CEDEL and The Chase Manhattan Bank will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Except as described below, no person acquiring a Book-Entry Security (each, a "beneficial owner") will be entitled to receive a physical certificate representing such Security (a "Definitive Security"). Unless and until Definitive Securities are issued, it is anticipated that the only "Securityholders" of the Securities will be Cede & Co., as nominee of DTC. Security Owners are only permitted to exercise their rights indirectly through Participants and DTC.

     The beneficial owner's ownership of a Book-Entry Security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Security will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC participant, and on the records of CEDEL or Euroclear, as appropriate).

     Security Owners will receive all distributions of principal of, and interest on, the Securities from the applicable Trustee through DTC and DTC participants. While the Securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Securities and is required to receive and transmit distributions of principal of, and interest on, the Securities. Participants and indirect participants with whom Security Owners have accounts with respect to Securities are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Security Owners. Accordingly, although Security Owners will not possess certificates, the Rules provide a mechanism by which Security Owners will receive distributions and will be able to transfer their interest.

     Security Owners will not receive or be entitled to receive certificates representing their respective interests in the Securities, except under the limited circumstances described below. Unless and until Definitive Securities are issued, Security Owners who are not Participants may transfer ownership of Securities only through Participants and indirect participants by instructing such Participants and indirect participants to transfer Securities, by book-entry transfer, through DTC for the account of the purchasers of such Securities, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Bonds will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Security Owners.

     Because of time zone differences, credits of securities received in CEDEL or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or CEDEL Participants on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant (as defined herein) or Euroclear Participant (as defined herein) to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC.

     Transfers between Participants will occur in accordance with DTC Rules. Transfers between CEDEL Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day fund settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

     CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for its participants ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York ("Morgan" and in such capacity, the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Belgian Cooperative"). All operations are conducted by Morgan, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Belgian Cooperative. The Belgian Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     Morgan is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with Morgan are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     Under a book-entry format, beneficial owners of the Book-Entry Securities may experience some delay in their receipt of payments, since such payments will be forwarded by the Security Trustee to Cede & Co., as nominee of DTC. Distributions with respect to Securities held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "FEDERAL INCOME TAX CONSEQUENCES -- WITHHOLDING WITH RESPECT TO CERTAIN FOREIGN INVESTORS" and "-- BACKUP WITHHOLDING" herein. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Securities to persons or entities that do not participate in the depository system may be limited due to the lack of physical certificates for such Book-Entry Securities. In addition, issuance of the Book-Entry Securities in book-entry form may reduce the liquidity of such Securities in the secondary market since certain potential investors may be unwilling to purchase Securities for which they cannot obtain physical certificates.

     Monthly and annual reports on the Issuer will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Securities or such beneficial owners are credited.

     DTC has advised the Bond Trustee and Certificate Trustee that, unless and until Definitive Securities are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Securities under the applicable Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Bonds are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Securities. CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Securityholder under the applicable Agreement on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions with respect to some Securities, at the direction of the related Participants, which conflict with actions taken with respect to other Securities.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the applicable Trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of the Definitive Securities. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Securities and instructions for re-registration, the applicable Trustee will issue Definitive Securities, and thereafter the applicable Trustee will recognize the holders of such Definitive Securities as Securityholders under the applicable Agreement.

     Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Securities among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     None of the Master Servicer, the Depositor, the Issuer, the Bond Trustee or the Certificate Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial

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

ownership interests of the Book-Entry Securities held by Cede & Co., as nominee of DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

                               CREDIT ENHANCEMENT

GENERAL

     Credit enhancement may be provided with respect to one or more Classes of a Series of Securities or with respect to the related Mortgage Collateral for the purpose of (i) maintaining timely payments or providing additional protection against losses on the Collateral securing such Series of Securities, (ii) paying administrative expenses or (iii) establishing a minimum reinvestment rate on the payments made in respect of such Collateral or principal payment rate on such Collateral. Credit enhancement may be in the form of the subordination of one or more Classes of such Securities, the establishment of one or more Reserve Funds, use of a Mortgage Pool Insurance Policy, a Special Hazard Insurance Policy, Bankruptcy Bond, cash account, insurance policy, surety bond, guaranteed investment contract, cross-collateralization, reinvestment income, guaranty, letter of credit or derivative arrangement as described herein and in the related Prospectus Supplement, or any combination of the foregoing. Unless otherwise specified in the related Prospectus Supplement, no credit enhancement will provide protection against all risks of loss or guarantee repayment of the entire principal balance of the Securities and interest thereon. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, Securityholders will bear their allocable share of any deficiencies.

SUBORDINATION

     If so specified in the related Prospectus Supplement, a Series of Securities may consist of one or more Classes of Senior Securities and one or more Classes of Subordinated Securities. The rights of the holders of the Subordinated Bonds of a Series (the "Subordinated Securityholders") to receive payments of principal and/or interest (or any combination thereof) will be subordinated to such rights of the holders of the Senior Securities of the same Series (the "Senior Securityholders") to the extent described in the related Prospectus Supplement. This subordination is intended to enhance the likelihood of regular receipt by the Senior Securityholders of the full amount of their scheduled payments of principal and/or interest. The protection afforded to the Senior Securityholders of a Series by means of the subordination feature will be accomplished by (i) the preferential right of such holders to receive, prior to any payment being made on the related Subordinated Securities, the amounts of principal and/or interest due them on each Distribution Date out of the funds available for payment on such date in the related Distribution Account and, to the extent described in the related Prospectus Supplement, by the right of such holders to receive future payments that would otherwise have been payable to the Subordinated Securityholders; or (ii) as otherwise described in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, subordination may apply only in the event of certain types of losses not covered by other forms of credit support, such as hazard losses not covered by standard hazard insurance policies or losses due to the bankruptcy or fraud of the borrower. The related Prospectus Supplement will set forth information concerning, among other things, the amount of subordination of a Class or Classes of Subordinated Securities in a Series, the circumstances in which such subordination will be applicable and the manner, if any, in which the amount of subordination will decrease over time.

     If so specified in the related Prospectus Supplement, delays in receipt of scheduled payments on the Mortgage Collateral and losses with respect to the Mortgage Collateral will be borne first by the various Classes of Subordinated Securities and thereafter by the various Classes of Senior Securities, in each case under the circumstances and subject to the limitations specified in such Prospectus Supplement. The aggregate payments in respect of delinquent payments on the Mortgage Collateral over the lives of the Securities or at any time, the aggregate losses in respect of Mortgage Collateral which must be borne by the Subordinated Securities by virtue of subordination and the amount of payments otherwise distributable to the Subordinated Securityholders that will be distributable to Senior Securityholders on any Distribution Date may be limited as specified in the related Prospectus Supplement. If aggregate payments in respect of

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

delinquent payments on the Mortgage Collateral or aggregate losses in respect of such Mortgage Collateral were to exceed the amount specified in the related Prospectus Supplement, Senior Securityholders would experience losses on the Securities.

     If so specified in the related Prospectus Supplement, various Classes of Senior Securities and Subordinated Securities may themselves be subordinate in their right to receive certain payments to other Classes of Senior and Subordinated Securities, respectively.

     As between Classes of Senior Securities and as between Classes of Subordinated Securities, payments may be allocated among such Classes (i) in accordance with a schedule or formula, (ii) in relation to the occurrence of events or (iii) otherwise, in each case as specified in the related Prospectus Supplement. As between Classes of Subordinated Securities, payments to Senior Securityholders on account of delinquencies or losses and payments to the Reserve Fund will be allocated as specified in the related Prospectus Supplement.

RESERVE FUNDS

     If so specified in the related Prospectus Supplement, the Issuer will deposit in one or more accounts to be established with the applicable Trustee (each, a "Reserve Fund") cash, certificates of deposit, letters of credit, surety bonds, guaranteed investment contracts or any combination thereof, which may be used by the applicable Trustee to make payments on such Series of Securities to the extent funds are not otherwise available. Reserve Funds will be established if they are deemed by the Issuer to be required to assure timely payment of principal of, and interest on, its Series of Securities or are otherwise required as a condition to the rating of such Securities by any Rating Agency, or if the Issuer chooses to reduce the likelihood of a special redemption of such Securities. The applicable Trustee will invest any cash in any Reserve Fund in Permitted Investments maturing no later than the dates specified in the related Prospectus Supplement. If a letter of credit is deposited with the applicable Trustee, such letter of credit will be irrevocable, will name such Trustee, in its capacity as trustee for the Securityholders, as the sole beneficiary and will be issued by a bank acceptable to each Rating Agency. If a surety bond is deposited with the applicable Trustee, such surety bond will represent an obligation of an insurance company or other corporation whose credit standing is acceptable to each Rating Agency and will provide that such Trustee may exercise all of the rights of the Issuer under such surety bond without the necessity of the taking of any action by the Issuer. Following each Distribution Date for such Series of Securities, amounts may be withdrawn from the related Reserve Funds and remitted to the Issuer free from the terms of the applicable Agreement under the conditions and to the extent specified in the related Prospectus Supplement. Additional information concerning any Reserve Fund securing a Series of Securities, including without limitation the manner in which such Reserve Fund shall be funded and the conditions under which the amounts on deposit therein will be used to make payments to holders of Securities of a particular Class of the related Series will be set forth in the related Prospectus Supplement.

MORTGAGE POOL INSURANCE POLICIES

     If so specified in the related Prospectus Supplement, a separate mortgage pool insurance policy or policies ("Mortgage Pool Insurance Policy") may be obtained for a Series of Securities supported by Mortgage Loans and issued by the insurer (the "Pool Insurer") named in such Prospectus Supplement. Each Mortgage Pool Insurance Policy will, subject to the limitations described below, cover loss by reason of default in payment on the related Mortgage Loans in an amount equal to a percentage specified in such Prospectus Supplement of the aggregate principal balance of such Mortgage Loans on the Cut-off Date which are not covered as to their entire outstanding principal balances by Primary Mortgage Insurance Policies. As more fully described below, the Master Servicer will present claims thereunder to the Pool Insurer on behalf of itself, the applicable Trustee and the Securityholders. The Mortgage Pool Insurance Policies, however, are not blanket policies against loss, since claims thereunder may be made only respecting particular defaulted Mortgage Loans and only upon satisfaction of certain conditions precedent described below. Unless otherwise specified in the related Prospectus Supplement, the Mortgage Pool Insurance Policies will not cover losses due to a failure to pay or denial of a claim under a Primary Mortgage Insurance Policy.

     Unless otherwise specified in the related Prospectus Supplement, each Mortgage Pool Insurance Policy will provide that no claims may be validly presented unless (i) any required Primary Mortgage Insurance Policy is in effect for the defaulted Mortgage Loan and a claim thereunder has been submitted and settled; (ii) hazard insurance on the related Mortgaged Property has been kept in force and real estate taxes and other protection and preservation expenses have been paid; (iii) if there has been physical loss or damage to the Mortgaged Property, it has been restored to its physical condition (reasonable wear and tear excepted) at the time of issuance of the policy; and (iv) the insured has acquired good and merchantable title to the Mortgaged Property free and clear of liens except certain permitted encumbrances. Upon satisfaction of these conditions, the Pool Insurer will have the option either (a) to purchase the Mortgaged Property at a price equal to the principal balance of the related Mortgage Loan plus accrued and unpaid interest at the Mortgage Rate to the date of such purchase and certain expenses incurred by the Master Servicer on behalf of the applicable Trustee and Securityholders or (b) to pay the amount by which the sum of the principal balance of the defaulted Mortgage Loan plus accrued and unpaid interest at the Mortgage Rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the Mortgaged Property, in either case net of certain amounts paid or assumed to have been paid under the related Primary Mortgage Insurance Policy. If any Mortgaged Property is damaged, and proceeds, if any, from the related standard hazard insurance policy or the applicable Special Hazard Insurance Policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the Mortgage Pool Insurance Policy, the Master Servicer will not be required to expend its own funds to restore the damaged property unless it determines that (i) such restoration will increase the proceeds to Securityholders on liquidation of the Mortgage Loan after reimbursement of the Master Servicer for its expenses and (ii) such expenses will be recoverable by it through proceeds of the sale of the Mortgaged Property or proceeds of the related Mortgage Pool Insurance Policy or any related Primary Mortgage Insurance Policy.

     Unless otherwise specified in the related Prospectus Supplement, no Mortgage Pool Insurance Policy will insure (and many Primary Mortgage Insurance Policies do not insure) against loss sustained by reason of a default arising from, among other things, (i) fraud or negligence in the origination or servicing of a Mortgage Loan, including misrepresentation by the Mortgagor, the originator or persons involved in the origination thereof, or (ii) failure to construct a Mortgaged Property in accordance with plans and specifications. A failure of coverage attributable to one of the foregoing events might result in a breach of the related Seller's representations described above and, in such event, might give rise to an obligation on the part of such Seller to repurchase the defaulted Mortgage Loan if the breach cannot be cured by such Seller. No Mortgage Pool Insurance Policy will cover (and many Primary Mortgage Insurance Policies do not cover) a claim in respect of a defaulted Mortgage Loan occurring when the servicer of such Mortgage Loan, at the time of default or thereafter, was not approved by the applicable insurer.

     Unless otherwise specified in the related Prospectus Supplement, the original amount of coverage under each Mortgage Pool Insurance Policy will be reduced over the life of the related Securities by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the Pool Insurer upon disposition of all foreclosed properties. The amount of claims paid will include certain expenses incurred by the Master Servicer as well as accrued interest on delinquent Mortgage Loans to the date of payment of the claim, unless otherwise specified in the related Prospectus Supplement. Accordingly, if aggregate net claims paid under any Mortgage Pool Insurance Policy reach the original policy limit, coverage under that Mortgage Pool Insurance Policy will be exhausted and any further losses will be borne by the Securityholders.

SPECIAL HAZARD INSURANCE POLICIES

     If so specified in the related Prospectus Supplement, a separate Special Hazard Insurance Policy may be obtained for a Series of Securities supported by Mortgage Loans and will be issued by the insurer (the "Special Hazard Insurer") named in such Prospectus Supplement. Each Special Hazard Insurance Policy will, subject to limitations described below, protect holders of the related Securities from (i) loss by reason of damage to Mortgaged Properties caused by certain hazards (including earthquakes and, to a limited extent, tidal waves and related water damage or as otherwise specified in the related Prospectus Supplement) not insured against under the standard form of hazard insurance policy for the respective states in which the

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

Mortgaged Properties are located or under a flood insurance policy (unless the Mortgaged Property is located in a federally designated flood area) and (ii) loss caused by reason of the application of the coinsurance clause contained in standard hazard insurance policies. No Special Hazard Insurance Policy will cover losses occasioned by fraud or conversion by either Trustee or the Master Servicer, war, insurrection, civil war, certain governmental action, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear or chemical reaction, flood (if the Mortgaged Property is located in a federally designated flood area), nuclear or chemical contamination and certain other risks. The amount of coverage under any Special Hazard Insurance Policy will be specified in the related Prospectus Supplement. Each Special Hazard Insurance Policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the property securing the Mortgage Loan have been kept in force and other protection and preservation expenses have been paid.

     Subject to the foregoing limitations, and unless otherwise specified in the related Prospectus Supplement, each Special Hazard Insurance Policy will provide that where there has been damage to property securing a foreclosed Mortgage Loan (title to which has been acquired by the insured) and to the extent such damage is not covered by the standard hazard insurance policy or flood insurance policy, if any, maintained by the mortgagor or the Master Servicer, the Special Hazard Insurer will pay the lesser of (i) the cost of repair or replacement of such property or (ii) upon transfer of the property to the Special Hazard Insurer, the unpaid principal balance of such Mortgage Loan at the time of acquisition of such property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the Master Servicer with respect to such property. If the unpaid principal balance of a Mortgage Loan plus accrued interest and certain expenses is paid by the Special Hazard Insurer, the amount of further coverage under the related Special Hazard Insurance Policy will be reduced by such amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of such property will further reduce coverage by such amount. So long as a Mortgage Pool Insurance Policy remains in effect, the payment by the Special Hazard Insurer of the cost of repair or of the unpaid principal balance of the related Mortgage Loan plus accrued interest and certain expenses will not affect the total insurance proceeds paid to Securityholders, but will affect the relative amounts of coverage remaining under the related Special Hazard Insurance Policy and Mortgage Pool Insurance Policy.

     To the extent specified in the related Prospectus Supplement, the Master Servicer may deposit cash, an irrevocable letter of credit or a guaranteed investment contract in a special trust account to provide protection in lieu of or in addition to that provided by a Special Hazard Insurance Policy. The amount of any Special Hazard Insurance Policy or of the deposit to the special trust account in lieu thereof relating to such Securities may be reduced so long as any such reduction will not result in a downgrading of the rating of such Securities by any applicable Rating Agency.

BANKRUPTCY BONDS

     If so specified in the related Prospectus Supplement, a bankruptcy bond or bonds (the "Bankruptcy Bond") may be obtained for a Series of Securities supported by Mortgage Loans to cover losses resulting from proceedings under the federal Bankruptcy Code with respect to a Mortgage Loan will be issued by an insurer named in such Prospectus Supplement. Each Bankruptcy Bond will cover, to the extent specified in the related Prospectus Supplement, certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal and interest on a Mortgage Loan or a reduction by such court of the principal amount of a Mortgage Loan and will cover certain unpaid interest on the amount of such a principal reduction from the date of the filing of a bankruptcy petition. The required amount of coverage under each Bankruptcy Bond will be set forth in the related Prospectus Supplement. Coverage under a Bankruptcy Bond may be cancelled or reduced by the Master Servicer if such cancellation or reduction would not adversely affect the then current rating or ratings of the related Securities. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS -- ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS" herein.

     To the extent specified in the related Prospectus Supplement, the Master Servicer may deposit cash, an irrevocable letter of credit or a guaranteed investment contract in a special trust account to provide protection in lieu of or in addition to that provided by a Bankruptcy Bond. The amount of any Bankruptcy Bond or of the deposit to the special trust account in lieu thereof relating to such Securities may be reduced so long as any such reduction will not result in a downgrading of the then current rating of such Securities by any such Rating Agency.

SECURITY INSURANCE POLICIES, SURETY BONDS AND GUARANTIES

     If specified in the related Prospectus Supplement, deficiencies in amounts otherwise payable on Securities of a Series or certain Classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more Classes of Securities of the related Series, timely payments of interest and/or full payments of principal on the basis of a schedule of principal payments set forth in or determined in the manner specified in the related Prospectus Supplement. In addition, if specified in the related Prospectus Supplement, a Series of Securities may also be covered by insurance or guaranties for the purpose of (i) maintaining timely payments or providing additional protection against losses on the Mortgage Collateral supporting such Series, (ii) paying administrative expenses or (iii) establishing a minimum reinvestment rate on the payments made in respect of such Mortgage Collateral or principal payment rate on such Mortgage Collateral. Such arrangements may include agreements under which Securityholders are entitled to receive amounts deposited in various accounts held by the applicable Trustee upon the terms specified in such Prospectus Supplement. A copy of any such instrument for a Series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Securities of the related Series.

LETTER OF CREDIT

     If so specified in the related Prospectus Supplement, credit enhancement may be provided by a letter of credit. The letter of credit, if any, with respect to a Series of Securities will be issued by the bank or financial institution specified in the related Prospectus Supplement (the "L/C Bank"). Under the letter of credit, the L/C Bank will be obligated to honor drawings thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, equal to the percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Mortgage Collateral supporting the related Series of Securities on the related Cut-off Date or of one or more Classes of Securities (the "L/C Percentage"). If so specified in the related Prospectus Supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the federal Bankruptcy Code, or losses resulting from denial of insurance coverage due to misrepresentations in connection with the origination of a Mortgage Loan. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder. The obligations of the L/C Bank under the letter of credit for each Series of Securities will expire at the date specified in the related Prospectus Supplement. A copy of the letter of credit for a Series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Securities of the related Series.

OVER-COLLATERALIZATION

     If so specified in the related Prospectus Supplement, credit enhancement may consist of over-collateralization whereby the aggregate principal balance of the related Mortgage Collateral exceeds the aggregate principal balance of the Securities of the related Series. Such over-collateralization may exist on the related Closing Date or develop thereafter as a result of the application of a portion of the interest payments on each Mortgage Loan or Agency Security, as the case may be, as an additional payment in respect of principal to reduce the principal balance of a certain Class or Classes of Securities and, thus, accelerate the rate of payment of principal on such Class or Classes of Securities.

CROSS-COLLATERALIZATION

     If so specified in the related Prospectus Supplement, separate groups of Mortgage Collateral may support separate Classes of the related Series of Securities. In such case, credit support may be provided by a cross-collateralization feature which requires that payments be made with respect to Securities supported by one or more groups of Mortgage Collateral prior to distributions to Subordinated Securities secured by one or more other groups of Mortgage Collateral. Cross-collateralization may be provided by (i) the allocation of certain excess amounts generated by one or more groups of Mortgage Collateral to one or more other groups of Mortgage Collateral or (ii) the allocation of losses with respect to one or more groups of Mortgage Collateral, to one or more other groups of Mortgage Collateral. Such excess amounts will be applied and/or such losses will be allocated to the Class or Classes of Subordinated Securities of the related Series then outstanding having the lowest rating assigned by any applicable Rating Agency or the lowest payment priority, in each case to the extent and in the manner more specifically described in the related Prospectus Supplement. The Prospectus Supplement for a Series which includes a cross-collateralization feature will describe the manner and conditions for applying such cross-collateralization feature.

EXCESS SPREAD

     "Excess Spread" refers to the positive spread that may exist to the extent specified in the related Prospectus Supplement between the weighted average of the interest rates (less servicing or other applicable fees) on the Mortgage Collateral and the weighted average of the Security Interest Rates. Whether at any time any such positive spread exists will depend on a variety of factors, including, with respect to a Series of Securities with respect to which both the Securities and the Mortgage Collateral bear interest at adjustable rates, the relationship of the movements in the indices applicable to the Mortgage Collateral and those applicable to the Securities, over which no prediction can be made or assurance given.

     If so specified in the related Prospectus Supplement, the coverage provided by one or more of the forms of credit enhancement described in this Prospectus may apply concurrently to two or more separate Series of Securities. If applicable, the related Prospectus Supplement will identify the Series of Securities to which such credit enhancement relates and the manner of determining the amount of coverage provided to such Series of Securities thereby and of the application of such coverage to the identified Series of Securities.

MINIMUM PRINCIPAL PAYMENT AGREEMENT

     If so specified in the related Prospectus Supplement, an Issuer may enter into an agreement with an institution pursuant to which such institution will provide such funds as may be necessary to enable such Issuer to make principal payments on the Securities of the related Series at a minimum rate set forth in such Prospectus Supplement.

DERIVATIVE ARRANGEMENTS

     If so specified in the related Prospectus Supplement, credit enhancement may be provided with respect to one or more Classes of Securities of a Series or with respect to the Mortgage Collateral securing a Series of Securities in the form of one or more derivative arrangements. A derivative arrangement is a contract or agreement, the price of which is directly dependent upon (i.e., "derived from") the value of one or more underlying assets, including securities, equity indices, debt instruments, commodities, other derivative instruments, or any agreed upon pricing index or arrangement (e.g., the movement over time of the Consumer Price Index or interest rates). Derivatives involve rights or obligations based on the underlying asset, but do not necessarily result in a transfer of the underlying asset. Derivative arrangements include swap agreements, interest rate swaps, interest rate caps, interest rate floors, interest rate collars and currency swap agreements. A "swap agreement" is a contractual agreement providing for a series of exchanges of principal and/or interest in the same or different currencies. At a more general level, the term "swap agreement" includes the exchange of fixed-for-floating payments on a given quantity of a specified commodity, security or other asset. An "interest rate swap" is a swap agreement between two parties to engage in a series of exchanges of interest payments on the same notional principal amount denominated in the same currency based, respectively, on variable and

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fixed rates of interest. An "interest rate cap" is an agreement providing for multi-period cash settled options on interest rates. The cap purchaser receives a cash payment whenever the reference rate exceeds the ceiling rate on a fixing date. An "interest rate floor" is an agreement providing for a multi-period interest rate option that provides a cash payment to the holder of the option whenever the reference rate is below the floor on a fixing date. An "interest rate collar" is an agreement providing for a combination of an interest rate cap and an interest rate floor such that a cap is purchased and a floor is sold or vice versa. The effect of an interest rate collar is to place upper and lower bounds on the cost of funds. A "currency swap agreement" is a swap agreement between two parties for the exchange of a future series of interest and principal payments in which one party pays in one currency and the other party pays in a different currency. The exchange rate is fixed over the life of the currency swap agreement.

     The derivative arrangements described above will support the payments on the Securities to the extent and under the conditions specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, no credit enhancement will provide protection against all risks of loss or guarantee repayment of the entire principal balance of the Securities and interest thereon. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, Securityholders will bear their allocable share of any deficiencies.

                             MORTGAGE LOAN PROGRAM

     The Mortgage Loans will have been purchased by the Depositor, either directly or through affiliates, from Sellers (including AmREIT). The Mortgage Loans so acquired by the Depositor will have been originated substantially in accordance with the underwriting criteria specified below under "Underwriting Standards." All Mortgage Loans will have been originated by entities that satisfy the criteria for originators of loans that are eligible for inclusion in "mortgage-related securities."

UNDERWRITING STANDARDS

     Unless otherwise specified in the related Prospectus Supplement, each Seller will represent and warrant that all Mortgage Loans originated and/or sold by it to the Depositor or one of its affiliates will have been underwritten in accordance with standards consistent with those utilized by mortgage lenders generally during the period of origination. For Mortgage Loans acquired from AmREIT that have been originated by Correspondents under the Freedom Program (as described above under "TRUST FUND ASSETS -- THE MORTGAGE LOANS"), the Prospectus Supplement will set forth the matrix of specific underwriting standards applied to such Mortgage Loans, based on the applicable combination of underwriting characteristics described below. For Mortgage Loans acquired from AmREIT that it has purchased as described under "TRUST FUND ASSETS -- THE MORTGAGE
LOANS -- OTHER PRODUCTS," the related Prospectus Supplement will include detailed information with respect to the underwriting standards employed by the applicable originators of the Mortgage Loans, to the extent such information is reasonably available to the Depositor. Such information may include, as applicable, underwriting guidelines with respect to required borrower income, debt to income ratios, credit histories, loan-to-value ratios and documentation and verification requirements.

     Underwriting standards are applied by or on behalf of a lender to evaluate the borrower's credit standing and repayment ability, and the value and adequacy of the related Mortgaged Property as collateral. In general, a prospective borrower applying for a loan is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information. As part of the description of the borrower's financial conditions, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. In most cases, an employment verification is obtained from an independent source (typically the borrower's employer) which verification reports, among other things, the length of employment with that organization, the current salary, and whether it is expected that the borrower will continue such employment in the future. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower

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

may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts.

     The Company may elect to have the borrower's credit report reviewed, and a credit score produced, by an independent credit-scoring firm, such as Fair, Issac and Company ("FICO"). The Company has not engaged FICO or discussed any such engagement with FICO. Credit scores estimate, on a relative basis, which borrowers are most likely to default on Mortgage Loans. Lower scores imply higher default risks relative to higher scores. FICO scores are empirically derived from historical credit bureau data and represent a numerical weighing of a borrower's credit characteristics over a two-year period. A FICO score is generated through the statistical analysis of a number of credit-related characteristics or variables. Common characteristics include the following: the number of credit lines (trade lines), payment history, past delinquencies, severity of delinquencies, current levels of indebtedness, types of credit and length of credit history. Attributes are the specific values of each characteristic. A scoreboard (the model) is created with weights or points assigned to each attribute. An individual loan applicant's credit score is derived by summing together the attribute weights for that applicant.

     In determining the adequacy of the Mortgaged Property as collateral, an appraisal is made of each property considered for financing. The appraiser is required to inspect the property and verify that it is in good condition and that construction, if new, has been completed. The appraisal is based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the home. The value of the property being financed, as indicated by the appraisal, must be such that it currently supports, and is anticipated to support in the future, the outstanding loan balance. The maximum Loan-to-Value Ratio is generally not expected to exceed 95%. Mortgage Loans with Loan-to-Value Ratios in excess of 80% at origination may be covered by private mortgage insurance insuring the balance thereof down to a 75% Loan-to-Value Ratio. The method of calculating the "Loan-to-Value Ratio" of a Mortgage Loan will be described in the Prospectus Supplement for a Series of Securities supported by Mortgage Loans.

     Once all applicable employment, credit and property information is received, a determination generally is made as to whether the prospective borrower has sufficient monthly income available (i) to meet the borrower's monthly obligations on the proposed mortgage loan (determined on the basis of the monthly payments due in the year of origination) and other expenses related to the Mortgaged Property (such as property taxes and hazard insurance) and (ii) to meet monthly housing expenses and other financial obligations and monthly living expenses. The maximum housing expense to income ratio referred to in (i) is generally not expected to exceed 40% and the maximum debt to income ratio described in (ii) is generally not expected to exceed 55%. The underwriting standards applied by Sellers may be varied in appropriate cases where factors such as low Loan-to-Value Ratios or other favorable credit issues exist.

     The Depositor expects that a portion of the Mortgage Loans it purchases will be "jumbo" loans, i.e., loans that exceed the maximum balance for purchase by FNMA or FHLMC. Under current regulations, the maximum principal balance allowed on loans eligible for purchase by FNMA or FHLMC ranges from $227,150 ($340,725 for mortgage loans secured by mortgaged properties located in either Alaska or Hawaii) for one-unit to $436,600 ($654,900 for mortgage loans secured by mortgaged properties located in either Alaska or Hawaii) for four-unit residential loans. The maximum loan amount is generally not expected to exceed $1,500,000 in the case of any of the foregoing types of loans.

     A lender may originate mortgage loans under a reduced documentation program. A reduced documentation program is designed to facilitate the loan approval process and thereby improve the lender's competitive position among other loan originators. Under a reduced documentation program, relatively more emphasis is placed on property underwriting than on credit underwriting and certain underwriting documentation concerning income and employment verification is waived.

     In the case of a loan secured by a leasehold interest in a real property, the title to which is held by a third party lessor, generally, the Seller will be required to represent and warrant, among other things, that the remaining term of the lease and any sublease is at least five years longer than the remaining term of the mortgage loan.

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

     Certain of the types of loans which may be included in the Mortgage Collateral are recently developed and may involve additional uncertainties not present in traditional types of loans. For example, certain of such Mortgage Loans may provide for escalating or variable payments by the mortgagor or obligor. These types of Mortgage Loans are underwritten on the basis of a judgment that mortgagors or obligors will have the ability to make monthly payments required initially. In some instances, however, a mortgagor's or obligor's income may not be sufficient to permit continued loan payments as such payments increase. These types of loans may also be underwritten primarily upon the basis of Loan-to-Value Ratios or other favorable credit factors rather than on the borrower's credit standing or income ratios.

QUALITY CONTROL

     The Depositor's parent, AmREIT, has developed a quality control program to monitor the quality of loan underwriting at the time of acquisition and on an ongoing basis. All loans purchased by the Depositor will be subject to this quality control program. A legal document review of each loan acquired will be conducted to verify the accuracy and completeness of the information contained in the mortgage notes, security instruments and other pertinent documents in the file. A sample of loans to be acquired, selected by focusing on those loans with higher risk characteristics, will normally be submitted to a third party nationally recognized underwriting review firm for a compliance check of underwriting and review of income, asset and appraisal information.

REPRESENTATIONS BY SELLERS; REPURCHASES

     Each Seller will have made representations and warranties in respect of the mortgage loans sold by such Seller and included in the Mortgage Loans supporting a Series of Securities. Except as otherwise provided in the related Prospectus Supplement, such representations and warranties generally include, among other things: (i) that title insurance (or in the case of Mortgaged Properties located in areas where such policies are generally not available, an attorney's certificate of title) and any required hazard insurance policy and Primary Mortgage Insurance Policy (as defined herein) were effective at the origination of each mortgage loan other than Cooperative Loans, and that each policy (or certificate of title as applicable) remained in effect on the date of purchase of the mortgage loan from the Seller by or on behalf of the Company; (ii) that the Seller had good title to each such mortgage loan and such mortgage loan was subject to no offsets, defenses, counterclaims or rights of rescission except to the extent that any buydown agreement described herein may forgive certain indebtedness of the obligors on such Mortgage Loans (each, a "Mortgagor"); (iii) that each mortgage loan constituted a valid first or junior lien, as the case may be, on the Mortgaged Property (subject only to permissible title insurance exceptions, if applicable, and certain other exceptions described in the Master Servicing Agreement) and that the Mortgaged Property was free from damage and was in good repair; (iv) that there were no delinquent tax or assessment liens against the Mortgaged Property; (v) that no required payment on a mortgage loan was 60 or more days delinquent at any time during the twelve months prior to the date it is pledged to secure the related Series of Bonds; and (vi) that each mortgage loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws and regulations in all material respects.

     If the Seller cannot cure a breach of any representation or warranty made by it in respect of a Mortgage Loan that materially and adversely affects the interests of the Securityholders in such Mortgage Loan within 90 days after notice of such breach, then such Seller will be obligated to either (i) substitute a similar mortgage loan for such Mortgage Loan under the conditions specified in the related Prospectus Supplement or (ii) repurchase such Mortgage Loan from the Issuer at a price (the "Purchase Price") equal to 100% of the outstanding principal balance thereof as of the date of the repurchase plus accrued interest thereon to the first day of the month following the month in which such Mortgage Loan is repurchased at the Mortgage Rate (less any unreimbursed advances or amount payable as related master servicing compensation if the Seller is the Master Servicer with respect to such Mortgage Loan). The Master Servicer will be required under the applicable Master Servicing Agreement and Indenture to enforce this obligation for the benefit of the Securityholders, following the practices it would employ in its good faith business judgment were it the owner

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of such Mortgage Loan. These substitution or repurchase obligations will constitute the sole remedies available to Securityholders for a breach of representation by a Seller.

     Each Series of Bonds will be issued pursuant to an indenture (the "Indenture") between the related Bond Issuer and the entity named in the related Prospectus Supplement as Bond Trustee with respect to such Series, and the related Mortgage Loans will be serviced by the Master Servicer pursuant to a Master Servicing Agreement. A form of Indenture and Master Servicing Agreement has been filed as an exhibit to the Registration Statement on which this Prospectus forms a part.

                        SERVICING OF THE MORTGAGE LOANS

GENERAL

     The Master Servicer of the Mortgage Loans, if any, securing a Series of Securities will be responsible for servicing such Mortgage Loans in accordance with the terms set forth in a master servicing agreement (the "Master Servicing Agreement") among the Issuer, the Master Servicer and the Bond Trustee. The Master Servicer with respect to a Series of Securities will be identified in the related Prospectus Supplement. The Master Servicer may perform certain servicing obligations directly pursuant to the Master Servicing Agreement through one or more servicers (each, a "Servicer") pursuant to one or more mortgage servicing agreements (each, a "Servicing Agreement"). Notwithstanding any such servicing arrangements, unless otherwise provided in the related Prospectus Supplement, the Master Servicer will remain liable for its servicing duties and obligations under the Master Servicing Agreement.

     No Servicing Agreement will contain any terms inconsistent with the related Master Servicing Agreement. For Mortgage Loans acquired from AmREIT, each Servicing Agreement will typically be a contract solely between AmREIT and the Servicer. AmREIT will assign all of its rights under each Servicing Agreement to the Depositor under the related Mortgage Loan Purchase Agreement and such rights will be assigned to the Bond Trustee pursuant to the Indenture. The Master Servicing Agreement relating to a Series of Securities will provide that the Master Servicer and, if for any reason such Master Servicer is no longer the Master Servicer of the related Mortgage Loans, the Bond Trustee or any successor Master Servicer must recognize the Servicer's rights and obligations under such Servicing Agreement. As an independent contractor, each Servicer will perform servicing functions for the Mortgage Loans including collection and remittance of principal and interest payments, administration of mortgage escrow accounts, collection of certain insurance claims and, if necessary, foreclosure.

     The Master Servicer may permit Servicers to contract with subservicers to perform some or all of the Servicer's servicing duties, but the Servicer will not thereby be released from its obligations under the related Servicing Agreement. The Master Servicer also may enter into servicing contracts directly with an affiliate of a Servicer or permit a Servicer to transfer its servicing rights and obligations to a third party. In such instances, the affiliate or third party, as the case may be, will perform servicing functions comparable to those normally performed by the Servicer as described above, and the Servicer will not be obligated to perform such servicing functions. When used herein with respect to servicing obligations, the term Servicer includes any such affiliate or third party. The Master Servicer may perform certain supervisory functions with respect to servicing by the Servicers directly or through an agent or independent contractor.

     On or before the related Closing Date, the Master Servicer will establish into which each Servicer will remit collections on the Mortgage Loans serviced by it (net of its related servicing compensation, amounts retained to pay certain insurance premiums and amounts retained by such Servicer as reimbursement for certain advances it has made). For purposes of the Master Servicing Agreement, the Master Servicer will be deemed to have received any amounts with respect to the Mortgage Loans that are received by a Servicer regardless of whether such amounts are remitted by the Servicer to the Master Servicer. The Master Servicer will have the right under the Master Servicing Agreement to remove the Servicer servicing any Mortgage Loans in the event such Servicer defaults under its Servicing Agreement and will exercise that right if the Master Servicer considers such removal to be in the best interest of the Securityholders. In the event that the

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Master Servicer removes a Servicer, the Master Servicer will continue to be responsible for servicing the related Mortgage Loans.

     A form of Master Servicing Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The Master Servicing Agreement with respect to a Series of Securities secured by Mortgage Loans will be assigned to the Bond Trustee as security for such Series. The following summaries describe certain provisions of the form of Master Servicing Agreement. The summaries are qualified in their entirety by reference to the form of Master Servicing Agreement. Where particular provisions or terms used in the form of Master Servicing Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of such summaries.

PAYMENTS ON MORTGAGE LOANS

     Pursuant to the Master Servicing Agreement with respect to a Series of Securities, the Master Servicer will be required to establish and maintain the Bond Account as a separate Eligible Account or Eligible Accounts into which it will deposit or cause to be deposited on a daily basis, or such other basis as may be specified in the related Prospectus Supplement, payments of principal and interest (net of servicing compensation, amounts retained to pay certain insurance premiums and amounts retained by the Master Servicer or any Servicer as reimbursement for certain advances it has made) received with respect to the related Mortgage Loans. Such amounts will include principal prepayments, certain Insurance Proceeds and Liquidation Proceeds and amounts paid by the Servicer or the Company in connection with any optional purchase by the Servicer or the Company of any defaulted Mortgage Loans.

     An "Eligible Account" is an account either (i) maintained with a depository institution the short-term debt obligations of which (or in the case of a depository institution that is the principal subsidiary of a holding company, the short-term debt obligations of which, but only if Moody's is not an applicable Rating Agency) are rated in the highest short-term rating category by each applicable Rating Agency, (ii) an account or accounts the deposits in which are fully insured by either the BIF or SAIF, (iii) an account or accounts the deposits in which are insured by the BIF or SAIF to the limits established by the FDIC, and the uninsured deposits in which are otherwise secured such that, as evidenced by an opinion of counsel, the Securityholders have a claim with respect to the funds in the Bond Account or a perfected first priority security interest against any collateral securing such funds that is superior to the claims of any other depositors or general creditors of the depository institution with which the Bond Account is maintained, (iv) a trust account or accounts maintained with the trust department of a federal or a state chartered depository institution or trust company, acting in a fiduciary capacity or (v) an account or accounts otherwise acceptable to each applicable Rating Agency. The collateral eligible to secure amounts in the Bond Account is limited to Permitted Investments. A Bond Account may be maintained as an interest bearing account or the funds held therein may be invested pending each succeeding Distribution Date in Permitted Investments. If so specified in the related Prospectus Supplement, the Master Servicer or its designee will be entitled to receive any such interest or other income earned on funds in the Bond Account as additional compensation and will be obligated to deposit in the Bond Account the amount of any loss immediately as realized.

     Pursuant to the Master Servicing Agreement, the Master Servicer will be required to remit to the applicable Trustee (to the extent not previously remitted), on or before each Distribution Account Deposit Date, the Security Distribution Amount for the related Distribution Date for deposit in the Distribution Account for such Series of Securities maintained with the applicable Trustee.

     Any amounts received by the Master Servicer as Insurance Proceeds or as Liquidation Proceeds, net of any expenses and other amounts reimbursable to the Master Servicer pursuant to the Master Servicing Agreement, will (unless applied to the repair or restoration of a Mortgaged Property) be deemed to be payments received with respect to the Mortgage Loans securing the related Series of Securities and will be deposited in the related Bond Account.

     Prior to each Distribution Date for a Series of Securities, the Master Servicer will furnish to the applicable Trustee a statement setting forth certain information with respect to payments received with respect to the Mortgage Loans.

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

COLLECTION PROCEDURES

     The Master Servicer, directly or through one or more Servicers, will make reasonable efforts to collect all payments called for under the Mortgage Loans and will, consistent with each Master Servicing Agreement and any Mortgage Pool Insurance Policy, Primary Mortgage Insurance Policy and Bankruptcy Bond or alternative arrangements, follow such collection procedures as are customary with respect to mortgage loans that are comparable to the Mortgage Loans. Consistent with the above, the Master Servicer or applicable Servicer may, in its discretion, (i) waive any assumption fee, late payment or other charge in connection with a Mortgage Loan and (ii) to the extent not inconsistent with the coverage of such Mortgage Loan by a Mortgage Pool Insurance Pool Policy, Primary Mortgage Insurance Policy or Bankruptcy Bond or alternative arrangements, if applicable, arrange with a Mortgagor a schedule for the liquidation of delinquencies running for no more than 180 days (unless a longer period is specified in the related Prospectus Supplement) after the applicable due date for each payment. To the extent the Master Servicer is obligated to make or to cause to be made advances, such obligation will remain during any period of such an arrangement.

     Unless otherwise specified in the related Prospectus Supplement, in any case in which property securing a Mortgage Loan has been, or is about to be, conveyed by the Mortgagor, the Master Servicer will, to the extent it has knowledge of such conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of such Mortgage Loan under any due-on-sale clause applicable thereto, but only if the exercise of such rights is permitted by applicable law and will not impair or threaten to impair any recovery under any related Primary Mortgage Insurance Policy. If these conditions are not met or if the Master Servicer reasonably believes it is unable under applicable law to enforce such due-on-sale clause, the Master Servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable for repayment of the Mortgage Loan and, to the extent permitted by applicable law, the Mortgagor also remains liable thereon. If a Mortgaged Property is sold or transferred, the Master Servicer will be required promptly to notify the Bond Trustee and the respective issuers of any hazard insurance policies, mortgagor bankruptcy insurance and mortgage insurance policies to assure that all required endorsements to each insurance policy are obtained and that coverage under each such policy will remain in effect after the occurrence of such sale or transfer. Any fee collected by or on behalf of the Master Servicer for entering into an assumption agreement will be retained by or on behalf of the Master Servicer as additional servicing compensation. See "CERTAIN LEGAL ASPECTS OF MORTGAGE
LOANS -- "DUE-ON-SALE" Clauses" herein. In connection with any such assumption, the terms of the related Mortgage Loan may not be changed.

     With respect to Cooperative Loans, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant Cooperative before purchasing the shares and acquiring rights under the related proprietary lease or occupancy agreement. See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS" herein. This approval is usually based on the purchaser's income and net worth and numerous other factors. Although the Cooperative's approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring such approval could limit the number of potential purchasers for those shares and otherwise limit the ability to sell and realize the value of those shares.

     In general, a "tenant-stockholder" (as defined in Code Section 216(b)(2)) of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Code Section 216(b)(1) is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Code Section 216(a) to the corporation under Code Sections 163 and 164. In order for a corporation to qualify under Code Section 216(b)(1) for its taxable year in which such items are allowable as a deduction to the corporation, such Section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders (as defined in Code Section 216(b)(2)). By virtue of this requirement, the status of a corporation for purposes of Code Section 216(b)(1) must be determined on a year-to-year basis. Consequently, there can be no assurance that Cooperatives relating to the Cooperative Loans will qualify under such Section for any particular year. In the event that such a Cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Code Section 216(a) with respect to

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those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Code Section 216(b)(1), the likelihood that such a failure would be permitted to continue over a period of years appears remote.

JUNIOR MORTGAGES

     In the case of single family loans secured by junior liens on the related Mortgaged Properties, the Master Servicer will be required to file (or cause to be filed) of record a request for notice of any action by a superior lienholder under the Senior Lien for the protection of the related Bond Trustee's interest, where permitted by local law and whenever applicable state law does not require that a junior lienholder be named as a party defendant in foreclosure proceedings in order to foreclose such junior lienholder's equity of redemption. The Master Servicer also will be required to notify any superior lienholder in writing of the existence of the Mortgage Loan and request notification of any action (as described below) to be taken against the Mortgagor or the Mortgaged Property by the superior lienholder. If the Master Servicer is notified that any superior lienholder has accelerated or intends to accelerate the obligations secured by the related Senior Lien, or has declared or intends to declare a default under the mortgage or the promissory note secured thereby, or has filed or intends to file an election to have the related Mortgaged Property sold or foreclosed, then the Master Servicer will be required to take, on behalf of the related Issuer, whatever actions are necessary to protect the interests of the related Securityholders, and/or to preserve the security of the related Mortgage Loan. The Master Servicer will generally be required to advance the necessary funds to cure the default or reinstate the superior lien, if such advance is in the best interests of the related Securityholders and the Master Servicer determines such advances are recoverable out of payments on or proceeds of the related Mortgage Loan.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The principal servicing compensation to be paid to the Master Servicer in respect of its master servicing activities for each Series of Securities will be equal to a percentage per annum (which may vary under certain circumstances) of the outstanding principal balance of each Mortgage Loan supporting such Series of Securities or such other amount, all as described in the related Prospectus Supplement (the "Master Servicing Fee"). As compensation for its servicing duties, any Servicer or subservicer will generally be entitled to a monthly servicing fee as described in the related Prospectus Supplement. In addition, the Master Servicer, any Servicer or any subservicer will retain as additional compensation all prepayment charges, assumption fees and late payment charges, to the extent collected from Mortgagors, and any benefit that may accrue as a result of the investment of funds in the applicable Bond Account (unless otherwise specified in the related Prospectus Supplement).

     The Master Servicer will pay or cause to be paid certain ongoing expenses associated with each Series of Securities and incurred by it in connection with its responsibilities under the related Master Servicing Agreement, including, without limitation, payment of any fee or other amount payable in respect of any credit enhancement arrangements, payment of the fees and disbursements of the Bond Trustee and the Certificate Trustee, any custodian appointed by the Bond Trustee, the certificate registrar and any paying agent, and payment of expenses incurred in enforcing the obligations of Servicers and Sellers. The Master Servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of Servicers under certain limited circumstances. In addition, as indicated in the preceding section, the Master Servicer will be entitled to reimbursement of expenses incurred by it in connection with any defaulted Mortgage Loan as to which it has determined that all recoverable Liquidation Proceeds and Insurance Proceeds have been received (a "Liquidated Mortgage"), and in connection with the restoration of Mortgaged Properties, such right of reimbursement being prior to the rights of Securityholders to receive any related Liquidation Proceeds (including Insurance Proceeds).

PREPAYMENTS

     In general, when a borrower prepays a mortgage loan between due dates, the borrower is required to pay interest on the amount prepaid only to the date of prepayment and not thereafter. In the event such prepayments, together with other prepayments (including for this purpose prepayments resulting from

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refinancing or liquidations of the Mortgage Loans or the mortgage loans underlying the Agency Securities, as the case may be, due to defaults, casualties, condemnations, repurchases by the Seller, the Issuer or AmREIT or purchases thereof by the Master Servicer or the Company), result in a shortfall in the amount of interest available on a Distribution Date for the Securities of a Series, the Master Servicer may be required to cover the shortfall, but only if and to the extent specified in the related Prospectus Supplement.

EVIDENCE AS TO COMPLIANCE

     Each Master Servicing Agreement and Indenture will provide that on or before a specified date in each year, a firm of independent public accountants will furnish a statement to the Issuer and the Bond Trustee to the effect that, on the basis of the examination by such firm conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers, the Audit Program for Mortgages serviced for FHLMC or such other procedures as may be specified in the related Prospectus Supplement, the servicing by or on behalf of the Master Servicer of Mortgage Loans under agreements substantially similar to each other (including the related Master Servicing Agreement) was conducted in compliance with such agreements except for any significant exceptions or errors in records that, in the opinion of the firm, the Audit Program for Mortgages serviced for FHLMC, the Uniform Single Attestation Program for Mortgage Bankers or such other procedure, requires it to report. In rendering its statement such firm may rely, as to matters relating to the direct servicing of Mortgage Loans by Servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers, the Audit Program for Mortgages serviced for FHLMC or such other procedure, (rendered within one year of such statement) of firms of independent public accountants with respect to the related Servicer.

     Each Master Servicing Agreement and Indenture will also provide for delivery to the Issuer and the Bond Trustee, on or before a specified date in each year, of an annual statement signed by two officers of the Master Servicer to the effect that the Master Servicer has fulfilled its obligations under the Master Servicing Agreement throughout the preceding year.

     Copies of the annual accountants' statement and the statement of officers of the Master Servicer may be obtained by Securityholders of the related Series without charge upon written request to the Company at its principal executive offices.

ADVANCES AND OTHER AMOUNTS PAYABLE BY MASTER SERVICER

     Subject to any limitations set forth in the related Prospectus Supplement, each Master Servicing Agreement will require the Master Servicer to advance on or before each Distribution Date (from its own funds, funds advanced by Servicers or funds held in the Bond Account for future distribution to Securityholders), an amount equal to the aggregate of payments of principal and interest that were delinquent on the related Determination Date, subject to the Master Servicer's determination that such advances will be recoverable out of late payments by obligors on the Mortgage Collateral, Liquidation Proceeds, Insurance Proceeds or otherwise. In the case of Cooperative Loans, the Master Servicer also will be required to advance any unpaid maintenance fees and other charges under the related proprietary leases as specified in the related Prospectus Supplement.

     In making Advances, the Master Servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to Securityholders, rather than to guarantee or insure against losses. If Advances are made by the Master Servicer from cash being held for future distribution to Securityholders, the Master Servicer will replace such funds on or before any future Distribution Date to the extent that funds in the applicable Bond Account on such Distribution Date would be less than the amount required to be available for distributions to Securityholders on such date. Any Advances will be reimbursable to the Master Servicer out of recoveries on the specific Mortgage Collateral with respect to which such Advances were made (e.g., late payments made by the related obligors, any related Insurance Proceeds, Liquidation Proceeds or proceeds of any Mortgage Loan repurchased pursuant to the related Master Servicing Agreement). In addition, Advances by the Master Servicer (and any advances by a Servicer) also will be reimbursable to the Master Servicer (or Servicer) from cash otherwise distributable to Securityholders to the extent that the Master Servicer

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determines that any such Advances previously made are not ultimately recoverable as described in the immediately preceding sentence. The Master Servicer also will be obligated to make Advances, to the extent recoverable out of Insurance Proceeds, Liquidation Proceeds or otherwise, in respect of certain taxes and insurance premiums not paid by Mortgagors on a timely basis. Funds so advanced are reimbursable to the Master Servicer to the extent permitted by the Master Servicing Agreement. If specified in the related Prospectus Supplement, the obligations of the Master Servicer to make Advances may be supported by a cash advance reserve fund, a surety bond or a letter of credit, in each case as described in such Prospectus Supplement.

RESIGNATION OF MASTER SERVICER

     A Master Servicer may not resign from its obligations and duties under a Master Servicing Agreement or assign or transfer such duties or obligations except (i) upon a determination that its duties thereunder are no longer permissible under applicable law or (ii) upon a sale of its servicing rights with respect to the Mortgage Loans with the prior written consents of the Bond Trustee, the Issuer and any applicable Mortgage Insurer. No such resignation will become effective until the Bond Trustee, as Stand-by Master Servicer, or a Successor Master Servicer (as such terms are defined below) has assumed the Master Servicer's obligations and duties under such Master Servicing Agreement.

     Each Master Servicing Agreement will provide that such a successor master servicer (the "Successor Master Servicer") must be satisfactory to the Issuer, the Bond Trustee and any applicable Mortgage Insurer, in the exercise of their reasonable discretion and must be approved to act as a mortgage servicer for FHLMC or FNMA.

STAND-BY MASTER SERVICER

     If so specified in the related Prospectus Supplement, the Bond Trustee will act as stand-by Master Servicer (the "Stand-by Master Servicer") with respect to each Series of Securities supported by Mortgage Loans. As Stand-by Master Servicer, the Bond Trustee will succeed to the rights and obligations of the Master Servicer with respect to the Mortgage Loans securing such Series upon a default by the Master Servicer or upon resignation by the Master Servicer until the appointment of a Successor Master Servicer.

SPECIAL SERVICING AGREEMENT

     The Company may appoint a Special Servicer to undertake certain responsibilities with respect to certain defaulted Mortgage Loans securing a Series. The Special Servicer may engage various independent contractors to perform certain of its responsibilities, provided, however, the Special Servicer remains fully responsible and liable for all its requirements under the special servicing agreement (the "Special Servicing Agreement"). As may be further specified in the related Prospectus Supplement, the Special Servicer, if any, may be entitled to various fees, including, but not limited to, (i) a monthly engagement fee applicable to each Mortgage Loan, (ii) a special servicing fee, or (iii) a performance fee applicable to each liquidated Mortgage Loan, in each case calculated as set forth in the related Prospectus Supplement.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE COMPANY

     Each Master Servicing Agreement will provide that neither the Master Servicer, the Company, the applicable Trustee nor any director, officer, employee or agent of the Master Servicer, the Company or the applicable Trustee will be under any liability to the related Securityholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Master Servicing Agreement, or for errors in judgment; provided, however, that neither the Master Servicer, the Company, the applicable Trustee nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Each Master Servicing Agreement will further provide that the Master Servicer, the Company, the applicable Trustee and any director, officer, employee or agent of the Master Servicer, the Company or the applicable Trustee will be entitled to indemnification by the related Issuer and

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

will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Master Servicing Agreement or the Securities, other than any loss, liability or expense related to any specific Mortgage Collateral (except any such loss, liability or expense otherwise reimbursable pursuant to the Master Servicing Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, each Master Servicing Agreement will provide that neither the Master Servicer, the Company nor the applicable Trustee will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Master Servicing Agreement and which in its opinion may involve it in any expense or liability. The Master Servicer, the Company or the applicable Trustee may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Master Servicing Agreement and the rights and duties of the parties thereto and the interests of the Securityholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the related Issuer, and the Master Servicer, the Company or the applicable Trustee, as the case may be, will be entitled to be reimbursed therefor out of funds otherwise distributable to Securityholders.

     Any person into which the Master Servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer is a party, or any person succeeding to the business of the Master Servicer, will be the successor of the Master Servicer under each Master Servicing Agreement, provided that such person is qualified to sell mortgage loans to, and service mortgage loans on behalf of, FNMA or FHLMC and further provided that such merger, consolidation or succession does not adversely affect the then current rating or ratings of the Securities of such Series.

SERVICING DEFAULTS

     Events of default under the Master Servicing Agreement (each, a "Servicing Default") for a Series of Securities will include (i) any failure of the Master Servicer to deposit in the Bond Account or remit to the applicable Trustee any required payment (other than an Advance) which continues unremedied for one business day after the giving of written notice of such failure to the Master Servicer by the applicable Trustee or the Issuer; (ii) any failure by the Master Servicer to make an Advance as required under the Master Servicing Agreement, unless cured as specified therein; (iii) any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or agreements in the Master Servicing Agreement which continues unremedied for thirty days after the giving of written notice of such failure to the Master Servicer by the applicable Trustee or the Issuer; and (iv) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding and certain actions by or on behalf of the Master Servicer indicating its insolvency, reorganization or inability to pay its obligations.

RIGHTS UPON SERVICING DEFAULT

     If a Servicing Default under a Master Servicing Agreement shall have occurred and be continuing, the Bond Trustee may terminate all of the rights and obligations of the Master Servicer under such Master Servicing Agreement, including the Master Servicer's rights to receive any Master Servicing Fees. Upon such termination, the Bond Trustee, as Stand-by Master Servicer, or any Successor Master Servicer duly appointed by the Bond Trustee will succeed to all the responsibilities, duties and liabilities of the Master Servicer under such Master Servicing Agreement and will be entitled to similar compensation arrangements. Neither the Issuer nor the Bond Trustee shall have any right to waive any Servicing Default, except under certain circumstances specified in the Master Servicing Agreement.

AMENDMENT OF MASTER SERVICING AGREEMENT

     A Master Servicing Agreement with respect to any Series of Securities supported by Mortgage Loans may not be amended, changed, modified, terminated or discharged, except by an instrument in writing signed by all parties thereto, and with prior written notice to any applicable Mortgage Insurer.

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

                                 THE AGREEMENTS

     The following is a general summary of certain provisions of the Agreements for each Series of Securities not described elsewhere in this Prospectus. The summaries are qualified in their entirety by reference to the respective provisions of the Agreements. Where particular provisions or terms used in the Indenture are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of such summaries. The final Agreements relating to each Series of Securities will be filed with the Securities and Exchange Commission within fifteen days of the closing of the sale of such Series of Securities. In connection with the following summaries, it should be noted that for each Series of Certificates, any actions or votes required or permitted to be taken by Bondholders under the Indenture for the Bonds included in the Trust Fund Assets for such Series of Certificates will be authorized to be taken by Certificateholders of such Series, as beneficial holders of the Bonds.

MODIFICATION OF AGREEMENTS

     With the consent of the holders of not less than 66 2/3% of the then outstanding principal amount of the Class of Securities of the related Series specified in the related Prospectus Supplement to be the "Controlling Class", the applicable Trustee and the Issuer may execute an amendment to the related Agreements to add provisions to, or change in any manner or eliminate any provisions of, the Agreements with respect to the Securities of such Series or modify (except as provided below) in any manner the rights of the Securityholders.

     Without the consent of the holder of each outstanding Security affected, however, no such amendment shall (a) change the Stated Maturity of the principal of, or any installment of interest on, any Security or reduce the principal amount thereof, the interest rate specified thereon or the redemption price with respect thereto, or change the earliest date on which any Security may be redeemed at the option of the Issuer, or any place of payment where, or the coin or currency in which, any affected Security or any interest thereon is payable, or impair the right to institute suit for the enforcement of the provisions of the Agreement regarding payment, (b) reduce the percentage of the aggregate amount of the outstanding Securities, the consent of the holders of which is required for any such amendment, or the consent of the holders of which is required for any waiver of compliance with certain provisions of the Agreements or certain defaults thereunder and their consequences provided for in the Agreements, (c) modify the provisions of the Agreements specifying the circumstances under which such an amendment may not change the provisions of the Agreement without the consent of each outstanding Security affected thereby, or the provisions of the Agreements with respect to certain remedies available in an Event of Default (as defined herein), except to increase any percentage specified therein or to provide that certain other provisions of the Agreements cannot be modified or waived without the consent of the holder of each outstanding Security affected thereby, (d) modify or alter the provisions of the Agreements defining when Securities are outstanding, (e) permit the creation of any lien (other than certain permitted liens) ranking prior to or on a parity with the lien of the Indenture with respect to any part of the property subject to lien under the Indenture, or terminate the lien of the Indenture on any property at any time subject thereto or deprive the holder of any Security of the security afforded by the lien of the Indenture (other than in connection with a permitted substitution of Mortgage Collateral) or (f) modify any of the provisions of the Agreements in such manner as to affect the calculation of the debt service requirement for any Security or the rights of the Securityholders to the benefits of any provisions for the mandatory redemption of Securities contained therein.

     The Issuer and the applicable Trustee may also enter into amendments to the Agreements, without obtaining the consent of Securityholders (i) to cure any ambiguity; (ii) to correct a defective provision or correct or supplement any provision therein which may be inconsistent with any other provision therein;
(iii) to make any other revisions with respect to matters or questions arising under the Agreements which are not inconsistent with the provisions thereof; or
(iv) to comply with any requirements imposed by the Code or any regulation thereunder, provided, however, that no such amendments (except those pursuant to clause (iv)) will adversely affect in any material respect the interests of any Securityholder of that Series. An amendment will be deemed not to adversely affect in any material respect the interests of the Securityholders if the applicable Trustee receives a letter from each Rating Agency requested to rate the class or classes of

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

Securities of such Series stating that such amendment will not result in the downgrading or withdrawal of the respective ratings then assigned to such Securities.

EVENTS OF DEFAULT

     An event of default (an "Event of Default") with respect to any Series of Bonds will be defined in the Indenture as being: (a) the failure (i) to pay any principal of, or interest on, any Bond of such Series then due, (ii) if applicable, to call for special redemption any Bonds that are required to be so redeemed or (iii) to pay the redemption price of any Bonds called for redemption; (b) a default in the observance of certain negative covenants in the Indenture; (c) a default in the observance of any other covenant of the Issuer, and the continuation of any such default for a period of 30 days after notice thereof is given to the Issuer by the Bond Trustee or by the holders of more than 50% in outstanding principal amount of the Controlling Class of Bonds of such Series; (d) any representation or warranty made by the Issuer in the Indenture or in any certificate delivered pursuant thereto being incorrect in a material respect as of the time made, and the circumstances in respect of which such representation or warranty is incorrect are not cured within 30 days after notice thereof is given to the Issuer by the Bond Trustee or by the holders of more than 50% in outstanding principal amount of the Controlling Class of Bonds of such Series; or (e) certain events of bankruptcy, insolvency, receivership or reorganization of the Issuer.

RIGHTS UPON EVENTS OF DEFAULT

     In case an Event of Default shall occur and be continuing with respect to a Series of Bonds, the applicable Trustee or holders of more than 50% in outstanding principal amount of the Controlling Class of Securities of the related Series of Securities may declare the principal of such Series of Bonds to be due and payable. Such declaration may under certain circumstances be rescinded by the holders of a majority in principal amount of the outstanding Securities of such Series.

     Upon an Event of Default and the acceleration of the payments due on the Bonds, the Bond Trustee may, in its discretion, sell the Collateral for such Series, in which event the Bonds of such Series will be payable pro rata, without regard to their Stated Maturities, or in such other manner as is specified in the related Prospectus Supplement, out of the collections on, or the proceeds from the sale of, such Collateral and will, to the extent permitted by applicable law, bear interest at the interest rate specified in the Indenture. If so specified in the related Prospectus Supplement, following an Event of Default and acceleration of the payments due on the Bonds, the Bond Trustee may, in its discretion, refrain from selling the Collateral, including the Mortgage Collateral, for such Series and continue to apply all amounts received on the Collateral to payments due on the Bonds of such Series in accordance with their terms, notwithstanding the acceleration of the maturity of such Bonds. (Indenture, Section 5.05) Each Trust Fund will allocate payments received on the related Bonds among the Classes of Certificates pro rata, or in such other manner as is specified in the related Prospectus Supplement.

     In case an Event of Default shall occur and be continuing, the Bond Trustee shall be under no obligation to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties under the Indenture if it has reasonable grounds for believing that it has not been assured of adequate security or indemnity. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority in principal amount outstanding of the Controlling Class of outstanding Securities of a Series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Bond Trustee or exercising any trust or power conferred on the Bond Trustee with respect to the Securities of such Series; and the holders of a majority in principal amount of the Controlling Class of Securities of a Series then outstanding may, in certain cases, waive any default with respect thereto, except a default in payment of principal or interest or a default in respect of a covenant or provision of the Agreements that cannot be modified without the consent of each holder of Securities affected.

     No holder of Securities will have the right to institute any proceeding with respect to the Agreements, unless (a) such holder previously has given to the applicable Trustee written notice of an Event of Default, (b) the holders of more than 50% in outstanding principal amount of the Controlling Class of Class of

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

Securities of the Series have made written request upon the Bond Trustee to institute such proceedings in its own name as Bond Trustee and have offered the Bond Trustee indemnity in full, (c) the Bond Trustee has for 60 days neglected or refused to institute any such proceeding and (d) no direction inconsistent with such written request has been given to the Bond Trustee during such 60-day period by the holders of a majority in principal amount of the outstanding Securities of such Series, but the holder of a Bond has a right which is absolute and unconditional to receive payment of principal and interest on or after the due dates thereof and to institute suit for the enforcement thereof.

CERTAIN INDENTURE COVENANTS OF THE ISSUER

     Each Bond Issuer covenants in the Indenture, among other matters, that it will not (a) sell, exchange or otherwise dispose of any portion of the Collateral for a Series of Bonds except as expressly permitted by the Indenture or the Master Servicing Agreement, (b) amend certain sections of the Bond Issuer's trust agreement described below without the consent of the holders of 66 2/3% in outstanding principal amount of each Class of Securities affected thereby or (c) incur, assume or guarantee any indebtedness other than in connection with the issuance of the Bonds. Each Bond Issuer's trust agreement further provides that the trust shall not have the power to perform any act or engage in any business whatsoever except to issue and administer the Bonds of a Series, to receive and own the Collateral, to maintain and administer the Collateral, to pledge the Collateral to support such Bonds pursuant to the Indenture and to take certain other actions incidental thereto. Section 11.01 of the Issuer's trust agreement prohibits the amendment of the trust agreement if the trustee thereunder determines that such amendment will adversely affect any right, duty or liability of, or immunity or indemnity in favor of, such trustee under the Issuer's trust agreement, or will cause or result in any conflict with or breach of any terms of, or default under, the charter documents or bylaws of such trustee or any document to which such trustee is a party.

ISSUER'S ANNUAL COMPLIANCE STATEMENT

     Each Issuer will be required to file annually with the applicable Trustee a written statement as to fulfillment of its obligations under the related Agreement.

BOND TRUSTEE'S ANNUAL REPORT

     Each Bond Trustee will be required to mail each year to all Securityholders a brief report relating to its eligibility and qualifications to continue as the Bond Trustee under the Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by the Issuer to the Bond Trustee in its individual capacity, the property and funds physically held by the Bond Trustee as such, and any action taken by it which materially affects the Bonds and which has not been previously reported.

SATISFACTION AND DISCHARGE OF INDENTURE

     The Indenture will be discharged with respect to the Collateral securing the Bonds of a Series upon the delivery to the Bond Trustee for cancellation of all of the Bonds of such Series or, with certain limitations, upon deposit with the Bond Trustee of funds sufficient for the payment in full of all of the Bonds of such Series.

TERMINATION OF TRUST AGREEMENT

     Unless otherwise specified in the related Trust Agreement, the obligations created by each Trust Agreement for each Series of Securities will terminate upon the payment to the related Securityholders of all amounts held in the Bond Account or by the Master Servicer and required to be paid to them pursuant to such Agreement following the earlier of (i) the final payment of or other liquidation of the last of the Trust Fund Assets subject thereto or the disposition of all property acquired upon foreclosure of any such Trust Fund Assets and (ii) if specified in the related Prospectus Supplement, the purchase by the holder of the FASIT ownership interest or any other party specified to have such rights (see "FEDERAL INCOME TAX

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

CONSEQUENCES" below), of all of the remaining Trust Fund Assets and all property acquired in respect of such Trust Fund Assets.

     Any such purchase of Trust Fund Assets and property acquired in respect of Trust Fund Assets evidenced by a Series of Securities will be made at a price specified in the related Prospectus Supplement (which will be no lower then 100% of the principal amount of outstanding Securities plus accrued interest. The exercise of such right will effect early retirement of the Securities of that Series, but the right to so purchase is subject to the principal balance of the related Trust Fund Assets being less than the percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Trust Fund Assets at the Cut-off Date for the Series.

THE TRUSTEES

     The applicable Trustee under each Agreement will be named in the Prospectus Supplement. The same entity may serve as both the Bond Trustee and the Certificate Trustee for the same Series of Securities. Any entity selected to serve as a Trustee may have normal banking relationships with the Depositor, the Master Servicer and any of their respective affiliates.

                    CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion contains general summaries of certain legal aspects of mortgage loans. Because such legal aspects are governed primarily by applicable state law (which laws may differ substantially from state to state), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which Mortgaged Properties may be located. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans. If any Series of Securities is supported by manufactured housing Mortgage Loans, the related Prospectus Supplement will describe the material legal aspects of such loans.

GENERAL

     The Mortgage Loans will consist of notes and either mortgages, deeds of trust, security deeds or deeds to secure debts, depending upon the prevailing practice in the state in which the underlying Mortgaged Property is located. Deeds of trust are used almost exclusively in California instead of mortgages. A mortgage creates a lien upon the real property encumbered by the mortgage, which lien is generally not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage: the mortgagor, who is the borrower and owner of the mortgaged property; and the mortgagee, who is the lender. Under a mortgage instrument, the mortgagor delivers to the mortgagee (i) a note or bond evidencing the loan and (ii) the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the borrower-property owner, called the trustor (similar to a mortgagor); a lender (similar to a mortgagee) called the beneficiary; and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid. The trustee's authority under a deed of trust, the mortgagee's authority under a mortgage and the grantee's authority under a security deed or deed to secure a debt are governed by law, and, with respect to some deeds of trust, the directions of the beneficiary.

     COOPERATIVES. Certain of the Mortgage Loans may be Cooperative Loans. The Cooperative owns all the real property that comprises the project, including the land, separate dwelling units and all common areas. The Cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the Cooperative and/or underlying land, as is generally the case, the Cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily incurred by the Cooperative in connection with the construction

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

or purchase of the Cooperative's apartment building. The interest of the occupant under proprietary leases or occupancy agreements to which that Cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the Cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the Cooperative to refinance this mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of Cooperative shares or, in the case of any Mortgage Collateral supporting a Series of Securities that includes Cooperative Loans, the collateral securing the Cooperative Loans.

     The Cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing such tenant-stockholder's pro rata share of the Cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying rights is financed through a Cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related Cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares if filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares.

JUNIOR MORTGAGES

     Certain of the Mortgage Loans may be secured by junior mortgages or deeds of trust, which are junior to senior mortgages or deeds of trust which are not part of the Mortgage Collateral. The rights of the Securityholders as the beneficiaries of a junior deed of trust or a junior mortgage are subordinate in lien priority and in payment priority to those of the holder of the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive and apply hazard insurance and condemnation proceeds and, upon default of the mortgagor, to cause a foreclosure on the property. Upon completion of the foreclosure proceedings by the holder of the senior mortgage or the sale pursuant to the deed of trust, the junior mortgagee's or junior beneficiary's lien will be extinguished unless the junior lienholder satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings. See "-- FORECLOSURE/REPOSSESSION" below.

     Furthermore, the terms of the junior mortgage or deed of trust are subordinate to the terms of the senior mortgage or deed of trust. In the event of a conflict between the terms of the senior mortgage or deed of trust and the junior mortgage or deed of trust, the terms of the senior mortgage or deed of trust will govern generally. Upon a failure of the mortgagor or trustor to perform any of its obligations, the senior mortgagee or beneficiary, subject to the terms of the senior mortgage or deed of trust, may have the rights to perform the obligation itself. Generally, all sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust. To the extent a senior mortgagee expends such sums, such sums will generally have priority over all sums due under the junior mortgage.

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FORECLOSURE/REPOSSESSION

     DEED OF TRUST. Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the property at public auction upon any default by the borrower under the terms of the note or deed of trust. In certain states, such foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In addition to any notice requirements contained in a deed of trust, in some states, such as California, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of any notice of default and notice of sale, to any successor in interest to the borrower-trustor, to the beneficiary of any junior deed of trust and to certain other persons. In some states, including California, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, including California, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property. In California, the entire process from recording a notice of default to a non-judicial sale usually takes four to five months.

     MORTGAGES. Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage.

     Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender's lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier's check. Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure in which event the mortgagor's debt will be extinguished, or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where such judgment is available. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burden of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. See "TRUST FUND ASSETS" herein.

     A junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages to the senior mortgagees prior to or at the time of the foreclosure sale or undertake the obligation to make payments on the senior mortgages in the event the mortgagor is in default thereunder, in either event adding the amounts expended to the balance due on the junior loan, and may be subrogated to the rights of the senior mortgagees. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees. Accordingly, with respect to those mortgage loans which are junior

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mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior liens and claims and certain governmental liens. The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. Any remaining proceeds are generally payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the mortgagor or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceeds.

     Courts have imposed general equitable principles upon foreclosure, which are generally designed to mitigate the legal consequences to the borrower of the borrower's defaults under the loan documents. Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

     COOPERATIVE LOANS. The Cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's certificate of incorporation and bylaws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permits the Cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from the sale of the Cooperative apartment, subject, however, to the Cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

     Recognition agreements also provide that in the event of a foreclosure on a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

     In some states, foreclosure on the Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the "UCC") and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

     Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the

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right of the Cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "-- Anti-Deficiency Legislation and Other Limitations on Lenders" below.

     In the case of foreclosure on a building which was converted from a rental building to a building owned by a Cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in the building but who did not purchase shares in the Cooperative when the building was so converted.

RIGHTS OF REDEMPTION

     In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and certain foreclosed junior lienholders are given a statutory period in which to redeem the property from the foreclosure sale. In certain other states, including California, this right of redemption applies only to sales following judicial foreclosure, and not to sales pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon a payment of the foreclosure purchase price, accrued interest and taxes. In some states, the right to redeem is an equitable right. The effect of a right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to judicial foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

     Certain states have imposed statutory restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, including California, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the amount due to the lender and the current fair market value of the property at the time of the foreclosure sale. As a result of these prohibitions, it is anticipated that in most instances the Master Servicer will utilize the non-judicial foreclosure remedy and will not seek deficiency judgments against defaulting mortgagors.

     Some state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower.

     In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

     In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, the federal Soldiers' and Sailors' Civil Relief Act of 1940 and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the federal Bankruptcy Code, a lender

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may not foreclose on a mortgaged property without the permission of the bankruptcy court. In certain instances, a rehabilitation plan proposed by the debtor may reduce the secured indebtedness to the value of the mortgaged property as of the date of the commencement of the bankruptcy, rendering the lender a general unsecured creditor for the difference, and also may reduce the monthly payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. The effect of any such proceedings under the federal Bankruptcy Code, including but not limited to any automatic stay, could result in delays in receiving payments on the Mortgage Loans supporting a Series of Securities and possible reductions in the aggregate amount of such payments.

     The federal tax laws provide priority to certain tax liens over the lien of a mortgage or secured party. Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and enforcement of mortgage loans. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal and state laws impose specific statutory liabilities upon lenders who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans. In particular, liability extends to assignees with respect to "consumer credit contracts" and "purchase money loans" as defined in 16 C.F.R. Section 433.1 and to certain "mortgages" as defined in 15 U.S.C. 1602(aa)

     Generally, Article 9 of the UCC governs foreclosure on Cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

     Multifamily and mixed use mortgage loan transactions often provide for an assignment of the leases and rents pursuant to which the borrower typically assigns its right, title and interest, as landlord under each lease and the income derived therefrom, to the lender while either obtaining a license to collect rents for so long as there is no default or providing for the direct payment to the lender. Local law, however, may require that the lender take possession of the property and appoint a receiver before becoming entitled to collect the rents under the lease.

FEDERAL BANKRUPTCY AND OTHER LAWS AFFECTING CREDITORS' RIGHTS

     GENERAL. In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws, the federal Soldiers' and Sailors' Relief Act, and state laws affording relief to debtors, may interfere with or affect the ability of the secured lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, the filing of a petition acts as a stay against the enforcement of remedies for collection of a debt. Moreover, a court with federal bankruptcy jurisdiction may permit a debtor through a Chapter 13 under the Bankruptcy Code rehabilitative plan to cure a monetary default with respect to a loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule even though the lender accelerated the loan and the lender has taken all steps to realize upon his security (provided no sale of the property has yet occurred) prior to the filing of the debtor's Chapter 13 petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a loan default by permitting the obligor to pay arrearages over a number of years.

     Courts with federal bankruptcy jurisdiction have also indicated that the terms of a loan secured by property of the debtor may be modified if the borrower has filed a petition under Chapter 13. These courts have suggested that such modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Federal bankruptcy law and limited case law indicate that the foregoing modifications could not be applied to the terms of a loan secured by property that is the principal

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residence of the debtor. In all cases, the secured creditor is entitled to the value of its security plus post-petition interest, attorney's fees and costs to the extent the value of the security exceeds the debt.

     In a Chapter 11 case under the Bankruptcy Code, the lender is precluded from foreclosing without authorization from the bankruptcy court. The lender's lien may be transferred to the other collateral and/or be limited in amount to the value of the lender's interest in the collateral as of the date of the bankruptcy. The loan term may be extended, the interest rate may be adjusted to market rates and the priority of the loan may be subordinated to bankruptcy court-approved financing. The bankruptcy court can, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization.

     The Bankruptcy Code provides priority to certain tax liens over the lender's security. This may delay or interfere with the enforcement of rights in respect of a defaulted Loan. In addition, substantive requirements are imposed upon lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. The laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal laws impose specific statutory liabilities upon lenders who originate loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans.

     FEDERAL BANKRUPTCY LAWS RELATING TO MORTGAGE LOANS SECURED BY MULTIFAMILY AND MIXED USE PROPERTY. Certain provisions of the Bankruptcy Code may apply in the case of Multifamily and Mixed Use Mortgage Loans. Section 365(a) of the Bankruptcy Code generally provides that a trustee or a debtor-in-possession in a bankruptcy or reorganization case under the Bankruptcy Code has the power to assume or to reject an executory contract or an unexpired lease of the debtor, in each case subject to the approval of the bankruptcy court administering such case. If the trustee or debtor-in-possession rejects an executory contract or an unexpired lease, such rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of the filing of the petition. As a consequence, the other party or parties to such executory contract or unexpired lease, such as the Mortgagor, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from such breach, which could adversely affect the security for the related Mortgage Loan. Moreover, under Section 502(b)(6) of the Bankruptcy Code, the claim of a lessor for such damages from the termination of a lease of property will be limited to the sum of (i) the rent reserved by such lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of such lease, following the earlier of the date of the filing of the petition and the date on which such lender repossessed, or the lessee surrendered, the leased property, and (ii) any unpaid rent due under such lease, without acceleration, on the earlier of such dates.

     Under Section 365(h) of the Bankruptcy Code, if a trustee for a lessor, or a lessor as a debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat such lease as terminated by such rejection or, in the alternative, may remain in possession of the leasehold for the balance of such term and for any renewal or extension of such term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after such rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and any such renewal or extension thereof, any damages occurring after such date caused by the nonperformance of any obligation of the lessor under the lease after such date.

     Under Section 365(f) of the Bankruptcy Code, if a trustee assumes an executory contract or an unexpired lease of the debtor, the trustee or debtor-in-possession generally may assign such executory contract or unexpired lease, notwithstanding any provision therein or in applicable law that prohibits, restricts or conditions such assignment, provided that the trustee or debtor-in-possession provides adequate assurance of future performance by the assignee. In addition, no party to an executory contract or an unexpired lease may terminate or modify any rights or obligations under an executory contract or an unexpired lease at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the executory contract or unexpired lease or in applicable law conditioned upon the assignment of the executory contract or unexpired lease. Thus, an undetermined third party may assume the obligations of the lessee or a Mortgagor

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under a lease in the event of commencement of a proceeding under the Bankruptcy
Code with respect to the lessee or a Mortgagor, as applicable.

     Under Sections 363(b) and (f) of the Bankruptcy Code, a trustee for a lessor, or a lessor as debtor-in-possession, may, despite the provisions of the related Mortgage Loan to the contrary, sell the Mortgaged Property free and clear of all liens, which liens would then attach to the proceeds of such sale.

ENVIRONMENTAL RISKS

     Real property pledged as security to a lender may be subject to unforeseen environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states, such a lien has priority over the lien of an existing mortgage against such property. In addition, under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the United States Environmental Protection Agency ("EPA") may impose a lien on property where the EPA has incurred cleanup costs. However, a CERCLA lien is subordinate to pre-existing, perfected security interests.

     Under the laws of some states, and under CERCLA, it is conceivable that a secured lender may be held liable as an "owner or operator" for the costs of addressing releases or threatened releases of hazardous substances at a Mortgaged Property even though the environmental damage or threat was caused by a prior or current owner or operator or a third-party. CERCLA imposes liability for such costs on any and all "responsible parties," including "owners or operators." However, CERCLA excludes from the definition of "owner or operator" a secured creditor "who without participating in the management of the facility," holds indicia of ownership primarily to protect its security interest (the "secured creditor exclusion"). Thus, if a lender's activities begin to encroach on the actual management of a contaminated facility or property, the lender may incur liability as an "owner or operator" under CERCLA. Similarly, if a lender forecloses and takes title to a contaminated facility or property, the lender may incur CERCLA liability in various circumstances, including, but not limited to, when it holds the facility or property as an investment (including leasing the facility or property to a third party), or fails to market the property in a timely fashion.

     Whether actions taken by a lender would constitute participation in the management of a mortgaged property, or the business of a borrower, so as to render the secured creditor exemption unavailable to a lender has been a matter of judicial interpretation of the statutory language, and court decisions have been inconsistent. In 1990, the Court of Appeals for the Eleventh Circuit suggested that the mere capacity of the lender to influence a borrower's decisions regarding disposal of hazardous substances was sufficient participation in the management of the borrower's business to deny the protection of the secured creditor exemption to the lender.

     This ambiguity appears to have been resolved by the enactment of the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996, which was signed into law by President Clinton on September 30, 1996. The new legislation provides that in order to be deemed to have participated in the management of a mortgaged property, a lender must actually participate in the operational affairs of the property or the borrower. The legislation also provides that participation in the management of the property does not include "merely having the capacity to influence, or unexercised right to control" operations. Rather, a lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the day-to-day management of all operational functions of the mortgaged property.

     If a lender is or becomes liable, it can bring an action for contribution against any other "responsible parties," including a previous owner or operator, who created the environmental hazard, but those persons or entities may be bankrupt or otherwise judgment proof. The costs associated with environmental cleanup may be substantial. It is conceivable that such costs arising from the circumstances set forth above would become a liability of the Issuer and occasion a loss to Securityholders.

     CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and Recovery Act ("RCRA"), which regulates underground petroleum storage tanks

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(except heating oil tanks). The EPA has adopted a lender liability rule for underground storage tanks under Subtitle I of RCRA. Under such rule, a holder of a security interest in an underground storage tank or real property containing an underground storage tank is not considered an operator of the underground storage tank as long as petroleum is not added to, stored in or dispensed from the tank. In addition, under the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996, the protections accorded to lenders under CERCLA are also accorded to the holders of security interests in underground storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

     Except as otherwise specified in the applicable Prospectus Supplement, at the time the Mortgage Loans or the mortgage loans underlying the Agency Securities, as the case may be, were originated, no environmental assessment or a very limited environmental assessment of the Mortgage Properties or the real property constituting security for such mortgage loans, respectively, was conducted.

DUE-ON-SALE CLAUSES

     Unless otherwise provided in the related Prospectus Supplement, each Mortgage Loan will contain a due-on-sale clause which will generally provide that if the mortgagor or obligor sells, transfers or conveys the Mortgaged Property, the loan may be accelerated by the mortgagee. In recent years, court decisions and legislative actions have placed substantial restriction on the right of lenders to enforce such clauses in many states. For instance, the California Supreme Court in August 1978 held that due-on-sale clauses were generally unenforceable. However, the Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St Germain Act"), subject to certain exceptions, preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of such clauses with respect to mortgage loans that were (i) originated or assumed during the "window period" under the Garn-St Germain Act which ended in all cases not later than October 15, 1982, and (ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. FHLMC has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, for various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

     As to loans secured by an owner-occupied residence, the Garn-St Germain Act sets forth nine specific instances in which a mortgagee covered by the Garn-St Germain Act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the related Mortgaged Property to an uncreditworthy person, which could increase the likelihood of default or may result in a mortgage bearing an interest rate below the current market rate being assumed by a new home buyer, which may affect the average life of the Mortgage Loans and the number of Mortgage Loans which may extend to maturity.

ENFORCEABILITY OF PREPAYMENT CHARGES AND LATE PAYMENT FEES

     Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid.

     Under certain state laws, prepayment charges may not be imposed after a certain period of time following the origination of mortgage loans with respect to prepayments on loans secured by liens encumbering owner-occupied residential properties. Since many of the Mortgaged Properties will be owner-occupied, it is

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anticipated that prepayment charges may not be imposed with respect to many of the Mortgage Loans. The absence of such a restraint on prepayment, particularly with respect to Fixed Rate Mortgage Loans having higher interest rates, may increase the likelihood of refinancing or other early retirement of such loans or contracts. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects an application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT

     Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of such borrower's mortgage loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the mortgage loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the Master Servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfall in interest collections resulting from the application of the Relief Act could result in losses to the holders of the Securities. In addition, the Relief Act imposes limitations which would impair the ability of the Master Servicer to foreclose on an affected Mortgage Loan during the borrower's period of active duty status. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasion by the inability to realize upon the Mortgaged Property in a timely fashion.

SUBORDINATE FINANCING

     When the mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor (as junior loans often do) and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceeds by the senior lender.

                        FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the material federal income tax consequences of the purchase, ownership and disposition of the Securities. This summary has been reviewed by Jeffers, Wilson, Shaff & Falk, LLP, tax counsel to the Company and the Issuer, and, to the extent that it states legal conclusions, represents the opinion of such tax counsel, subject to the limitations and qualifications set forth herein and in the applicable

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Prospectus Supplement. In particular, based on certain factual representations on behalf of the Company relating to the issuance, terms and treatment of the Bonds, and when applicable, the timely election of FASIT treatment, as described in the related Prospectus Supplement and based on the assumptions of the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to tax counsel as originals, the conformity to original documents of all documents submitted to tax counsel as certified, conformed or other copies, and the authenticity of the originals of such copies, tax counsel is of the opinion that (a) the Bonds issued by the Issuer will be treated as indebtedness for federal income tax purposes, and (b), in connection with a series of Securities issued as a FASIT, that the applicable Trust Fund Assets will be classified as a FASIT for federal income tax purposes. The summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), regulations, rulings and decisions in effect as of the date of this Prospectus, all of which are subject to change. The summary in particular takes into account the Treasury regulations regarding the taxation of debt instruments with original issue discount (the "OID Regulations"). The summary does not purport to address federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules. In addition, the summary is limited to investors who will hold the Securities as "capital assets" (generally, property held for investment) as defined in Section 1221 of the Code. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Securities. As applied to any particular Security, the summary is subject to further discussion or change as provided in the related Prospectus Supplement.

CLASSIFICATION OF THE ISSUER AND THE BONDS

     No regulations, published rulings or judicial decisions discuss the characterization for federal income tax purposes of securities with terms substantially the same as the Bonds. Upon the issuance of each Series of Bonds, however, Jeffers, Wilson, Shaff & Falk, LLP, tax counsel to the Issuer, will advise the Issuer that in its opinion such Bonds will be treated for federal income tax purposes as indebtedness and not as an ownership interest in the Trust Fund Assets of the Issuer (the "Trust Fund"), or an equity interest in the Issuer or in a separate association taxable as a corporation.

     Under the taxable mortgage pool ("TMP") rules in the Code, certain entities that issue debt secured by real estate mortgages are subject to special tax treatment that can result in entity level federal income taxation. An entity will be classified as a TMP if it does not make an election to be classified as a "real estate mortgage investment conduit" (a "REMIC") and (i) substantially all of its assets consist of debt obligations and more than 50% of such debt obligations are real estate mortgages or interests therein, (ii) the entity issues debt obligations with two or more maturities and (iii) payments on the debt obligations issued by it bear a relationship to payments received on the debt obligations owned by it. In certain situations, pools of assets within an entity can also be treated as separate TMPs.

     The Company does not intend to make an election for any Issuer to be classified as a REMIC. Further, the Company intends to structure all issuances of Bonds, unless otherwise specified in the related Prospectus Supplement, so as to not constitute a TMP. However, it is possible that the Issuer or a portion of the Issuer relating to a specific pool of Mortgage Collateral and the Bonds related thereto could be treated as a TMP. If an Issuer were to be classified as a TMP, it is anticipated that it would nonetheless qualify as a "qualified REIT subsidiary" (within the meaning of Section 856(i) of the Code) and thus would not be subject to entity level federal income taxes. If so, only AmREIT or its shareholders would be required to include in income any "excess inclusion income" generated by the TMP. On the other hand, if the Issuer were to be classified as a TMP but did not maintain its status as a "qualified REIT subsidiary", it would not be permitted to be included in the consolidated federal income tax return of any other corporation and its net income would be subject to entity level federal income taxes. Each Prospectus Supplement will specify whether or not the Issuer for that Series of Bonds is expected to be classified as a TMP. No assurance is given in this discussion as to whether any Issuer classified as a TMP will continue to qualify as a "qualified REIT subsidiary" or whether AmREIT will continue to qualify as a REIT for federal income tax purposes.

     Because the Bonds will be treated as indebtedness of the Issuer for federal income tax purposes, (i) Bonds held by a thrift institution taxed as a domestic building and loan association will not constitute

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"loans . . . secured by an interest in real property" within the meaning of Code
Section 7701(a)(19)(C)(v), (ii) interest on Bonds held by a real estate investment trust will not be treated as "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B), and Bonds will not constitute "real estate assets" or "Government securities" within the meaning of Code Section 856(c)(5)(A), and
(iii) Bonds held by a regulated investment company will not constitute "Government securities" within the meaning of Code Section 851(b)(4)(A)(i).

TAXATION OF THE FASIT AND ITS HOLDERS

     If a FASIT election is made with respect to a Series of Securities and such Series is issued, treated and maintained as the Company has determined herein and in the related Prospectus Supplement, then the arrangement by which the Securities of that Series are issued will be treated as a FASIT. The regular FASIT interests will be treated as debt for federal income tax purposes.

     Sections 860H through 860L of the Code (the "FASIT Provisions") provide for an entity for federal income tax purposes known as a "financial asset securitization investment trust" (a "FASIT"). Although the FASIT Provisions of the Code became effective on September 1, 1997, no Treasury regulations or other administrative guidance have been issued with respect to those provisions. Accordingly, definitive guidance cannot be provided with respect to many aspects of the tax treatment of FASIT regular interest holders. Investors should also note that the FASIT discussion contained herein constitutes only a summary of the U.S. federal income tax consequences to holders of FASIT interests. With respect to each Series of FASIT regular interests, the related Prospectus Supplement will provide a detailed discussion regarding the federal income tax consequences associated with the particular transaction.

     FASIT interests will be classified as either FASIT regular interests, which generally will be treated as debt for federal income tax purposes, or FASIT ownership interests, which generally are not treated as debt for such purposes, but rather as representing rights and responsibilities with respect to the taxable income or loss of the related FASIT. The Prospectus Supplement for each Series of Securities will indicate which Securities of such Series will be designated as regular interests, and which, if any, will be designated as the ownership interest.

     Qualification as a FASIT. A Trust Fund will qualify as a FASIT if (i) a FASIT election is in effect, (ii) certain tests concerning (A) the composition of the FASIT's assets and (B) the nature of the investors' interests in the FASIT are met on a continuing basis, and (iii) the Trust Fund is not a regulated investment company as defined in Section 851(a) of the Code.

     Asset Composition. For a Trust Fund to be eligible for FASIT status, substantially all of the Trust Fund Assets must consist of "permitted assets" as of the close of the third month beginning after the closing date and at all times thereafter (the "FASIT Qualification Test"). Permitted assets include (i) cash or cash equivalents, (ii) debt instruments with fixed terms that would qualify as regular interests if issued by a REMIC (generally, instruments that provide for interest at a fixed rate, a qualifying variable rate, or a qualifying interest-only ("IO") type rate), (iii) foreclosure property, (iv) certain hedging instruments (generally interest and currency rate swaps and credit enhancement contracts) that are reasonably required to guarantee or hedge against the FASIT's risks associated with being the obligor on FASIT interests,
(v) contract rights to acquire qualifying debt instruments or qualifying hedging instruments, (vi) FASIT regular interest, and (vii) REMIC regular interests. Permitted assets do not include any debt instruments issued by the holder of the FASIT's ownership interest or by any person related to such holder. Neither the Company nor AmREIT will be permitted to hold ownership interests in a FASIT.

     Interests in a FASIT. In addition to the foregoing asset qualification requirements, the interests in a FASIT also must meet certain requirements. All of the interests in a FASIT must belong to either of the following: (i) one or more classes of regular interest or (ii) a single class of ownership interest that is held by a fully taxable domestic C Corporation (and not by a REIT such as AmREIT).

     A FASIT interest generally qualifies as a regular interest if (i) it is designated as a regular interest, (ii) it has a stated maturity no greater than thirty years, (iii) it entitles its holder to a specified principal amount,

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

(iv) the issue price of the interest does not exceed 125% of its stated principal amount, (iv) the yield to maturity of the interest is less than the applicable federal rate published by the IRS for the month of issue, plus 5%, and (vi) if it pays interest, such interest is payable at either (A) a fixed rate with respect to the principal amount of the regular interest or (B) a permissible variable rate with respect to such principal amount. Permissible variable rates for FASIT regular interests are the same as those for REMIC regular interests (certain qualified floating rates and weighted average rates). Interest will be considered to be based on a permissible variable rate if generally, (i) such interest is unconditionally payable at least annually, (ii) the issue price of the debt instrument does not exceed the total noncontingent principal payments and (iii) interest is based on a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rate," one "qualified inverse floating rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on such FASIT regular interest.

     If an interest in a FASIT fails to meet one or more of the requirements set out in clauses (iii), (iv), or (v) in the immediately preceding paragraph, but otherwise meets all requirements to be treated as a FASIT, it may still qualify as a type of regular interest known as a "High-Yield Interest." In addition, if an interest in a FASIT fails to meet the requirement of clause (vi), but the interest payable on the interest consists of a specified portion of the interest payments on permitted assets and that portion does not vary over the life of the security, the interest will also qualify as a High-Yield Interest. A High-Yield Interest may be held only by domestic C Corporations that are fully subject to corporate income tax ("Eligible Corporations"), other FASITs, and dealers in securities who acquire such interests as inventory, rather than for investment. In addition, holders of High-Yield Interests are subject to limitations on offset of income derived from such interest. See "-- TAXATION OF HIGH-YIELD INTERESTS."

     Consequences of Disqualification. If a Trust Fund fails to comply with one or more ongoing requirements for FASIT status during any taxable year, the Code provides that its FASIT status may be lost for that year and thereafter. If FASIT status is lost, the treatment of the former FASIT and interests therein for federal income tax purposes is uncertain. Although the Code authorizes the Treasury to issue regulations that address situations where a failure to meet the requirements for FASIT status occurs inadvertently and in good faith, such regulations have not yet been issued. It is possible that disqualification relief might be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the FASIT's income for the period of time in which requirements for FASIT status are not satisfied.

TREATMENT OF FASIT REGULAR SECURITIES

     Payments received by holders of FASIT regular interests generally will be accorded the same tax treatment under the Code as payments received on other taxable debt instruments. Holders of FASIT regular interests must report income from such Securities under an accrual method of accounting, even if they otherwise would have used the cash receipts and disbursements method. If the FASIT regular interest is sold, the Holder generally will recognize gain or loss upon the sale. See "TAXATION OF DEBT SECURITIES" above.

TAXATION OF HIGH-YIELD INTERESTS

     High-Yield Interests are subject to special rules regarding eligibility of holders of such interest, and the ability of such holders to offset income derived from those interests with losses. High-Yield Interests only may be held by Eligible Corporations, other FASITs, and dealers in securities who acquire such interests as inventory. If a securities dealer (other than an Eligible Corporation) initially acquires a High-Yield Interest as inventory, but later begins to hold it for investment, the dealer will be subject to an excise tax equal to the income from the High-Yield Interest multiplied by the highest corporate income tax rate. In addition, transfers of High-Yield Interests to disqualified holders will be disregarded for federal income tax purposes, and the transferor will continue to be treated as the holder of the High-Yield Interest.

     The Holder of a High-Yield Interest may not use non-FASIT current losses or net operating loss carryforwards or carrybacks to offset any income derived from the High-Yield Interest, for either regular

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

federal income tax purposes or for alternative minimum tax purposes. In addition, the FASIT provisions contain an anti-abuse rule that imposes corporate income tax on income derived from a FASIT regular interest that is held by a pass-through entity (other than another FASIT) that issues debt or equity securities backed by the FASIT regular interest and that have the same features as High-Yield Interests.

TAXATION OF FASIT OWNERSHIP SECURITIES

     A FASIT ownership interest represents the residual equity interest in a FASIT. As such, the holder of a FASIT ownership interest determines its taxable income by taking into account all assets, liabilities, and items of income, gain, deduction, loss, and credit of a FASIT. In general, the character of the income to the holder of a FASIT ownership interest will be the same as the character of such income to the FASIT, except that any tax-exempt interest income taken into account by the holder of a FASIT ownership interest is treated as ordinary income. In determining that taxable income, the holder of a FASIT ownership interest must determine the amount of interest, OID, market discount, and premium recognized with respect to the FASIT's assets and the FASIT regular interests issued by the FASIT according to a constant yield methodology and under an accrual method of accounting. In addition, holders of FASIT Ownership Securities are subject to the same limitations on their ability to use losses to offset income from their FASIT regular interests as are holders of High-Yield Interest.

     Rules similar to the wash sale rules applicable to REMIC residual interests also will apply to FASIT ownership interests. Accordingly, losses on dispositions of a FASIT ownership generally will be disallowed where within six months before or after the disposition, the seller of such interest acquires any other FASIT ownership interest that is economically comparable in the disposed FASIT ownership interest. In addition, if any security that is sold or contributed to a FASIT by the holders of the related FASIT ownership interest was required to be marked-to-market under Section 475 of the Code by such holder, then Section 475 of the Code generally will continue to apply to such securities. Special valuation rules generally require that the value of debt instruments that are not traded on an established securities market be determined by calculating the present value of the reasonably expected payments under the instrument using a discount rate of 120% of the applicable Federal rate, compounded semi-annually, until another discount rate is issued by regulations.

     The holder of a FASIT ownership interest will be subject to a tax equal to 100% of the net income derived by the FASIT from any "prohibited transactions." Prohibited transactions include (i) the receipt of income derived from assets that are not permitted assets, (ii) certain dispositions of permitted assets,
(iii) the receipt of any income derived from any loan originated by a FASIT, and
(iv) in certain cases, the receipt of income representing a servicing fee or other compensation. Any Series of Securities for which a FASIT election is made generally will be structured in order to avoid application of the prohibited transaction tax.

INTEREST AND ORIGINAL ISSUE DISCOUNT

     GENERAL. The Prospectus Supplement for each Series of Securities will disclose whether any Class of such Bonds is anticipated to be issued with "original issue discount" within the meaning of Code Section 1273(a) ("OID"). Interest on any Class of Securities other than OID will be includible in income by the Holder thereof in accordance with such Holder's applicable method of accounting. Holders of any Class of Securities having OID must generally include OID in ordinary gross income for federal income tax purposes as it accrues, in advance of receipt of the cash attributable to such income. Each Issuer will indicate on the face of each Security issued by it information concerning the application of the OID rules to such Security and certain other information that may be required. The Issuer will report annually to the Internal Revenue Service (the "IRS") and to holders of record of such Securities information with respect to the OID accruing on such Securities during the reporting period.

     Rules governing OID are set forth in Code Sections 1271 through 1273, 1275 and 1281 through 1283. In addition, the discussion of federal income tax consequences set forth below is based in part on the OID Regulations. The Code or the OID Regulations either do not address, or are subject to varying interpretations with respect to, several issues relevant to obligations, such as the Securities, that are subject to prepayment.

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

Therefore, there is some uncertainty as to the manner in which the OID rules of the Code will be applied to the Securities.

     ORIGINAL ISSUE DISCOUNT DEFINED. In general, each Security will be treated as a single installment obligation for purposes of determining the OID includible in a Securityholder's income. The amount of OID on such a Security is the excess of the stated redemption price at maturity of the Security over its issue price. The issue price of a Security is the initial offering price to the public at which a substantial amount of the Securities of that Class are first sold to the public (excluding bond houses, brokers, underwriters or wholesalers), generally as set forth on the cover page of the Prospectus Supplement for a Series of Securities. (The portion of the initial offering price which consists of interest accrued on the Securities from the date of issuance to the Closing Date may, at the option of the Securityholder, be subtracted from the issue price of the Securities and treated as an offset of interest received on the first Distribution Date.) The stated redemption price at maturity of a Security is equal to the total of all payments to be made on the Security other than "qualified stated interest payments." "Qualified stated interest payments" are payments on the Securities which are paid at least annually and are based on either a fixed rate or a "qualified variable rate." Under the OID Regulations, interest is treated as payable at a "qualified variable rate" and not as contingent interest if, generally, (i) such interest is unconditionally payable at least annually, (ii) the issue price of the Security does not exceed the total noncontingent principal payments and (iii) interest is based on a "qualified floating rate," an "objective rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on such Security. Generally, the stated redemption price at maturity of a Security (other than a Deferred Interest Security or a Payment Lag Security, as defined below) is its stated principal amount; the stated redemption price at maturity of a Deferred Interest Security is the sum of all payments (regardless of how denominated) scheduled to be received on such Security under the Tax Prepayment Assumption (as defined below). Any payment of interest that is not a qualified stated interest payment is a "contingent interest payment." The related Prospectus Supplement will discuss whether the payments of interest on a Security are qualified stated interest payments and the treatment for federal income tax purposes of any contingent interest payments.

     DE MINIMIS ORIGINAL ISSUE DISCOUNT. Notwithstanding the general definition of OID above, any OID with respect to a Security will be considered to be zero if such discount is less than 0.25% of the stated redemption price at maturity of the Security multiplied by its weighted average life (a "de minimis" amount). The weighted average life of a Security for this purpose is the sum of the following amounts (computed for each payment included in the stated redemption price at maturity of the Security): (i) the number of complete years (rounded down for partial years) from the Closing Date until the date on which each such payment is scheduled to be made under the Tax Prepayment Assumption, multiplied by (ii) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the Security's stated redemption price at maturity. Securityholders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the Security is held as a capital asset. However, accrual method holders may elect to accrue all interest on a Security, including de minimis OID and market discount and as adjusted by any premium, under a constant yield method.

     ACCRUAL OF ORIGINAL ISSUE DISCOUNT. The amount and rate of accrual of OID must be calculated based on a reasonable assumed prepayment rate for the Mortgage Loans, the mortgage loans underlying the Agency Securities and/or other Mortgage Collateral supporting the Securities (the "Tax Prepayment Assumption") and to prescribe a method for adjusting the amount and rate of accrual of such discount. However, if such mortgage loans prepay at a rate slower than the Tax Prepayment Assumption, no deduction for OID previously accrued, based on the Tax Prepayment Assumption, is allowed. The Tax Prepayment Assumption will be determined in the manner prescribed by regulations that have not yet been issued. It is anticipated that the regulations will require that the Tax Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of such Securities. The related Prospectus Supplement for each Series of Securities will specify the Tax Prepayment Assumption determined by the Issuer for the purposes of determining the amount and rate of accrual of OID. No representation is made that the Mortgage Collateral will prepay at the Tax Prepayment Assumption or at any other rate.

     Generally, a Securityholder must include in gross income the sum of the "daily portions," as determined below, of the OID that accrues on a Security for each day the Securityholder holds that Security, including the purchase date but excluding the disposition date. In the case of an original holder of a Security, a calculation will be made of the portion of the OID that accrues during each successive period (or shorter period from date of original issue) (an "accrual period") that ends on the day in the calendar year corresponding to each of the Distribution Dates on the Securities (or the date prior to each such date). This will be done, in the case of each full accrual period, by adding (A) the present value at the end of the accrual period of all remaining payments to be received (based on (i) the yield to maturity of the Security at the issue date, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period, and (iii) the Tax Prepayment Assumption) and (B) any payments received during such accrual period, other than payments of qualified stated interest, and subtracting from that total the "adjusted issue price" of the Securities at the beginning of such accrual period. The adjusted issue price of a Security at the beginning of the initial accrual period is its issue price; the adjusted issue price of a Security at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to the accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accrued during such accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of OID must be determined according to any reasonable method, provided that such method is consistent with the method used to determine yield on the Securities.

     With respect to any Security that is a variable rate debt instrument, the sum of the daily portions of OID that is includible in the holder's gross income is determined under the same principles described above, with the following modifications: the yield to maturity on the Securities should be calculated as if the interest index remained at its value as of the issue date of such Securities. Because the proper method of adjusting accruals of OID on a variable rate debt instrument as a result of prepayments is uncertain, holders of such instruments should consult their own tax advisors regarding the appropriate treatment of such Securities for federal income tax purposes.

     Purchasers of Securities with the above key features for which the period between the Closing Date and the first Distribution Date does not exceed the Distribution Date Interval would nevertheless pay upon purchase of the Securities an additional amount of accrued interest as compared with the accrued interest that would be paid if interest accrued from Distribution Date to Distribution Date. This accrued interest (together with any accrued interest with respect to which the Securityholder chooses not to treat as an offset to interest paid on the first Distribution Date, as described above) should be treated for federal income tax purposes as part of the initial purchase price of the Securities. Securities described in this paragraph issued or purchased at a discount would be treated as being issued or purchased at a smaller discount or at a premium, and such Securities issued or purchased at a premium would be treated as being issued or purchased at a larger premium.

     SUBSEQUENT PURCHASERS. A subsequent purchaser of a Deferred Interest Security or a subsequent purchaser of any other Security issued with OID who purchases the Security at a cost less than the remaining stated redemption price at maturity, will also be required to include in gross income for all days during his or her taxable year on which such Security is held, the sum of the daily portions of OID on the Security. In computing the daily portions of OID with respect to a Security for such a subsequent purchaser, however, the daily portion for any day shall be reduced by the amount that would be the daily portion for such day (computed in accordance with the rules set forth above) multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such holder for the Security exceeds its adjusted issue price (the "acquisition premium"), and the denominator of which is the amount by which the remaining stated redemption price at maturity exceeds the adjusted issue price.

PREMIUM

     A holder who purchases a Security at a cost greater than its stated redemption price at maturity generally will be considered to have purchased the Security at a premium, which it may elect to amortize as an offset to

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

interest income on such Security (and not as a separate deduction item) on a constant yield method. Under the applicable Treasury regulations, bond premium is to be accrued on a constant yield basis similar to OID. Accordingly, it appears that the accrual of premium on a Class of Securities of a Series will be calculated using the prepayment assumption used in pricing such Class. If a holder makes an election to amortize premium on a Security, such election will apply to all taxable debt instruments (including all FASIT regular interests) held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for the Securities should consult their tax advisers regarding the election to amortize premium and the method to be employed.

ELECTION TO TREAT ALL INTEREST AS ORIGINAL ISSUE DISCOUNT

     The OID Regulations permit a holder of a Security to elect to accrue all interest, discount (including de minimis market or OID) and premium in income as interest, based on a constant yield method for the Securities. If such an election were to be made with respect to a Security with market discount, the holder of the Security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such holder of the Securities acquires during the year of the election or thereafter. Similarly, a holder of a Security that makes this election for a Security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such holder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a Security is irrevocable.

REALIZED LOSSES

     Securityholders generally are required to accrue interest and OID with respect to the Securities without giving effect to any reductions in distributions attributable to defaults or delinquencies on the Mortgage Collateral until it can be established that any such reductions ultimately will not be recoverable. Although a holder of a Security will eventually be entitled to recognize a loss or reduce income attributable to the Securities if distribution reductions are ultimately not recovered, the law is unclear with respect to the timing and the character thereof and mismatches may result that further compound the economic losses associated with reduced distributions on the Securities.

SALE OR REDEMPTION

     If a Security is sold, the seller will recognize gain or loss equal to the difference between the amount realized on the sale and the seller's adjusted basis in the Security. Such adjusted basis generally will equal the cost of the Security to the seller, increased by any OID and market discount included in the seller's gross income with respect to the Security and reduced by payments, other than payments of qualified stated interest, previously received by the seller and by any amortized premium. If a Securityholder is a bank, thrift or similar institution described in Section 582(c) of the Code, gain or loss realized on the sale or exchange of a Security will be taxable as ordinary income or loss. Any such gain or loss recognized by any other seller will be capital gain or loss, provided that the Security is held by the seller as a "capital asset" (generally, property held for investment) within the meaning of Code Section 1221.

MARKET DISCOUNT

     The Securities are subject to the market discount provisions of Code Sections 1276 through 1278. These rules provide that if a subsequent holder of a Security purchases it at a market discount, some or all of any principal payment or of any gain recognized upon the disposition of the Security will be taxable as ordinary interest income. Market discount on a Security means the excess, if any, of (1) the sum of its issue price and the aggregate amount of OID includible in the gross income of all holders of the Security prior to the acquisition by the subsequent holder (presumably adjusted to reflect prior principal payments), over (2) the price paid by the holder for the Security. Market discount on a Security will be considered to be zero if such discount is less than .25% of the stated redemption price at maturity of such Security multiplied by its weighted average life, which presumably would be calculated in a manner similar to weighted average life (described above), taking into account distributions (including prepayments) prior to the date of acquisition of such Security by the subsequent purchaser. If market discount on a Security is treated as zero under this rule, the actual amount of such discount must be allocated to the remaining principal distributions on such Security and when each such distribution is made, gain equal to the discount allocated to such distribution will be recognized.

     Any principal payment (whether a scheduled payment or a prepayment) or any gain on the disposition of a market discount bond is to be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment or disposition. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the Securities is to be reduced by the amount so treated as ordinary income.

     The Code grants authority to the U.S. Treasury to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the U.S. Treasury, certain rules described in the legislative history accompanying the Tax Reform Act of 1986 will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or using one of the following methods. For bonds issued with OID, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount, multiplied by (ii) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period. For bonds issued without OID, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount, multiplied by (ii) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period. For purposes of calculating market discount under any of the above methods in the case of instruments (such as the Securities) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of OID shall apply. Regulations are to provide similar rules for computing the accrual of amortizable bond premium on instruments payable in more than one principal installment. As an alternative to the inclusion of market discount in income on the foregoing basis, the holder may elect to include such market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter. In addition, accrual method holders may elect to accrue all interest on a Security, including de minimis OID and market discount and as adjusted by any premium, under a constant yield method.

     A subsequent holder of a Security who acquired the Security at a market discount also may be required to defer, until the maturity date of the Security or the earlier disposition of the Security in a taxable transaction, the deduction of a portion of the amount of interest that the holder paid or accrued during the taxable year on indebtedness incurred or maintained to purchase or carry the Security in excess of the aggregate amount of interest (including OID) includible in his or her gross income for the taxable year with respect to such Security. The amount of such net interest expense deferred in a taxable year may not exceed the amount of market discount accrued on the Security for the days during the taxable year on which the subsequent holder held the Security, and the amount of such deferred deduction to be taken into account in the taxable year in which the Security is disposed of in a transaction in which gain or loss is not recognized in whole or in part is limited to the amount of gain recognized on the disposition. This deferral rule does not apply to a holder that elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter.

     Because the regulations described above with respect to market discounts and premiums have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a Security purchased at a discount or premium in the secondary market.

WITHHOLDING WITH RESPECT TO CERTAIN FOREIGN INVESTORS

     Interest and OID income received with respect to the Securities by Securityholders who are nonresident alien individuals, foreign corporations or other non-United States persons unrelated to the Issuer ("foreign persons") generally will not be subject to the 30% withholding tax imposed by Code Sections 1441 and 1442 on certain income of foreign persons, provided the procedural requirements of Code Section 871(h)(5) are met.

     The 30% withholding tax will apply, however, in certain situations where contingent interest is paid or the IRS determines that withholding is required in order to prevent tax evasion by United States persons. If the 30% withholding tax is applicable, interest payments made to Securityholders who are foreign persons will be subject to withholding. In addition, a tax equal to 30% of the OID accrued with respect to a Security since the last payment of interest thereon will be withheld from each interest payment made to a foreign person. The Code provides, for purposes of determining the amount of OID subject to the withholding tax on foreign persons, that OID shall accrue at a constant interest rate pursuant to the rules applicable to United States persons described above.

     Securityholders to whom withholding with respect to foreign persons applies also will be subject to a 30% tax on a portion of the gain, if any, recognized upon the payment by the Issuer of principal on a Security or upon the sale or exchange of a Security. Code Sections 871 and 881 provide, for purposes of determining the amount of OID subject to the withholding tax, that the 30% tax will apply to the amount of gain not in excess of the OID that accrued, on a constant interest basis, while the foreign person held the Security (reduced by the accrued OID on account of which the tax had already been withheld).

     The 30% withholding tax imposed on a foreign person may be subject to reduction or elimination under applicable tax treaties and does not apply if the interest, OID or gain treated as ordinary income, as the case may be, is effectively connected with the conduct by such foreign person of a trade or business within the United States. Foreign persons who hold a Security should consult their tax advisors regarding their qualification for reduced rate of, or exemption from, withholding and the procedure for obtaining such a reduction or exemption.

BACKUP WITHHOLDING

     Federal income tax law provides for "backup withholding" of tax at a rate of 31% in certain circumstances on "reportable payments," which include payments of principal, interest and OID (determined in any case as if the Securityholder were the original holder of the Security), but not market discount, on a Security and of the proceeds of the disposition of a Security. Persons subject to the requirement to backup withhold include, in certain circumstances, the Issuer, the paying agent of the Issuer, a person who collects a payment of interest or OID as a custodian or nominee on behalf of the Securityholder, and a "broker" (as defined in applicable Treasury regulations) through which the Securityholder receives the proceeds of the retirement or other disposition of a Security. Backup withholding applies only if the Securityholder, among other things, (1) fails to furnish a social security number or other taxpayer identification number ("TIN") to the person subject to the requirement to backup withhold, (2) furnishes an incorrect TIN to such person, (3) fails to report properly interest or dividends or (4) under certain circumstances, fails to provide to such person a certified statement, signed under penalty of perjury, that the TIN furnished is the correct number and that such Securityholder is not subject to backup withholding.

     Backup withholding will not apply, however, with respect to certain payments made to Securityholders, including payments to certain exempt recipients (such as corporations and tax-exempt organizations) and to certain foreign persons. Securityholders should consult their tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining such an exemption.

     Each Issuer will report to the Securityholders and the IRS for each calendar year the amount of any "reportable payments" by the Issuer during such year and the amount of tax withheld, if any, with respect to payments on the Securities issued by it.

     DUE TO THE COMPLEXITY OF THE FEDERAL INCOME TAX RULES APPLICABLE TO SECURITYHOLDERS AND THE CONSIDERABLE UNCERTAINTY THAT EXISTS WITH RESPECT TO MANY ASPECTS OF THOSE RULES, POTENTIAL INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF THE SECURITIES.

                            STATE TAX CONSIDERATIONS

     In addition to the federal income tax consequences described above under "FEDERAL INCOME TAX CONSEQUENCES," potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the Securities. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisors with respect to the various state tax consequences of an investment in the Securities.

                                LEGAL INVESTMENT

     The Prospectus Supplement for each Series of Bonds will specify which, if any, of the Classes of Securities offered thereby will constitute "mortgage related securities" for purposes of SMMEA. Classes of Securities that qualify as "mortgage related securities" will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any such entities. Under SMMEA, if a state enacts legislation prior to October 4, 1991 specifically limiting the legal investment authority of any of such entities with respect to "mortgage related securities," the Securities will constitute legal investments for entities subject to such legislation only to the extent provided therein. Approximately twenty-one states adopted such legislation prior to the October 4, 1991 deadline. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in Securities, or require the sale or other disposition of Securities, so long as such contractual commitment was made or such Securities were acquired prior to the enactment of such legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in Securities without limitations as to the percentage of their assets represented thereby, federal credit unions may invest in mortgage related securities, and national banks may purchase Securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration ("NCUA") Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities, and the NCUA's regulation "Investment and Deposit Activities" (12 C.F.R. Part 703) (whether or not the Class of Securities under consideration for purchase constitutes a "mortgage related security").

     All depository institutions considering an investment in the Securities(whether or not the Class of Securities under consideration for purchase constitutes a "mortgage related security") should review the Federal Financial Institutions Examination Council's Supervisory Policy Statement on Securities Activities (to the extent adopted by their respective regulators) (the "Policy Statement"), setting forth, in relevant part, certain securities trading and sales practices deemed unsuitable for an institution's investment portfolio, and guidelines for (and restrictions on) investing in mortgage derivative products, including "mortgage related securities" that are "high-risk mortgage securities" as defined in the Policy Statement. According to the Policy Statement, such "high-risk mortgage securities" include securities such as Securities not entitled to distributions allocated to principal or interest, or Subordinated Securities. Under the Policy Statement, it is the responsibility of each depository institution to determine, prior to purchase (and at stated intervals thereafter), whether a particular mortgage derivative product is a "high-risk mortgage security," and whether the purchase (or retention) of such a product would be consistent with the Policy Statement.

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits and provisions that may restrict or prohibit investment in securities that are not "interest bearing" or "income paying."

     There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Securities or to purchase Securities representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the Securities constitute legal investments for such investors.

                                 ERISA MATTERS

GENERAL

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA") and section 4975 of the Code impose certain restrictions on employee benefit plans subject to ERISA or plans or arrangements subject to Section 4975 of the Code ("Plans") and on persons who are parties in interest or disqualified persons ("parties in interest") with respect to such Plans. Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under section 410(d) of the Code), are not subject to the restrictions of ERISA, and assets of such plans may be invested in the Securities without regard to the ERISA considerations described below, subject to other applicable federal and state law. However, any such governmental or church plan which is qualified under section 401(a) of the Code and exempt from taxation under section 501(a) of the Code is subject to the prohibited transaction rules set forth in section 503 of the Code. Any Plan fiduciary which proposes to cause a Plan to acquire any of the Securities should consult with its counsel with respect to the potential consequences under ERISA, and the Code, of the Plan's acquisition and ownership of the Securities. Investments by Plans are also subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan.

PROHIBITED TRANSACTIONS

     GENERAL. Section 406 of ERISA prohibits parties in interest with respect to a Plan from engaging in certain transactions (including loans) involving a Plan and its assets unless a statutory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes (or, in some cases, a civil penalty may be assessed pursuant to section 502(i) of ERISA) on parties in interest which engage in non-exempt prohibited transactions.

     PLAN ASSET REGULATION. The United States Department of Labor ("Labor") has issued final regulations concerning the definition of what constitutes the assets of a Plan for purposes of ERISA and the prohibited transaction provisions of the Code (the "Plan Asset Regulation"). The Plan Asset Regulation describes the circumstances under which the assets of an entity in which a Plan invests will be considered to be "plan assets" such that any person who exercises control over such assets would be subject to ERISA's fiduciary standards. Under the Plan Asset Regulation, generally when a Plan invests in another entity's debt securities, the Plan's assets do not include, solely by reason of such investment, any of the underlying assets of the entity.

     However, the Plan Asset Regulation provides that, if a Plan acquires an "equity interest" in an entity that is neither a "publicly-offered security" (as defined therein) nor a security issued by an investment company registered under the Investment Company Act of 1940, the assets of the entity will be treated as assets of the Plan investor unless certain exceptions apply. The Plan Asset Regulations state that the underlying assets of an entity will not be considered "plan assets" if, immediately after the most recent acquisition of any equity interest in the entity, whether from the issuer or an underwriter, less than twenty-five percent (25%) of the value of each class of equity interest is held by "benefit plan investors," individual retirement accounts, and other employee benefit plans not subject to ERISA (for example, governmental plans). If the Securities were deemed to be equity interests and no statutory, regulatory or administrative exemption applies, the Issuer could be considered to hold plan assets by reason of a Plan's investment in the Securities. Such plan assets would include an undivided interest in any assets held by the Issuer. In such an event, the applicable Trustee and other persons, in providing services with respect to the Issuer's assets, may be parties in interest with respect to such Plans, subject to the fiduciary responsibility provisions of Title I of ERISA, including the prohibited transaction provisions of section 406 of ERISA, and section 4975 of the Code with respect to transactions involving the Issuer's assets.

     Under the Plan Asset Regulation, the term "equity interest" is defined as any interest in an entity other than an instrument that is treated as indebtedness under "applicable local law" and which has no "substantial equity features." Although the Plan Assets Regulation is silent with respect to the question of which law constitutes "applicable local law" for this purpose, Labor has stated that this determination should be made under the state law governing interpretation of the instrument in question. In the preamble to the Plan Assets Regulation, Labor declined to provide a precise definition of what features are equity features or the circumstances under which such features would be considered "substantial," noting that the question of whether a plan's interest has substantial equity features is an inherently factual one, but that in making a determination it would be appropriate to take into account whether the equity features are such that a Plan's investment would be a practical vehicle for the indirect provision of investment management services. If the Securities are deemed to be equity interests in the Issuer and no statutory, regulatory or administrative exemption applies, the Issuer could be considered to hold plan assets by reason of a Plan's investment in the Securities. Those exemptions potentially include Prohibited Transaction Class Exemption ("PTCE") 90-1, regarding investments by insurance company pooled separate accounts, PTCE 91-38, regarding investments by bank collective investment funds, PTCE 84-14, regarding transactions effected by a "qualified professional asset manager," PTCE 95-60, regarding investments by insurance company general accounts, or PTCE 96-23, regarding transactions effected by an "in house asset manager".

     REVIEW BY PLAN FIDUCIARIES. Any Plan fiduciary considering whether to purchase any Securities on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment. Among other things, before purchasing any Securities, a fiduciary of a Plan should make its own determination as to whether the Issuer, as issuer of the Securities, is a party in interest with respect to the Plan, the availability of the exemptive relief provided in the Plan Asset Regulations and the availability of any other prohibited transaction exemptions. The Prospectus Supplement for each Series of Securities will discuss the potential applicability of ERISA and Section 4975 of the Code, the availability of exemptions therefrom and any limitations on investment in any Class of such Securities by Plans.

                                    RATINGS

     It is a condition to the issuance of the Securities of each Series offered hereby and by the Prospectus Supplement that they shall have been rated in one of the four highest (two highest if such Securities are Certificates) rating categories by the nationally recognized statistical rating agency or agencies (each, a "Rating Agency") specified in the related Prospectus Supplement.

     Any such rating would be based on, among other things, the adequacy of the value of the Mortgage Collateral supporting a Series of Securities and any credit enhancement with respect to such Class and will reflect such Rating Agency's assessment solely of the likelihood that holders of a Class of Securities will receive payments to which such Securityholders are entitled under the related Security. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related Mortgage Collateral will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the Series of Securities. Such rating should not be deemed a recommendation to purchase, hold or sell Securities, inasmuch as it does not address market price or suitability for a particular investor. Each security rating should be evaluated independently of any other security rating. Such rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

     There is also no assurance that any such rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the applicable Rating Agency in the future if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the Mortgage Collateral securing a Series of Securities or any credit enhancement with respect to a Series of Securities, such rating might also be lowered or withdrawn among other reasons, because of an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of such credit enhancement provider's long term debt.

     The amount, type and nature of credit enhancement, if any, established with respect to a Series of Securities will be determined on the basis of criteria established by each Rating Agency rating Classes of such Series of Securities. Such criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. Such analysis is often the basis upon which each Rating Agency determines the amount of credit enhancement required with respect to each such Class. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of Mortgage Collateral. No assurance can be given that values of any Mortgaged Properties or mortgaged properties securing the mortgage loans underlying any Agency Securities, as the case may be, have remained or will remain at their levels on the respective dates of origination of the related mortgage loans. If the residential real estate markets should experience an overall decline in property values such that the outstanding principal balances of the Mortgage Collateral securing a particular Series of Securities and any secondary financing on the related Mortgaged Properties become equal to or greater than the value of the Mortgaged Properties or mortgaged properties securing the mortgage loans underlying any Agency Securities, as the case may be, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Mortgage Collateral and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any Mortgage Collateral securing a particular Series of Securities. To the extent that such losses are not covered by credit enhancement, such losses will be borne, at least in part, by the holders of one or more Classes of Securities.

                              PLAN OF DISTRIBUTION

     The Issuer may sell the Securities offered hereby either directly or through an underwriter or underwriters or through underwriting syndicates managed by an underwriter or underwriters. The Prospectus Supplement for each Series will set forth the terms of the offering of such Series and of each Class within such Series, including the name or names of the underwriters, the proceeds to and their use by the Issuer, and either the initial public offering price, the discounts and commissions to the underwriters and any discounts or concessions allowed or reallowed to certain dealers or the method by which the price at which the underwriters will sell the Securities will be determined.

     The Securities of a Series may be acquired by underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of any underwriters will be subject to certain conditions precedent, and such underwriters will be severally obligated to purchase all the Securities of a Series described in the related Prospectus Supplement, if any are purchased. If Securities of a Series are offered other than through underwriters, the related Prospectus Supplement will contain information regarding the nature of such offering and any agreements to be entered into between the Issuer and purchasers of Securities of such Series.

     AmREIT or other affiliate of the Issuer may purchase Securities and pledge them to secure indebtedness or, together with its pledgees, donees, transferees or other successors in interest, sell the Securities, from time to time, either directly or through one or more underwriters, underwriting syndicates or designated agents.

     The place and time of delivery for the Securities of a Series in respect of which this Prospectus is delivered will be set forth in the related Prospectus Supplement.

                                 LEGAL MATTERS

     The validity of the Bonds will be passed upon for the Issuer by Tobin & Tobin, a professional corporation, San Francisco, California. Certain tax matters will be passed upon by Jeffers, Wilson, Shaff & Falk, LLP, California. Brown & Wood LLP, Washington, D.C., will act as counsel for the underwriters.

                          INDEX OF CERTAIN DEFINITIONS

     Set forth below is a list of certain terms used in this Prospectus, together with the pages on which the terms are defined herein.

                                                                  PAGE
                                                                  ----
Accretion Directed..........................................             47
Accrual Period..............................................             88
Advance.....................................................             15
Agency Securities...........................................       Cover, 4
Agreements..................................................      4, 27, 42
AmREIT......................................................   Cover, 5, 27
Applicable Trustee..........................................              3
Acquisition Premium.........................................             88
Available Funds.............................................             43
Balloon payments............................................          9, 30
Bankruptcy Bond.............................................         13, 57
Belgian Cooperative.........................................             52
Beneficial owner............................................             51
Bond Account................................................             11
Bond Issuer.................................................             27
Bond Trustee................................................          4, 27
Bondholders.................................................              4
Bonds.......................................................       Cover, 4
Book-Entry Securities.......................................             51
Buydown Fund................................................             31
Buydown Loans...............................................             31
Capitalized Interest Account................................             41
CEDEL Participants..........................................             52
CERCLA......................................................         21, 80
Certificate Issuer..........................................             27
Certificate Trustee.........................................          4, 27
Certificateholders..........................................              4
Certificates................................................              4
Class Security Balance......................................             43
Closing Date................................................             11
Code........................................................      5, 27, 83
Collateral..................................................             28
Commission..................................................              2
Companion Classes...........................................             48
Company.....................................................   Cover, 5, 27
Component Securities........................................             47
Controlling Class...........................................             70
Conventional Loans..........................................             46
Cooperative Loans...........................................          8, 31
Cooperatives................................................          8, 31
Correspondents..............................................             32
Cut-off Date................................................             13
Cut-off Date Principal Balance..............................             42
Deferred Interest Securities................................             44

                                                                  PAGE
                                                                  ----
Definitive Security.........................................             51
Depositor...................................................   Cover, 5, 27
Detailed Description........................................             29
Distribution Account........................................             11
Distribution Account Deposit Date...........................         11, 39
Distribution Date...........................................              6
DTC.........................................................         22, 51
Eligible Account............................................             64
Eligible Corporations.......................................             85
Eligible Substitute Mortgage Loan...........................             34
EPA.........................................................             80
ERISA.......................................................         17, 93
Euroclear Operator..........................................             52
Euroclear Participants......................................             52
European Depositaries.......................................             51
Event of Default............................................             71
Excess Spread...............................................             59
Exchange Act................................................              3
FASIT.......................................................      Cover, 84
FASIT Provisions............................................             84
FASIT Qualification Test....................................             84
FHA Loans...................................................             35
FHLMC.......................................................       Cover, 4
FHLMC Act...................................................             37
FHLMC Certificates..........................................         10, 34
FICO........................................................             61
Financial Intermediary......................................             51
Fixed Rate Mortgage Loans...................................              4
Floating Rate Mortgage Loans................................              4
FNMA........................................................       Cover, 4
FNMA Certificates...........................................         10, 34
Foreign persons.............................................             90
Funding Period..............................................         12, 25
Garn-St Germain Act.........................................             81
GNMA........................................................       Cover, 4
GNMA Certificates...........................................         10, 34
GNMA I Certificate..........................................             35
GNMA II Certificate.........................................             35
GNMA Issuer.................................................             35
Guaranteed Mortgage Pass-Through Certificates...............         10, 34
Guaranty Agreement..........................................             35
Housing Act.................................................             35
Indenture...................................................     27, 41, 63
Insurance Proceeds..........................................             28
Interest Only...............................................             47
IO..........................................................             84
IRS.........................................................             86
Issuer......................................................      Cover, 26

                                                                  PAGE
                                                                  ----
L/C Bank....................................................         14, 58
L/C Percentage..............................................             58
Labor.......................................................             93
Liquidated Mortgage.........................................             66
Liquidation Proceeds........................................             28
Lockout periods.............................................         10, 30
Master Servicer.............................................              5
Master Servicing Agreement..................................          5, 63
Master Servicing Fee........................................             66
Mixed Use Mortgage Loans....................................              8
Moody's.....................................................             40
Morgan......................................................             52
Mortgage Collateral.........................................       Cover, 4
Mortgage Loans..............................................       Cover, 4
Mortgage Note...............................................              9
Mortgage Pool Insurance Policy..............................         13, 55
Mortgage Rate...............................................           6, 9
Mortgaged Property..........................................         10, 29
Mortgagor...................................................             62
Multifamily Mortgage Loans..................................              8
NCUA........................................................             92
Offered Securities..........................................              2
OID.........................................................         16, 86
OID Regulations.............................................             83
PACs........................................................             48
Parties in interest.........................................         17, 93
Permitted Investments.......................................             40
Plan Asset Regulation.......................................             93
Plans.......................................................         17, 93
Policy Statement............................................             92
Pool Insurer................................................             55
Pre-Funded Amount...........................................             25
Pre-Funding Account.........................................         12, 25
Primary Mortgage Insurance Policy...........................             30
Principal Prepayments.......................................             44
PTCE........................................................             94
Purchase Price..............................................             62
Qualified REIT subsidiary...................................             83
Rating Agency...............................................             94
RCRA........................................................             80
Record Date.................................................             42
REIT........................................................             16
Relevant Depositary.........................................             51
Relief Act..................................................             82
REMIC.......................................................             83
Remittance Date.............................................             30
Replacement Mortgage Loan...................................             34
Reserve Account.............................................             43

                                                                  PAGE
                                                                  ----
Reserve Fund................................................             55
Retained Interest...........................................             42
Rules.......................................................             51
Secured Creditor Exclusion..................................             80
Security Distribution Amount................................             11
Security Insurance Policy...................................             14
Security Owners.............................................             51
Security Register...........................................             43
Securities..................................................          Cover
Securities Act..............................................              2
Seller......................................................             27
Senior Securities...........................................           4, 6
Senior Securityholders......................................         12, 54
Senior Liens................................................             31
Servicer....................................................          5, 63
Servicers...................................................             34
Servicing Agreement.........................................             63
Servicing Default...........................................             69
Single-Family Mortgage Loans................................              8
SMMEA.......................................................             17
Special Hazard Insurance Policy.............................             13
Special Hazard Insurer......................................             56
Special Servicer............................................              5
Special Servicing Agreement.................................             68
Stand-by Master Servicer....................................             68
Subordinated Securities.....................................           4, 6
Subordinated Securityholders................................         12, 54
Subsequent Mortgage Collateral..............................             25
Substitute Collateral.......................................             39
Successor Master Servicer...................................             68
TACs........................................................             49
Tax Prepayment Assumption...................................             87
Terms and Conditions........................................             53
TIN.........................................................             91
Title V.....................................................             82
TMP.........................................................             83
Trust Agreement.............................................         27, 41
Trust Fund..................................................             83
Trust Fund Assets...........................................          Cover
UCC.........................................................             76
VA Loans....................................................             35
Weighted Average Life.......................................             20

================================================================================

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES OFFERED HEREBY NOR AN OFFER OF SUCH SECURITIES TO ANY PERSON IN ANY STATE OR OTHER JURISDICTION IN WHICH SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THEIR DATES.
                            ------------------------

                               TABLE OF CONTENTS
                             PROSPECTUS SUPPLEMENT

                                        PAGE
                                        ----
Summary of Terms......................   S-5
Risk Factors..........................  S-16
Use of Proceeds.......................  S-20
Trust Fund Assets.....................  S-20
Description of the Certificates.......  S-35
Description of the Underlying Bond....  S-51
Prepayment and Yield Considerations...  S-53
Servicing of the Mortgage Loans.......  S-59
Federal Income Tax Consequences.......  S-64
ERISA Matters.........................  S-65
Underwriting..........................  S-66
Legal Matters.........................  S-67
Ratings...............................  S-67
Index to Defined Terms................  S-68
                 Prospectus
Prospectus Supplement.................     2
Available Information.................     2
Incorporation of Certain Documents by
  Reference...........................     3
Summary...............................     4
Risk Factors..........................    18
Introduction..........................    27
Use of Proceeds.......................    28
Trust Fund Assets.....................    28
Description of the Securities.........    41
Credit Enhancement....................    54
Mortgage Loan Program.................    60
Servicing of the Mortgage Loans.......    63
The Agreements........................    70
Certain Legal Aspects of Mortgage
  Loans...............................    73
Federal Income Tax Consequences.......    82
State Tax Considerations..............    92
Legal Investment......................    92
ERISA Matters.........................    93
Ratings...............................    94
Plan of Distribution..................    95
Legal Matters.........................    96
Index of Certain Definitions..........    97

================================================================================

================================================================================

                                  $422,092,000
                                 (APPROXIMATE)

                                     [LOGO]

              AMERICAN RESIDENTIAL EAGLE CERTIFICATE TRUST 1998-1,
                               CERTIFICATE ISSUER

                                MORTGAGE-BACKED
                             CALLABLE CERTIFICATES,
                                 SERIES 1998-1

                            NORWEST BANK MINNESOTA,
                             NATIONAL ASSOCIATION,
                                MASTER SERVICER

                            ------------------------
                             PROSPECTUS SUPPLEMENT
                                 June 15, 1998
                            ------------------------

                                LEHMAN BROTHERS
================================================================================